                                                                   Exhibit 4.3

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       TO

                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO

                                     TRUSTEE

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of April 1, 1949

                       Establishing First Mortgage Bonds,
                               3% Series, Due 1974

                                  TABLE OF CONTENTS*

                                          OF

                             THIRD SUPPLEMENTAL INDENTURE

                                          OF

                          INDIANAPOLIS POWER & LIGHT COMPANY

                  Part I     Real Property in the County of Marion,

Sec. 2  Designation of fourth series of bonds as "3% Series,
             Due 1974" and kinds and denominations thereof.....................9

        Designation of American National Bank and Trust Company
            of Chicago as paying agent........................................10
        General Redemption Prices of bonds of 3% Series,
            Due 1974..........................................................10
        Special Redemption Prices of bonds of 3% Series,

Sec. 7  Compliance with Section 47 of Original Mortgage with

Sec. 20 Terms, provisions and conditions of Original Mortgage

*    Table of  Contents  is not part of the  Third  Supplemental  Indenture  and should not be  considered  as such.  It is  included  only for  purposes of convenient reference.

     THIS  THIRD  SUPPLEMENTAL  INDENTURE,  dated as of April 1,  1949,  between
INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the State of  Indiana, hereinafter  sometimes  called  the  "Company",  party of the  first  part,  and
AMERICAN  NATIONAL  BANK AND  TRUST  COMPANY  OF  CHICAGO,  a  national  banking association,  hereinafter  sometimes  called the "Trustee",  party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called  the  "Original  Mortgage"  when  referred  to as  existing  prior to any supplement  thereto,  and the  "Mortgage"  when referred to as now or heretofore supplemented)  dated as of May 1, 1940, made to said American  National Bank and
Trust Company of Chicago,  as Trustee, to secure the payment of the bonds issued from time to time under the  Mortgage  for the  purposes  of and  subject to the limitations  specified in the  Mortgage,  and to secure the  performance  of the covenants  therein  contained,  conveyed to the Trustee  thereunder upon certain trusts,  terms and  conditions,  and with and  subject to certain  provisos  and
covenants  therein  contained,  all  and  singular  the  property,   rights  and
franchises which the Company then owned or should thereafter acquire,  excepting the property  expressly  excepted by the terms of the  Original  Mortgage or any indenture  supplemental  thereto, to which Original Mortgage reference is hereby made for greater certainty; and

     WHEREAS,  the company has  heretofore  executed and delivered and there are now issued and  outstanding  under the Mortgage,  bonds of a series entitled and designated  "First  Mortgage  Bonds, 3 1/4% Series,  due 1970", in the aggregate principal amount of $32,000,000; and

     WHEREAS,  Section 8 of the Original  Mortgage  provides  that the form each series of bonds  (other  than the  aforesaid  3 1/4%  Series  due  1970)  issued thereunder and of the coupons to be attached to the coupon bonds of such series, shall  be  established  by  an  indenture  supplemental  thereto  authorized  by resolution  of the Board of Directors of the Company,  and that the form of each series, as established by the Board of Directors,  shall specify the descriptive title of the bonds and various  other terms  thereof,  and may also contain such other  provisions as the Board of Directors may, in its discretion,  cause to be inserted therein  expressing or referring to the terms and conditions upon which such bonds are to be issued  and  secured  under the  Original  Mortgage  or any indenture supplemental thereto; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a
First  Supplemental  Indenture,  dated  as of May 1,  1942,  providing  for  the creation, establishment,  execution, authentication,  delivery and issuance of a second  series of First  Mortgage  Bonds,  unlimited as to amount,  to be issued under and  secured  by the  Mortgage,  and  entitled  and  designated  as "First
Mortgage  Bonds, 3% Series,  due 1970," and the Company has heretofore  executed and  delivered  and there  are now  issued  and  outstanding  thereunder,  First
Mortgage  Bonds, 3% Series,  due 1970,  dated May 1, 1942 and maturing on May 1,
1970, in the aggregate principal amount of $2,000,000; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a
Second Supplemental  Indenture,  dated as of February 1, 1948, providing for the creation, establishment,  execution, authentication,  delivery and issuance of a third series of First Mortgage Bonds, unlimited as to amount, to be issued under and secured by the  Mortgage,  and entitled and  designated  as "First  Mortgage
Bonds,  3 1/8% Series,  Due 1973," and the Company has  heretofore  executed and delivered and there are now issued and  outstanding  thereunder,  First Mortgage
Bonds, 3 1/8% Series,  Due 1973, dated February 1, 1948 and maturing on February
1, 1973, in the aggregate principal amount of $8,000,000; and

     WHEREAS,   the  Company   now   desires  to  provide   for  the   creation,
establishment,  execution,  authentication,  delivery  and  issuance  under  the
Mortgage  of bonds of a fourth  series  to be  entitled  and  designated  "First
Mortgage Bonds, 3% Series, Due 1974" (the bonds of said series being hereinafter sometimes  referred to as "1974  Bonds") of the  aggregate  principal  amount of
$8,000,000; and

     WHEREAS, all things necessary to make the 1974 Bonds hereinafter described, when duly executed and issued by the Company and  authenticated  by the Trustee, valid,  binding and legal  obligations  of the  Company,  and to make this Third
Supplemental  Indenture  a  valid  and  binding  agreement  supplemental  to the
Original Mortgage, have been done and performed; and

     WHEREAS,   the  execution  and  delivery  by  the  Company  of  this  Third
Supplemental  Indenture,  and the  terms  of the  1974  Bonds,  have  been  duly authorized by the Board of Directors of the Company by  appropriate  resolutions of said Board; and

     WHEREAS,  it is provided in and by the Original  Mortgage  that the Company will execute and deliver such  further  instruments  and do such further acts as may be  necessary  or proper to carry out more  effectually  the purposes of the
Mortgage,  and to make  subject  to the lien  thereof  any  property  thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS,  the Company has,  since the date of execution and delivery of the
Original  Mortgage,   purchased  and  acquired  the  properties  and  franchises hereinafter  described  and  desires by this  Third  Supplemental  Indenture  to specifically  convey to the Trustee such property and  franchises for the better protection  and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

     NOW,  THEREFORE,  THIS INDENTURE  WITNESSETH  that, in consideration of the premises and of the  acceptance  or purchase of the 1974 Bonds by the holders or registered  owners  thereof,  and of the sum of one dollar,  lawful money of the
United  States of America,  to the Company duly paid by the Trustee at or before the execution  and delivery of this Third  Supplemental  Indenture,  the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively,  have entered into, executed and delivered this Third Supplemental Indenture,  for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted,  bargained,  sold, released,  conveyed, assigned, transferred,  mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge,  set over and confirm (subject,  however,  to permitted  encumbrances as defined in the Original  Mortgage),  unto said American  National Bank and Trust
Company of Chicago,  as Trustee,  as herein provided,  and its successors in the trusts declared in the Original Mortgage and herein, all of the property,  real, personal  and mixed,  tangible  and  intangible,  of every kind,  character  and description  which the Company has acquired  since the execution and delivery of the  Original  Mortgage and now owns  (except  property,  rights and assets of a character  similar to the property  that is excluded from the lien and operation of the  Mortgage  by  the  Granting  Clauses  of the  Original  Mortgage,  which property,  rights and assets are  excluded  from the lien and  operation  of the
Mortgage only to the extent provided  therein),  including but without otherwise limiting the generality of the foregoing, the following described properties all located within the State of Indiana;

                                     PART I.

                     REAL PROPERTY IN THE COUNTY OF MARION,
                                STATE OF INDIANA.

     All the right,  title and  interest of the Company in and to the  following described and number parcels or tracts of land acquired by the Company after May
1, 1940, the date of the Original Mortgage,  and situate in the County of Marion in the State of Indiana, together will all buildings, structures,  improvements, machinery,  and equipment of every  description now or hereafter affixed thereto or stationed thereon or appertaining thereto, to-wit:

                                 PARCEL NO. 128.

     A strip of ground of the uniform width of 80.3 feet, measured from North to
South taken by parallel lines off the north end of Lot Numbered  Sixty-four (64)
in Arlington Heights,  Third Section,  and Addition to the City of Indianapolis,
the plat of which is  recorded  in Plat  Book 19 page 20,  in the  office of the
Recorder of Marion County, Indiana.
     Subject,  however,  to the  rights  of the  State  of  Indiana  granted  by instrument recorded in Deed Record 1088 page 43 in the office of the Recorder of
Marion County, Indiana.

                                 PARCEL NO. 129.

     Lot 26 and  part  of Lot 27 in  Edith  Francis'  Addition  to the  City  of
Indianapolis, as per plat thereof, recorded in Plat Book 6 page 33 in the Office of the  Recorder  of Marion  County,  Indiana,  said  part of Lot 27 being  more particularly described as follows, to-wit: Beginning at the south east corner of
Lot 26, running thence west 130 feet,  thence south 22 1/2 feet, thence east 130 feet, thence north 22 1/2 feet to the place of beginning.

                                 PARCEL NO. 130.

     Part of the  southeast  quarter of the  northeast  quarter  of Section  28,
Township 15 north,  Range 3 east  described as follows:  Beginning at a point in the south line of, and 260 feet west of the southeast  corner of, said southeast quarter,  said point being immediately west of the levee in the southeast corner of said southeast  quarter,  thence  northeasterly  and parallel with said levee
848.82 feet to a point in the east line of said  southeast  quarter,  said point being 804 feet north of the southeast corner of said southeast  quarter measured along the east line of said southeast quarter,  thence north along the east line of said  southeast  quarter  to the  center  line of White  River,  thence  in a southwesterly  direction  along the center line of White River to the south line of said  southeast  quarter,  thence east along the south line of said southeast quarter to the place of beginning.

                                 PARCEL NO. 131.

     A tract of land located in Section 2,  Township 15 North,  Range 3 East, in the City of Indianapolis, Marion County, Indiana, more particularly described as follows:
     Beginning  at the  intersection  of the east  property  line of  Geisendorf
Street  and the  south  property  line of  Market  Street,  as now  located,  in
Indianapolis,  and running thence in a southeasterly direction, on and along the south property line of Market Street, as now located,  a distance of 75.38 feet, more or less,  to a point on the south  property line of Market Street and which point is the  northwest  corner of Lot 17 in  Chandler  and Taylor  Subdivision;
thence,  in a  southerly  direction  on a line  making an  interior  angle of 90 degrees with the south line of Market Street, a distance of 223.30 feet, more or less,  to a point  on the  north  property  line of  Washington  Avenue,  as now located;  thence,  in a  northwesterly  direction  and on and  along  the  north property line of Washington Avenue, as now located, which line makes an interior angle of 82 degrees 10 minutes  with the last  described  course,  a distance of
67.62 feet,  more or less,  to the  intersection  of the north  property line of
Washington  Avenue  and the east  property  line of  Geisendorf  Street,  as now located; thence, in a northerly direction on and along the east property line of
Geisendorf  Street, as now located,  which line makes an interior angle with the last  described  course of 100 degrees 04 minutes,  a distance of 214.45 feet to the point of beginning. Said tract contains 15,555 square feet, more or less.
     Also,  a tract of land  located in Section 2,  Township  15 North,  Range 3
East, in the City of Indianapolis,  Marion County,  Indiana,  more  particularly described as follows:
     Beginning at the  intersection  of the north property line of Market Street and the east property line of Geisendorf Street, as now located,  in the City of
Indianapolis,  and running thence north, 2 degrees 48 minutes east, on and along the east  property  line of  Geisendorf  Street,  as now located,  a distance of
402.70 feet,  more or less,  to a point  established  by a stone set on the east property line of Geisendorf Street;  thence south, 80 degrees 26 minutes east, a distance of 127.70 feet, more or less, to a point  established by a stone set on the west property line of Bright Street, as now located; thence south, 2 degrees
38  minutes  west,  on and along the west  property  line of  Bright  Street,  a distance of 52.93 feet,  more or less, to a point  established by a stone set on the west property  line of Bright  Street;  thence south,  83 degrees 44 minutes east,  a distance of 89.94 feet to a point;  thence  south,  1 degree 31 minutes east, a distance of 338.20 feet,  more or less, to a point on the north property line of Market Street, as now located; thence north, 85 degrees 19 minutes west, on and  along the  north  property  line of Market  Street,  as now  located,  a distance of 242.32 feet,  more or less,  to the place of  beginning.  Said tract contains 85,000 square feet, more or less.
     Subject  to certain  easements  reserved  by  grantor,  Indianapolis  Water
Company,  in Deed  recorded  in Deed  Record  1324 Page 333 in the office of the
Recorder  of  Marion   County,   Indiana,   and  subject   further  to  railroad
rights-of-way.

                                 PARCEL NO. 132.

     A part of the South  Half of the South  Half of the  Southwest  Quarter  of
Section 15,  Township 15 North,  Range 3 East in Marion  County,  Indiana,  more particularly described as follows, to-wit:
     Beginning at the point of  intersection  of the North line of the aforesaid
Half Half  Quarter  Section and the East  property  line of Belmont  Avenue said point being 69.20 feet East of the  Northwest  corner of said Half Half  Quarter
Section;  thence run East along and with the aforesaid North line 181.65 feet to the point of  intersection of said North line and the  Northwestwardly  right of way line of the  Indianapolis  Division of the P.C.C. & St. L. Railroad;  thence
Southwestwardly along and with the said Northwestwardly right of way line 240.83 feet to the  point  of  intersection  of said  right  of way  line  and the East property line of Belmont Avenue; thence northwardly along and with the said East line of Belmont Avenue 174.20 feet to the place of beginning,  containing  0.362 acres more or less.

                                    PART II.

                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric  distributing  systems of the Company acquired by it after May
1, 1940,  the date of the  Original  Mortgage,  and  located in the  Counties of
Marion,  Boone,  Hamilton,  Hancock,  Hendricks,  Morgan, and Johnson,  State of
Indiana;  and any  additions  to or  extensions  of any such plants and systems, together with the buildings,  erections,  structures,  transmission lines, power
stations,   sub-stations,   engines,  boilers,   condensers,   pumps,  turbines,
machinery,  tools,  conduits,  manholes,  insulators,  dynamos,  motors,  lamps,
cables,  wires,  poles,  towers,  cross-arms,   piers,  abutments,   switchboard
equipment,  meters, appliances,  instruments,  apparatus,  appurtenances,  maps, records, ledgers, easements,  contracts,  permits, facilities and other property or  equipment  used or provided  for use in  connection  with the  construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants,  liberties, immunities,
ordinances,   permits,  and   easements  of  the   Company  in  respect  of  the
construction, maintenance, repair and operation of said plants and systems.

                                    PART III.

                    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water  distributing  systems  acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of
Indianapolis,  Marion County, Indiana, and any additions to or extensions of any such plants and systems;  together with the  buildings,  erections,  structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments,  appliances,  apparatus,  facilities,  machinery and other  property  and  equipment  used or provided  for use in the  construction, maintenance,  repair and  operation  thereof;  and together also with all of the rights,  privileges,  rights-of-way,  franchises,  licenses,  grants, liberties, immunities,  ordinances,  permits and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems.

                                    PART IV.

                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations by or from any state, county, municipality, or other governmental authority,  acquired by the Company after May 1, 1940,  the date of the Original
Mortgage, including particularly,  but not limited to, any indeterminate permits under the Public Service  Commission  Act of the State of Indiana,  and all Acts
amendatory thereof and supplemental  thereto,  and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said  indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations,  and  of  the  indeterminate  permits,  franchises,  ordinances, licenses,  and  other  authorizations  referred  to in Part VII of the  Granting
Clauses of the Original Mortgage.

                                     PART V.

                                 OTHER PROPERTY.

     All other  property,  whether  real,  personal or mixed  (except any in the
Mortgage expressly excepted), now owned by the Company and wheresoever situated, including  (without in anywise  limiting or impairing by the  enumeration of the same the  scope  and  intent  of the  foregoing  or of any  general  description contained in the Original  Mortgage or this Third  Supplemental  Indenture)  all lands, flowage rights, water rights, flumes,  raceways,  dams, rights of way and roads; all plants for the generation of electricity by water, steam and/or other power,  power houses,  telephone  systems,  water systems,  steam heat and power
plants,  hot  water  plants,  sub-stations,   transmission  lines,  distribution
systems,  bridges,  culverts and tracks; all offices,  buildings and structures, and the equipment thereof; all machinery,  engines, boilers, dynamos,  machines, regulators, meters, transformers,  generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water,  steam heat and power,  or other purposes;  all mains and pipes,  service pipes,  fittings,  valves and  connections,  poles,  wires,  tools,  implements, apparatus,  furniture and  chattels;  all  municipal  franchises,  indeterminate permits,  and other  permits;  all lines  for the  transportation,  transmission and/or  distribution of electric current,  steam heat and power or water for any purpose,  including  towers,  poles,  wires,  cables,  pipes,  conduits  and all apparatus  for use in  connection  therewith;  all real estate,  lands,  leases, leaseholds; all contracts,  whether heat, light, power, water or street lighting
contracts;  all  easements,   servitudes,  licenses,  permits,  rights,  powers,
franchises,  privileges,  rights of way and other  rights in or relating to real estate  or the  occupancy  of the  same and  (except  as  hereinafter  or in the
Original Mortgage  expressly  excepted) all the right, title and interest of the
Company  in and to all  other  property  of any kind or nature  appertaining  to and/or used and/or  occupied  and/or  enjoyed in  connection  with any  property hereinbefore described or referred to;

     TOGETHER   WITH  all  and  singular  the   tenements,   hereditaments   and
appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof,  with the reversion and  reversions,  remainder and remainders and  (subject to the  provisions  of Section 64 of the Original  Mortgage),  the tolls, rents, revenues,  issues, earnings,  income, product and profits thereof, and all the estate,  right,  title and interest and claim whatsoever,  at law as well as in equity,  which the Company now has or may hereafter acquire in and to the aforesaid property,  indeterminate permits and franchises and every part and parcel thereof.

     SECTION 2. There shall be and is hereby  created and  established  a fourth series of bonds,  limited in aggregate  principal  amount to  $8,000,000,  to be issued  under and secured by the  Mortgage,  to be  designated  "3% Series,  Due
1974",  each of which  shall also bear the  descriptive  title  "First  Mortgage
Bond";  said bonds shall mature on April 1, 1974,  and shall be issued as coupon bonds in the denomination of One thousand dollars, registerable as to principal, and as fully  registered bonds in denominations of One thousand dollars and Five thousand  dollars  and,  at the  options  of the  Company,  in any  multiple  or multiples of Five thousand dollars; they shall bear interest from April 1, 1949, in the case of coupon  bonds,  and from the  beginning  of the current  interest period  during  which each fully  registered  bond is dated in the case of fully registered  bonds,  at the rate of three  per  centum  (3%) per  annum,  payable semi-annually,  on April 1 and  October 1 of each year;  and the  principal  of, premium, if any, and interest on each said bond shall be payable in lawful money of the United  States of  America at the office or agency of the  Company in the
City of Chicago, Illinois.
     American  National Bank and Trust  Company of Chicago is hereby  designated and  appointed  the  office  and agency of the  Company  for the  payment of the principal  of,  premium,  if any, and interest on the 1974 Bonds;  all reference herein to the office or agency of the Company  for the payment of the  principal of,  premium,  if any,  and  interest  on the 1974 Bonds  being a  reference  to
American  National  Bank and  Trust  Company  of  Chicago.  In the  event of the resignation  or  inability  to act of American  National  Bank Trust  Company of
Chicago,  then a  successor  paying  agent or  agents  in the  City of  Chicago,
Illinois, with respect to the principal of and interest on the 1974 Bonds, shall be appointed by the Board of Directors of the Company.
     1974 Bonds in coupon  form shall be dated April 1, 1949.  Fully  registered bonds of said series shall be dated as of the date of authentication,  except as otherwise provided in Section 10 of the Original Mortgage.

     Upon the  notice and in the  manner  and with the  effect  provided  in the
Mortgage  and below in this  Section 2, 1974 Bonds  shall be  redeemable  by the
Company prior to the maturity  thereof  (otherwise than through the operation of the Sinking  Fund created for the benefit of the 1974 Bonds by Section 5 of this
Indenture,  and otherwise than by the  application of moneys  deposited with the
Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent  domain or otherwise as provided in paragraph B of Section 69 of the Mortgage),  as a whole at any time, or in part from time to time, at the option of the Company,  at the following general  redemption prices
(expressed as percentages of their principal amount) respectively, to wit:

         104.500% if redeemed on or before March 31, 1950,
         104.375% if redeemed thereafter to and including March 31, 1951,
         104.250% if redeemed thereafter to and including March 31, 1952,
         104.125% if redeemed thereafter to and including March 31, 1953,
         104.000% if redeemed thereafter to and including March 31, 1954,
         103.875% if redeemed thereafter to and including March 31, 1955,
         103.750% if redeemed thereafter to and including March 31, 1956,
         103.625% if redeemed thereafter to and including March 31, 1957,
         102.750% if redeemed thereafter to and including March 31, 1958,
         102.625% if redeemed thereafter to and including March 31, 1959,
         102.500% if redeemed thereafter to and including March 31, 1960,
         102.375% if redeemed thereafter to and including March 31, 1961,
         102.250% if redeemed thereafter to and including March 31, 1962,
         102.125% if redeemed thereafter to and including March 31, 1963,
         102.000% if redeemed thereafter to and including March 31, 1964,
         101.750% if redeemed thereafter to and including March 31, 1965,
         101.250% if redeemed thereafter to and including March 31, 1966,
         101.125% if redeemed thereafter to and including March 31, 1967,
         101.000% if redeemed thereafter to and including March 31, 1968,
         100.875% if redeemed thereafter to and including March 31, 1969,
         100.750% if redeemed thereafter to and including March 31, 1970,
         100.625% if redeemed thereafter to and including March 31, 1971,
         100.500% if redeemed thereafter to and including March 31, 1972,
         100.375% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     Upon the  notice and in the  manner  and with the  effect  provided  in the
Mortgage  and below in this  Section 2, 1974 Bonds  shall be  redeemable  by the
Company prior to the maturity  thereof through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by Section 5 of this Indenture, or out of moneys deposited with the Trustee  representing the proceeds of mortgaged and pledged  property  taken by exercise of the power of eminent domain or otherwise as  provided  in  paragraph B of Section 69 of the  Mortgage,  at the  following special  redemption  prices (expressed as percentages of their principal amount)
respectively, to wit:

         101.875% if redeemed on or before March 31, 1950,
         101.750% if redeemed thereafter to and including March 31, 1951,
         101.750% if redeemed thereafter to and including March 31, 1952,
         101.625% if redeemed thereafter to and including March 31, 1953,
         101.625% if redeemed thereafter to and including March 31, 1954,
         101.625% if redeemed thereafter to and including March 31, 1955,
         101.500% if redeemed thereafter to and including March 31, 1956,
         101.500% if redeemed thereafter to and including March 31, 1957,
         101.375% if redeemed thereafter to and including March 31, 1958,
         101.375% if redeemed thereafter to and including March 31, 1959,
         101.250% if redeemed thereafter to and including March 31, 1960,
         101.250% if redeemed thereafter to and including March 31, 1961,
         101.125% if redeemed thereafter to and including March 31, 1962,
         101.125% if redeemed thereafter to and including March 31, 1963,
         101.000% if redeemed thereafter to and including March 31, 1964,
         100.875% if redeemed thereafter to and including March 31, 1965,
         100.875% if redeemed thereafter to and including March 31, 1966,
         100.750% if redeemed thereafter to and including March 31, 1967,
         100.750% if redeemed thereafter to and including March 31, 1968,
         100.625% if redeemed thereafter to and including March 31, 1969,
         100.500% if redeemed thereafter to and including March 31, 1970,
         100.500% if redeemed thereafter to and including March 31, 1971,
         100.375% if redeemed thereafter to and including March 31, 1972,
         100.250% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     The notice  required for the  redemption of the 1974 Bonds shall include at least thirty (30) days' published  notice (such  publication to be made at least once in each of four (4) successive  calendar weeks upon any secular day of each such week, which need not be the same day in each week).

     At the option of the holder,  any 1974 Bonds in coupon form, upon surrender
thereof  with  all  unmatured   coupons  and  any  matured  coupons  in  default
appertaining  thereto  at the  office or agency  of the  Company  in the City of
Chicago,  Illinois,  shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations. At the option of the registered  holder, any fully registered 1974 Bond, upon surrender thereof  at said  office  or  agency  of the  Company  together  with a  written instrument  of transfer in form  approved  by the Company  duly  executed by the registered holder or by his duly authorized attorney,  shall be exchangeable for a like aggregate  principal amount of coupon bonds of the same series,  with all unmatured  coupons and any matured  coupons in default  attached,  or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.
     The holder of any 1974 Bond in coupon form may have the  ownership  thereof registered  as to  principal on the books of the Company at the office or agency of the Company in the City of Chicago,  Illinois, and such registration noted on such  bond.  After such  registration  no  transfer  of such bond shall be valid unless  made at said office or agency by the  registered  holder in person or by his duly authorized  attorney and similarly noted on such bond; but the same may be discharged from  registration  by being in like manner  transferred to bearer and thereupon  transferability by delivery shall be restored;  but such bond may again from time to time be  registered  or  transferred  to bearer in accordance with the above  procedure.  Such  registration,  however,  shall not  affect the negotiability  of the coupons  appertaining to such bonds, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer.  Fully  registered 1974 Bonds shall also be transferable on the books of the  Company at said office or agency of the  Company by the  registered  holder thereof,  in person  or by his duly  authorized  attorney,  upon  surrender  for cancellation thereof.
     The issue of 1974 Bonds shall be limited to an aggregate  principal  amount of Eight Million Dollars ($8,000,000) and shall be made on the basis of property additions under the provisions of Article VI of the Original Mortgage.

     SECTION 3. Such coupon 1974 Bonds, coupons and fully registered 1974 Bonds, and  the  Trustee's  certificate  thereon,  shall  be in  the  following  forms, respectively:

                              (Form of Coupon Bond)

                       INDIANAPOLIS POWER & LIGHT COMPANY

                    First Mortgage Bond, 3% Series, Due 1974
                                   Due April 1, 1974

$1,000.00
      No._______________

     INDIANAPOLIS  POWER & LIGHT COMPANY,  a corporation of the State of Indiana
(hereinafter called the Company), for value received,  hereby promises to pay to the bearer,  or, if this bond be registered,  to the registered owner hereof, on
April 1, 1974,  at the office or agency of the  Company in the City of  Chicago,
Illinois,  One Thousand Dollars in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of three per centum per annum in like lawful money, at said office or agency on April 1, and October
1 in each year,  until the Company's  obligation  with respect to the payment of such principal shall have been discharged, but only, in the case of interest due on or  before  maturity,  according  to the  tenor  and  upon  presentation  and surrender of the respective coupons therefor hereto attached,  as they severally mature.  This  bond is one of an  issue of bonds  of the  Company,  issuable  in series, and is one of a series known as its First Mortgage Bonds, 3% Series, Due
1974,  limited in aggregate  principal amount to $8,000,000 and established by a
Third Supplemental  Indenture dated as of April 1, 1949, all bonds of all series issued  and to be issued  under and  equally  secured  (except  in so far as any sinking or other fund,  established  in  accordance  with the  provisions of the
Mortgage hereinafter mentioned,  may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American  National Bank and Trust Company of Chicago,
as Trustee (which Mortgage and Deed of Trust as supplemented by all supplemental indentures is  hereinafter  referred to as the  "Mortgage"),  to which  Mortgage reference is made for a description of the property  mortgaged and pledged,  the nature  and extent of the  security,  the  rights of the  bearers or  registered owners of the bonds in respect of such  security,  the duties and  immunities of the Trustee and the terms and conditions upon which the bonds are secured.
     With the  consent  of the  Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage  and/or of any  instruments  supplemental  thereto  may be  modified or altered by affirmative  vote of the holders of at least sixty-six and two-thirds per  centum  (66  2/3%)  in  principal  amount  of the  bonds  affected  by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage);  provided that no such modification or alteration shall permit the  extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such  principal  or  interest  without  the  consent of the holder  hereof.  The principal  hereof may be  declared  or may become due and  payable  prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed default as in the
Mortgage provided.
     This bond shall pass by delivery  unless  registered as to principal in the owner's  name at the  office or agency of the  Company  in the City of  Chicago,
Illinois,  and such  registration  noted hereon,  after which no valid  transfer hereof can be made,  except at such  office or agency,  until  after  registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration,  however, shall not affect the  negotiability  of the coupons,  which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered  as  herein  authorized,  the  person  in  whose  name  the  same  is registered,  and the bearer of any coupon hereto  appertaining,  as the absolute owner for the purpose of receiving payment and for all other purposes.
     The 1974 Bonds are  subject to  redemption  prior to the  maturity  thereof
(otherwise  than  through  the  operation  of the Sinking  Fund  created for the benefit of the 1974 Bonds by Section 5 of said Third Supplemental Indenture, and otherwise  than  by  the  application  of  moneys  deposited  with  the  Trustee representing  the  proceeds  of  mortgaged  and  pledged  property  taken by the exercise of the power of eminent  domain or otherwise as provided in paragraph B of Section 69 of the Mortgage),  as a whole at any time, or in part from time to time, at the option of the Company,  at the following general  redemption prices
(expressed as percentages of their principal amount) respectively, to wit:

         104.500% if redeemed on or before March 31, 1950,
         104.375% if redeemed thereafter to and including March 31, 1951,
         104.250% if redeemed thereafter to and including March 31, 1952,
         104.125% if redeemed thereafter to and including March 31, 1953,
         104.000% if redeemed thereafter to and including March 31, 1954,
         103.875% if redeemed thereafter to and including March 31, 1955,
         103.750% if redeemed thereafter to and including March 31, 1956,
         103.625% if redeemed thereafter to and including March 31, 1957,
         102.750% if redeemed thereafter to and including March 31, 1958,
         102.625% if redeemed thereafter to and including March 31, 1959,
         102.500% if redeemed thereafter to and including March 31, 1960,
         102.375% if redeemed thereafter to and including March 31, 1961,
         102.250% if redeemed thereafter to and including March 31, 1962,
         102.125% if redeemed thereafter to and including March 31, 1963,
         102.000% if redeemed thereafter to and including March 31, 1964,
         101.750% if redeemed thereafter to and including March 31, 1965,
         101.250% if redeemed thereafter to and including March 31, 1966,
         101.125% if redeemed thereafter to and including March 31, 1967,
         101.000% if redeemed thereafter to and including March 31, 1968,
         100.875% if redeemed thereafter to and including March 31, 1969,
         100.750% if redeemed thereafter to and including March 31, 1970,
         100.625% if redeemed thereafter to and including March 31, 1971,
         100.500% if redeemed thereafter to and including March 31, 1972,
         100.375% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     The 1974 Bonds are subject to redemption  prior to maturity thereof through the  operation  of the Sinking Fund created for the benefit of the 1974 Bonds by
Section 5 of said Third Supplemental  Indenture, or out of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by exercise of the power of eminent  domain or otherwise as provided in paragraph B of  Section 69 of the  Mortgage,  at the  following  special  redemption  prices
(expressed as percentages of their principal amount) respectively, to wit:

         101.875% if redeemed on or before March 31, 1950,
         101.750% if redeemed thereafter to and including March 31, 1951,
         101.750% if redeemed thereafter to and including March 31, 1952,
         101.625% if redeemed thereafter to and including March 31, 1953,
         101.625% if redeemed thereafter to and including March 31, 1954,
         101.625% if redeemed thereafter to and including March 31, 1955,
         101.500% if redeemed thereafter to and including March 31, 1956,
         101.500% if redeemed thereafter to and including March 31, 1957,
         101.375% if redeemed thereafter to and including March 31, 1958,
         101.375% if redeemed thereafter to and including March 31, 1959,
         101.250% if redeemed thereafter to and including March 31, 1960,
         101.250% if redeemed thereafter to and including March 31, 1961,
         101.125% if redeemed thereafter to and including March 31, 1962,
         101.125% if redeemed thereafter to and including March 31, 1963,
         101.000% if redeemed thereafter to and including March 31, 1964,
         100.875% if redeemed thereafter to and including March 31, 1965,
         100.875% if redeemed thereafter to and including March 31, 1966,
         100.750% if redeemed thereafter to and including March 31, 1967,
         100.750% if redeemed thereafter to and including March 31, 1968,
         100.625% if redeemed thereafter to and including March 31, 1969,
         100.500% if redeemed thereafter to and including March 31, 1970,
         100.500% if redeemed thereafter to and including March 31, 1971,
         100.375% if redeemed thereafter to and including March 31, 1972,
         100.250% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

         together, in each case, with accrued interest to the redemption date

     In the manner and upon payment of the charges  prescribed  in the Mortgage, coupon  bonds of the 3%  Series,  Due  1974,  upon  surrender  thereof  with all unmatured coupons and any matured coupons in default appertaining thereto at the office  or  agency  of the  Company  in  the  City  of  Chicago,  Illinois,  are
exchangeable for a like aggregate  principal amount of fully registered bonds of the same  series  of  authorized  denominations,  and in like  manner  any fully registered  bonds of the 3% Series,  Due 1974,  upon  surrender  thereof at said office or agency of the Company,  from time to time with a written instrument of transfer in form approved by the Company duly executed by the registered  holder or by his  duly  authorized  attorney,  are  exchangeable  for a like  aggregate principal amount of coupon bonds of the same series,  with all unmatured coupons and any matured coupons in default attached,  or for a like aggregate  principal amount  of  fully  registered  bonds  of the same  series  of  other  authorized denominations.
     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past,  present or future subscriber to the  capital  stock,  stockholder,  officer or director of the Company or of any predecessor or successor  corporation,  as such,  either directly or through the
Company  or any  predecessor  or  successor  corporation  under any rule of law, statue or constitution or by the enforcement of any assessment or otherwise, all
such  liability  of  incorporators,   subscribers,  stockholders,  officers  and
directors, as such, being waived and released by the terms of the Mortgage.
     This bond shall not become  obligatory  until  American  National  Bank and
Trust  Company of Chicago,  the Trustee  under the  Mortgage,  or its  successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its  Vice-Presidents and its corporate  seal to be affixed hereto and attested by its Secretary or one of its
Assistant  Secretaries,  and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto.

     Dated, April 1, 1949.

                                            INDIANAPOLIS POWER & LIGHT COMPANY,

                                            By:
                                               ---------------------------------
                                                                President

Attest:

______________________________,
                Secretary.

                            [Form of October Coupon]

                    First Mortgage Bond, 3% Series, Due 1974

$15.00
    No._________

     On October 1, ______, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer at its office or agency in the City of  Chicago,  Illinois,  Fifteen  Dollars in
lawful money of the United States of America, as specified in its First Mortgage
Bond, 3% Series, Due 1974, No.  __________,  being six months' interest then due on said bond.

     This coupon will not be payable if said bond shall have  previously  become payable or been called for previous redemption and payment duly provided for.

                                               ---------------------------------
                                                                Treasurer

                             [Form of April Coupon]

                    First Mortgage Bond, 3% Series, Due 1974

$15.00
    No._________

     On April 1, _____, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer at its office or agency in the City of Chicago, Illinois, Fifteen Dollars in lawful money of the United States of America,  as specified in its First Mortgage Bond,
3% Series,  Due 1974, No.  ___________,  being six months' interest then due, on said bond.

     This coupon will not be payable if said bond shall have  previously  become payable or been called for previous redemption and payment duly provided for.

                                                --------------------------------
                                                                     Treasurer

                         (Form of Fully Registered Bond)

                       INDIANAPOLIS POWER & LIGHT COMPANY
                    First Mortgage Bond, 3% Series, Due 1974

                                Due April 1, 1974

$__________
        No._______________

     INDIANAPOLIS  POWER & LIGHT COMPANY,  a corporation of the State of Indiana
(hereinafter  called the Company),  for value  received,  hereby promises to pay
_________________________________________  or registered assigns, April 1, 1974, at the  office  or  agency  of the  Company  in the City of  Chicago,  Illinois,
_________________________  Dollars  in  lawful  money of the  United  States  of
America,  and to pay to the registered  owner hereof  interest  thereon from the first day of April next  preceding  the date of this bond, or from the first day of October next  preceding  the date of this bond if this bond be dated  between
October 1 and April 2 of any year,  at the rate of Three per centum per annum in like  lawful  money,  at said  office or agency on April 1 and October 1 in each year,  until the  Company's  obligation  with  respect  to the  payment  of such principal shall have been  discharged.  This bond is one of an issue of bonds of the  Company,  issuable  in  series,  and is one of a series  known as its First
Mortgage Bonds, 3% Series,  Due 1974,  limited in aggregate  principal amount to
$8,000,000 and established by a Third  Supplemental  Indenture dated as of April
1, 1949,  all bonds of all  series  issued  and to be issued  under and  equally secured  (except  in so  far  as any  sinking  or  other  fund,  established  in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional  security for the bonds of any  particular  series) by a Mortgage and
Deed of Trust,  dated as of May 1, 1940,  executed  by the  Company to  American
National Bank and Trust Company of Chicago, as Trustee, (which Mortgage and Deed of Trust as supplemented by all supplemental  indentures is hereinafter referred to as the  "Mortgage") to which Mortgage  reference is made for a description of the property mortgaged and pledged,  the nature and extent of the security,  the rights of the  bearers  or  registered  owners of the bonds in  respect  of such security,  the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     With the  consent  of the  Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage  and/or of any  instruments  supplemental  thereto  may be  modified or altered by affirmative  vote of the holders of at least sixty-six and two-thirds per  centum  (66  2/3%)  in  principal  amount  of the  bonds  affected  by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage);  provided that no such modification or alteration shall permit the  extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such  principal  or  interest  without  the  consent of the holder  hereof.  The principal  hereof may be  declared  or may become due and  payable  prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed default as in the
Mortgage provided.

     This bond is  transferable  as prescribed in the Mortgage by the registered owner hereof in person,  or by his duly  authorized  attorney,  at the office or agency of the  Company in the City of  Chicago,  Illinois,  upon  surrender  and cancellation  of this  bond and upon  presentation  of a written  instrument  of transfer,  duly executed,  and upon payment, if the Company shall require it, of the transfer charges  prescribed in the Mortgage,  and,  thereupon,  a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage.  The Company and the Trustee may deem and treat the person in whose name this bond is  registered as the absolute  owner  hereof for the purpose of receiving  payment and for all other purposes.

     The 1974 Bonds are  subject to  redemption  prior to the  maturity  thereof
(otherwise  than  through  the  operation  of the Sinking  Fund  created for the benefit of the 1974 Bonds by Section 5 of said Third Supplemental Indenture, and otherwise  than  by  the  application  of  moneys  deposited  with  the  Trustee representing  the  proceeds  of  mortgaged  and  pledged  property  taken by the exercise of the power of eminent  domain or otherwise as provided in paragraph B of Section 69 of the Mortgage),  as a whole at any time, or in part from time to time, at the option of the Company,  at the following general  redemption prices
(expressed as percentages of their principal amount) respectively, to wit:

         104.500% if redeemed on or before March 31, 1950,
         104.375% if redeemed thereafter to and including March 31, 1951,
         104.250% if redeemed thereafter to and including March 31, 1952,
         104.125% if redeemed thereafter to and including March 31, 1953,
         104.000% if redeemed thereafter to and including March 31, 1954,
         103.875% if redeemed thereafter to and including March 31, 1955,
         103.750% if redeemed thereafter to and including March 31, 1956,
         103.625% if redeemed thereafter to and including March 31, 1957,
         102.750% if redeemed thereafter to and including March 31, 1958,
         102.625% if redeemed thereafter to and including March 31, 1959,
         102.500% if redeemed thereafter to and including March 31, 1960,
         102.375% if redeemed thereafter to and including March 31, 1961,
         102.250% if redeemed thereafter to and including March 31, 1962,
         102.125% if redeemed thereafter to and including March 31, 1963,
         102.000% if redeemed thereafter to and including March 31, 1964,
         101.750% if redeemed thereafter to and including March 31, 1965,
         101.250% if redeemed thereafter to and including March 31, 1966,
         101.125% if redeemed thereafter to and including March 31, 1967,
         101.000% if redeemed thereafter to and including March 31, 1968,
         100.875% if redeemed thereafter to and including March 31, 1969,
         100.750% if redeemed thereafter to and including March 31, 1970,
         100.625% if redeemed thereafter to and including March 31, 1971,
         100.500% if redeemed thereafter to and including March 31, 1972,
         100.375% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     The 1974 Bonds are subject to redemption  prior to maturity thereof through the  operation  of the Sinking Fund created for the benefit of the 1974 Bonds by
Section 5 of said Third Supplemental  Indenture, or out of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by exercise of the power of eminent  domain or otherwise as provided in paragraph B of  Section 69 of the  Mortgage,  at the  following  special  redemption  prices
(expressed as percentages of their principal amount) respectively, to wit:

         101.875% if redeemed on or before March 31, 1950,
         101.750% if redeemed thereafter to and including March 31, 1951,
         101.750% if redeemed thereafter to and including March 31, 1952,
         101.625% if redeemed thereafter to and including March 31, 1953,
         101.625% if redeemed thereafter to and including March 31, 1954,
         101.625% if redeemed thereafter to and including March 31, 1955,
         101.500% if redeemed thereafter to and including March 31, 1956,
         101.500% if redeemed thereafter to and including March 31, 1957,
         101.375% if redeemed thereafter to and including March 31, 1958,
         101.375% if redeemed thereafter to and including March 31, 1959,
         101.250% if redeemed thereafter to and including March 31, 1960,
         101.250% if redeemed thereafter to and including March 31, 1961,
         101.125% if redeemed thereafter to and including March 31, 1962,
         101.125% if redeemed thereafter to and including March 31, 1963,
         101.000% if redeemed thereafter to and including March 31, 1964,
         100.875% if redeemed thereafter to and including March 31, 1965,
         100.875% if redeemed thereafter to and including March 31, 1966,
         100.750% if redeemed thereafter to and including March 31, 1967,
         100.750% if redeemed thereafter to and including March 31, 1968,
         100.625% if redeemed thereafter to and including March 31, 1969,
         100.500% if redeemed thereafter to and including March 31, 1970,
         100.500% if redeemed thereafter to and including March 31, 1971,
         100.375% if redeemed thereafter to and including March 31, 1972,
         100.250% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

         together, in each case, with accrued interest to the redemption date

     In the manner and upon payment of the charges  prescribed  in the Mortgage, coupon  bonds of the 3%  Series,  Due  1974,  upon  surrender  thereof  with all unmatured coupons and any matured coupons in default appertaining thereto at the office  or  agency  of the  Company  in  the  City  of  Chicago,  Illinois,  are
exchangeable for a like aggregate  principal amount of fully registered bonds of the same  series  of  authorized  denominations,  and in like  manner  any fully registered  bonds of the 3% Series,  Due 1974,  upon  surrender  thereof at said office or agency of the Company,  from time to time with a written instrument of transfer in form approved by the Company duly executed by the registered  holder or by his  duly  authorized  attorney,  are  exchangeable  for a like  aggregate principal amount of coupon bonds of the same series,  with all unmatured coupons and any matured coupons in default attached,  or for a like aggregate  principal amount  of  fully  registered  bonds  of the same  series  of  other  authorized denominations.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past,  present or future subscriber to the  capital  stock,  stockholder,  officer or director of the Company or of any predecessor or successor  corporation,  as such,  either directly or through the
Company  or any  predecessor  or  successor  corporation  under any rule of law, statue or constitution or by the enforcement of any assessment or otherwise, all
such  liability  of  incorporators,   subscribers,  stockholders,  officers  and
directors, as such, being waived and released by the terms of the Mortgage.

     This bond shall not become  obligatory  until  American  National  Bank and
Trust  Company of Chicago,  the Trustee  under the  Mortgage,  or its  successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its  Vice-Presidents and its corporate  seal to be affixed hereto and attested by its Secretary or one of its
Assistant Secretaries.

     Dated, _______________________.

                                             INDIANAPOLIS POWER & LIGHT COMPANY,

                                             By:
                                                --------------------------------
                                                                President

Attest:

----------------------------------
                       Secretary

                  [Form of Trustee's Certificate on all Bonds]

                              Trustee's Certificate

     This bond is one of the bonds,  of the series herein  designated,  provided for in the within-mentioned Mortgage and Third Supplemental Indenture.

                                                AMERICAN NATIONAL BANK AND TRUST
                                                COMPANY OF CHICAGO, Trustee,

                                                By:
                                                   -----------------------------
                                                            Authorized Officer

     SECTION 4. Until the 1974 Bonds in definitive  form are ready for delivery, the Company  may  execute,  and upon its  request in writing  the Trustee  shall authenticate  and deliver,  in lieu  thereof,  1974 Bonds in temporary  form, as provided  in  Section  15 of  the  Original  Mortgage,  with  the  privilege  of registration  as to principal only, and with Coupons No. 1 and No. 2 maturing on
October 1, 1949 and April 1, 1950, respectively.  Such bonds may, in lieu of the statement of the  specific  redemption  prices  required to be set forth in such
Bonds in  definitive  form,  included a  reference  to this  Third  Supplemental
Indenture for a statement of such redemption prices.

     SECTION 5. The  Company  covenants  that,  so long as any of the 1974 Bonds issued under this Third  Supplemental  Indenture  shall remain  outstanding,  it will, on or before the first day of April of each year  beginning  with the year
1954,  deliver to the Trustee,  as and for a Sinking Fund for the benefit of the holders  or the  registered  owners of 1974  Bonds,  an  amount  in cash  and/or principal amount of 1974 Bonds equivalent to one per centum (1%) of the greatest principal amount of 1974 Bonds theretofore at any one time outstanding.

     Such  cash  together  with any bonds  delivered  to the  Trustee  under the provisions of this Section shall be dealt with as provided for by this Section.

     All  cash  deposited  by the  Company  with  the  Trustee  pursuant  to the provisions of this Section shall be applied by the Trustee from time to time and as rapidly as may be practicable to the purchase of 1974 Bonds then outstanding, at public or  private  sale at the  lowest  prices  at which  such  bonds can be obtained, not exceeding,  however, the then special redemption price and accrued interest  thereon to the date of purchase,  or, if the Company shall so request, the  Trustee  shall  apply any cash then held by it under  this  Section  to the redemption of 1974 Bonds as soon as may be  practicable  after such request.  In case the balance of such cash remaining with the Trustee on the twentieth day of
August of any year beginning with the year 1954 shall aggregate $25,000 or more, the  Trustee  shall apply the same to the  redemption  of 1974 Bonds on the next succeeding first day of October,  in which case the Trustee shall give notice of such  redemption in the name of the Company in the manner and in accordance with the applicable  provisions of Article XII of the Original Mortgage and Section 2
of this Third  Supplemental  Indenture;  and the Trustee is hereby appointed the agent of the Company for such purpose.  The Company  covenants that whenever any redemption of 1974 Bonds shall be required under the provisions of this Section, it will at the request of the Trustee take all action  necessary,  and authorize the Trustee to take all action necessary, to redeem such bonds.

     The 1974 Bonds shall be subject to redemption through the operation of such
Sinking Fund by the payment of an amount equal to the  applicable  percentage of principal  amount set forth in Section 2 of this Third  Supplemental  Indenture, plus accrued and unpaid interest to the date fixed for  redemption.  The Company shall have the right to tender  1974 Bonds for sale by it to the  Trustee  under the provisions of this Section.

     The Company shall pay to the Trustee,  on demand, the amount of accrued and unpaid interest upon all bonds purchased or redeemed pursuant to this Section.

     Any bonds  deposited,  purchased or redeemed  pursuant to the provisions of this Section,  shall forthwith be canceled by the Trustee,  and upon the request of the  Company,  the  Trustee may cremate the same and deliver to the Company a certificate of such cremation.

     The  Company  covenants  that it will not use any bonds  heretofore  issued under the  Mortgage  (including  any of the 1974  Bonds)  which  may be  retired pursuant to the respective  sinking funds provided for the bonds now outstanding or the 1974 bonds,  as the basis for the  authentication  and  delivery of bonds pursuant to Article VII of the  Mortgage,  or as a credit  pursuant to any other provision of the Mortgage.

     SECTION 6. The  Company  covenants  that,  so long as any of the 1974 Bonds shall  remain  outstanding,  it will  continue to make to the Trustee the annual payments for a Maintenance  and  Improvement  Fund required by Section 41 of the
Original Mortgage and will comply with the provisions of said Section 41.

     SECTION 7. The  Company  covenants  that,  so long as any of the 1974 Bonds shall remain  outstanding,  it will comply with all of the provisions of Section
47  of  the  Original  Mortgage,   including  the  provisions  with  respect  to
limitations  on dividends and  distributions  and the purchase and redemption of stock.

     SECTION 8. Section 1 of the Original  Mortgage is hereby  supplemented  and amended by adding the following new sentence to said Section 1, as follows:

                  "Any term defined in Section 303 of the Trust
                  Indenture Act of 1939 and not defined in this
                  Indenture shall have the meaning assigned to such
                  term in such Section 303."

     SECTION 9. The first  sentence of the next to the last paragraph of Section
2 of the Original Mortgage is hereby amended so that said sentence,  as amended, shall read as follows:

                  "For the purposes of Sections 46, 72, 76, 77, 87,
                  98, 112, 113, 115, 119, and 124 hereof, in
                  determining whether the holders of the required
                  percentage of the principal amount of bonds have
                  concurred in any direction, request, consent, or
                  in determining a quorum under Section 123, bonds
                  owned by the Company or by any other obligor on
                  the bonds, or by any person directly or
                  indirectly controlling or controlled by or under
                  direct or indirect common control with the
                  Company or such obligor, shall be disregarded,
                  except that for the purpose of determining
                  whether the Trustee shall be protected in relying
                  on any such direction, request or consent only
                  bonds which the Trustee knows are so owned, shall
                  be so disregarded."

     SECTION  10.  Section  30 of the  Original  Mortgage  is hereby  amended by striking  out the words "or more than" in the two places where such words appear in subdivision (3) of said Section 30.

     Section 30 of the Original Mortgage is hereby further amended by adding the following new sentence at the end of subdivision (10) thereof:

                  "Any such supplemental indenture shall comply
                  with all applicable provisions of the Trust
                  Indenture Act of 1939 as then in force."

     SECTION 11. Section 53 of the Original Mortgage is hereby  supplemented and amended by adding  immediately  after  subsection  (d) thereof the following new subsection (e) as follows:

                  "(e)  The provisions of this Section 53, which
                  have been made specifically applicable to the
                  Trustee shall apply to the Trustee and, if a
                  separate or co-trustee is appointed pursuant to
                  the provisions of Section 114 hereof, to any
                  separate or co-trustee."

     SECTION  12.  Section  38 of the  Original  Mortgage  is hereby  amended by amending  subsection (a) thereof so that said subsection (a), as amended,  shall read as follows:

                  "(a)  That, if the Company shall appoint a paying
                  agent other than the Trustee, it will cause such
                  paying agent to execute and deliver to the
                  Trustee an instrument in which such paying agent
                  shall agree with the Trustee, subject to the
                  provisions of this Section, (1) that such paying
                  agent shall hold in trust for the benefit of the
                  bondholders or the Trustee all sums held by such
                  paying agent for the payment of the principal of
                  or interest on the bonds and premium, if any; and
                  (2) that such paying agent shall give the Trustee
                  notice of any default by the Company or any other
                  obligor on the bonds in the making of any deposit
                  with it for the payment of the principal of or
                  interest on the bonds and premium, if any, and of
                  any default by the Company or any other obligor
                  on the bonds in the making of any such payment.
                  Such paying agent shall not be obligated to
                  segregate such sums from other funds of such
                  paying agent except to the extent required by
                  law."

     SECTION  13.  Section  65 of the  Original  Mortgage  is hereby  amended by amending subdivision (1) thereof so that said subdivision (1), as amended, shall read as follows:

                  "(1)  sell or otherwise dispose of, free from the
                  lien of this Indenture any machinery, equipment,
                  tools, implements or other similar property,
                  which shall have become old, inadequate,
                  obsolete, worn out or unfit or unadapted for use
                  in the operations of the Company, upon replacing
                  the same by or substituting for the same other
                  property (not then within the term funded
                  property) of at least equal value to that of the
                  property sold or otherwise disposed of and
                  subject to no liens prior hereto except liens to
                  which the property sold or otherwise disposed of
                  was subject;"

     SECTION 14. Section 85 of the Original Mortgage is hereby  supplemented and amended by adding at the end thereof a new paragraph, as follows:

                  "For the purposes of this Section 85 the term
                  "Company" shall include any other obligor on the
                  bonds."

     SECTION 15.  Section 97 and Section 98 of the Original  Mortgage are hereby supplemented  and  amended  by  adding  at the end of each  such  Section  a new paragraph, as follows:

                  "The provisions of this Section, which have been
                  made specifically applicable to the Trustee,
                  shall apply to the Trustee and, if a separate or
                  co-trustee is appointed pursuant to Section 114
                  hereof, to any separate or co-trustee."

     SECTION 16. Section 124 of the Original Mortgage is hereby supplemented and amended  by adding  at the end of the first  sentence  of said  Section  124 the following proviso:

                  "; and provided, further, that no such
                  modification or alteration shall permit the
                  waiver of any completed default, as defined in
                  Section 72 hereof, and its consequences without
                  the approval of at least a majority in principal
                  amount of all bonds then outstanding hereunder."

     SECTION  17.  The  Trustee  hereby  accepts  the trusts  herein  described, provided  and  created  and  agrees  to  perform  the same  upon the  terms  and conditions  herein and in the Original Mortgage set forth and upon the following terms and conditions:

     The  recitals  contained  herein  and in the  bonds  shall  be taken as the statements  of the  Company and the Trustee  assumes no  responsibility  for the correctness of the same. The Trustee makes no  representations as to validity or adequacy of the security  afforded  hereby,  or as to the validity of this Third
Supplemental Indenture or of the bonds or coupons issued hereunder.

     SECTION 18.  Whenever in this Third  Supplemental  Indenture  either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original  Mortgage,  be deemed to include the  successors or assigns  of such  party,  and all the  covenants  and  agreements  in this Third
Supplemental  Indenture  contained by or on behalf of the  Company,  or by or on behalf  of the  Trustee,  shall,  subject  as  aforesaid,  bind and inure to the benefit of the  respective  successors  and assigns of such parties,  whether so expressed or not.

     SECTION 19.  Nothing in this Third  Supplemental  Indenture,  expressed  or implied,  is intended or shall be construed  to confer upon,  or to give to, any person,  co-partnership  or  corporation,  other than the parties hereto and the holders of the bonds and  coupons  outstanding  under the  Mortgage,  any right, remedy, or claim under or by reason of this Third Supplemental  Indenture or any covenant, condition or stipulation hereof; and all the covenants,  stipulations, promises and agreements in this Third Supplemental  Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons  outstanding under the
Mortgage.

     SECTION 20. The Company  covenants  that all of the terms,  provisions  and conditions of the Original Mortgage shall be applicable to the 1974 Bonds issued hereunder,  except as herein otherwise provided and except in so far as the same may be inconsistent with the provisions of this Third Supplemental Indenture.

     SECTION 21. This Third Supplemental Indenture is dated as of April 1, 1949, although executed and delivered on the date of the acknowledgement hereof by the
Trustee; and shall be simultaneously  executed in several counterparts,  and all such counterparts executed and delivered,  each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto  affixed and this  instrument to be signed and  acknowledged  by its  President or a  Vice-President,  and its
corporate  seal  to be  hereto  affixed  and  attested  by its  Secretary  or an
Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO,  party of the second part,  has caused its corporate name to be hereunto  affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Assistant Secretary, all as of the day, month and year first above written.

                                            INDIANAPOLIS POWER & LIGHT COMPANY,

                                            By: /s/D. C. Hess,
                                                        Vice-President

Attest:

         /s/Ralph W. Husted,
                Assistant Secretary

(CORPORATE SEAL)

                                            AMERICAN NATIONAL BANK AND TRUST
                                            COMPANY OF CHICAGO,

                                            By: /s/L. W. Fischer,
                                                        Vice-President

Attest:

         /s/E. C. Dovale,
                Assistant Secretary.

(CORPORATE SEAL)

STATE OF INDIANA  )
                  )  SS.:
COUNTY OF MARION  )

     On this 11h day of May, in the year 1949, before me, a Notary Public in and for the County and State aforesaid,  personally came D. C. Hess, Vice-President, and Ralph W. Husted, Assistant Secretary, of Indianapolis Power & Light Company,
one  of  the  corporations   described  in  and  which  executed  the  foregoing
instrument,  to me  personally  known  and  known  to me  personally  to be such
Vice-President and Assistant Secretary,  respectively. Said D. C. Hess and Ralph
W. Husted being by me  severally  duly sworn did depose and say that the said D.
C. Hess resides in the City of Indianapolis,  Marion County,  Indiana,  and that the said Ralph W. Husted  resides in the City of  Indianapolis,  Marion  County,
Indiana;  that said D. C. Hess is  Vice-President  and said  Ralph W.  Husted is
Assistant  Secretary of said  Indianapolis  Power & Light Company;  that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of  Directors of said  corporation;  and that  each of them  signed  his name  thereto  by like  order;  and each of them acknowledged  the execution of said instrument on behalf of said  corporation to be his free and  voluntary  act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 11th day of May, 1949.

                                                Harold B. Johnson,
                                                        Notary Public

My Commission Expires:
   Sept. 17, 1959.                                               (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )

     On this 11th day of May,  in the year 1949,  before me, a Notary  Public in and for  the  County  and  State  aforesaid,  personally  came  L.  W.  Fischer,
Vice-President,  and A. H. Morstadt,  Assistant Secretary,  of American National
Bank and Trust  Company of Chicago,  one of the  corporations  described  in and which executed the foregoing instrument,  to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said
L. W. Fischer and A. H. Morstadt being by me severally duly sworn did depose and say  that the  said L. W.  Fischer  resides  in the  City of  Chicago,  State of
Illinois,  and that the said A. H. Morstadt  resides in the Village of Elmhurst,
State of  Illinois;  that said L. W.  Fischer is  Vice-President  and said A. H.
Morstadt is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said  corporation is such  corporate  seal;  that it was so  affixed  by  authority  of the  Board of
Directors of said corporation;  and that each of them signed his name thereto by like authority;  and each of them  acknowledged the execution of said instrument on behalf of said  corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said  corporation,  for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 11th day of May, 1949.

                                                        Ruth V. Baumgartner,
                                                                Notary Public

My Commission Expires:
         December 21, 1949.

(NOTARIAL SEAL)

                                    RECORDING DATA

                             Third Supplemental Indenture
                               dated as of April 1, 1949

------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
County              Instrument                   Record                             Page          Instrument     Recording Date
                                                                                                  No.
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Marion              Real Estate Mortgage         Mortgage Record 1505               66            26946          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 99           146           26947          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Hendricks           Real Estate Mortgage         Mortgage Record 122                154           5544           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            138           5545           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Morgan              Real Estate Mortgage         Mortgage Record 92                 255           2043           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 36           306           2044           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Johnson             Real Estate Mortgage         Mortgage Record 95                 427           13231          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            214           13230          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Hamilton            Real Estate Mortgage         Mortgage Record 103                311           0846           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 3            284           0847           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Boone               Real Estate Mortgage         Mortgage Record 115                73            2868           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 12           18            2869           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Hancock             Real Estate Mortgage         Mortgage Record 84                 279           11387          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 9            ----          11388          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Pike                Real Estate Mortgage         Mortgage Record 27                 52            1443           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 4            244           1444           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Sullivan            Real Estate Mortgage         Mortgage Record 119                ----          81739          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            220           81740          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Gibson              Real Estate Mortgage         Mortgage Record 153                28            8373           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            10            8374           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------

================================================================================

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       TO

                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                        TRUSTEE

                                  _____________

                          Tenth Supplemental Indenture

                                  _____________

                           Dated as of October 1, 1960

                       ESTABLISHING FIRST MORTGAGE BONDS,
                             4 5/8% SERIES, DUE 1990

================================================================================

                               TABLE OF CONTENTS*
                                       of
                          TENTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY

SEC. 2   Designation of tenth series of bonds and kinds and
            denominations thereof........................................... 10

         Designation of American National Bank and

SEC. 7   Compliance with Section 47 of Original Mortgage with respect to

--------
*    Table of  Contents  is not part of the  Tenth  Supplemental  Indenture  and should not be considered  as such. it is included  herein only for purposes of convenient reference.

        THIS TENTH SUPPLEMENTAL INDENTURE,  dated as of October 1, 1960, between
INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the State of  Indiana, hereinafter  sometimes  called  the  "Company",  party of the  first  part,  and
AMERICAN  NATIONAL  BANK AND  TRUST  COMPANY  OF  CHICAGO,  a  national  banking association,  hereinafter  sometimes  called the "Trustee",  party of the second part;

        WHEREAS,  the  Company  by a  Mortgage  and Deed of  Trust  (hereinafter sometimes  called the "Original  Mortgage" when referred to as existing prior to any supplement thereto, and the "Mortgage" when referred to as now or heretofore supplemented)  dated as of May 1, 1940, made to said American  National Bank and
Trust Company of Chicago,  as Trustee, to secure the payment of the bonds issued from time to time under the  Mortgage  for the  purposes  of and  subject to the limitations  specified in the  Mortgage,  and to secure the  performance  of the covenants  therein  contained,  conveyed to the Trustee  thereunder upon certain trusts,  terms and  conditions,  and with and  subject to certain  provisos  and
covenants  therein  contained,  all  and  singular  the  property,   rights  and
franchises which the Company then owned or should thereafter acquire,  excepting the property  expressly  excepted by the terms of the  Original  Mortgage or any indenture  supplemental  thereto, to which Mortgage reference is hereby made for greater certainty; and

        WHEREAS,  the Original  Mortgage has been  supplemented  by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949,
as of October 1, 1949,  as of February 1, 1951,  as of March 1, 1953, as of June
1, 1956 and as of March 1, 1958; and

        WHEREAS,  Section 8 of the Original  Mortgage  provides that the form of each series of bonds (other than the 3 1/4% Series,  due 1970) issued thereunder and of the coupons to be attached to the coupon bonds of such  series,  shall be established by an indenture supplemental thereto authorized by resolution of the
Board  of  Directors  of the  Company,  and that  the  form of each  series,  as established by the Board of Directors,  shall specify the  descriptive  title of the bonds and  various  other terms  thereof,  and may also  contain  such other provisions  as the  Board  of  Directors  may,  in its  discretion,  cause to be inserted therein  expressing or referring to the terms and conditions upon which such bonds are to be issued  and  secured  under the  Original  Mortgage  or any indenture supplemental thereto; and

        WHEREAS,   the  Company  now  desires  to  provide  for  the   creation,
establishment,  execution,  authentication,  delivery  and  issuance  under  the
Mortgage  of bonds of a series to be entitled  and  designated  "First  Mortgage
Bonds,  4 5/8% Series,  due 1990" (the bonds of said  series  being  hereinafter sometimes  referred  to as "1990  Bonds"),  limited to the  aggregate  principal amount of $12,000,000; and

        WHEREAS,  all  things  necessary  to make  the  1990  Bonds  hereinafter described, when duly executed and issued by the Company and authenticated by the
Trustee,  valid,  binding and legal obligations of the Company, and to make this
Tenth Supplemental  Indenture a valid and binding agreement  supplemental to the
Original Mortgage, have been done and performed; and

        WHEREAS,  the  execution  and  delivery  by the  Company  of this  Tenth
Supplemental  Indenture,  and the  terms  of the  1990  Bonds,  have  been  duly authorized by the Board of Directors of the Company by  appropriate  resolutions of said Board; and

        WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such  further  instruments  and do such further acts as may be  necessary  or proper to carry out more  effectually  the purposes of the
Mortgage,  and to make  subject  to the lien  thereof  any  property  thereafter acquired and intended to be subject to the lien thereof; and

        WHEREAS,  the Company has,  since the date of execution  and delivery of the Original  Mortgage,  purchased and acquired the  properties  and  franchises hereinafter  described  and  desires by this  Tenth  Supplemental  Indenture  to specifically  convey to the Trustee such property and  franchises for the better protection  and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

        NOW, THEREFORE,  THIS INDENTURE WITNESSETH that, in consideration of the premises and of the  acceptance  or purchase of the 1990 Bonds by the holders or registered  owners  thereof,  and of the sum of one dollar,  lawful money of the
United  States of America,  to the Company duly paid by the Trustee at or before the execution  and delivery of this Tenth  Supplemental  Indenture,  the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively,  have entered into, executed and delivered this Tenth Supplemental Indenture,  for the uses and purposes hereinafter expressed, that is to say:

        SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred,  mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge,  set over and confirm (subject,  however,  to permitted  encumbrances as defined in the Original  Mortgage),  unto said American  National Bank and Trust
Company of Chicago,  as Trustee,  as herein provided,  and its successors in the trusts declared in the Original Mortgage and herein, all of the property,  real, personal  and mixed,  tangible  and  intangible,  of every kind,  character  and description  which the Company has acquired  since the execution and delivery of the  Original  Mortgage and now owns  (except  property,  rights and assets of a character  similar to the property  that is excluded from the lien and operation of the  Mortgage  by  the  Granting  Clauses  of the  Original  Mortgage,  which property,  rights and assets are  excluded  from the lien and  operation  of the
Mortgage only to the extent provided  therein),  including but without otherwise limiting the generality of the foregoing, the following described properties all located within the State of Indiana:

                                     PART I.

                     REAL PROPERTY IN THE COUNTY OF MARION.

        All the right, title and interest of the Company in and to the following described  and numbered  parcels or tracts of land acquired by the Company after
May 1, 1940, the date of the Original Mortgage,  situate in the County of Marion in the State of Indiana, and not described in any prior supplemental  indenture, together with all buildings, structures, improvements,  machinery, and equipment of every  description now or hereafter  affixed thereto or stationed  thereon or appertaining thereto, to wit:

                                   PARCEL #212

        Lot numbered  twenty (20) in Murphy and Tinker's  Corrected  Addition to the City of  Indianapolis,  the plat of which is  recorded  in Flat Book 3, page
126, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #213

        Lot Number Twenty-one (21) in Murphy and Tinker's  Corrected Addition to
the City of  Indianapolis,  the plat of which is  recorded  in Flat Book 8, page
126, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #214

        Lots 10, 11 and 12 in Temple C. Harrisons Subdivision of Lots 92, 93, 94
and 95 of  Albert  E.  and  Ingram  Fletchers  Oak  Hill  Suburb  to the City of
Indianapolis,  as  recorded  in Plat  Book 4,  page  146,  in the  office of the
Recorder of Marion County, Indiana.

                                   PARCEL #215

        Part of the  West  Half of the East  Half of the  Northwest  Quarter  of
Section 34, Township 16 North, Range 2 East, of the Second Principal Meridian in
Marion County, Indiana, more particularly described as follows, to wit:

        Beginning  in the North line of said  Quarter  Section,  at a point 81.6 feet East of the  Northwest  corner of said Half Half Quarter  Section;  running thence East upon and along the North line of said Quarter Section,  81.6 feet to a point;  thence South and parallel with the West line of said Half Half Quarter
Section,  890.98 feet to a point; thence West 81.6 feet to a point; thence North and parallel  with said Half Half Quarter  Section,  390.49 feet to the place of beginning, containing 0.73 acres, more or less.

                                   PARCEL #216

        Part of the southeast  quarter of Section 5, Township 16 north,  Range 3 east,  commencing at the southwest  corner of said quarter  section (said corner being in the east line of the right of way of the C.C.C. & St. L. Railroad,  now the New York Central Railroad), thence north along the west line of said quarter
1400 feet;  thence east  parallel  with the south line of said quarter 500 feet;
thence south  parallel with the west line of said quarter 1400 feet to the south line of said quarter; thence west along said south line 500 feet to the place of beginning, containing 16.1 acres, more or less.

                                   PARCEL #217

        Part of the southwest quarter of Section 13, Township 17 North,  Range 3
East,  commencing  at the  southwest  corner  of the  northeast  quarter  of the northeast  quarter of said quarter section,  thence south parallel with the east line of said  quarter  section  710.82 feet;  thence east and parallel  with the north line of said  quarter  section  666 feet to the east line of said  quarter section; thence north along the east line of said quarter section 710.82 feet to the southeast corner of the northeast  quarter of the northeast  quarter of said quarter  section;  thence  west  parallel  with the north  line of said  quarter section 666 feet to the place of  beginning,  excepting  therefrom  the railroad right  of way  along  the  entire  east  side  and  containing,  excluding  said exception, 10.328 acres.

                                   PARCEL #218

        The northeast  quarter of the northeast quarter of the southwest quarter of Section 13, Township 17 North,  Range 3 East of the Second Principal Meridian
in Marion County, Indiana,  containing 10 acres more or less. Subject,  however, to any highways, railroad rights of way or any other legal rights of way.

                                   PARCEL #219

        Part of the east hail of the northwest quarter,  Section 34, Township 16
North, Range 2 East,  beginning at the northwest corner of said east half of the northwest  quarter;  thence  south on the  west  line of said  east  half of the northwest  quarter 390 feet; thence east 81.6 feet; thence north parallel to the west line of said east half of the northwest  quarter  390.49 feet;  thence west
81.6 feet to the point of beginning.

                                   PARCEL #220

        80 feet by parallel lines off the east end of Lot 53 and 80 feet off the east end of the south 10 feet of Lot 54,  all in Ruddel and  Vintons  Park Place
Addition to the City of  Indianapolis,  as recorded in Plat Book 4, page 190, in the office of the Recorder of Marion County, Indiana.

                                  PARCEL #221

        80 feet by  parallel  lines  off the east end of Lot 104 in  Ruddel  and
Vintons  Park Place  Addition to the City of  Indianapolis,  as recorded in Plat
Book 4, page 190, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #222

        A part of the Southeast Quarter of Section 13, Township 17 North,  Range
3 East, Marion County, Indiana, more particularly described as follows, to-wit:

        Beginning  at a point on the North  line of the said  Southeast  Quarter
Section,  said  point  being  33.0 feet East of the  Northwest  corner  thereof;
running  thence East on and along the North line of the said  Southeast  Quarter
Section a distance of 363.45 feet to a point;  thence  deflecting  90 degrees 05 minutes to the right in a  southward  direction  a distance  of 375.73 feet to a point, said point being in the center of a 100.0 foot electric easement;  thence deflecting 89 degrees 21 minutes to the right in a westward direction and on the center of said electric  easement and also the center of said easement  produced westward a distance of 359.42  feet to a point;  said point being 33.0 feet East of the West line of the said Southeast Quarter Section, said point also being on the East right of way line of the Monon Railroad  Company;  running thence North on and along  the East  right of way line of said  Monon  Railroad  Company  and parallel to the West line of the said  Southeast  Quarter  Section a distance of
379.31 feet to the point or place of  beginning.  Containing in all 3.132 acres, more or less.

        Also  beginning  at a point,  said point being  375.73 feet South of the
North line and  392.42  feet East of the West line of the  Southeast  Quarter of said Section,  said point being in the center of a 100.0 feet electric easement;
running  thence West on and along the center of said  electric  easement and the center of said easement  produced  westward a distance of 359.42 feet to a point in the East  right of way line of the Monon  Railroad  Company,  said point also being  33.0 feet East of the West line of the said  Southeast  Quarter  Section;
running thence South and parallel to the West line of the said Southeast Quarter
Section  and on the East  right of way line of said  Monon  Railroad  Company  a distance of 50.0 feet to a point;  running  thence East on the South line of the aforesaid  electric  easement  produced  westward  and on the South line of said electric  easement a distance of 358.86 feet to a point;  thence  deflecting  89 degrees 21 minutes to the left in a northward  direction a distance of 50.0 feet to the point or place of beginning. Containing in all 0.412 acres, more or less.

        Both of said tracts being  subject to the  restriction  that no electric substation shall be erected thereon.

                                    PART II.

                         ELECTRIC DISTRIBUTING SYSTEMS.

        All electric  distributing  systems of the Company  acquired by it after
May 1, 1940, the date of the Original  Mortgage,  and located in the Counties of
Marion, Boone, Hamilton, Hancock, Hendricks,  Morgan, Shelby, and Johnson, State
of Indiana;  and any  additions to or extensions of any such plants and systems, together with the buildings,  erections,  structures,  transmission lines, power
stations,   sub-stations,   engines,  boilers,   condensers,   pumps,  turbines,
machinery,  tools,  conduits,  manholes,  insulators,  dynamos,  motors,  lamps,
cables,  wires,  poles,  towers,  cross-arms,   piers,  abutments,   switchboard
equipment,  meters, appliances,  instruments,  apparatus,  appurtenances,  maps, records, ledgers, contracts,  facilities and other property or equipment used or provided for use in connection with the  construction,  maintenance,  repair and
operation   thereof;   together  also  with  all  of  the  rights,   privileges,
rights-of-way,  franchises, licenses, grants, liberties, immunities, ordinances,
permits  and   easements  of  the  Company  in  respect  of  the   construction,
maintenance, repair and operation of said plants and systems.

                                    PART III.

                    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

        All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of
Indianapolis,  Marion County, Indiana, and any additions to or extensions of any such plants and systems;  together with the  buildings,  erections,  structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments,  appliances,  apparatus,  facilities,  machinery and other  property  and  equipment  used or provided  for use in the  construction, maintenance,  repair and  operation  thereof;  and together also with all of the rights,  privileges,  rights-of-way,  franchises,  licenses,  grants, liberties, immunities,  ordinances,  permits and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems.

                                    PART IV.

                      INDETERMINATE PERMITS AND FRANCHISES.

        All indeterminate permits, franchises,  ordinances,  licenses, and other authorizations by or from any state, county, municipality, or other governmental authority,  acquired by the Company after May 1, 1940,  the date of the Original
Mortgage, including particularly,  but not limited to, any indeterminate permits under the Public Service  Commission  Act of the State of Indiana,  and all Acts
amendatory thereof and supplemental  thereto,  and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said  indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations,  and  of  the  indeterminate  permits,  franchises,  ordinances, licenses,  and  other  authorizations  referred  to in Part VII of the  Granting
Clauses of the Original Mortgage.

                                     PART V.

                                 OTHER PROPERTY.

        All other property,  whether real,  personal or mixed (except any in the
Mortgage expressly excepted), now owned by the Company and wheresoever situated, including  (without in anywise  limiting or impairing by the  enumeration of the same the  scope  and  intent  of the  foregoing  or of any  general  description contained in the  Mortgage) all lands,  flowage  rights,  water rights,  flumes, raceways,  dams,  rights-of-way  and roads;  all plants  for the  generation  of electricity by water, steam and/or other power, power houses, telephone systems, water  systems,  steam heat and power plants,  hot water  plants,  sub-stations, transmission  lines,  distribution  systems,  bridges,  culverts and tracks; all offices,  buildings and structures,  and the equipment  thereof;  all machinery,
engines,  boilers,  dynamos,   machines,   regulators,   meters,   transformers,
generators and motors;  all appliances  whether  electrical,  gas or mechanical, conduits,  cables and lines; all pipes whether for water,  steam heat and power, or other  purposes;  all mains and pipes,  service pipes,  fittings,  valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels;
all municipal  franchises,  indeterminate  permits, and other permits; all lines for the  transportation,  transmission  and/or distribution of electric current, steam heat and power or water for any purpose,  including towers,  poles, wires, cables, pipes,  conduits and all apparatus for use in connection therewith;  all real estate,  lands,  leases,  leaseholds;  all contracts,  whether heat, light, power, water or street lighting contracts; all easements,  servitudes, licenses, permits, rights, powers, franchises, privileges,  rights-of-way and other rights in or  relating  to real  estate or the  occupancy  of the same and  (except  as hereinafter  or in the Mortgage  expressly  excepted)  all the right,  title and interest  of the  Company  in and to all  other  property  of any kind or nature appertaining  to and/or used and/or  occupied  and/or enjoyed in connection with any property hereinbefore described or referred to;

        TOGETHER  WITH  all  and  singular  the  tenements,   hereditaments  and
appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof,  with the reversion and  reversions,  remainder and remainders and  (subject to the  provisions  of Section 64 of the Original  Mortgage),  the tolls, rents, revenues,  issues, earnings, income, products and profits thereof, and all the estate,  right,  title and interest and claim whatsoever,  at law as well as in equity,  which the Company now has or may hereafter acquire in and to the aforesaid property,  indeterminate permits and franchises and every part and parcel thereof.

        SECTION 2. There shall be and is hereby created and established a series of bonds,  limited in aggregate  principal  amount to $12,000,000,  to be issued under and secured by the Mortgage, to be designated  "4 5/8% Series,  due 1990", each of which shall also bear the descriptive  title "First Mortgage Bond"; said bonds shall  mature on October 1, 1990,  and shall be issued as coupon  bonds in the denomination of One thousand  dollars,  registrable as to principal,  and as fully  registered bonds in denominations of One thousand dollars or any multiple thereof;  they shall bear  interest  from October 1, 1960, in the case of coupon bonds,  and from the beginning of the current  interest period during which each fully  registered  bond is dated in the case of fully  registered  bonds, at the rate per annum designated in the title thereof, payable semi-annually,  on April
1, and  October 1 of each year;  and the  principal  of,  premium,  if any,  and interest on each said bond shall be payable in lawful money of the United States of  America  at the  office  or agency of the  Company  in the City of  Chicago,
Illinois.

        American National Bank and Trust Company of Chicago is hereby designated and  appointed  the  office  and agency of the  Company  for the  payment of the principal  of,  premium,  if any, and interest on the 1990 Bonds;  all reference herein to the office or agency of the Company  for the payment of the  principal of,  premium,  if any,  and  interest  on the 1990 Bonds  being a  reference  to
American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a  successor  paying  agent or agents  in the City of  Chicago,  Illinois,  with respect to the  principal of,  premium,  if any, and interest on the 1990 Bonds, shall be appointed by the Board of Directors of the Company.

        1990  Bonds in  coupon  form  shall  be dated  October  1,  1960.  Fully registered bonds of said series shall be dated as of the date of authentication, except as otherwise provided in Section 10 of the Original Mortgage.

        Upon the notice and in the  manner and with the effect  provided  in the
Mortgage and in this Section 2, the 1990 Bonds shall be redeemable  prior to the maturity  thereof,  as a whole at any time or in part from time to time,  at the option of the Company,  at the principal  amount thereof and accrued interest to the date of  redemption,  together  with a premium  equal to a percentage of the principal  amount  thereof  set forth  under  the  heading  "Regular  Redemption
Premium" in the form of 1990 Bonds hereinafter  recited,  if redeemed  otherwise than  through the  operation  of the Sinking Fund created for the benefit of the
1990 Bonds by Section 5 of this Tenth Supplemental  Indenture, or otherwise than by the  application  of  monies  deposited  with the  Trustee  representing  the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent  domain or  otherwise  as provided  in  paragraph B of Section 69 of the
Mortgage,  provided,  however,  that prior to October 1, 1965,  none of the 1990
Bonds may be  redeemed,  directly  or  indirectly,  from the  proceeds  of or in anticipation  of any refunding  operation  involving the incurring of debt which has an  interest  rate or cost  to the  Company,  computed  in  accordance  with generally accepted financial  practice,  of less than the interest rate borne by the 1990 Bonds.

        Upon the notice and in the  manner and with the effect  provided  in the
Mortgage  and in this  Section  2, the 1990  Bonds  shall be  redeemable  by the
Company  prior to the maturity  thereof,  as a whole at any time or in part from time to time,  through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of this Tenth Supplemental  Indenture,  or out of monies  deposited  with the Trustee  representing  the proceeds of mortgaged and pledged  property  taken by the  exercise  of the  power of  eminent  domain  or otherwise  as provided  in  paragraph  B of Section 69 of the  Mortgage,  at the principal  amount of the 1990 Bonds so to be redeemed,  together  with a premium equal to the  percentage  of such  principal  amount set forth under the heading
"Special Redemption Premium" in the form of 1990 Bonds hereinafter recited.

        The notice  required for the  redemption of the 1990 Bonds shall include at least  thirty (80) days'  published  notice (such  publication  to be made at least once in each of four (4) successive calendar weeks upon any secular day of each such week, which need not be the same day in each week).

        At the  option  of the  holder,  any 1990  Bonds in  coupon  form,  upon surrender  thereof with all unmatured coupons and any matured coupons in default appertaining  thereto  at the  office or agency  of the  Company  in the City of
Chicago,  Illinois,  shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations. At the option of the registered  holder, any fully registered 1990 Bond, upon surrender thereof  at said  office  or  agency  of the  Company  together  with a  written instrument  of transfer in form  approved  by the Company  duly  executed by the registered holder or by his duly authorized attorney,  shall be exchangeable for a like aggregate  principal amount of coupon bonds of the same series,  with all unmatured  coupons and any matured  coupons in default  attached,  or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

        The  holder  of any 1990  Bond in  coupon  form  nay have the  ownership thereof  registered as to principal on the books of the Company at the office or agency of the Company in the City of Chicago,  Illinois,  and such  registration noted on such bond.  After such  registration  no transfer of such bond shall be valid unless made at said office or agency by `the  registered  holder in person or by his duly  authorized  attorney and similarly  noted on such bond;  but the same may be discharged from registration by being in like manner  transferred to bearer and thereupon  transferability  by delivery  shall be restored;  but such bond may  again  from time to time be  registered  or  transferred  to bearer in accordance  with the above  procedure.  Such  registration,  however,  shall not affect the  negotiability  of the coupons  appertaining to such bonds, but every such coupon  shall  continue  to be  transferable  by delivery  merely and shall remain payable to bearer. Fully registered 1990 Bonds shall also be transferable on the books of the  Company  at said  office or  agency of the  Company  by the registered holder thereof,  in person or by his duly authorized  attorney,  upon surrender for cancellation thereof.

        The issue of 1990  Bonds  shall be  limited  to an  aggregate  principal amount of Twelve Million Dollars ($12,000,000) and shall be made on the basis of property additions under the provisions of Article VI of the Original Mortgage.

        SECTION 3. Such  coupon 1990 Bonds,  coupons and fully  registered  1990
Bonds, and the Trustee's  certificate thereon,  shall be in the following forms, respectively:

                              [FORM OF COUPON BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   First Mortgage Bond, 4 5/8% Series, due 1990

                               Due October 1, 1990
$1,000                                                            No. _________

        INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the  State  of
Indiana (hereinafter called the Company), for value received, hereby promises to pay to the  bearer,  or, if this bond be  registered,  to the  registered  owner hereof,  One Thousand Dollars on October 1, 1990, at the office or agency of the
Company in the City of Chicago,  Illinois,  in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of Four and  Five-Eighths  per centum per annum in like lawful money,  at said office or agency on April 1 and  October 1 in each year,  until the  Company's  obligation with respect to the payment of such principal  shall have been  discharged,  but only, in the case of interest due on or before maturity,  according to the tenor and upon  presentation  and surrender of the respective  coupons therefor hereto attached, as they severally mature. This bond is one of an issue of bonds of the
Company,  issuable in series, and is one of a series known as its First Mortgage
Bonds of the series  designated  in its title,  limited in  aggregate  principal amount to $12,000,000 and established by a Tenth Supplemental Indenture dated as of October 1, 1960,  all bonds of all series  issued and to be issued  under and equally  secured  (except  insofar as any sinking or other fund,  established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional  security for the bonds of any  particular  series) by a Mortgage and
Deed of Trust,  dated as of May 1, 1940,  executed  by the  Company to  American
National Bank and Trust Company of Chicago,  as Trustee (which Mortgage and Deed of Trust as supplemented by all supplemental  indentures is hereinafter referred to as the "Mortgage"),  to which Mortgage reference is made for a description of the property mortgaged and pledged,  the nature and extent of the security,  the rights of the  bearers  or  registered  owners of the bonds in  respect  of such security,  the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

        With the consent of the Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage  and/or of any  instruments  supplemental  thereto  may be  modified or altered by affirmative  vote of the holders of at least sixty-six and two-thirds per  centum  (66 2/3%) in  principal  amount  of the  bonds  affected,  by  such modification or alteration then outstanding under the Mortgage  (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage);  provided that no such modification or alteration shall permit the  extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such  principal  or  interest  without  the  consent of the holder  hereof.  The principal  hereof may be  declared  or may become due and  payable  prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed default as in the
Mortgage provided.

        This bond shall pass by delivery  unless  registered  as to principal in the owner's  name at the office or agency of the Company in the City of Chicago,
Illinois,  and such  registration  noted hereon,  after which no valid  transfer hereof can be made,  except at such  office or agency,  until  after  registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration,  however, shall not affect the  negotiability  of the coupons,  which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered  as  herein  authorized,  the  person  in  whose  name  the  same  is registered,  and the bearer of any coupon hereto  appertaining,  as the absolute owner for the purpose' of receiving payment and for all other purposes.

        The 1990 Bonds are subject to redemption prior to the maturity  thereof, as a whole  at any  time or in part  from  time to time,  at the  option  of the
Company,  at the  principal  amount of the 1990 Bonds to be redeemed and accrued interest  to the  date  of  redemption,  together  with  a  premium  equal  to a percentage  of the  principal  amount  thereof set forth below under the heading
"Regular Redemption Premium" if redeemed otherwise than through the operation of the Sinking  Fund created for the benefit of the 1990 Bonds by Section 5 of said
Tenth  Supplemental  Indenture,  or otherwise than by the  application of monies deposited  with the Trustee  representing  the proceeds of mortgaged and pledged property  taken by the  exercise of the power of eminent  domain or otherwise as provided in paragraph B of Section 69 of the Mortgage,  provided,  however, that prior to October  1,1965,  none of the 1990 Bonds may be  redeemed,  directly or indirectly,  from the proceeds of or in anticipation of any refunding  operation involving  the  incurring  of debt  which  has an  interest  rate or cost to the
Company,  computed in accordance with generally accepted financial practice,  of less than the interest rate borne by the 1990 Bonds.

        The 1990 Bonds are subject to redemption prior to the maturity  thereof, as a whole at any time or in part from time to time,  through the  operation  of the Sinking  Fund created for the benefit of the 1990 Bonds by Section 5 of said
Tenth  Supplemental  Indenture,  or out of  monies  deposited  with the  Trustee representing  the  proceeds  of  mortgaged  and  pledged  property  taken by the exercise of the power of eminent  domain or otherwise as provided in paragraph B of Section 69 of the Mortgage,  at the principal  amount of the 1990 Bonds so to be redeemed  and accrued  interest to the date of  redemption,  together  with a premium equal to the percentage of such  principal  amount set forth below under the heading "Special Redemption Premium":

             If Redeemed During the                    Regular         Special
              Twelve Months' Period                  Redemption      Redemption
            Ending With the Last Day                   Premium         Premium
               of September of the
                   Year Stated

    1961..........................................      5.85%           1.23%
    1962..........................................      5.65%           1.21%
    1963..........................................      5.45%           1.19%
    1964..........................................      5.25%           1.16%
    1965..........................................      5.04%           1.14%
    1966..........................................      4.84%           1.12%
    1967..........................................      4.64%           1.09%
    1968..........................................      4.44%           1.07%
    1969..........................................      4.24%           1.04%
    1970..........................................      4.04%           1.01%
    1971..........................................      3.83%           0.98%
    1972..........................................      3.63%           0.95%
    1973..........................................      3.43%           0.92%
    1974..........................................      3.23%           0.89%
    1975..........................................      3.03%           0.85%
    1976..........................................      2.83%           0.81%
    1977..........................................      2.63%           0.78%
    1978..........................................      2.42%           0.73%
    1979..........................................      2.22%           0.69%
    1980..........................................      2.02%           0.65%
    1981..........................................      1.82%           0.60%
    1982..........................................      1.62%           0.55%
    1983..........................................      1.42%           0.50%
    1984..........................................      1.21%           0.45%
    1985..........................................      1.01%           0.39%
    1986..........................................      0.81%           0.34%
    1987..........................................      0.61%           0.28%
    1988..........................................      0.41%           0.21%
    1989..........................................      0.21%           0.15%

and without premium in either case if redeemed after September 30, 1989.

        In the  manner  and  upon  payment  of  the  charges  prescribed  in the
Mortgage,  the 1990  Bonds in coupon  form,  upon,  surrender  thereof  with all unmatured coupons and any matured coupons in default appertaining thereto at the office  or  agency  of the  Company  in  the  City  of  Chicago,  Illinois,  are
exchangeable for a like aggregate  principal amount of fully registered bonds of the same  series  of  authorized  denominations,  and in like  manner  any fully registered  1990 Bonds,  upon surrender  thereof at said office or agency of the
Company,  together with a written instrument of transfer in form approved by the
Company  duly  executed  by the  registered  holder  or by his  duly  authorized attorney, are exchangeable for a like aggregate principal amount of coupon bonds of the same  series,  with all  unmatured  coupons  and any  matured  coupons in default attached,  or for a like aggregate  principal amount of fully registered bonds of the same series of other authorized denominations.

        No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past,  present or future subscriber to the capital stock, stockholder,  officer or director of the Company or of any predecessor or successor  corporation,  as such,  either directly or through the
Company  or any  predecessor  or  successor  corporation  under any rule of law, statute or  constitution  or by the  enforcement of any assessment or otherwise, all such liability of  incorporators,  subscribers,  stockholders,  officers and directors, as such, being waived and released by the terms of the Mortgage.

        This bond shall not become  obligatory until American  National Bank and
Trust  Company of Chicago,  the Trustee  under the  Mortgage,  or its  successor thereunder, shall have signed the form of certificate endorsed hereon.

        IN WITNESS WHEREOF,  Indianapolis  Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile  thereof,  and a facsimile of its corporate seal to be  imprinted  hereon,  attested  by its  Secretary  or  one  of  its  Assistant
Secretaries,  by his  signature or a facsimile  thereof,  and  interest  coupons
`bearing the facsimile signature of its Treasurer to be attached hereto.

     Dated, October 1, 1960.

                                            INDIANAPOLIS POWER & LIGHT COMPANY,

                                            By
                                              --------------------------------
                                                                     President

Attest:

---------------------------------
                        Secretary

                             [FORM OF APRIL COUPON]
$23.13                                                            No. _________

     This coupon  will not be payable if the bond  hereinafter  mentioned  shall have  previously  become  payable or been  called for  previous  redemption  and payment duly provided for.

     On April  1,  _________,  INDIANAPOLIS  POWER & LIGHT  COMPANY  will pay to bearer  upon  surrender  of this  coupon at its  office or agency in the City of
Chicago, Illinois, the amount shown hereon, in lawful money of the United States of America, being six months' interest then due on its

                        FIRST MORTGAGE BOND, 4 5/8% SERIES
                              DUE OCTOBER 1, 1990.

                                                -------------------------------
                                                                       Treasurer

                            [FORM OF OCTOBER COUPON]
$23.12                                                             No. _________

     This coupon  will not be payable if the bond  hereinafter  mentioned  shall have  previously  become  payable or been  called for  previous  redemption  and payment duly provided for.

     On October 1, ______, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer upon  surrender  of this  coupon at its office or agency in the City of Chicago,
Illinois,  the amount  shown  hereon,  in lawful  money of the United  States of
America, being six months' interest then due on its

                        FIRST MORTGAGE BOND, 4 5/8% SERIES
                              DUE OCTOBER 1, 1990.

                                                --------------------------------
                                                                       Treasurer

                         [FORM OF FULLY REGISTERED BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   First Mortgage Bond, 4 5/8% Series, due 1990

                               Due October 1, 1990

$_________                                                         No. _________

     INDIANAPOLIS  POWER & LIGHT COMPANY,  a corporation of the State of Indiana
(hereinafter called the Company), for value received,  hereby promises to pay to
__________________________  or  registered  assigns,  on October 1, 1990, at the
office  or   agency  of  the   Company   in  the  City  of   Chicago,   Illinois
____________________  Dollars in lawful  money of the United  States of America, and to pay to the registered owner hereof interest thereon from the first day of
April or the first day of October next  preceding  the date of this bond, at the rate of Four and Five-Eighths per centum per annum in like lawful money, at said office or agency on April 1 and  October  1 in each  year,  until the  Company's obligation  with  respect  to the  payment  of such  principal  shall  have been discharged.  This bond is one of an issue of bonds of the  Company,  issuable in series,  and is one of a series known as its First  Mortgage Bonds of the series designated in its title,  limited in aggregate  principal  amount to $12,000,000 and established by a Tenth  Supplemental  Indenture dated as of October 1, 1960, all bonds of all  series  issued  and to be issued  under  and  equally  secured
(except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular  series) by a Mortgage and Deed of Trust,  dated as of May 1, 1940,  executed by the Company to American  National Bank and Trust
Company of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented by all supplemental indentures is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged,  the nature and extent of the  security,  the rights of the  bearers or registered  owners of the bonds in  respect  of such  security,  the  duties and immunities of the Trustee and the terms and conditions  upon which the bonds are secured.

     With the  consent  of the  Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage  and/or of any  instruments  supplemental  thereto  may be  modified or altered by affirmative  vote of the holders of at least sixty-six and two-thirds per  centum  (66 2/3%) in  principal  amount  of  the  bonds  affected  by  such modification or alteration then outstanding under the Mortgage  (excluding bonds dis-qualified  from  voting  by  reason of the  Company's  interest  therein  as provided in the  Mortgage);  provided  that no such  modification  or alteration shall permit the  extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other  modification in the terms of payment of such  principal  or  interest  without  the  consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof,  on the conditions,  in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed  default as in the Mortgage provided.

     This bond is  transferable  as prescribed in the Mortgage by the registered owner hereof in person,  or by his duly  authorized  attorney,  at the office or agency of the  Company in the City of  Chicago,  Illinois,  upon  surrender  and cancellation  of this  bond and upon  presentation  of a written  instrument  of transfer,  duly executed,  and upon payment, if the Company shall require it, of the transfer charges  prescribed in the Mortgage,  and,  thereupon,  a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage.  The Company and the Trustee may deem and treat the person in whose name this bond is  registered as the absolute  owner  hereof for the purpose of receiving  payment and for all other purposes.

     The 1990 Bonds are subject to redemption prior to the maturity thereof,  as a whole at any time or in part from time to time,  at the option of the Company, at the principal amount of the 1990 Bonds to be redeemed and accrued interest to the date of  redemption,  together  with a premium  equal to a percentage of the principal amount thereof set forth below under the heading  "Regular  Redemption
Premium" if redeemed  otherwise  than through the  operation of the Sinking Fund created  for  the  benefit  of  the  1990  Bonds  by  Section  5 of  said  Tenth
Supplemental Indenture, or otherwise than by the application of monies deposited with the Trustee  representing  the proceeds of mortgaged  and pledged  property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph  B of Section 69 of the  Mortgage,  provided,  however,  that prior to
October 1, 1965, none of the 1990 Bonds may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest rate or cost to the Company, computed in accordance with generally accepted financial practice, of less than the interest rate borne by the 1990 Bonds.

     The 1990 Bonds are subject to redemption prior to the maturity thereof,  as a whole at any time or in part from time to time,  through the  operation of the
Sinking  Fund  created  for the  benefit  of the 1990 Bonds by Section 5 of said
Tenth  Supplemental  Indenture,  or out of  monies  deposited  with the  Trustee representing  the  proceeds  of  mortgaged  and  pledged  property  taken by the exercise of the power of eminent  domain or otherwise as provided in paragraph B of Section 69 of the Mortgage,  at the principal  amount of the 1990 Bonds so to be redeemed  and accrued  interest to the date of  redemption,  together  with a premium equal to the percentage of such  principal  amount set forth below under the heading "Special Redemption Premium":

             If Redeemed During the                    Regular         Special
              Twelve Months' Period                  Redemption      Redemption
            Ending With the Last Day                   Premium         Premium
               of September of the
                   Year Stated
    1961.........................................       5.85%           1.23%
    1962.........................................       5.65%           1.21%
    1963.........................................       5.45%           1.19%
    1964.........................................       5.25%           1.16%
    1965.........................................       5.04%           1.14%
    1966.........................................       4.84%           1.12%
    1967.........................................       4.64%           1.09%
    1968.........................................       4.44%           1.07%
    1969.........................................       4.24%           1.04%
    1970.........................................       4.04%           1.01%
    1971.........................................       3.83%           0.98%
    1972 ........................................       3.63%           0.95%
    1973.........................................       3.43%           0.92%
    1974.........................................       3.23%           0.89%
    1975.........................................       3.03%           0.85%
    1976.........................................       2.83%           0.81%
    1977.........................................       2.63%           0.78%
    1978.........................................       2.42%           0.73%
    1979.........................................       2.22%           0.69%
    1980.........................................       2.02%           0.65%
    1981.........................................       1.82%           0.60%
    1982.........................................       1.62%           0.55%
    1983.........................................       1.42%           0.50%
    1984.........................................       1.21%           0.45%
    1985.........................................       1.01%           0.39%
    1986.........................................       0.81%           0.34%
    1987.........................................       0.61%           0.28%
    1988.........................................       0.41%           0.21%
    1989.........................................       0.21%           0.15%

and without premium in either case if redeemed after September 30, 1989.

     In the manner and upon payment of the charges  prescribed  in the Mortgage, the 1990 Bonds in coupon form, upon surrender thereof with all unmatured coupons and any matured coupons in default  appertaining thereto at the office or agency of the Company in the City of Chicago,  Illinois,  are  exchangeable  for a like aggregate  principal  amount  of fully  registered  bonds of the same  series of authorized  denominations,  and in like manner any fully  registered 1990 Bonds, upon surrender thereof at said office or agency of the Company,  together with a written  instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like  aggregate  principal  amount of coupon bonds of the same series,  with all unmatured  coupons and any matured  coupons in default  attached,  or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past,  present or future subscriber to the  capital  stock,  stockholder,  officer or director of the Company or of any predecessor or successor  corporation,  as such,  either directly or through the
Company or any  predecessor  or  successor  corporation,  under any rule of law, statute,  or  constitution or by the enforcement of any assessment or otherwise, all such liability of  incorporators,  subscribers,  stockholders,  officers and directors, as such, being waived and released by the terms of the Mortgage.

     This bond shall not become  obligatory  until  American  National  Bank and
Trust  Company of Chicago,  the Trustee  under the  Mortgage,  or its  successor thereunder,  shall  have  signed the form of  certificate  endorsed  hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents,  by his signature or a facsimile  thereof,  and a facsimile of its corporate  seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries,
by his signature or a facsimile thereof.

     Dated, ___________________

                                             INDIANAPOLIS POWER & LIGHT COMPANY,

                                             By
                                               ---------------------------------
                                                                       President

Attest:

-----------------------------------
                          Secretary

                  [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS]

                              Trustee's Certificate

     This bond is one of the bonds,  of the series herein  designated,  provided for in the within-mentioned Mortgage and Tenth Supplemental Indenture.

                                            AMERICAN NATIONAL BANK AND TRUST
                                              COMPANY OF CHICAGO,
                                                                       Trustee,

                                            By
                                              ----------------------------------
                                                              Authorized Officer

     SECTION 4. Until the 1990 Bonds in definitive  form are ready for delivery, the Company  may  execute,  and upon its  request in writing  the Trustee  shall authenticate  and deliver,  in lieu  thereof,  1990 Bonds in temporary  form, as provided  in  Section  15 of  the  Original  Mortgage,  with  the  privilege  of registration  as to principal only, and with coupons No. 1 and No. 2 maturing on
April 1, 1961, and October 1, 1961, respectively. Such bonds may, in lieu of the statement of the  specific  redemption  prices  required to be set forth in such
Bonds in  definitive  form,  include  a  reference  to this  Tenth  Supplemental
Indenture for a statement of such redemption prices.

     SECTION 5. The  Company  covenants  that,  so long as any of the 1990 Bonds shall remain outstanding, it will, on or before the first day of October of each year beginning with the year 1965, deliver to the Trustee,  as and for a Sinking
Fund for the benefit of the holders or the registered  owners of 1990 Bonds,  an amount in cash  and/or  principal  amount of 1990  Bonds  equivalent  to one per centum (1%) of the greatest  principal  amount of 1990 Bonds  theretofore at any one time outstanding.

     All  cash  deposited  by the  Company  with  the  Trustee  pursuant  to the provisions of this Section shall be applied by the Trustee from time to time and as rapidly as may be practicable to the purchase of 1990 Bonds then outstanding, at public or  private  sale at the  lowest  prices  at which  such  bonds can be obtained,  not exceeding,  however,  the principal amount thereof,  plus accrued interest thereon to the date of purchase,  together with the special  redemption premium  set forth in the form of 1990 Bonds  recited in Section 3 of this Tenth
Supplemental  Indenture,  or, if the Company shall so request, the Trustee shall apply any cash then held by it under  this  Section  to the  redemption  of 1990
Bonds as soon as may be practicable  after such request.  In case the balance of such cash  remaining  with the Trustee on the  twentieth  day of February of any year beginning with the year 1966 shall  aggregate  $25,000 or more, the Trustee shall  apply the same to the  redemption  of 1990  Bonds on the next  succeeding first  day of  April,  in which  case the  Trustee  shall  give  notice  of such redemption in the name of the Company in the manner and in  accordance  with the applicable  provisions of Article XII of the Original  Mortgage and Section 2 of
this Tenth Supplemental Indenture; and the Trustee is hereby appointed the agent of the Company  for such  purpose.  The  Company  covenants  that  whenever  any redemption of 1990 Bonds shall be required under the provisions of this Section, it will at the request of the Trustee take all action  necessary,  and authorize the Trustee to take all action necessary, to redeem such bonds.

     The 1990 Bonds shall be subject to redemption through the operation of such
Sinking Fund at the  principal  amount  thereof,  plus  accrued  interest to the redemption date,  together with the aforesaid special  redemption  premium.  The
Company  shall have the right to tender 1990 Bonds for sale by it to the Trustee under the provisions of this Section.

     The Company shall pay to the Trustee,  on demand, the amount of accrued and unpaid interest upon all bonds purchased or redeemed pursuant to this Section.

     Any bonds  deposited,  purchased or redeemed  pursuant to the provisions of this Section,  shall forthwith be cancelled by the Trustee, and upon the request of the  Company,  the  Trustee may cremate the same and deliver to the Company a certificate of such cremation.

     The  Company  covenants  that it will not use any bonds  heretofore  issued under the  Mortgage  (including  any of the 1990  Bonds)  which  may be  retired pursuant to the respective  sinking funds provided for the bonds now outstanding or the 1990 Bonds,  as the basis for the  authentication  and  delivery of bonds pursuant  to Article  VII of the  Mortgage,  or as credit  pursuant to any other provision of the Mortgage.

     SECTION 6. The  Company  covenants  that,  so long as any of the 1990 Bonds shall  remain  outstanding,  it will  continue to make to the Trustee the annual payments for a Maintenance  and  Improvement  Fund required by Section 41 of the
Original Mortgage and will comply with the provisions of said Section 41.

     SECTION 7. The  Company  covenants  that,  so long as any of the 1990 Bonds shall remain  outstanding,  it will comply with all of the provisions of Section
47  of  the  Original  Mortgage,   including  the  provisions  with  respect  to
limitations  on dividends and  distributions  and the purchase and redemption of stock.

     SECTION 8. In the event the Company  elects to redeem any of the 1990 Bonds prior to October 1, 1965,  the  Company  shall,  prior  thereto,  furnish to the
Trustee a  Treasurer's  Certificate  stating that such  redemption  is not being made,  directly or indirectly,  from the proceeds of or in  anticipation  of any refunding  operation  involving the incurring of debt which has an interest rate or cost to the Company, computed in accordance with generally accepted financial practice,  of less than the interest  rate borne by the 1990 Bonds and that said refunding  operation  is in full  compliance  with the terms and  conditions  of
Section 2 of this Tenth Supplemental Indenture.

     SECTION  9.  Section  14 of the  Original  Mortgage  is hereby  amended  by amending the first sentence thereof to read as follows:

          All bonds issued  hereunder  shall,  from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents, whose signature, except on bonds of the 3% Series, due 1970, 3% Series, due 1974,
     277/8% Series,  due 1979, 277/8% Series,  due 1981, 35/8% Series, due 1983,
     35/8% Series,  due 1986 and 41/8% Series,  due 1988, may be a facsimile and its  corporate  seal shall be thereunto  affixed or  imprinted  thereon and attested  by its  Secretary  or one of  its  Assistant  Secretaries,  whose attestation,  except  on bonds of the  series  enumerated  above,  may be a facsimile.

and by amending the next to the last sentence thereof to read as follows:

          In case  any of the  officers  who  shall  have  signed  any  bonds or attested the seal thereon or whose facsimile signature appears on any bonds or coupons shall cease to be such officers of the Company  before the bonds so  signed  and/or  sealed  shall  have  been  actually  authenticated  and delivered by the Trustee or issued by the Company,  such bonds nevertheless may be  authenticated,  delivered  and/or  issued  with the same  force and effect as though the person or persons  who signed  such bonds or  attested the seal  thereon  or whose  facsimile  signature  appears  on any bonds or coupons had not ceased to be such officer or officers of the Company.

     SECTION 10. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions  herein and in the Mortgage set forth and upon the following terms and  conditions:

     The  recitals  contained  herein  and in the  bonds  shall  be taken as the statements  of the  Company and the Trustee  assumes no  responsibility  for the correctness of the same. The Trustee makes no  representations as to validity or adequacy of the security  afforded  hereby,  or as to the validity of this Tenth
Supplemental Indenture or of the bonds or coupons issued hereunder.

     SECTION 11.  Whenever in this Tenth  Supplemental  Indenture  either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original  Mortgage,  be deemed to include the  successors or assigns  of such  party,  and all the  covenants  and  agreements  in this Tenth
Supplemental  Indenture  contained by or on behalf of the  Company,  or by or on behalf  of the  Trustee,  shall,  subject  as  aforesaid,  bind and inure to the benefit of the  respective  successors  and assigns of such parties,  whether so expressed or not.

     SECTION 12.  Nothing in this Tenth  Supplemental  Indenture,  expressed  or implied,  is  intended or shall be  construed  to confer upon or to give to, any person,  co-partnership  or  corporation,  other than the parties hereto and the holders of the bonds and  coupons  outstanding  under the  Mortgage,  any right, remedy, or claim under or by reason of this Tenth Supplemental  Indenture or any covenant, condition or stipulation hereof; and all the covenants,  stipulations, promises and agreements in this Tenth Supplemental  Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons  outstanding under the
Mortgage.

     SECTION 13. The Company  covenants  that all of the terms,  provisions  and conditions  of the  Mortgage  shall  be  applicable  to the  1990  Bonds  issued hereunder,  except as herein  otherwise  provided and except insofar as the same may be inconsistent with the provisions of this Tenth Supplemental Indenture.

     SECTION 14.  This Tenth  Supplemental  Indenture  is dated as of October 1,
1960,  although executed and delivered on the date of the acknowledgment  hereof by the Trustee;  and shall be simultaneously  executed in several  counterparts, and all such  counterparts  executed and delivered,  each as an original,  shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto  affixed and this  instrument to be signed and  acknowledged  by its  President or a  Vice-President,  and its
corporate  seal  to be  hereto  affixed  and  attested  by its  Secretary  or an
Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO,  party of the second part,  has caused its corporate name to be hereunto  affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Assistant Secretary, all as of the day, month and year first above written.

                                 INDIANAPOLIS POWER & LIGHT COMPANY,

[SEAL]

Attest:
                                              By  /s/O.T. Fitzwater
                                            O.T. Fitzwater, President
    Ralph W. Husted, Secretary

                                              AMERICAN NATIONAL BANK AND TRUST
                                                  COMPANY OF CHICAGO,

[SEAL]

Attest:
                                              By  /s/E. L. Andrews
                                            E. L. Andrews, Vice-President

        /s/A. H. Morstadt
A. H. Morstadt, Assistant Secretary

STATE OF INDIANA  )
                  )  SS.:
COUNTY OF MARION  )

     On this 28th day of September, in the year 1960, before me, a Notary Public in and for the  County and State  aforesaid,  personally  came O. T.  Fitzwater,
President,  and  Ralph  W.  Husted,  Secretary,  of  Indianapolis  Power & Light
Company,  one of the corporations  described in and which executed the foregoing instrument,  to me  personally  known  and  known  to me  personally  to be such
President and Secretary,  respectively. Said O. T. Fitzwater and Ralph W. Husted being  by me  severally  duly  sworn  did  depose  and say  that  the said O. T.
Fitzwater resides in the City of Indianapolis,  Marion County, Indiana, and that the said Ralph W. Husted  resides in the City of  Indianapolis,  Marion  County,
Indiana;  that said O. T.  Fitzwater  is  President  and said Ralph W. Husted is
Secretary of said  Indianapolis  Power & Light Company;  that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said  corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order;  and each of them  acknowledged  the execution of said  instrument on behalf of said  corporation  to be his free and voluntary  act and  deed  and  the  free  and  voluntary  act  and  deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 28th day of September, 1960.

                                                  /s/Margaret M. Miller
                                              Margaret M. Miller, Notary Public
                                                      (Notarial Seal)

My Commission Expires
   July 29, 1961

STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )

     On this  28th day of  September,  in the  year  1960,  before  me, a Notary
Public.  in and  for the  County  and  State  aforesaid,  personally  came E. L.
Andrews,  Vice-President,  and A. H. Morstadt,  Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant  Secretary,  respectively.
Said E. L.  Andrews and A. H.  Morstadt,  being by me  severally  duly sworn did depose and say that the said E. L. Andrews  resides in Highland  Park,  State of
Illinois,  and  that the  said A. H.  Morstadt  resides  in  Elmhurst,  State of
Illinois;  that said E. L. Andrews is Vice-President  and said A. H. Morstadt is
Assistant Secretary of said American National Bank and Trust Company of Chicago;
that each of them knows the corporate  seal of said  corporation;  that the seal affixed to said  instrument  and  bearing the name of said  corporation  is such corporate seal; that it was so affixed by authority of the Board of Directors of said  corporation;  and  that  each of them  signed  his  name  thereto  by like authority;  and each of them  acknowledged  the execution of said  instrument on behalf of said  corporation  to be his free and  voluntary  act and deed and the free and voluntary act and deed of said  corporation,  for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 28th day of September, 1960.

                                                 /s/Ruth J. Baumgartner
                                              Ruth J. Baumgartner, Notary Public
                                                         (Notarial Seal)
My Commission Expires:
  December 5, 1961

                          This instrument was prepared
                               by Ralph W. Husted

                                                            RECORDING DATA

                                       TENTH SUPPLEMENTAL INDENTURE DATED AS OF OCTOBER 1, 1960

                County                Instrument                     Record              Page     Instru-          Recording
                                                                                                  ment No.           Date
         Marion                Real Estate Mortgage      Mortgage Record          2059      378       71894   September 28, 1960
                               Chattel Mortgage          Chattel Minute Record     236      149       71895   September 28, 1960
         Boone                 Real Estate Mortgage      Mortgage Record           136      487        4544   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      24      194        4545   September 29, 1960
         Gibson                Real Estate Mortgage      Mortgage Record           185       94        8035   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      17      196        8036   September 29, 1960
         Hamilton              Real Estate Mortgage      Mortgage Record           146      205        1359   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      M9      234        1360   September 29, 1960
         Hancock               Real Estate Mortgage      Mortgage Record           104      513        4191   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      19      197        4192   September 29, 1960
         Hendricks             Real Estate Mortgage      Mortgage Record           153      438        7680   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      16      193        7681   September 29, 1960
         Johnson               Real Estate Mortgage      Mortgage Record           147      441       08206   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      23       37       08207   September 29, 1960
         Morgan                Real Estate Mortgage      Mortgage Record           142       75       24360   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      42       94       24359   September 29, 1960
         Pike                  Real Estate Mortgage      Mortgage Record            37      313        2482   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record       7      130        2483   September 29, 1960
         Shelby                Real Estate Mortgage      Mortgage Record           179       13        3941   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      18      162        3942   September 29, 1960
         Sullivan              Real Estate Mortgage      Mortgage Record           161      407       33685   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      17       66       33686   September 29, 1960

                                                                [CONFORMED COPY]
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                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       to

                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO

                                                 TRUSTEE

                              ____________________

                        Eighteenth Supplemental Indenture

                              ____________________

                          Dated as of February 15, 1974

                              ____________________

                   MODIFICATIONS OF MORTGAGE AND DEED OF TRUST
                    DATED AS OF MAY 1, 1940, AS SUPPLEMENTED

================================================================================

                               TABLE OF CONTENTS*
                                       of
                        EIGHTEENTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY

SEC. 5   Eighteenth Supplemental Indenture executed to embody
            modifications of Mortgage and Deed of Trust

-----------------------
*    Table of Contents is not part of the Eighteenth  Supplemental Indenture and should not be considered  as such. It is included  herein only for purposes of convenient reference.

     THIS  EIGHTEENTH  SUPPLEMENTAL  INDENTURE,  dated as of February  15, 1974, between  INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the  State of
Indiana, hereinafter sometimes called the "Company", party of the first part and
AMERICAN  NATIONAL  BANK AND  TRUST  COMPANY  OF  CHICAGO,  a  national  banking association,  as Trustee,  hereinafter sometimes called the "Trustee",  party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the  "Original  Mortgage"  when  referred  to as  existing  prior to any supplement  thereto,  and the "Mortgage" when referred to as now or heretofore supplemented)  dated as of May 1, 1940, made to said American  National Bank and
Trust Company of Chicago,  as Trustee, to secure the payment of the bonds issued from time to time under the  Mortgage  for the  purposes  of and  subject to the limitations  specified in the  Mortgage,  and to secure the  performance  of the covenants  therein  contained,  conveyed to the Trustee  thereunder upon certain trusts,  terms and  conditions,  and with and  subject to certain  provisos  and
covenants  therein  contained,  all  and  singular  the  property,   rights  and
franchises which the Company then owned or should thereafter acquire,  excepting the property  expressly  excepted by the terms of the  Original  Mortgage or any indenture  supplemental  thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS,  the  Original  Mortgage  has been  supplemented  by  supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949,
as of October 1, 1949,  as of February 1, 1951,  as of March 1, 1953, as of June
1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of
April 1, 1966,  as of May 1, 1967,  as of May 1, 1968, as of October 1, 1970, as
of March 1, 1972, and as of March 15, 1973; and

     WHEREAS,  modifications  of the Original  Mortgage as hereinafter set forth were made at an  adjourned  meeting of  bondholders  duly  convened  and held on
November  30,  1973,  in  accordance  with the  provisions  of Article XX of the
Original  Mortgage,  by resolutions duly adopted by the affirmative votes of the holders of more than sixty-six and two-thirds per centum  (66-2/3%) in principal amount of the bonds entitled to vote at such meeting then outstanding  under the
Mortgage,  and approved by  resolutions of the Board of Directors of the Company duly adopted at a meeting thereof duly convened and held on December 14, 1973, a copy of  which  resolutions  of  approval,  certified  by the  Secretary  of the
Company,  was filed by the Company with the Trustee on December  17,  1973,  and became binding upon. the Company,  the Trustee, and the holders of all bonds and coupons issued under the Mortgage, on February 15, 1974; and

     WHEREAS, Section 126 of Article XX of the Original Mortgage provides, among other things,  that instruments  supplemental to the Original Mortgage embodying any modification of the Original  Mortgage made at any bondholders'  meeting and approved by resolution of the Board of Directors of the Company, may be executed by the Trustee and the Company; and

     WHEREAS,  all things  necessary to make the  modifications  of the Original
Mortgage  hereinafter  set forth  binding upon the Company,  the Trustee and the holders of all bonds and coupons  issued  under the  Mortgage,  and to make this
Eighteenth  Supplemental Indenture a valid mid binding agreement supplemental to the Original  Mortgage,  have been done and  performed,  and the  execution  and delivery  hereof,  in the form and terms hereof,  have been in all respects duly authorized;

     NOW, THEREFORE,  THIS EIGHTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in consideration  of the premises and of the sum of one dollar  lawful money of the
United  States of America to the  Company  duly paid by the Trustee at or before the  execution  and  delivery of this  Eighteenth  Supplemental  Indenture,  the
receipt   whereof  is  hereby   acknowledged,   the  Company  and  the  Trustee,
respectively,   have  entered  into,  executed  and  delivered  this  Eighteenth
Supplemental Indenture for the uses and purposes hereinafter expressed,  that is to say:

     SECTION 1. Section 4(I) of the Original  Mortgage has been modified so that the first sentence thereof now reads as follows:

          "SECTION  4. (I) The term  `property  additions'  shall  mean  plants, lines,  pipes,  mains,  cables,  machinery,  transmission  lines, pipe lines,  distribution  systems,  service  systems  and supply  systems, property, real or personal, and improvements, extensions or additions, located within the State of Indiana,  or located in any other State if such property is physically connected with any property of the Company located  in  Indiana  by or through  other  property  of the  Company, acquired by purchase, consolidation,  merger, donation or in any other way  whatsoever,  subsequent to April 30, 1940, or made or constructed subsequent  to April 30, 1940,  or in the process of  construction  or erection in so far as actually  constructed  or erected  subsequent to
          April 30,  1940,  and used or useful or to be used in the  business of generating, manufacturing, transporting, transmitting, distributing or supplying  electricity for light,  heat,  power or other purposes,  or
          steam  for  power,   heat  or  other  purposes,   including,   without
          limitation, nuclear fuel assemblies,  components and materials used in the generation of electricity."

     SECTION 2. Section 6 of the Original Mortgage has been modified by striking out the word "or" at the end of subdivision  (f);  by  substituting a semi-colon for the period at the end of subdivision (g), and adding the word "or" after the semi-colon,  and by adding  immediately  after subdivision (g) the following new subdivision (h) as follows:

          "(h) waivers of the right to partition property held by the Company as a tenant in common with another or others."

     SECTION  3.  Section  30 of the  Original  Mortgage  has been  modified  by amending  clause (h) of subdivision (7) thereof so that said clause now reads as follows:

          "(h)  that the  Company  has  corporate  authority  and all  necessary permission from governmental  authorities to own the property  additions in respect of which such application is made;"

     SECTION 4.  Section 39 of the Original  Mortgage has been  modified so that said Section now reads as follows:

          "SECTION  39.  That it will pay all  taxes  and  assessments  lawfully levied or assessed upon the mortgaged  and pledged  property,  or upon any part thereof or upon any income  therefrom or upon the interest of the Trustee in the mortgaged  and.  pledged  property  before the same shall  become  delinquent,  and will duly  observe  and conform to all valid  requirements of any governmental  authority  relative to any of the  mortgaged  and pledged  property,  and all  covenants,  terms and conditions  upon or  under  which  any of the  mortgaged  and  pledged property  is held;  that it will not suffer  any lien to be  hereafter created upon the mortgaged and pledged property,  or any part thereof, or the income  therefrom,  prior to the lien of these presents,  other than  excepted  encumbrances,  and, in the case of property  hereafter acquired,  vendors'  liens,  purchase  money  mortgages  and any  lien thereon at the time of the acquisition  thereof,  and that within four months after the  accruing of any lawful  claims or demands for labor, materials,  supplies or other objects, which if unpaid might by law be given  precedence  over the lien of this Indenture as a lien or charge upon any of the mortgaged and pledged  property or the income thereof, it will pay or cause to be discharged  or make  adequate  provision to satisfy and discharge  the same;  provided,  however,  that nothing in this Section contained shall require the Company to observe or conform
          (1) to any  requirement  of  governmental  authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax,  assessment or governmental  charge so long as the  validity  thereof  shall  be  contested  in  good  faith  and  by appropriate  legal  proceedings,  or (2) to  observe or conform to any requirement of governmental authority arising under any federal, state or local  environmental  law or  regulation  if the Company is in good faith doing all things  technologically and economically  feasible and prudent on its part to observe or conform to such requirement,  and if the  Company  shall  have  filed an  engineer's  certificate  with the
          Trustee to such effect  specifying such requirement and the good faith efforts  it is making  to comply  therewith;  and  provided  that such security for the payment of such lien, charge or tax shall be given as the Trustee may  require;  and that,  save as  aforesaid,  it will not suffer any matter or thing  whereby the lien hereof  might or could be impaired."

     SECTION 5. This Eighteenth Supplemental Indenture is executed and delivered by the Company and the Trustee for the purpose of embodying the modifications of the Original  Mortgage  set forth in Sections 1, 2, 8 and 4 hereof,  made at the adjourned meeting of bondholders  referred to in the recitals  contained herein, and approved by resolutions of the Board of Directors of the Company, as therein stated, which modifications became binding upon the Company, the Trustee and the holders of all bonds and coupons  issued  under the  Mortgage,  on February  15,
1974.

     SECTION  6. To the  extent  required  by  Section  125 of Article XX of the
Original Mortgage, the Trustee, by its execution of this Eighteenth Supplemental
Indenture,  evidences its written  assent to the  modifications  of the Original
Mortgage set forth in Sections 1, 2, 8 and 4 hereof.

     SECTION 7. Whenever in this Eighteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original  Mortgage,  be deemed to include the  successors or assigns of such party,  and all the covenants and agreements in this  Eighteenth
Supplemental  Indenture contained by or on behalf of the Company shall,  subject as aforesaid,  bind and inure to the benefit of the  respective  successors  and assigns of such parties, whether so expressed or not.

     SECTION 8. Nothing in this Eighteenth Supplemental Indenture,  expressed or implied,  is intended or shall be construed  to confer upon,  or to give to, any person,  co-partnership  or  corporation,  other than the parties hereto and the holders of the bonds and coupons issued under the Mortgage,  any right,  remedy, or claim under or by reason of this  Eighteenth  Supplemental  Indenture  or any covenant,  condition or stipulation  hereof; and all the covenants,  conditions, stipulations,  promises and agreements in this Eighteenth Supplemental Indenture contained  by or on behalf of the  Company  shall be for the sole and  exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons issued under the Mortgage.

     SECTION 9. This Eighteenth  Supplemental  Indenture is dated as of February
15,  1974,  although  executed and  delivered on the date of the  acknowledgment hereof by the Trustee;  and shall be  simultaneously  executed and  delivered in several counterparts,  and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part has caused its corporate name to be hereunto affixed and this instrument to be  signed  and  acknowledged  by its  President  or a Vice  President,  and its
corporate  seal  to be  hereto  affixed  and  attested  by its  Secretary  or an
Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST
COMPANY  OF  CHICAGO,  party of the  second  part,  as  Trustee,  has caused its corporate  name to be  hereunto  affixed  and this  instrument  to be signed and acknowledged by one of its Vice Presidents,  and its corporate seal to be hereto affixed and  attested by one of its  Assistant  Secretaries,  all as of the day,
month and year first above written.

                                   INDIANAPOLIS POWER & LIGHT COMPANY

                                            By  /s/E. L. CASSADY
                                                   E.L. CASSADY, President

Attest:

        /s/M.E. Woods
        M.E. Woods, Secretary

                                            AMERICAN NATIONAL BANK AND TRUST
                                              COMPANY OF CHICAGO

                                            By /s/P. G. CALLAS
                                               PERRY G. CALLAS, Vice President

Attest:

    /s/RICHARD Y. GUTHRIE
    RICHARD Y. GUTHRIE, Assistant Secretary

STATE OF INDIANA  )
COUNTY OF MARION  ) SS:

     On this 15th day of February,  in the year 1974, before me, a Notary Public in and for the  County  and  State  aforesaid,  personally  came E. L.  CASSADY,
President,  and M. E. WOODS,  Secretary,  of Indianapolis Power & Light Company,
one  of  the  corporations   described  in  and  which  executed  the  foregoing
instrument,  to me  personally  known  and  known  to me  personally  to be such
President and Secretary, respectively. Said E. L. Cassady and M. E. Woods, being by me severally duly sworn did depose and say that said E. L. Cassady resides in
Marion County,  Indiana,  and that said M. E. Woods resides in Hendricks County,
Indiana;  that said E. L. Cassady is President and said M. E. Woods is Secretary of said  Indianapolis  Power &  Light  Company;  that  each  of them  knows  the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said  corporation  is such  corporate  seal;  that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order;  and each of them  acknowledged  the execution of said  instrument on behalf of said  corporation  to be his free and voluntary  act and  deed  and  the  free  and  voluntary  act  and  deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 15th day of February, 1974.

                                              /s/L. ANGELA CRAWFORD
                                              L. ANGELA CRAWFORD, Notary Public

My Commission Expires:
May 2, 1977

(Notarial Seal)

STATE OF ILLINOIS )
COUNTY OF COOK    ) SS:

     On this 15th day of February,  in the year 1974, before me, a Notary Public in and for the County and State aforesaid, personally came PERRY G. CALLAS, Vice
President,  and RICHARD Y. GUTHRIE,  Assistant  Secretary,  of American National
Bank and Trust  Company of Chicago,  one of the  corporations  described  in and which executed the foregoing instrument,  to me personally known and known to me personally to be such Vice President and Assistant Secretary, respectively. Said
PERRY G. CALLAS,  AND RICHARD Y. GUTHRIE,  being by me severally  duly sworn did depose and say that said PERRY G. CALLAS resides in Chicago,  State of Illinois, and that said RICHARD Y. GUTHRIE  resides in Evanston,  State of Illinois;  that said PERRY G. CALLAS,  Vice  President  and said RICHARD Y. GUTHRIE is Assistant
Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said  corporation;  that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal;
that  it was so  affixed  by  authority  of  the  Board  of  Directors  of  said corporation;  and that each of them signed his name  thereto by like  authority;
and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 15th day of February, 1974.

                                              /s/SANDRA GURGONE
                                              SANDRA GURGONE, Notary Public

My Commission Expires:
January 15, 1978

                                                                 (Notarial Seal)

                          This instrument was prepared
                                 by M. E. Woods

                                 RECORDING DATA
         Eighteenth Supplemental Indenture Dates As Of February 15, 1974

                                                                      Recording
   County             Record            Page           Instr. No.        Date
   ------             ------            ----           ----------     ---------
Boone ........     Mtg. Rec. 169         85               610         2/19/74

Daviess ......     Mtg. Rec. 181        743             10439         2/19/74

Gibson .......     Drawer No. 2         ---             37234         2/19/74
                   Card No. 5259

Greene .......     Mtg. Rec. H-7         65               862         2/19/74

Hamilton .....     Mtg. Rec. 294        429              1261         2/19/74

Hancock ......         ---              ---           74-0714         2/19/74

Hendricks ....     Mtg. Rec. 214      241-6             11721         2/19/74

Johnson ......     Mtg. Rec. 221        765            011890         2/19/74

Knox .........     Mtg. Rec. 240        365               593         2/19/74

Madison ......     Mtg. Rec. 600        407              9299         2/19/74

Marion .......         ---              ---            74-8625        2/19/74

Monroe .......     Mtg. Rec. A227       451             56636         2/19/74

Morgan .......     Mtg. Rec. 227         33               778         2/19/74

Owen .........     Mtg. Rec. AAV        397             32784         2/19/74

Pike .........     Mtg. Rec. 54         163               338         2/19/74

Putnam .......     Mtg. Rec. 139        443             13542         2/19/74

Shelby .......     Mtg. Rec. 220        671               705         2/19/74

Sullivan .....     Mtg. Rec. 202        484             16908         2/19/74

                     INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                              TRUSTEE

                                ---------------

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 15, 1991

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            8% SERIES, DUE 2006

                               TABLE OF CONTENTS*

                                       of

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                 PAGE
                                                                 ----

               Part II Steam and Hot Water Distributing
                         Systems..........................         4
               Part III Indeterminate Permits and

Section 2   Designation of Thirty-Second series of bonds
              and kind and denominations thereof..........         6
            Record date for payment of interest...........         6
            Designation of American National Bank and Trust

Section 5   Annual Payments for Maintenance and
              Improvement Fund............................        13
Section 6   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions................................        14
Section 7   Acceptance of trusts by Trustee and
              conditions of acceptance....................        14
Section 8   Successors and assigns........................        14
Section 9   Limitation of rights hereunder................        14
_________________________
*Table of Contents is not part of the Thirty-Fourth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient
reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and

                                       ii

THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of
October 15, 1991, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana,
hereinafter sometimes called the "Company," party of the
first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee,
hereinafter sometimes called the "Trustee," party of the
second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage"
when referred to as existing prior to any supplement
thereto or modification thereof, and the "Mortgage" when
referred to as now or heretofore supplemented and
modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee,
to secure the payment of the bonds issued from time to
time under the Mortgage for the purposes of and subject
to the limitations specified in the Mortgage, and to
secure the performance of the covenants therein
contained, conveyed to the Trustee thereunder upon
certain trusts, terms and conditions, and with and
subject to certain provisos and covenants therein
contained, all and singular the property, rights and
franchises which the Company then owned or should
thereafter acquire, excepting the property expressly
excepted by the terms of the Original Mortgage or any
indenture supplemental thereto, to which Mortgage
reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and
modified by supplemental indentures dated as of May 1,
1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as
of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, and as of August 1,
1989; and

WHEREAS, Section 8 of the Original Mortgage provides,
among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder
shall be established by an indenture supplemental thereto
authorized by resolution of the Board of Directors of the
Company, and that the form of each series, as established
by the Board of Directors, shall specify the descriptive
title of the bonds and various other terms thereof, and
may also contain other provisions as the Board of
Directors may, in its discretion, cause to be inserted
therein expressing or referring to the terms and
conditions upon which such bonds are to be issued and
secured under the Original Mortgage or any indenture
supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the
establishment, execution, authentication and delivery
under the Mortgage of bonds of a series to be known as
its "First Mortgage Bonds, 8% Series, due 2006" (the
bonds of said series being hereinafter sometimes referred
to as the "2006 Bonds"), limited to the aggregate
principal amount of Fifty-Eight Million Eight Hundred
Thousand Dollars ($58,800,000); and

WHEREAS, all things necessary to make the 2006 Bonds
hereinafter described, when duly executed by the Company
and authenticated and delivered by the Trustee, valid,
binding and legal obligations of the Company, and to make
this Thirty-Fourth Supplemental Indenture a valid and
binding agreement supplemental to the Original Mortgage,
have been done and performed; and

WHEREAS, the execution and delivery by the Company of
this Thirty-Fourth Supplemental Indenture, and the terms
of the 2006 Bonds, have been duly authorized by the Board
of Directors of the Company by appropriate resolutions of
said Board; and

WHEREAS, it is provided in and by the Original Mortgage
that the Company will execute and deliver such further
instruments and do such further acts as may be necessary
or proper to carry out more effectually the purposes of
the Mortgage, and to make subject to the lien thereof any
property thereafter acquired and intended to be subject
to the lien thereof; and

WHEREAS, the Company has, since the date of execution and
delivery of the Original Mortgage, purchased and acquired
property and desires by this Thirty-Fourth Supplemental
Indenture specifically to convey to the Trustee such
property for the better protection and security of the
bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in
consideration of the premises and of the acceptance or
purchase of the 2006 Bonds by the registered owners
thereof, and of the sum of one dollar, lawful money of
the United States of America, to the Company duly paid by
the Trustee at or before the execution and delivery of
this Thirty-Fourth Supplemental Indenture, the receipt
whereof is hereby acknowledged, the Company and the
Trustee, respectively, have entered into, executed and
delivered this Thirty-Fourth Supplemental Indenture, for
the uses and purposes hereinafter expressed, that is to
say:

Section 1. The Company has granted, bargained, sold,
released, conveyed, assigned, transferred, mortgaged,
pledged, set over and confirmed, and by these presents
does grant, bargain, sell, release, convey, assign,
transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined
in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein
provided, and its successors in the trusts declared in
the Original Mortgage and herein, all of the property,
real, personal and mixed, tangible and intangible, of
every kind, character and description which the Company
has acquired since the execution and delivery of the
Original Mortgage and now owns (except property, rights
and assets of a character similar to that excluded from
the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights
and assets are excluded from the lien and operation of
the Mortgage only to the extent provided therein),
including, but without otherwise limiting the generality
of the foregoing, the following described property
situated within the State of Indiana:

                        PART I.

              ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired
by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew,
Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and
any additions to or extensions of any such systems,
together with the buildings, erections, structures,
transmission lines, power stations, sub-stations,
engines, boilers, condensers, pumps, turbines, machinery,
tools, conduits, manholes, insulators, dynamos, motors,
lamps, cables, wires, poles, towers, cross-arms, piers,
abutments, switchboard equipment, meters, appliances,
instruments, apparatus, appurtenances, maps, records,
ledgers, contracts, facilities and other property or
equipment used or provided for use in connection with the
construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-
of-way, franchises, licenses, grants, liberties,
immunities, ordinances, permits and easements of the
Company in respect of the construction, maintenance,
repair and operation of said systems.

                      PART II.

      STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired
by the Company after May 1, 1940, the date of the
Original Mortgage, and located in the City of
Indianapolis, Marion County, Indiana, and any additions
to or extensions of any such systems; together with the
buildings, erections, structures, boilers, heaters,
engines, tanks, pipe lines, mains, connections, service
pipes, meters, tools, instruments, appliances, apparatus,
facilities, machinery and other property and equipment
used or provided for use in the construction,
maintenance, repair and operation thereof; and together
also with all of the rights, privileges, rights-of-way,
franchises, licenses, grants, liberties, immunities,
ordinances, permits and easements of the Company in
respect of the construction, maintenance, repair and
operation of said systems.

                    PART III.

    INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances,
licenses, and other authorizations by or from any state,
county, municipality, or other governmental authority,
acquired by the Company after May 1, 1940, the date of
the Original Mortgage, including particularly, but not
limited to, any indeterminate permits
under the Public Service Commission Act of the State of
Indiana, and all Acts amendatory thereof and supplemental
thereto, and all right, title and interest therein now
owned by the Company, and all renewals, extensions and
modifications of said indeterminate permits, franchises,
ordinances, licenses, and other authorizations, and of
the indeterminate permits, franchises, ordinances,
licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                    PART IV.

                OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now
owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the
enumeration of the same the scope and intent of the
foregoing or of any general description contained in the
Mortgages) all lands, flowage rights, water rights,
flumes, raceways, dams, rights-of-way and roads; all
plants for the generation of electricity by water, steam
and/or other power, power houses, telephone systems,
water systems, steam heat and power plants, hot water
plants, sub-stations, transmission lines, distribution
systems, bridges, culverts and tracks; all offices,
buildings and structures and the equipment thereof; all
machinery, engines, boilers, dynamos, machines,
regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical,
conduits, cables and lines; all pipes whether for water,
steam heat and power, or other purposes; all mains and
pipes, service pipes, fittings, valves and connections,
poles, wires, tools, implements, apparatus, furniture and
chattels; all municipal franchises, indeterminate
permits, and other permits; all lines for the
transportation, transmission and/or distribution of
electric current, steam heat and power or water for any
purpose, including towers, poles, wires, cables, pipes,
conduits and all apparatus for use in connection
therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or
street lighting contracts; all easements, servitudes,
licenses, permits, rights, powers, franchises,
privileges, rights-of-way and other rights in or relating
to real estate or the occupancy of the same and (except
as hereinafter or in the Mortgage expressly excepted) all
the right, title and interest of the Company in and to
all other property of any kind or nature appertaining to
and/or used and/or occupied and/or enjoyed in connection
with any property hereinbefore described or referred to;

Together with all and singular the tenements,
hereditaments and appurtenances belonging or in anywise
appertaining to the aforesaid property or any part
thereof, with the reversion and reversions, remainder and
remainders and (subject to the provisions of Section 64
of the Original Mortgage), the tools, rent, revenues,
issues, earnings, income, product and profits thereof,
and all the estate, right, title and interest and claim
whatsoever, at law as well as in equity, which the
Company now has or may hereafter acquire in and to the
aforesaid property, indeterminate permits, franchises,
ordinances, licenses
and other authorizations and every part and parcel
thereof.

Section 2. There shall be and is hereby established a
series of bonds, limited in aggregate principal amount to
Fifty-Eight Million Eight Hundred Thousand Dollars
($58,800,000) to be issued under and secured by the
Mortgage, to be designated "8% Series, due 2006", each of
which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on October 15,
2006, and shall be issued only as fully registered bonds
without coupons in the denomination of one thousand
dollars and any larger denomination which is a multiple
of one thousand dollars; they shall bear interest from
the beginning of the current interest period during which
each bond is dated, at the rate per annum designated in
the title thereof, payable semi-annually, on October 15
and April 15 of each year; and the principal of, premium,
if any, and interest on each said bond shall be payable
in lawful money of the United States of America at the
office or agency of the Company in the City of Chicago,
Illinois.  The person in whose name any such bond is
registered at the close of business on any record date
(as hereinafter defined) with respect to any interest
payment date shall be entitled to receive the interest
payable on such interest payment date, except if and to
the extent the Company shall default in the payment of
the interest due on such interest payment date, in which
case such defaulted interest shall be paid to the person
in whose name such bond is registered on the date of
payment of such defaulted interest or on a subsequent
record date for such payment if one shall have been
established as hereinafter provided.  A subsequent record
date with respect to payment of interest in default may
be established by or in behalf of the Company by notice
mailed to the holders of the 2006 Bonds not less than ten
(10) days preceding such record date, which record date
shall not be more than thirty (30) days prior to the
subsequent interest payment date.  The term "record date"
as used in this Section with respect to any regular
interest payment date shall mean the tenth day next
preceding such interest payment date, or, if such tenth
day shall be a legal holiday or a day on which banking
institutions in the City of Chicago, Illinois, are
authorized by law to close, the day next succeeding such
tenth day which shall not be a legal holiday or a day on
which such institutions are authorized to close.

American National Bank and Trust Company of Chicago is
hereby designated and appointed the office and agency of
the Company for the payment of the principal of, premium,
if any, and interest on the 2006 Bonds and for the
registration, transfer and exchange of such bonds as
hereinafter provided; all reference herein to the office
or agency of the Company for the payment of the principal
of, premium, if any, and interest on the 2006 Bonds, or
the registration, transfer or exchange thereof, being to
American National Bank and Trust Company of Chicago.  In
the event of the resignation or inability to act of
American National Bank and Trust Company of Chicago, then
a successor agent for all such purposes in the City of
Chicago, Illinois, shall be appointed by the Board of
Directors of the Company.

The 2006 Bonds shall be dated as of the date of
authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2006 Bonds shall not be subject to redemption by the
Company prior to the maturity thereof except out of
monies deposited with the Trustee representing the
proceeds of mortgaged and pledged property taken by the
exercise of the power of eminent domain or otherwise as
provided in paragraph B of Section 69 of the Mortgage, in
which event the redemption price of the 2006 Bonds so to
be redeemed shall be the principal amount of such bonds
plus accrued interest thereon to the date of redemption.

At the option of the holder, any 2006 Bonds, upon
surrender thereof at said office or agency of the Company
together with a written instrument of transfer in form
approved by the Company duly executed by the holder or by
his duly authorized attorney, shall be exchangeable for a
like aggregate principal amount of fully registered bonds
of the same series of other authorized denominations.

The 2006 Bonds shall be transferable on the books of the
Company at said office or agency of the Company in the
City of Chicago, Illinois, by the registered holder
thereof, in person or by his duly authorized attorney,
upon surrender thereof for cancellation.

The Company shall not be required to make transfers or
exchanges of any of the 2006 Bonds for a period of ten
(10) days next preceding any interest payment date of
said bonds.

No charge shall be made upon any transfer or exchange of
any of the 2006 Bonds other than for any tax or taxes or
other governmental charge required to be paid by the
Company.

The 2006 Bonds shall be limited to an aggregate principal
amount of Fifty-Eight Million Eight Hundred Thousand
Dollars ($58,800,000) and shall be issued under the
provisions of Article VI and Article VII of the Original
Mortgage.

Section 3.  The 2006 Bonds, and the Trustee's Certificate
to be endorsed thereon, shall be in the following forms,
respectively:

[Form of Face of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 8% Series, Due 2006
     Due October 15, 2006

No.                                       $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the Company), for
value received, hereby promises to pay to
                                    or registered
assigns, on October 15, 2006, at the office or agency of
the Company in the City of Chicago, Illinois,
                             Dollars in lawful money of
the United States of America, and to pay to the
registered owner hereof interest thereon from the
fifteenth day of October or the fifteenth day of April
next preceding the date of this bond, at the rate of 8
per centum per annum in like lawful money, at said office
or agency on October 15 and April 15 in each year, until
the Company's obligation with respect to the payment of
such principal shall have been discharged.  The interest
payable hereunder on October 15 or April 15 will, subject
to the exception provided in Section 2 of the Thirty-
Fourth Supplemental Indenture hereinafter mentioned, be
paid to the person in whose name this bond is registered
at the close of business on the record date, which shall
be the tenth day next preceding such interest payment
date or, if such tenth day shall be a legal holiday or a
day on which banking institutions in the City of Chicago,
Illinois, are authorized by law to close, the day next
succeeding such tenth day which shall not be a legal
holiday or a day on which such institutions are
authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND
SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS
SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH
FULLY SET FORTH IN THIS PLACE.

This bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee
under the Mortgage, or its successor thereunder, shall
have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company
has caused this Bond to be signed in its name by its
President or one of its Vice-Presidents, by his signature
or a facsimile thereof, and a facsimile of its corporate
seal to be imprinted hereon, attested by its Secretary or
one of its Assistant Secretaries, by his signature or a
facsimile thereof.

                     INDIANAPOLIS POWER & LIGHT COMPANY

Dated:               By_______________________________________
                                   President

Attest:

By_____________________________
           Secretary

[Form of Trustee's Certificate on Bonds]

     Trustee's Certificate

This Bond is one of the bonds, of the series herein
designated, provided for in the within-mentioned Mortgage
and Thirty-Fourth Supplemental Indenture.

                                   AMERICAN NATIONAL BANK AND
                                     TRUST COMPANY OF CHICAGO
                                                  Trustee

By______________________________________

Authorized Signature

[Form of Reverse Side of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 8% Series, due 2006
     Due October 15, 2006

This Bond is one of an issue of bonds of the Company,
issuable in series, and is one of a series known as its
First Mortgage Bonds, 8% Series, due 2006 (herein
sometimes called the "2006 Bonds") limited in aggregate
principal amount to Fifty-Eight Million Eight Hundred
Thousand Dollars ($58,800,000) and established by a
Thirty-Fourth Supplemental Indenture, dated as of October
15, 1991, all bonds of all series issued and to be issued
under and equally secured (except insofar as any sinking
or other fund, established in accordance with the
provisions of the Mortgage hereinafter mentioned, may
afford additional security for the bonds of any
particular series) by a Mortgage and Deed of Trust, dated
as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as Trustee
(which Mortgage and Deed of Trust as supplemented and
modified by all supplemental indentures thereto is
hereinafter referred to as the "Mortgage"), to which
Mortgage reference is made for a description of the
property mortgaged and pledged, the nature and extent of
the security, the rights of the bearers or registered
owners of the bonds in respect of such security, the
duties and immunities of the Trustee and terms and
conditions upon which the bonds are secured.

With the consent of the Company and to the extent
permitted by and as provided in the Mortgage, the rights
and obligations of the Company and/or of the holders of
the bonds and/or coupons and/or the terms and provisions
of the Mortgage and/or any instruments supplemental
thereto may be modified or altered by affirmative vote of
the holders of at least sixty-six and two-thirds per
centum (66-2/3%) in principal amount of the bonds
affected by such modification or alteration then
outstanding under the Mortgage (excluding bonds
disqualified from voting by reason of the Company's
interest therein as provided in the Mortgage); provided
that no such modification or alteration shall permit the
extension of the maturity of the principal of this bond
or the reduction in the rate of interest hereon or any
other modification in the terms of payment of such
principal or interest without the consent of the holder
hereof.  The principal hereof may be declared or may
become due and payable prior to the stated date of
maturity hereof, on the conditions, in the manner and at
the time set forth in the Mortgage, upon the occurrence
of a completed default as in the Mortgage provided.

The 2006 Bonds are issued only in fully registered form
without coupons in the denomination of one thousand
dollars and any larger denomination which is a multiple
of one thousand dollars.  In the manner and upon payment
of the charges hereinafter mentioned, the 2006 Bonds,
upon surrender thereof at the office or agency of the
Company in the City of Chicago, Illinois, together with a
written instrument of transfer in form approved by the
Company duly executed by the registered holder or by his
duly authorized attorney, are exchangeable for a like
aggregate principal amount of fully registered bonds of
the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage
by the registered owner hereof in person, or by his duly
authorized attorney, at the office or agency of the
Company in the City of Chicago, Illinois, upon surrender
and cancellation of this bond and upon presentation of a
written instrument of transfer, duly executed and upon
payment of the charges hereinafter mentioned, and,
thereupon, a new fully registered bond of the same series
for a like principal amount will be issued to the
transferee in exchange hereof as provided in the
Mortgage.  The Company and the Trustee may deem and treat
the person in whose name this bond is registered as the
absolute owner hereof for the purpose of receiving
payment and for all other purposes.

No charge shall be made upon any transfer or exchange of
any of the 2006 Bonds other than for any tax or taxes or
other governmental charge required to be paid by the
Company.

The Company shall not be required to make transfers or
exchanges of any of the 2006 Bonds for a period of ten
(10) days next preceding any interest payment date of
said bonds.

The 2006 Bonds are not subject to redemption by the
Company prior to the maturity thereof except out of
monies deposited with the Trustee representing the
proceeds of mortgaged and pledged property taken by the
exercise of the power of eminent domain or otherwise as
provided in paragraph B of Section 69 of the Mortgage, in
which event the redemption price of the 2006 Bonds so to
be redeemed shall be the principal amount of such bonds
plus accrued interest thereon to the date of redemption.

No recourse shall be had for the payment of the principal
of or interest on this bond against any incorporator or
any past, present or future subscriber to the capital
stock, stockholder, officer or director of the Company or
of any predecessor or successor corporation, as such,
either directly or through the Company or any predecessor
or successor corporation, under any rule of law, statute
or constitution or by the enforcement of any assessment
or otherwise, all such liability of incorporators,
subscribers, stockholders, officers and directors, as
such, being waived and released by the terms of the
Mortgage.

Section 4. Until the 2006 Bonds in definitive form are
ready for delivery, the Company may execute, and upon its
request in writing the Trustee shall authenticate and
deliver, in lieu thereof, fully registered 2006 Bonds in
temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the
specific redemption prices required to be set forth in
such bonds in definitive form, include a reference to
this Thirty-Fourth Supplemental Indenture for a statement
of such redemption prices.

Section 5. The covenant of the Company to make annual
payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage
and in the first twenty-four Supplemental Indentures to
the Original Mortgage creating the several series of
First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to, or be for the
benefit of the 2006 Bonds, and the Company reserves the
right, without any consent of, or other action by, the
holders of the 2006 Bonds, to amend, modify or delete the
provisions of the Mortgage relating to such Maintenance
and Improvement Fund, and by acceptance of the 2006
Bonds, the holders thereof waive any right or privilege
so to consent or take any other action with respect
thereto.

Section 6. The Company covenants that, so long as any of
the 2006 Bonds shall remain outstanding, it will comply
with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to
limitations on dividends and distributions and the
purchase and redemption of stock.

Section 7. The Trustee hereby accepts the trusts herein
declared, provided and created and agrees to perform the
same upon the terms and conditions herein and in the
Mortgage set forth and upon the following terms and
conditions:

The recitals contained herein and in the bonds shall be
taken as the statements of the Company and the Trustee
assumes no responsibility for the correctness of the
same. The Trustee makes no representations as to the
validity or adequacy of the security afforded hereby, or
as to the validity of this Thirty-Fourth Supplemental
Indenture or of the bonds issued hereunder.

Section 8. Whenever in this Thirty-Fourth Supplemental
Indenture either of the parties hereto is named or
referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to
include the successors or assigns of such party, and all
the covenants and agreements in this Thirty-Fourth
Supplemental Indenture contained by or on behalf of the
Company, or by or on behalf of the Trustee, shall,
subject as aforesaid, bind and inure to the benefit of
the respective successors and assigns of such parties,
whether so expressed or not.

Section 9. Nothing in this Thirty-Fourth Supplemental
Indenture, expressed or implied, is intended or shall be
construed to confer upon, or to give to, any person, co-
partnership or corporation, other than the parties hereto
and the holders of the bonds and coupons outstanding
under the Mortgage, any right, remedy, or claim under or
by reason of this Thirty-Fourth Supplemental Indenture or
any covenant, condition or stipulation hereof; and all
the covenants, conditions, stipulations, promises and
agreements in this Thirty-Fourth Supplemental Indenture
contained by or on behalf of the Company shall be for the
sole and exclusive benefit of the parties hereto and of
the holders of the bonds and of the coupons outstanding
under the Mortgage.

Section 10. The Company covenants that all of the terms,
provisions and conditions of the Mortgage shall be
applicable to the 2006 Bonds issued hereunder, except as
herein otherwise provided and except insofar as the same
may be inconsistent with the provisions of this Thirty-
Fourth Supplemental Indenture.

Section 11. This Thirty-Fourth Supplemental Indenture is
dated as of October 15, 1991, although executed and
delivered on the date of the acknowledgment hereof by the
Trustee; and shall be simultaneously executed and
delivered in several counterparts, and all such
counterparts executed and delivered, each as an original,
shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company,
party of the first part, has caused its corporate name to
be hereunto affixed and this instrument to be signed and
acknowledged by its President or a Vice-President, and
its corporate seal to be hereto affixed and attested by
its Secretary or an Assistant Secretary, for and in its
behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused
its corporate name to be hereunto affixed and this
instrument to be signed and acknowledged by one of its
Vice-Presidents, and its corporate seal to be hereto
affixed and attested by one of its Assistant Secretaries,
all as of the day, month and year first above written.

                       Indianapolis Power & Light Company

(SEAL)

                       By    /s/ Marcus E. Woods
                             Marcus E. Woods, Vice-President.

Attest:

/s/ Clark L. Snyder,
Clark L. Snyder, Assistant Secretary.

                        American National Bank and Trust
                          Company of Chicago,
(SEAL)

                        By  /s/ Ronald B. Bremen
                            Ronald B. Bremen, Vice-President.

Attest:

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.

State of Indiana     )
                     )  ss.:
County of Marion     )

On this 16th day of October, in the year 1991, before me,
a Notary Public in and for the County and State
aforesaid, personally came Marcus E. Woods, Vice-
President, and Clark L. Snyder, Assistant Secretary, of
Indianapolis Power & Light Company, one of the
corporations described in and which executed the
foregoing instrument, to me personally known and known to
me personally to be such Vice-President, and Assistant
Secretary, respectively. Said Marcus E. Woods, and Clark
L. Snyder being by me severally duly sworn did depose and
say that the said Marcus E. Woods resides in Hendricks
County, Indiana and the said Clark L. Snyder resides in
Marion County, Indiana; that said Marcus E. Woods is Vice-
President and said Clark L. Snyder is Assistant Secretary
of said Indianapolis Power & Light Company; that each of
them knows the corporate seal of said corporation; that
the seal affixed to said instrument and bearing the name
of said corporation is such corporate seal; that it was
so affixed by order of the Board of Directors of said
corporation; and that each of them signed his name
thereto by like order; and each of them acknowledged the
execution of said instrument on behalf of said
corporation to be his free and voluntary act and deed and
the free and voluntary act and deed of said corporation,
for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 16th day of October, 1991.

                          /s/ Gloria K. Bryant
                          Gloria K. Bryant, Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

On this 16th day of October, in the year 1991, before me,
a Notary Public in and for the County and State
aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which
executed the foregoing instrument, to me personally known
and known to me personally to be such Vice-President and
Assistant Secretary, respectively. Said Ronald B. Bremen
and Robert M. Selangowski, being by me severally sworn
did depose and say that the said Ronald B. Bremen resides
in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of
them knows the corporate seal of said corporation; that
the seal affixed to said instrument and bearing the name
of said corporation is such corporate seal; that it was
so affixed by authority of the Board of Directors of said
corporation; that each of them signed his name thereto by
like authority; and each of them acknowledged the
execution of said instrument on behalf of said
corporation to be his free and voluntary act and deed and
the free and voluntary act and deed of said corporation,
for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 16th day of October, 1991.

                          /s/ Bernadette G. Janairo
                              Bernadette G. Janairo,
                              Notary Public.
(Notarial Seal)

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

                    This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                     INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF AUGUST 1, 1992

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7-3/8% SERIES, DUE 2007

                               TABLE OF CONTENTS*

                                       of

                      THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

               Part II Steam and Hot Water Distributing
                         Systems............................      4
               Part III Indeterminate Permits and Franchises      4
               Part IV Other Property.......................      5
             General and after-acquired title...............      6
Section 2    Designation of Thirty-Third series of bonds and
               kind and denominations thereof...............      6
             Record date for payment of interest............      7
             Designation of American National Bank and Trust

Section 5    Annual Payments for Maintenance and Improvement
               Fund.........................................     13
Section 6    Compliance with Section 47 of Original Mortgage
               with respect to dividend restrictions........     14
Section 7    Acceptance of trusts by Trustee and conditions
              of acceptance.................................     14
Section 8    Successors and assigns.........................     14
Section 9    Limitation of rights hereunder.................     14
_________________________
*Table of Contents is not part of the Thirty-Fifth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient
reference.

                                                                PAGE
                                                                ----
Section 10   Compliance with terms, provisions and

                                       ii

THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of
August 1, 1992, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana,
hereinafter sometimes called the "Company," party of the
first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee,
hereinafter sometimes called the "Trustee," party of the
second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage"
when referred to as existing prior to any supplement
thereto or modification thereof, and the "Mortgage" when
referred to as now or heretofore supplemented and
modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee,
to secure the payment of the bonds issued from time to
time under the Mortgage for the purposes of and subject
to the limitations specified in the Mortgage, and to
secure the performance of the covenants therein
contained, conveyed to the Trustee thereunder upon
certain trusts, terms and conditions, and with and
subject to certain provisos and covenants therein
contained, all and singular the property, rights and
franchises which the Company then owned or should
thereafter acquire, excepting the property expressly
excepted by the terms of the Original Mortgage or any
indenture supplemental thereto, to which Mortgage
reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and
modified by supplemental indentures dated as of May 1,
1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as
of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, and as of October 15, 1991;

WHEREAS, Section 8 of the Original Mortgage provides,
among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder
shall be established by an indenture supplemental thereto
authorized by resolution of the Board of Directors of the
Company, and that the form of each series, as established
by the Board of Directors, shall specify the descriptive
title of the bonds and various other terms thereof, and
may also contain such other provisions as the Board of
Directors may, in its discretion, cause to be inserted
therein expressing or referring to the terms and
conditions upon which such bonds are to be issued and
secured under the Original Mortgage or any indenture
supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the
establishment, execution, authentication and delivery
under the Mortgage of bonds of a series to be known as
its "First Mortgage Bonds, 7-3/8% Series, due 2007" (the
bonds of said series being hereinafter sometimes referred
to as the "2007 Bonds"), limited to the aggregate
principal amount of Eighty Million Dollars ($80,000,000);
and

WHEREAS, all things necessary to make the 2007 Bonds
hereinafter described, when duly executed by the Company
and authenticated and delivered by the Trustee, valid,
binding and legal obligations of the Company, and to make
this Thirty-Fifth Supplemental Indenture a valid and
binding agreement supplemental to the Original Mortgage,
have been done and performed; and

WHEREAS, the execution and delivery by the Company of
this Thirty-Fifth Supplemental Indenture, and the terms
of the 2007 Bonds, have been duly authorized by the Board
of Directors of the Company by appropriate resolutions of
said Board; and

WHEREAS, it is provided in and by the Original Mortgage
that the Company will execute and deliver such further
instruments and do such further acts as may be necessary
or proper to carry out more effectually the purposes of
the Mortgage, and to make subject to the lien thereof any
property thereafter acquired and intended to be subject
to the lien thereof; and

WHEREAS, the Company has, since the date of execution and
delivery of the Original Mortgage, purchased and acquired
property and desires by this Thirty-Fifth Supplemental
Indenture specifically to convey to the Trustee such
property for the better protection and security of the
bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in
consideration of the premises and of the acceptance or
purchase of the 2007 Bonds by the registered owners
thereof, and of the sum of one dollar, lawful money of
the United States of America, to the Company duly paid by
the Trustee at or before the execution and delivery of
this Thirty-Fifth Supplemental Indenture, the receipt
whereof is hereby acknowledged, the Company and the
Trustee, respectively, have entered into, executed and
delivered this Thirty-Fifth Supplemental Indenture, for
the uses and purposes hereinafter expressed, that is to
say:

Section 1. The Company has granted, bargained, sold,
released, conveyed, assigned, transferred, mortgaged,
pledged, set over and confirmed, and by these presents
does grant, bargain, sell, release, convey, assign,
transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined
in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein
provided, and its successors in the trusts declared in
the Original Mortgage and herein, all of the property,
real, personal and mixed, tangible and intangible, of
every kind, character and description which the Company
has acquired since the execution and delivery of the
Original Mortgage and now owns (except property, rights
and assets of a character similar to that excluded from
the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights
and assets are excluded from the lien and operation of
the Mortgage only to the extent provided therein),
including, but without otherwise limiting the generality
of the foregoing, the following described property
situated within the State of Indiana:

                      PART I.

          ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired
by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew,
Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and
any additions to or extensions of any such systems,
together with the buildings, erections, structures,
transmission lines, power stations, sub-stations,
engines, boilers, condensers, pumps, turbines, machinery,
tools, conduits, manholes, insulators, dynamos, motors,
lamps, cables, wires, poles, towers, cross-arms, piers,
abutments, switchboard equipment, meters, appliances,
instruments, apparatus, appurtenances, maps, records,
ledgers, contracts, facilities and other property or
equipment used or provided for use in connection with the
construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-
of-way, franchises, licenses, grants, liberties,
immunities, ordinances, permits and easements of the
Company in respect of the construction, maintenance,
repair and operation of said systems.

                       PART II.

    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired
by the Company after May 1, 1940, the date of the
Original Mortgage, and located in the City of
Indianapolis, Marion County, Indiana, and any additions
to or extensions of any such systems; together with the
buildings, erections, structures, boilers, heaters,
engines, tanks, pipe lines, mains, connections, service
pipes, meters, tools, instruments, appliances, apparatus,
facilities, machinery and other property and equipment
used or provided for use in the construction,
maintenance, repair and operation thereof; and together
also with all of the rights, privileges, rights-of-way,
franchises, licenses, grants, liberties, immunities,
ordinances, permits and easements of the Company in
respect of the construction, maintenance, repair and
operation of said systems.

                     PART III.

      INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances,
licenses, and other authorizations by or from any state,
county, municipality, or other governmental authority,
acquired by the Company after May 1, 1940, the date of
the Original Mortgage, including particularly, but not
limited to, any indeterminate permits
under the Public Service Commission Act of the State of
Indiana, and all Acts amendatory thereof and supplemental
thereto, and all right, title and interest therein now
owned by the Company, and all renewals, extensions and
modifications of said indeterminate permits, franchises,
ordinances, licenses, and other authorizations, and of
the indeterminate permits, franchises, ordinances,
licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                   PART IV.

               OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now
owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the
enumeration of the same the scope and intent of the
foregoing or of any general description contained in the
Mortgages) all lands, flowage rights, water rights,
flumes, raceways, dams, rights-of-way and roads; all
plants for the generation of electricity by water, steam
and/or other power, power houses, telephone systems,
water systems, steam heat and power plants, hot water
plants, sub-stations, transmission lines, distribution
systems, bridges, culverts and tracks; all offices,
buildings and structures and the equipment thereof; all
machinery, engines, boilers, dynamos, machines,
regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical,
conduits, cables and lines; all pipes whether for water,
steam heat and power, or other purposes; all mains and
pipes, service pipes, fittings, valves and connections,
poles, wires, tools, implements, apparatus, furniture and
chattels; all municipal franchises, indeterminate
permits, and other permits; all lines for the
transportation, transmission and/or distribution of
electric current, steam heat and power or water for any
purpose, including towers, poles, wires, cables, pipes,
conduits and all apparatus for use in connection
therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or
street lighting contracts; all easements, servitudes,
licenses, permits, rights, powers, franchises,
privileges, rights-of-way and other rights in or relating
to real estate or the occupancy of the same and (except
as hereinafter or in the Mortgage expressly excepted) all
the right, title and interest of the Company in and to
all other property of any kind or nature appertaining to
and/or used and/or occupied and/or enjoyed in connection
with any property hereinbefore described or referred to;

Together with all and singular the tenements,
hereditaments and appurtenances belonging or in anywise
appertaining to the aforesaid property or any part
thereof, with the reversion and reversions, remainder and
remainders and (subject to the provisions of Section 64
of the Original Mortgage), the tools, rents, revenues,
issues, earnings, income, product and profits thereof,
and all the estate, right, title and interest and claim
whatsoever, at law as well as in equity, which the
Company now has or may hereafter acquire in and to the
aforesaid property, indeterminate permits, franchises,
ordinances, licenses
and other authorizations and every part and parcel
thereof.

Section 2. There shall be and is hereby established a
series of bonds, limited in aggregate principal amount to
Eighty Million Dollars ($80,000,000) to be issued under
and secured by the Mortgage, to be designated "7-3/8%
Series, due 2007", each of which shall also bear the
descriptive title "First Mortgage Bonds"; said bonds
shall mature on August 1, 2007, and shall be issued only
as fully registered bonds without coupons in the
denomination of one thousand dollars and any larger
denomination which is a whole multiple of one thousand
dollars; they shall bear interest from the beginning of
the current interest period during which each bond is
dated, at the rate per annum designated in the title
thereof, payable semi-annually, on August 1 and February
1 of each year; and the principal of, premium, if any,
and interest on each said bond shall be payable in lawful
money of the United States of America at the office or
agency of the Company in the City of Chicago, Illinois.
The person in whose name any such bond is registered at
the close of business on any record date (as hereinafter
defined) with respect to any interest payment date shall
be entitled to receive the interest payable on such
interest payment date, except if and to the extent the
Company shall default in the payment of the interest due
on such interest payment date, in which case such
defaulted interest shall be paid to the person in whose
name such bond is registered on the date of payment of
such defaulted interest or on a subsequent record date
for such payment if one shall have been established as
hereinafter provided.  A subsequent record date with
respect to payment of interest in default may be
established by or in behalf of the Company by notice
mailed to the holders of the 2007 Bonds not less than ten
(10) days preceding such record date, which record date
shall not be more than thirty (30) days prior to the
subsequent interest payment date.  The term "record date"
as used in this Section with respect to any regular
interest payment date shall mean the tenth day next
preceding such interest payment date, or, if such tenth
day shall be a legal holiday or a day on which banking
institutions in the City of Chicago, Illinois, are
authorized by law to close, the day next succeeding such
tenth day which shall not be a legal holiday or a day on
which such institutions are authorized to close.

American National Bank and Trust Company of Chicago is
hereby designated and appointed the office and agency of
the Company for the payment of the principal of, premium,
if any, and interest on the 2007 Bonds and for the
registration, transfer and exchange of such bonds as
hereinafter provided; all reference herein to the office
or agency of the Company for the payment of the principal
of, premium, if any, and interest on the 2007 Bonds, or
the registration, transfer or exchange thereof, being to
American National Bank and Trust Company of Chicago.  In
the event of the resignation or inability to act of
American National Bank and Trust Company of Chicago, then
a successor agent for all such purposes in the City of
Chicago, Illinois, shall be appointed by the Board of
Directors of the Company.

The 2007 Bonds shall be dated as of the date of
authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2007 Bonds shall not be subject to redemption by the
Company prior to the maturity thereof except out of
monies deposited with the Trustee representing the
proceeds of mortgaged and pledged property taken by the
exercise of the power of eminent domain or otherwise as
provided in paragraph B of Section 69 of the Mortgage, in
which event the redemption price of the 2007 Bonds so to
be redeemed shall be the principal amount of such bonds
plus accrued interest thereon to the date of redemption.

At the option of the holder, any 2007 Bond, upon
surrender thereof at said office or agency of the Company
together with a written instrument of transfer in form
approved by the Company duly executed by the holder or by
his duly authorized attorney, shall be exchangeable for a
like aggregate principal amount of fully registered bonds
of the same series of other authorized denominations.

The 2007 Bonds shall be transferable on the books of the
Company at said office or agency of the Company in the
City of Chicago, Illinois, by the registered holder
thereof, in person or by his duly authorized attorney,
upon surrender thereof for cancellation.

The Company shall not be required to make transfers or
exchanges of any of the 2007 Bonds for a period of ten
(10) days next preceding any interest payment date of
said bonds.

No charge shall be made upon any transfer or exchange of
any of the 2007 Bonds other than for any tax or taxes or
other governmental charge required to be paid by the
Company.

The 2007 Bonds shall be limited to an aggregate principal
amount of Eighty Million Dollars ($80,000,000) and shall
be issued under the provisions of Article VII of the
Original Mortgage.

Section 3.  The 2007 Bonds and the Trustee's Certificate
to be endorsed thereon, shall be in the following forms,
respectively:

[Form of Face of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7-3/8% Series, Due 2007
     Due August 1, 2007

No.                                          $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for
value received, hereby promises to pay to
or registered assigns, on August 1, 2007, at the office
or agency of the Company in the City of Chicago,
Illinois,
                             Dollars in lawful money of
the United States of America, and to pay to the
registered owner hereof interest thereon from the first
day of August or the first day of February next preceding
the date of this bond, at the rate of 7-3/8 per centum
per annum in like lawful money, at said office or agency
on August 1 and February 1 in each year, until the
Company's obligation with respect to the payment of such
principal shall have been discharged.  The interest
payable hereunder on August 1 or February 1 will, subject
to the exception provided in Section 2 of the Thirty-
Fifth Supplemental Indenture hereinafter mentioned, be
paid to the person in whose name this bond is registered
at the close of business on the record date, which shall
be the tenth day next preceding such interest payment
date or, if such tenth day shall be a legal holiday or a
day on which banking institutions in the City of Chicago,
Illinois, are authorized by law to close, the day next
succeeding such tenth day which shall not be a legal
holiday or a day on which such institutions are
authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND
SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS
SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH
FULLY SET FORTH IN THIS PLACE.

IN WITNESS WHEREOF, Indianapolis Power & Light Company
has caused this Bond to be signed in its name by its
President or one of its Vice-Presidents, by his signature
or a facsimile thereof, and a facsimile of its corporate
seal to be imprinted hereon, attested by its Secretary or
one of its Assistant Secretaries, by his signature or a
facsimile thereof.

                      INDIANAPOLIS POWER & LIGHT COMPANY

Dated:                By_______________________________________
                                      President

Attest:

By_____________________________
           Secretary

[Form of Trustee's Certificate on Bonds]

     Trustee's Certificate

This Bond is one of the bonds, of the series herein
designated, provided for in the within-mentioned Mortgage
and Thirty-Fifth Supplemental Indenture.

                        AMERICAN NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO
                                             Trustee

By______________________________________

Authorized Signature

[Form of Reverse Side of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7-3/8% Series, due 2007
     Due August 1, 2007

This Bond is one of an issue of bonds of the Company,
issuable in series, and is one of a series known as its
First Mortgage Bonds, 7-3/8% Series, due 2007 (herein
sometimes called the "2007 Bonds") limited in aggregate
principal amount to Eighty Million Dollars ($80,000,000)
and established by a Thirty-Fifth Supplemental Indenture,
dated as of August 1, 1992, all bonds of all series
issued and to be issued under and equally secured (except
insofar as any sinking or other fund, established in
accordance with the provisions of the Mortgage
hereinafter mentioned, may afford additional security for
the bonds of any particular series) by a Mortgage and
Deed of Trust, dated as of May 1, 1940, executed by the
Company to American National Bank and Trust Company of
Chicago, as Trustee (which Mortgage and Deed of Trust as
supplemented and modified by all supplemental indentures
thereto is hereinafter referred to as the "Mortgage"), to
which Mortgage reference is made for a description of the
property mortgaged and pledged, the nature and extent of
the security, the rights of the bearers or registered
owners of the bonds in respect of such security, the
duties and immunities of the Trustee and terms and
conditions upon which the bonds are secured.

With the consent of the Company and to the extent
permitted by and as provided in the Mortgage, the rights
and obligations of the Company and/or of the holders of
the bonds and/or coupons and/or the terms and provisions
of the Mortgage and/or any instruments supplemental
thereto may be modified or altered by affirmative vote of
the holders of at least sixty-six and two-thirds per
centum (66-2/3%) in principal amount of the bonds
affected by such modification or alteration then
outstanding under the Mortgage (excluding bonds
disqualified from voting by reason of the Company's
interest therein as provided in the Mortgage); provided
that no such modification or alteration shall permit the
extension of the maturity of the principal of this bond
or the reduction in the rate of interest hereon or any
other modification in the terms of payment of such
principal or interest without the consent of the holder
hereof.  The principal hereof may be declared or may
become due and payable prior to the stated date of
maturity hereof, on the conditions, in the manner and at
the time set forth in the Mortgage, upon the occurrence
of a completed default as in the Mortgage provided.

The 2007 Bonds are issuable only in fully registered form
without coupons in the denomination of one thousand
dollars and any larger denomination which is a multiple
of one thousand dollars.  In the manner and upon payment
of the charges hereinafter mentioned, the 2007 Bonds,
upon surrender thereof at the office or agency of the
Company in the City of Chicago, Illinois, together with a
written instrument of transfer in form approved by the
Company duly executed by the registered holder or by his
duly authorized attorney, are exchangeable for a like
aggregate principal amount of fully registered bonds of
the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage
by the registered owner hereof in person, or by his duly
authorized attorney, at the office or agency of the
Company in the City of Chicago, Illinois, upon surrender
and cancellation of this bond and upon presentation of a
written instrument of transfer, duly executed and upon
payment of the charges hereinafter mentioned, and,
thereupon, a new fully registered bond of the same series
for a like principal amount will be issued to the
transferee in exchange hereof as provided in the
Mortgage.  The Company and the Trustee may deem and treat
the person in whose name this bond is registered as the
absolute owner hereof for the purpose of receiving
payment and for all other purposes.

No charge shall be made upon any transfer or exchange of
any of the 2007 Bonds other than for any tax or taxes or
other governmental charge required to be paid by the
Company.

The Company shall not be require to make transfers or
exchanges of any of the 2007 Bonds for a period of ten
(10) days next preceding any interest payment date of
said bonds.

The 2007 Bonds are not subject to redemption by the
Company prior to the maturity thereof except out of
monies deposited with the Trustee representing the
proceeds of mortgaged and pledged property taken by the
exercise of the power of eminent domain or otherwise as
provided in paragraph B of Section 69 of the Mortgage, in
which event the redemption price of the 2007 Bonds so to
be redeemed shall be the principal amount of such bonds
plus accrued interest thereon to the date of redemption.

No recourse shall be had for the payment of the principal
of or interest on this bond against any incorporator or
any past, present or future subscriber to the capital
stock, stockholder, officer or director of the Company or
of any predecessor or successor corporation, as such,
either directly or through the Company or any predecessor
or successor corporation, under any rule of law, statute
or constitution or by the enforcement of any assessment
or otherwise, all such liability of incorporators,
subscribers, stockholders, officers and directors, as
such, being waived and released by the terms of the
Mortgage.

Section 4. Until the 2007 Bonds in definitive form are
ready for delivery, the Company may execute, and upon its
request in writing the Trustee shall authenticate and
deliver, in lieu thereof, fully registered 2007 Bonds in
temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the
specific redemption prices required to be set forth in
such bonds in definitive form, include a reference to
this Thirty-Fifth Supplemental Indenture for a statement
of such redemption prices.

Section 5. The covenant of the Company to make annual
payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage
and in the first twenty-four Supplemental Indentures to
the Original Mortgage creating the several series of
First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to, or be for the
benefit of the 2007 Bonds, and the Company reserves the
right, without any consent of, or other action by, the
holders of the 2007 Bonds, to amend, modify or delete the
provisions of the Mortgage relating to such Maintenance
and Improvement Fund, and by acceptance of the 2007
Bonds, the holders thereof waive any right or privilege
so to consent or take any other action with respect
thereto.

Section 6. The Company covenants that, so long as any of
the 2007 Bonds shall remain outstanding, it will comply
with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to
limitations on dividends and distributions and the
purchase and redemption of stock.

Section 7. The Trustee hereby accepts the trusts herein
declared, provided and created and agrees to perform the
same upon the terms and conditions herein and in the
Mortgage set forth and upon the following terms and
conditions:

The recitals contained herein and in the bonds shall be
taken as the statements of the Company and the Trustee
assumes no responsibility for the correctness of the
same. The Trustee makes no representations as to the
validity or adequacy of the security afforded hereby, or
as to the validity of this Thirty-Fifth Supplemental
Indenture or of the bonds issued hereunder.

Section 8. Whenever in this Thirty-Fifth Supplemental
Indenture either of the parties hereto is named or
referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to
include the successors or assigns of such party, and all
the covenants and agreements in this Thirty-Fifth
Supplemental Indenture contained by or on behalf of the
Company, or by or on behalf of the Trustee, shall,
subject as aforesaid, bind and inure to the benefit of
the respective successors and assigns of such parties,
whether so expressed or not.

Section 9. Nothing in this Thirty-Fifth Supplemental
Indenture, expressed or implied, is intended or shall be
construed to confer upon, or to give to, any person, co-
partnership or corporation, other than the parties hereto
and the holders of the bonds and coupons outstanding
under the Mortgage, any right, remedy, or claim under or
by reason of this Thirty-Fifth Supplemental Indenture or
any covenant, condition or stipulation hereof; and all
the covenants, conditions, stipulations, promises and
agreements in this Thirty-Fifth Supplemental Indenture
contained by or on behalf of the Company shall be for the
sole and exclusive benefit of the parties hereto and of
the holders of the bonds and of the coupons outstanding
under the Mortgage.

Section 10. The Company covenants that all of the terms,
provisions and conditions of the Mortgage shall be
applicable to the 2007 Bonds issued hereunder, except as
herein otherwise provided and except insofar as the same
may be inconsistent with the provisions of this Thirty-
Fifth Supplemental Indenture.

Section 11. This Thirty-Fifth Supplemental Indenture is
dated as of August 1, 1992, although executed and
delivered on the date of the acknowledgment hereof by the
Trustee; and shall be simultaneously executed and
delivered in several counterparts, and all such
counterparts executed and delivered, each as an original,
shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company,
party of the first part, has caused its corporate name to
be hereunto affixed and this instrument to be signed and
acknowledged by its President or a Vice-President, and
its corporate seal to be hereto affixed and attested by
its Secretary or an Assistant Secretary, for and in its
behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused
its corporate name to be hereunto affixed and this
instrument to be signed and acknowledged by one of its
Vice-Presidents, and its corporate seal to be hereto
affixed and attested by one of its Assistant Secretaries,
all as of the day, month and year first above written.

                           Indianapolis Power & Light Company

(SEAL)

Attest:                    By    /s/ Marcus E. Woods
                                 Marcus E. Woods,
                                 Vice-President
/s/ Clark L. Snyder,
Clark L. Snyder,
Assistant Secretary

                            American National Bank and Trust
                              Company of Chicago,
(SEAL)

Attest:                     By  /s/ Ronald B. Bremen
                                Ronald B. Bremen,
                                Vice-President

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.

State of Indiana     )
                     )  ss.:
County of Marion     )

On this 31st day of July, in the year 1992, before me, a
Notary Public in and for the County and State aforesaid,
personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described
in and which executed the foregoing instrument, to me
personally known and known to me personally to be such
Vice-President, and Assistant Secretary, respectively.
Said Marcus E. Woods, and Clark L. Snyder being by me
severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and
the said Clark L. Snyder resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and
said Clark L. Snyder is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them
knows the corporate seal of said corporation; that the
seal affixed to said instrument and bearing the name of
said corporation is such corporate seal; that it was so
affixed by order of the Board of Directors of said
corporation; and that each of them signed his name
thereto by like order; and each of them acknowledged the
execution of said instrument on behalf of said
corporation to be his free and voluntary act and deed and
the free and voluntary act and deed of said corporation,
for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 31st day of July, 1992.

                           /s/ Gloria K. Bryant
                           Gloria K. Bryant
                           Notary Public

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

On this 31st day of July, in the year 1992, before me, a
Notary Public in and for the County and State aforesaid,
personally came Ronald B. Bremen, Vice-President, and
Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the
corporations described in and which executed the
foregoing instrument, to me personally known and known to
me personally to be such Vice-President and Assistant
Secretary, respectively. Said Ronald B. Bremen and Robert
M. Selangowski, being by me severally sworn did depose
and say that the said Ronald B. Bremen resides in
Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of
them knows the corporate seal of said corporation; that
the seal affixed to said instrument and bearing the name
of said corporation is such corporate seal; that it was
so affixed by authority of the Board of Directors of said
corporation; that each of them signed his name thereto by
like authority; and each of them acknowledged the
execution of said instrument on behalf of said
corporation to be his free and voluntary act and deed and
the free and voluntary act and deed of said corporation,
for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 31st day of July, 1992.

                            /s/ Bernadette G. Janairo
                            Bernadette G. Janairo,
                            Notary Public
(Notarial Seal)

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

                         This instrument was prepared by
                                Marcus E. Woods,
                                 Attorney at Law

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                 TRUSTEE

                                ---------------

                      THIRTY-SIXTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF APRIL 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            6.10% SERIES, DUE 2016

                               TABLE OF CONTENTS*

                                       of

                      THIRTY-SIXTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

              Part II Steam and Hot Water Distributing
                        Systems..........................         4
              Part III Indeterminate Permits and

Section 2   Designation of Thirty-Fourth series of bonds
              and kind and denominations thereof.........         6
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying

Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
_________________________
*Table of Contents is not part of the Thirty-Sixth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient
reference.

                                                                PAGE
                                                                ----
Section 9   Successors and assigns.......................        20
Section 10  Limitation of rights hereunder...............        21
Section 11  Compliance with terms, provisions and

                                       ii

THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of
April 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana,
hereinafter sometimes called the "Company," party of the
first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee,
hereinafter sometimes called the "Trustee," party of the
second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage"
when referred to as existing prior to any supplement
thereto or modification thereof, and the "Mortgage" when
referred to as now or heretofore supplemented and
modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee,
to secure the payment of the bonds issued from time to
time under the Mortgage for the purposes of and subject
to the limitations specified in the Mortgage, and to
secure the performance of the covenants therein
contained, conveyed to the Trustee thereunder upon
certain trusts, terms and conditions, and with and
subject to certain provisos and covenants therein
contained, all and singular the property, rights and
franchises which the Company then owned or should
thereafter acquire, excepting the property expressly
excepted by the terms of the Original Mortgage or any
indenture supplemental thereto, to which Mortgage
reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and
modified by supplemental indentures dated as of May 1,
1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as
of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991 and as of August 1, 1992;

WHEREAS, Section 8 of the Original Mortgage provides,
among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder
shall be established by an indenture supplemental thereto
authorized by resolution of the Board of Directors of the
Company, and that the form of each series, as established
by the Board of Directors, shall specify the descriptive
title of the bonds and various other terms thereof, and
may also contain such other provisions as the Board of
Directors may, in its discretion, cause to be inserted
therein expressing or referring to the terms and
conditions upon which such bonds are to be issued and
secured under the Original Mortgage or any indenture
supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement,
dated as of April 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of
the aggregate principal amount of Forty One Million Eight
Hundred Fifty Thousand Dollars ($41,850,000) of the
City's Pollution Control Revenue Bonds, Series 1976 and
Series 1978 (Indianapolis Power & Light Company Project)
issued by the City pursuant to a related loan agreements
to pay a portion of the cost of acquisition,
construction, installation and equipping by the Company
of certain pollution control facilities (the
"Facilities"), and pursuant to the Loan Agreement the
Company has agreed to issue a series of its bonds under
the Mortgage and this Thirty-Sixth Supplemental Indenture
in order to evidence and secure its indebtedness under
the Loan Agreement; and

WHEREAS, the Company now desires to provide for the
establishment, execution, authentication and delivery
under the Mortgage of bonds of a series to be known as
its "First Mortgage Bonds, 6.10% Series, due 2016" (the
bonds of said series being hereinafter sometimes referred
to as the "2016 PC Bond"), limited to the aggregate
principal amount of Forty One Million Eight Hundred Fifty
Thousnd Dollars ($41,850,000); and

WHEREAS, all things necessary to make the 2016 PC Bond
hereinafter described, when duly executed by the Company
and authenticated and delivered by the Trustee, a valid,
binding and legal obligation of the Company, and to make
this Thirty-Sixth Supplemental Indenture a valid and
binding agreement supplemental to the Original Mortgage,
have been done and performed; and

WHEREAS, the execution and delivery by the Company of
this Thirty-Sixth Supplemental Indenture, and the terms
of the 2016 PC Bond, have been duly authorized by the
Board of Directors of the Company by appropriate
resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage
that the Company will execute and deliver such further
instruments and do such further acts as may be necessary
or proper to carry out more effectually the purposes of
the Mortgage, and to make subject to the lien thereof any
property thereafter acquired and intended to be subject
to the lien thereof; and

WHEREAS, the Company has, since the date of execution and
delivery of the Original Mortgage, purchased and acquired
property and desires by this Thirty-Sixth Supplemental
Indenture specifically to convey to the Trustee such
property for the better protection and security of the
bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in
consideration of the premises and of the acceptance or
purchase of the 2016 PC Bond by the registered owners
thereof, and of the sum of one dollar, lawful money of
the United States of America, to the Company duly paid by
the Trustee at or before the execution and delivery of
this Thirty-Sixth Supplemental Indenture, the receipt
whereof is hereby acknowledged, the Company and the
Trustee, respectively, have entered into, executed and
delivered this Thirty-Sixth Supplemental Indenture, for
the uses and purposes hereinafter expressed, that is to
say:

Section 1. The Company has granted, bargained, sold,
released, conveyed, assigned, transferred, mortgaged,
pledged, set over and confirmed, and by these presents
does grant, bargain, sell, release, convey, assign,
transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined
in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein
provided, and its successors in the trusts declared in
the Original Mortgage and herein, all of the property,
real, personal and mixed, tangible and intangible, of
every kind, character and description which the Company
has acquired since the execution and delivery of the
Original Mortgage and now owns (except property, rights
and assets of a character similar to that excluded from
the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights
and assets are excluded from the lien and operation of
the Mortgage only to the extent provided therein),
including, but without otherwise limiting the generality
of the foregoing, the following described property
situated within the State of Indiana:

                       PART I.

            ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired
by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew,
Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and
any additions to or extensions of any such systems,
together with the buildings, erections, structures,
transmission lines, power stations, sub-stations,
engines, boilers, condensers, pumps, turbines, machinery,
tools, conduits, manholes, insulators, dynamos, motors,
lamps, cables, wires, poles, towers, cross-arms, piers,
abutments, switchboard equipment, meters, appliances,
instruments, apparatus, appurtenances, maps, records,
ledgers, contracts, facilities and other property or
equipment used or provided for use in connection with the
construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-
of-way, franchises, licenses, grants, liberties,
immunities, ordinances, permits and easements of the
Company in respect of the construction, maintenance,
repair and operation of said systems.

                         PART II.

          STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired
by the Company after May 1, 1940, the date of the
Original Mortgage, and located in the City of
Indianapolis, Marion County, Indiana, and any additions
to or extensions of any such systems; together with the
buildings, erections, structures, boilers, heaters,
engines, tanks, pipe lines, mains, connections, service
pipes, meters, tools, instruments, appliances, apparatus,
facilities, machinery and other property and equipment
used or provided for use in the construction,
maintenance, repair and operation thereof; and together
also with all of the rights, privileges, rights-of-way,
franchises, licenses, grants, liberties, immunities,
ordinances, permits and easements of the Company in
respect of the construction, maintenance, repair and
operation of said systems.

                         PART III.

        INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances,
licenses, and other authorizations by or from any state,
county, municipality, or other governmental authority,
acquired by the Company after May 1, 1940, the date of
the Original Mortgage, including particularly, but not
limited to, any indeterminate permits
under the Public Service Commission Act of the State of
Indiana, and all Acts amendatory thereof and supplemental
thereto, and all right, title and interest therein now
owned by the Company, and all renewals, extensions and
modifications of said indeterminate permits, franchises,
ordinances, licenses, and other authorizations, and of
the indeterminate permits, franchises, ordinances,
licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                      PART IV.

                  OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now
owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the
enumeration of the same the scope and intent of the
foregoing or of any general description contained in the
Mortgage) all lands, flowage rights, water rights,
flumes, raceways, dams, rights-of-way and roads; all
plants for the generation of electricity by water, steam
and/or other power, power houses, telephone systems,
water systems, steam heat and power plants, hot water
plants, sub-stations, transmission lines, distribution
systems, bridges, culverts and tracts; all offices,
buildings and structures and the equipment thereof; all
machinery, engines, boilers, dynamos, machines,
regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical,
conduits, cables and lines; all pipes whether for water,
steam heat and power, or other purposes; all mains and
pipes, service pipes, fittings, valves and connections,
poles, wires, tools, implements, apparatus, furniture and
chattels; all municipal franchises, indeterminate
permits, and other permits; all lines for the
transportation, transmission and/or distribution of
electric current, steam heat and power or water for any
purpose, including towers, poles, wires, cables, pipes,
conduits and all apparatus for use in connection
therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or
street lighting contracts; all easements, servitudes,
licenses, permits, rights, powers, franchises,
privileges, rights-of-way and other rights in or relating
to real estate or the occupancy of the same and (except
as hereinafter or in the Mortgage expressly excepted) all
the right, title and interest of the Company in and to
all other property of any kind or nature appertaining to
and/or used and/or occupied and/or enjoyed in connection
with any property hereinbefore described or referred to;

Together with all and singular the tenements,
hereditaments and appurtenances belonging or in anywise
appertaining to the aforesaid property or any part
thereof, with the reversion and reversions, remainder and
remainders and (subject to the provisions of Section 64
of the Original Mortgage), the tolls, rents, revenues,
issues, earnings, income, product and profits thereof,
and all the estate, right, title and interest and claim
whatsoever, at law as well as in equity, which the
Company now has or may hereafter acquire in and to the
aforesaid property, indeterminate permits, franchises,
ordinances, licenses and other authorizations and every
part and parcel thereof.

Section 2. There shall be and is hereby established a
series of bonds, limited in aggregate principal amount to
Forty One Million Eight Hundred Fifty Thousand Dollars
($41,850,000) to be issued under and secured by the
Mortgage, to be designated "6.10% Series, due 2016", each
of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on January 1,
2016, and shall be issued only as fully registered bonds
without coupons in the denomination of five thousand
dollars and any larger denomination which is a whole
multiple of five thousand dollars; they shall bear
interest from the beginning of the current interest
period during which each bond is dated, at the rate per
annum designated in the title thereof, payable semi-
annually, on January 1 and July 1 of each year (except
that the first interest payment thereon shall be made
July 1, 1993 for the three-month period from April 1,
1993 through June 30, 1993); and the principal of,
premium, if any, and interest on said bond shall be
payable in lawful money of the United States of America
at the office of the Company in the City of Indianapolis,
Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is
hereby designated and appointed the office and agency of
the Company in the City of Chicago, Illinois, for the
payment of the principal of, premium, if any, and
interest on the 2016 PC Bond, if necessary,  and for the
registration, transfer and exchange of such bond as
hereinafter provided; all reference herein to the office
or agency of the Company in the City of Chicago,
Illinois, for the payment of the principal of, premium,
if any, and interest on the 2016 PC Bond, or the
registration, transfer or exchange thereof, being to
American National Bank and Trust Company of Chicago. In
event of the resignation or inability to act of American
National Bank and Trust Company of Chicago, then a
successor agent for all such purposes in the City of
Chicago, Illinois, shall be appointed by the Board of
Directors of the Company.

The 2016 PC Bond shall be dated as of the date of
authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2016 PC Bond will be issued to evidence and secure a
loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City
through the issuance of City of Petersburg, Indiana,
Pollution Control Refunding Revenue Bonds, Series 1993A
(Indianapolis Power & Light Company Project)(the "Series
1993A Bonds"), authenticated and delivered under and
pursuant to an Indenture of Trust dated as of April 1,
1993 (hereinafter called the "City Indenture"), by and
between the City and National City Bank, Indiana, as
Trustee (the "City Trustee").  Pursuant to the City's
pledge and assignment of the Loan Agreement, as set forth
in the City Indenture, the 2016 PC Bond shall be issued
to the City and assigned to the City Trustee.  All of the
proceeds of the Series 1993A Bonds will be used for the
refunding of the aggregate principal amount of Forty One
Million Eight Hundred Fifty Thousand Dollars
($41,850,000) of the City's Pollution Control Revenue
Bonds, Series 1976 and Series 1978 (Indianapolis Power &
Light Company Project) issued by the City pursuant to
applicable loan agreements.

Upon the notice and in the manner and with the effect
provided in this Section 2, the 2016 PC Bond shall be
redeemable prior to the maturity thereof under any one or
more of the following circumstances:

(a)  In whole, at the option of the Company, if the
Facilities or Unit 3 of the Petersburg Generating Station
serviced by the Facilities shall have been damaged or
destroyed (i) to such extent that they cannot be
reasonably expected, in the opinion of the Company, to be
restored within a period of six (6) months to the
condition thereof immediately preceding such damage or
destruction, or (ii) to such extent that the Company, in
its reasonable opinion, is thereby prevented from
carrying on its normal operations for a period of six (6)
months or more, or (iii) to such extent that the
restoration thereof would not be, taking into
consideration the net proceeds of any insurance payable
as a result of such damage or destruction, economic in
the reasonable opinion of the Company.

(b)  In whole, at the option of the Company, if title to,
or the temporary use of, all or substantially all of the
Facilities or Unit 3 of the Petersburg Generation Station
serviced by the Facilities, shall have been taken, under
the exercise of the power of eminent domain, or should
any governmental body or agency exercise any right which
it may have to purchase or designate a purchaser of the
same, or should such property be sold to any governmental
body or agency so that the result of such taking or
takings is that (i) the Company, in its reasonable
opinion, is thereby prevented from carrying on its normal
operations of either the Facilities or such Unit 3 for a
period of six (6) months or more, (ii) the restoration
required as a result of the taking cannot be reasonably
expected, in the opinion of the Company, to be completed
in a period of six (6) months, or (iii) the restoration
thereof, taking into consideration the net proceeds from
such eminent domain award, would not be economic in the
reasonable opinion of the Company.

(c)  In whole, at the option of the Company, if, as a
result of any changes in the Constitution or law of the
State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative
action (whether state or federal) or by final decree,
judgment or order of any court or administrative body
(whether state or federal) entered after the contest
thereof by the Company in good faith or the decision of
the Company not to contest the same, the Loan Agreement
shall, in the reasonable opinion of counsel for the
Company, have become void or unenforceable or impossible
of performance in accordance with the intent and purpose
of the parties as expressed in the Loan Agreement; or
unreasonable burdens or excessive liabilities shall, in
the reasonable opinion of the Company, have been imposed
upon the City or the Company, with respect to the
Facilities or operation thereof, including without
limitation federal, state or other ad valorem, property,
income or other taxes not being imposed on the date of
the Loan Agreement other than ad valorem taxes presently
levied upon privately owned property used for the same
general purpose as the Facilities.

(d)  In whole, at the option of the Company, if changes
in the economic availability of raw materials, operating
supplies or facilities necessary for the operation of the
Facilities or the operation of Unit 3 of the Petersburg
Generating Station serviced by the Facilities shall have
occurred or technological or other changes shall have
occurred which render the Facilities or said Unit 3
uneconomic for use in the reasonable opinion of the
Company.

(e)  In part, at the option of the Company, to the extent
of net proceeds received from any condemnation award,
taking or sale as stated herein, if title to, or the
temporary use of any portion of the Facilities shall have
been taken under the exercise of the power of eminent
domain, or should any governmental body or agency
exercise any right it may have to purchase or designate a
purchaser of the same, or should such property be sold to
any governmental body or agency; provided the Company
shall furnish to the City and the City Trustee a
certificate of an Independent Engineer (as defined in the
Loan Agreement) selected by the Company stating (i) that
the property forming the part of the Facilities that was
taken by such condemnation, taking or sale is not
essential to the character or significance of the
Facilities, or (ii) that the Facilities have been
restored to a condition substantially equivalent to their
condition prior to the taking by such condemnation,
taking or sale proceedings, or (iii) that improvements
have been acquired which are suitable for the operation
of the Facilities.

(f)  In whole, at any time on or after January 1, 2003,
or in part on any interest payment date on or after
January 1, 2003, at the option of the Company at a price
equal to the principal amount of the 2016 PC Bond so to
be redeemed and accrued interest to the date of
redemption, together with a premium equal to a percentage
of the principal amount thereof set forth under the
heading "Redemption Premium" in the form of the 2016 PC
Bond hereinafter recited, so long as the Company is not
in default under the Loan Agreement or the 2016 PC Bond.

(g)  the event all or substantially all of the mortgaged
and pledged property under the Mortgage, or all or
substantially all such property used in the business of
generating, manufacturing, transporting, transmitting,
distributing or supplying electricity, should be taken by
exercise of the power of eminent domain, or should any
governmental body or agency exercise any right which it
may have to purchase or designate a purchaser of the
same, or should such property be sold to any governmental
body or agency, the Company shall be obligated to redeem
the 2016 PC Bond outstanding as promptly as possible in
accordance with paragraph B of Section 69 of the Original
Mortgage.

(h)  In the event that the Company is notified by the
City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the
City Trustee has declared the principal of all the Series
1993A Bonds then outstanding immediately due and payable
pursuant to the City Indenture, the Company shall call
for redemption, on a redemption date selected by it not
later than thirty (30) days following the date on which
such notice is mailed, the 2016 PC Bond outstanding, and
shall on such redemption date redeem the same; provided,
however, that such requirement of redemption shall be
deemed waived, if prior to the date fixed for such
redemption of the 2016 PC Bond (x) such event of default
is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as
defined in the Mortgage) which affects any bond of any
series outstanding under the Mortgage and which completed
default has not been cured and made good prior to such
redemption date, it being the intent of this proviso
that, in lieu of such right to redemption, the holder of
the 2016 PC Bond shall be entitled only to such rights as
are available to the holders of bonds of any other series
outstanding under the Mortgage in the event of such
completed default; and in case of any subsequent
occurrence or continuance of the events described in (i)
and (ii) of this Section 2(h), the Company shall have the
same obligation (subject to the same proviso) to redeem
the 2016 PC Bond.

(i) In the event the City Trustee notifies the Company
and the City that the interest payable on the Series
1993A Bonds held by persons other than a "substantial
user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986,
as amended, has been determined by a court of competent
jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by
reason of a breach by the Company of any covenant,
agreement or representation in the Loan Agreement, the
Company shall call the 2016 PC Bond then outstanding to
be redeemed on the next succeeding interest payment date
within one hundred eighty (180) days after the date of
such notice; provided, however, that such requirement of
redemption, whether in whole or in part shall be deemed
waived if, prior to the date fixed for redemption of the
2016 PC Bond pursuant to this Section 2(i), there shall
have occurred any completed default (as defined in the
Mortgage) which affects any bond of any series
outstanding under the Mortgage and which completed
default has not been cured and made good prior to such
redemption date, it being the intent of this proviso
that, in lieu of such right to redemption, the holder of
the 2016 PC Bond shall be entitled only to such rights as
are available to the holders of bonds of any other series
outstanding under the Mortgage in the event of such
completed default; but when any such completed default
shall have been cured and made good, if interest on the
Series 1993A Bonds shall still be taxable as described
above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2016 PC Bond
on the next succeeding interest payment date within one
hundred eighty (180) days after the curing and making
good of such completed default; provided further, that
the Company may call for redemption such portion of the
2016 PC Bond, which in the written opinion of an attorney
or firm of attorneys of nationally recognized standing on
the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993A Bonds in part, which
redemption would have the result that the interest
payable on the Series 1993A Bonds remaining outstanding
after such redemption in part would not be subject to
federal income taxation in the hands of persons other
than a "substantial user" or a "related person" as those
terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2016 PC Bond in whole for the
purpose of prepayment under the Loan Agreement pursuant
to subsections (a), (b), (c), (d), (f), (g), (h) or (i)
above, the amounts payable upon redemption of 2016 PC
Bond shall be a sum sufficient, together with other funds
deposited with the City Trustee and available for such
purpose, to pay the principal of (and premium, in the
case of redemption pursuant to (f) above), and interest
on the 2016 PC Bond then outstanding and to pay all
reasonable and necessary fees and expenses of the City
Trustee accrued and to accrue through final payment of
the 2016 PC Bond.

In case of redemption in part pursuant to (e), (f) or (i)
above, the amount payable by the Company under this
Thirty-Sixth Supplemental Indenture, the Loan Agreement
and the 2016 PC Bond shall be a sum sufficient, together
with other funds deposited with the Trustee and available
for such purpose, to pay the principal of (and premium in
the case of prepayment pursuant to (f) above) and
interest on the 2016 PC Bond so to be redeemed, which sum
together with other funds deposited with the City Trustee
and available for such purpose shall be sufficient to pay
the principal of, premium, if any, and interest on the
Series 1993A Bonds and to pay all reasonable and
necessary fees and expenses of the City Trustee accrued
and to accrue through such partial prepayment.

The 2016 PC Bond and the Series 1993A Bonds shall be
redeemable at any time within one hundred eighty (180)
days following the event or events described as giving
rise to an option of the Company to redeem them in
subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2016
PC Bond in whole or in part or to comply with any
obligations to redeem the 2016 PC Bond in whole or in
part imposed in this Section 2, the Company shall give
written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30)
days nor more than ninety (90) days from the date the
notice is mailed.  No further notice, by publication or
otherwise, shall be required for redemption of the 2016
PC Bond, and the requirements of Section 59 of the
Mortgage for notice by newspaper publication shall not
apply to the 2016 PC Bond.

At the option of the holder, the 2016 PC Bond, upon
surrender thereof at the office or agency of the Company
in Chicago, Illinois, together with a written instrument
of transfer in form approved by the Company duly executed
by the holder or by his duly authorized attorney, shall
be exchangeable for a like aggregate principal amount of
fully registered bonds of the same series of other
authorized denominations.

The 2016 PC Bond will be nontransferable except to the
City Trustee and successors thereto, if any, and to the
Company.  To the extent that it is transferable, it is
transferable by the registered holder thereof, in person
or by attorney duly authorized in writing, on the books
of the Company at the office or agency of the Company in
the City of Chicago, Illinois, upon surrender thereof for
cancellation at said office and upon presentation of a
written instrument of transfer duly executed.  Thereupon,
the Company shall issue in the name of the transferee,
and the Trustee shall authenticate and deliver, a new
registered 2016 PC Bond or Bonds, in authorized
denominations, of equal aggregate principal amount.  Any
such transfer shall be subject to the terms and
conditions specified in the Mortgage and in this Thirty-
Sixth Supplemental Indenture.

The Company shall not be required to transfer or exchange
the 2016 PC Bond for a period of ten (10) days next
preceding any interest payment date of such bond.

Except as set forth herein, no charge shall be made upon
any transfer or exchange of any of the 2016 PC Bond other
than for any tax or taxes or other governmental charge
required to be paid by the Company.

The 2016 PC Bond shall be limited to an aggregate
principal amount of Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) and shall be issued under
the provisions of Article VII of the Original Mortgage.

Section 3.  The 2016 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the
following forms, respectively:

[form of face of 2016 PC Bond]

This First Mortgage Bond, 6.10% Series, due 2016
(hereinafter called the "2016 PC Bond") is not
transferable except to a successor trustee under the
Indenture of Trust dated as of April 1, 1993, between the
City of Petersburg, Indiana and National City Bank,
Indiana, as the Trustee, or to Indianapolis Power & Light
Company.

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 6.10% Series, Due 2016
     Due January 1, 2016

No.                                              $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for
value received, hereby promises to pay to National City
Bank, Indiana, as the Trustee (hereinafter called the
"City Trustee") under the Indenture of Trust between the
City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of April 1, 1993, (the "City
Indenture") or registered assigns, on January 1, 2016, at
the office of the Company, in the City of Indianapolis,
State of Indiana, or if no such office is maintained at
the time by the Company, then at the office or agency of
the Company for such purpose in the City of Chicago,
State of Illinois, Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) in lawful money of the
United States of America, and to pay to the registered
owner hereof interest thereon from the first day of
January or the first day of July next preceding the date
of this 2016 PC Bond (except that the first interest
payment hereunder shall be made July 1, 1993 for the
three-month period from April 1, 1993 through June 30,
1993), at the rate of six and one-tenth per centum
(6.10%) per annum in like lawful money at said office or
agency, on January 1 and July 1 in each year, until the
Company's obligation with respect to the payment of such
principal shall have been discharged.  The interest
payable hereunder on January 1 or July 1 will be paid to
the registered owner of this 2016 PC Bond at or before
the close of business on such dates, or if such date
shall be a Saturday, Sunday, holiday or a day on which
banking institutions in the City of Indianapolis or the
city of any paying agents are authorized by law to close,
on or before the close of business on the next succeeding
business day on which such banking institutions are open
for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2016
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal
of or interest on this 2016 PC Bond against any
incorporator or any past, present or future subscriber to
the capital stock, stockholder, officer or director of
the Company or of any predecessor or successor
corporation, as such, either directly or through the
Company or any predecessor or successor corporation,
under any rule of law, statute, or constitution or by the
enforcement of any assessment or otherwise, all such
liability of incorporators, subscribers, stockholders,
officers and directors, as such, being waived and
released by the terms of the Mortgage, as herein defined.

This 2016 PC Bond shall not become obligatory until
American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its
successor thereunder, shall have signed the form of
certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company
has caused this 2016 PC Bond to be signed in its name by
its President or one of its Vice-Presidents, by his
signature or a facsimile thereof, and its corporate seal
to be affixed hereon, attested by its Secretary or one of
its Assistant Secretaries, by his signature or a
facsimile thereof.

                      INDIANAPOLIS POWER & LIGHT COMPANY

Dated:                By_______________________________________
                           Treasurer

Attest:

By_____________________________
           Secretary

[Form of Trustee's Certificate on 2016 PC Bond]

     Trustee's Certificate

This 2016 PC Bond is one of the bonds, of the series
herein designated, provided for in the within-mentioned
Mortgage and Thirty-Sixth Supplemental Indenture thereto.

                        AMERICAN NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO
                                                  Trustee

                        By______________________________________
                                Authorized Signature

[Form of Reverse Side of 2016 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 6.10% Series, due 2016
     Due January 1, 2016

This 2016 PC Bond is one of an issue of bonds of the
Company, issuable in series, and is one of a series known
as its First Mortgage Bonds, 6.10% Series, due 2016
(herein called the "2016 PC Bond") limited in aggregate
principal amount to Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) and established by a
Thirty-Sixth Supplemental Indenture dated as of April 1,
1993, all bonds of all series issued and to be issued
under and equally secured (except insofar as any sinking
or other fund, established in accordance with the
provisions of the Mortgage hereinafter mentioned, may
afford additional security for the bonds of any
particular series) by a Mortgage and Deed of Trust, dated
as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented
and modified by all supplemental indentures thereto is
hereinafter referred to as the "Mortgage"), to which
Mortgage reference is made for a description of the
property mortgaged and pledged, the nature and extent of
the security, the rights of the bearers or registered
owners of the bonds in respect of such security, the
duties and immunities of the Trustee and terms and
conditions upon which the bonds are secured.

This 2016 PC Bond evidences and secures a loan made by
the City to the Company, pursuant to a Loan Agreement,
dated as of April 1, 1993, between the City and the
Company (the "Loan Agreement").  In order to obtain funds
for such loan, the City, contemporaneously with the issue
of this 2016 PC Bond, will issue Forty One Million Eight
Hundred Fifty Thousand Dollars ($41,850,000) principal
amount of its Pollution Control Refunding Revenue Bonds,
Series 1993A (Indianapolis Power & Light Company Project)
(the "City Bonds") under and pursuant to the City
Indenture.  The City Bonds are payable from payments made
by the Company of principal of, premium, if any, and
interest on this 2016 PC Bond and from moneys in the Bond
Fund created under the City Indenture.  The obligation of
the Company to pay the principal of, premium, if any, and
interest on this 2016 PC Bond shall be discharged to the
extent that any moneys in said Bond Fund are available
for payments on the City Bonds and are directed by the
Company to be applied thereto, all as provided in the
Thirty-Sixth Supplemental Indenture.

This 2016 PC Bond is not subject to redemption prior to
January 1, 2003, except as provided in Section 2 of the
Thirty-Sixth Supplemental Indenture, to which reference
is made for full description of redemption provisions.

This 2016 PC Bond is subject to redemption in whole at
any time on or after January 1, 2003, or in part on any
interest payment date on or after January 1, 2003, at the
option of the Company, upon at least thirty (30) days
prior notice, all as provided in the Thirty-Sixth
Supplemental Indenture, at a price equal to the principal
amount of the 2016 PC Bond so to be redeemed and accrued
interest to the date of redemption, together with a
premium equal to a percentage of the principal amount
thereof set forth below under the heading "Redemption
Premium":

If Redeemed During the Twelve Months
Ending With the Thirty-First Day                Redemption
of December of the Year Stated                  Premium

      2003...................                    2.0%
      2004...................                    1.0%

and without premium if redeemed after December 31, 2004.

With the consent of the Company and to the extent
permitted by and as provided in the Mortgage, the rights
and obligations of the Company and/or of the holders of
the bonds and/or coupons and/or the terms and provisions
of the Mortgage and/or any instruments supplemental
thereto may be modified or altered by affirmative vote of
the holders of at least sixty-six and two-thirds per
centum (66-2/3%) in principal amount of the bonds
affected by such modification or alteration then
outstanding under the Mortgage (excluding bonds
disqualified from voting by reason of the Company's
interest therein as provided in the Mortgage); provided
that no such modification or alteration shall permit the
extension of the maturity of the principal of this 2016
PC Bond or the reduction in the rate of interest hereon
or any other modification in the terms of payment of such
principal or interest without the consent of the holder
hereof.  The principal hereof may be declared or may
become due and payable prior to the stated date of
maturity hereof, on the conditions, in the manner and at
the time set forth in the Mortgage, upon the occurrence
of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of
this 2016 PC Bond or of the Mortgage, shall alter or
impair the obligation of the Company, which is absolute
and unconditional, to pay, subject to the provisions of
the Thirty-Sixth Supplemental Indenture, the principal
of, and premium, if any, and interest on this 2016 PC
Bond at the place, at the respective times and at the
rate and the manner herein prescribed.

This 2016 PC Bond is issuable only in full registered
form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole
multiple of Five Thousand Dollars.

This 2016 PC Bond will be nontransferable except to the
City Trustee and successors thereto, if any, and to the
Company.  To the extent that it is transferable, it is
transferable by the registered holder thereof, in person
or by attorney duly authorized in writing, on the books
of the Company at the office or agency of the Company in
the City of Chicago, Illinois, upon surrender thereof for
cancellation at said office and upon presentation of a
written instrument of transfer duly executed.  Thereupon,
the Company shall issue in the name of the transferee,
and the Trustee shall authenticate and deliver, a new
registered 2016 PC Bond or Bonds, in authorized
denominations, of equal aggregate principal amount.  Any
such transfer shall be subject to the terms and
conditions specified in the Mortgage and in the Thirty-
Sixth Supplemental Indenture.

[End of 2016 PC Bond Form]

Section 4. Until the 2016 PC Bond in definitive form is
ready for delivery, the Company may execute, and upon its
request in writing the Trustee shall authenticate and
deliver, in lieu thereof, a fully registered 2016 PC Bond
in temporary form, as provided in Section 15 of the
Original Mortgage. Such bond may, in lieu of the
statement of the specific redemption prices required to
be set forth in such bond in definitive form, include a
reference to this Thirty-Sixth Supplemental Indenture for
a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will
duly and punctually pay to the holder of the 2016 PC Bond
the principal thereof, premium, if any, and interest on
said bond at the dates and place and in the manner
mentioned therein; provided, however, that:

     (a)  The obligation of the Company to pay the
principal of, and premium, if any, and interest on the
2016 PC Bond shall be discharged to the extent that any
moneys in the Series 1993A Bond Account within the Bond
Fund created under and pursuant to the City Indenture are
available for the payment of the principal of, or
premium, if any, or interest on the Series 1993A Bonds
and are directed by the Company to be applied to the
payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company
is required to pay the principal of, or premium, if any,
or interest on the 2016 PC Bond.

     (b)  Except as otherwise provided in this Section 5,
the principal amount of any Series 1993A Bond acquired by
the Company and delivered to the City Trustee, or
acquired by the City Trustee and cancelled, shall be
credited against the obligation of the Company to pay the
principal of the 2016 PC Bond.

As the principal of, premium, if any, and interest on the
2016 PC Bond is paid or deemed paid in full, and upon its
receipt by the Company, such bond shall be delivered to
the Trustee for cancellation.  The Company shall promptly
inform the Trustee of all payments made and credits
availed of with respect to its obligations on the 2016 PC
Bond.  The Trustee shall not be required to recognize any
payment made or credit availed of with respect to any
2016 PC Bond unless it has received (a) the bond for
cancellation by it, or (b) a certificate signed by a duly
authorized officer of the City Trustee specifying the
amount of such payment or credit and the principal amount
of the 2016 PC Bond with respect to which the payment or
credit was applied.  In the absence of receipt by the
Trustee of any 2016 PC Bond, any such certificate shall
be controlling and conclusive.

Section 6. The covenant of the Company to make annual
payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage
and in the first twenty-four Supplemental Indentures to
the Original Mortgage creating the several series of
First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to nor be for the
benefit of the 2016 PC Bond, and the Company reserves the
right, without any consent of, or other action by, the
holder of the 2016 PC Bond, to amend, modify or delete
the provisions of the Mortgage relating to such
Maintenance and Improvement Fund and by acceptance of the
2016 PC Bond the holder thereof waives any right or
privilege so to consent or take any other action with
respect thereto.

Section 7. The Company covenants that, so long as the
2016 PC Bond shall remain outstanding, it will comply
with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to
limitations on dividends and distributions and the
purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein
declared, provided and created and agrees to perform the
same upon the terms and conditions herein and in the
Mortgage set forth and upon the following terms and
conditions:

The recitals contained herein and in the bonds shall be
taken as the statements of the Company and the Trustee
assumes no responsibility for the correctness of the
same. The Trustee makes no representations as to the
validity or adequacy of the security afforded hereby, or
as to the validity of this Thirty-Sixth Supplemental
Indenture or of the 2016 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Sixth Supplemental
Indenture either of the parties hereto is named or
referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to
include the successors or assigns of such party, and all
the covenants and agreements in this Thirty-Sixth
Supplemental Indenture contained by or on behalf of the
Company, or by or on behalf of the Trustee, shall,
subject as aforesaid, bind and inure to the benefit of
the respective successors and assigns of such parties,
whether so expressed or not.

Section 10. Nothing in this Thirty-Sixth Supplemental
Indenture expressed or implied, is intended or shall be
construed to confer upon, or to give to, any person, co-
partnership or corporation, other than the parties hereto
and the holders of the bonds and coupons outstanding
under the Mortgage, any right, remedy, or claim under or
by reason of this Thirty-Sixth Supplemental Indenture or
any covenant, condition or stipulation hereof; and all
the covenants, conditions, stipulations, promises and
agreements in this Thirty-Sixth Supplemental Indenture
contained by or on behalf of the Company shall be for the
sole and exclusive benefit of the parties hereto and of
the holders of the bonds and of the coupons outstanding
under the Mortgage.

Section 11. The Company covenants that all of the terms,
provisions and conditions of the Mortgage shall be
applicable to the 2016 PC Bond issued hereunder, except
as herein otherwise provided and except insofar as the
same may be inconsistent with the provisions of this
Thirty-Sixth Supplemental Indenture.

Section 12. This Thirty-Sixth Supplemental Indenture is
dated as of April 1, 1993, although executed and
delivered on the date of the acknowledgment hereof by the
Trustee; and shall be simultaneously executed and
delivered in several counterparts, and all such
counterparts executed and delivered, each as an original,
shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company,
party of the first part, has caused its corporate name to
be hereunto affixed and this instrument to be signed and
acknowledged by its President or a Vice-President, and
its corporate seal to be hereto affixed and attested by
its Secretary or an Assistant Secretary, for and in its
behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused
its corporate name to be hereunto affixed and this
instrument to be signed and acknowledged by one of its
Vice-Presidents, and its corporate seal to be hereto
affixed and attested by one of its Assistant Secretaries,
all as of the day, month and year first above written.

                      Indianapolis Power & Light Company

Attest:               By    /s/ Marcus E. Woods
                            Marcus E. Woods,
                            Vice-President

/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                      American National Bank and Trust
                        Company of Chicago

Attest:               By  /s/ Richard Y. Guthrie
                          Richard Y. Guthrie,
                          Senior Vice-President

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)

State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of April, in the year 1993, before me, a
Notary Public in and for the County and State aforesaid,
personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described
in and which executed the foregoing instrument, to me
personally known and known to me personally to be such
Vice-President, and Assistant Secretary, respectively.
Said Marcus E. Woods and Clark L. Snyder being by me
severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and
the said Clark L. Snyder resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and
said Clark L. Snyder is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them
knows the corporate seal of said corporation; that the
seal affixed to said instrument and bearing the name of
said corporation is such corporate seal; that is was so
affixed by order of the Board of Directors of said
corporation; and that each of them signed his name
thereto by like order; and each of them acknowledged the
execution of said instrument on behalf of said
corporation to be his free and voluntary act and deed and
the free and voluntary act and deed of said corporation,
for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 5th day of April, 1993.

                              /s/ Gloria K. Bryant
                              Gloria K. Bryant,
                              Notary Public

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

On this 2nd day of April, in the year 1993, before me, a
Notary Public in and for the County and State aforesaid,
personally came Richard Y. Guthrie, Senior Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which
executed the foregoing instrument, to me personally known
and known to me personally to be such Senior Vice-
President and Assistant Secretary, respectively. Said
Richard Y. Guthrie and Robert M. Selangowski, being by me
severally sworn did depose and say that the said Richard
Y. Guthrie resides in Evanston, Illinois, and that the
said Robert M. Selangowski resides in Lansing, Illinois;
that said Richard Y. Guthrie is Senior Vice-President and
said Robert M. Selangowski is Assistant Secretary of said
American National Bank and Trust Company of Chicago; that
each of them knows the corporate seal of said
corporation; that the seal affixed to said instrument and
bearing the name of said corporation is such corporate
seal; that it was so affixed by authority of the Board of
Directors of said corporation; that each of them signed
his name thereto by like authority; and each of them
acknowledged the execution of said instrument on behalf
of said corporation to be his free and voluntary act and
deed and the free and voluntary act and deed of said
corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 2nd day of April, 1993.

                           /s/ Bernadette G. Janairo
                           Bernadette G. Janairo,
                           Notary Public

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                  TRUSTEE

                                ---------------

                      THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            5.40% SERIES, DUE 2017

                               TABLE OF CONTENTS*

                                       of

                      THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

              Part II  Steam and Hot Water Distributing
                         Systems.........................         5
              Part III Indeterminate Permits and

Section 2   Designation of Thirty-Fifth series of bonds
              and kind and denominations thereof.........         7
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying

Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
_________________________
*Table of Contents is not part of the Thirty-Seventh
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient
reference.

                                                                PAGE
                                                                ----
Section 9   Successors and assigns.......................        20
Section 10  Limitation of rights hereunder...............        21
Section 11  Compliance with terms, provisions and

                                       ii

THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of
October 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana,
hereinafter sometimes called the "Company," party of the
first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee,
hereinafter sometimes called the "Trustee," party of the
second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage"
when referred to as existing prior to any supplement
thereto or modification thereof, and the "Mortgage" when
referred to as now or heretofore supplemented and
modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee,
to secure the payment of the bonds issued from time to
time under the Mortgage for the purposes of and subject
to the limitations specified in the Mortgage, and to
secure the performance of the covenants therein
contained, conveyed to the Trustee thereunder upon
certain trusts, terms and conditions, and with and
subject to certain provisos and covenants therein
contained, all and singular the property, rights and
franchises which the Company then owned or should
thereafter acquire, excepting the property expressly
excepted by the terms of the Original Mortgage or any
indenture supplemental thereto, to which Mortgage
reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and
modified by supplemental indentures dated as of May 1,
1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as
of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992 and
as of April 1, 1993;

WHEREAS, Section 8 of the Original Mortgage provides,
among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder
shall be established by an indenture supplemental thereto
authorized by resolution of the Board of Directors of the
Company, and that the form of each series, as established
by the Board of Directors, shall specify the descriptive
title of the bonds and various other terms thereof,
and may also contain such other provisions as the Board
of Directors may, in its discretion, cause to be inserted
therein expressing or referring to the terms and conditions
upon which such bonds are to be issued and secured under the
Original Mortgage or any indenture supplemental thereto
or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement,
dated as of October 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of
the aggregate principal amount of Twenty Four Million Six
Hundred Fifty Thousand Dollars ($24,650,000) of the
City's Pollution Control Revenue Bonds, Series 1977
(Indianapolis Power & Light Company Project) issued by
the City pursuant to a related loan agreement to pay a
portion of the cost of acquisition, construction,
installation and equipping by the Company of certain
pollution control facilities (the "Facilities"), and
pursuant to the Loan Agreement the Company has agreed to
issue a series of its bonds under the Mortgage and this
Thirty-Seventh Supplemental Indenture in order to
evidence and secure its indebtedness under the Loan
Agreement; and

WHEREAS, the Company now desires to provide for the
establishment, execution, authentication and delivery
under the Mortgage of bonds of a series to be known as
its "First Mortgage Bonds, 5.40% Series, due 2017" (the
bonds of said series being hereinafter sometimes referred
to as the "2017 PC Bond"), limited to the aggregate
principal amount of Twenty Four Million Six Hundred Fifty
Thousnd Dollars ($24,650,000); and

WHEREAS, all things necessary to make the 2017 PC Bond
hereinafter described, when duly executed by the Company
and authenticated and delivered by the Trustee, a valid,
binding and legal obligation of the Company, and to make
this Thirty-Seventh Supplemental Indenture a valid and
binding agreement supplemental to the Original Mortgage,
have been done and performed; and

WHEREAS, the execution and delivery by the Company of
this Thirty-Seventh Supplemental Indenture, and the terms
of the 2017 PC Bond, have been duly authorized by the
Board of Directors of the Company by appropriate
resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage
that the Company will execute and deliver such further
instruments and do such further acts as may be necessary
or proper to carry out more effectually the purposes of
the Mortgage, and to make subject to the lien thereof any
property thereafter acquired and intended to be subject
to the lien thereof; and

WHEREAS, the Company has, since the date of execution and
delivery of the Original Mortgage, purchased and acquired
property and desires by this Thirty-Seventh Supplemental
Indenture specifically to convey to the Trustee such
property for the better protection and security of the
bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in
consideration of the premises and of the acceptance or
purchase of the 2017 PC Bond by the registered owners
thereof, and of the sum of one dollar, lawful money of
the United States of America, to the Company duly paid by
the Trustee at or before the execution and delivery of
this Thirty-Seventh Supplemental Indenture, the receipt
whereof is hereby acknowledged, the Company and the
Trustee, respectively, have entered into, executed and
delivered this Thirty-Seventh Supplemental Indenture, for
the uses and purposes hereinafter expressed, that is to
say:

Section 1. The Company has granted, bargained, sold,
released, conveyed, assigned, transferred, mortgaged,
pledged, set over and confirmed, and by these presents
does grant, bargain, sell, release, convey, assign,
transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined
in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein
provided, and its successors in the trusts declared in
the Original Mortgage and herein, all of the property,
real, personal and mixed, tangible and intangible, of
every kind, character and description which the Company
has acquired since the execution and delivery of the
Original Mortgage and now owns (except property, rights
and assets of a character similar to that excluded from
the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights
and assets are excluded from the lien and operation of
the Mortgage only to the extent provided therein),
including, but without otherwise limiting the generality
of the foregoing, the following described property
situated within the State of Indiana:

                        PART I.

            ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired
by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew,
Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and
any additions to or extensions of any such systems,
together with the buildings, erections, structures,
transmission lines, power stations, sub-stations,
engines, boilers, condensers, pumps, turbines, machinery,
tools, conduits, manholes, insulators, dynamos, motors,
lamps, cables, wires, poles, towers, cross-arms, piers,
abutments, switchboard equipment, meters, appliances,
instruments, apparatus, appurtenances, maps, records,
ledgers, contracts, facilities and other property or
equipment used or provided for use in connection with the
construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-
of-way, franchises, licenses, grants, liberties,
immunities, ordinances, permits and easements of the
Company in respect of the construction, maintenance,
repair and operation of said systems.

                    PART II.

      STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired
by the Company after May 1, 1940, the date of the
Original Mortgage, and located in the City of
Indianapolis, Marion County, Indiana, and any additions
to or extensions of any such systems; together with the
buildings, erections, structures, boilers, heaters,
engines, tanks, pipe lines, mains, connections, service
pipes, meters, tools, instruments, appliances, apparatus,
facilities, machinery and other property and equipment
used or provided for use in the construction,
maintenance, repair and operation thereof; and together
also with all of the rights, privileges, rights-of-way,
franchises, licenses, grants, liberties, immunities,
ordinances, permits and easements of the Company in
respect of the construction, maintenance, repair and
operation of said systems.

                       PART III.

         INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances,
licenses, and other authorizations by or from any state,
county, municipality, or other governmental authority,
acquired by the Company after May 1, 1940, the date of
the Original Mortgage, including particularly, but not
limited to, any indeterminate permits
under the Public Service Commission Act of the State of
Indiana, and all Acts amendatory thereof and supplemental
thereto, and all right, title and interest therein now
owned by the Company, and all renewals, extensions and
modifications of said indeterminate permits, franchises,
ordinances, licenses, and other authorizations, and of
the indeterminate permits, franchises, ordinances,
licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                       PART IV.

                   OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now
owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the
enumeration of the same the scope and intent of the
foregoing or of any general description contained in the
Mortgages) all lands, flowage rights, water rights,
flumes, raceways, dams, rights-of-way and roads; all
plants for the generation of electricity by water, steam
and/or other power, power houses, telephone systems,
water systems, steam heat and power plants, hot water
plants, sub-stations, transmission lines, distribution
systems, bridges, culverts and tracts; all offices,
buildings and structures and the equipment thereof; all
machinery, engines, boilers, dynamos, machines,
regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical,
conduits, cables and lines; all pipes whether for water,
steam heat and power, or other purposes; all mains and
pipes, service pipes, fittings, valves and connections,
poles, wires, tools, implements, apparatus, furniture and
chattels; all municipal franchises, indeterminate
permits, and other permits; all lines for the
transportation, transmission and/or distribution of
electric current, steam heat and power or water for any
purpose, including towers, poles, wires, cables, pipes,
conduits and all apparatus for use in connection
therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or
street lighting contracts; all easements, servitudes,
licenses, permits, rights, powers, franchises,
privileges, rights-of-way and other rights in or relating
to real estate or the occupancy of the same and (except
as hereinafter or in the Mortgage expressly excepted) all
the right, title and interest of the Company in and to
all other property of any kind or nature appertaining to
and/or used and/or occupied and/or enjoyed in connection
with any property hereinbefore described or referred to;

Together with all and singular the tenements,
hereditaments and appurtenances belonging or in anywise
appertaining to the aforesaid property or any part
thereof, with the reversion and reversions, remainder and
remainders and (subject to the provisions of Section 64
of the Original Mortgage), the tolls, rents, revenues,
issues, earnings, income, product and profits thereof,
and all the estate, right, title and interest and claim
whatsoever, at law as well as in equity, which the
Company now has or may hereafter acquire in and to the
aforesaid property, indeterminate permits, franchises,
ordinances, licenses and other authorizations and every
part and parcel thereof.

Section 2. There shall be and is hereby established a
series of bonds, limited in aggregate principal amount to
Twenty Four Million Six Hundred Fifty Thousand Dollars
($24,650,000) to be issued under and secured by the
Mortgage, to be designated "5.40% Series, due 2017", each
of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on August 1,
2017, and shall be issued only as fully registered bonds
without coupons in the denomination of five thousand
dollars and any larger denomination which is a whole
multiple of five thousand dollars; they shall bear
interest from the beginning of the current interest
period during which each bond is dated, at the rate per
annum designated in the title thereof, payable semi-
annually, on February 1 and August 1 of each year (except
that the first interest payment thereon shall be made
February 1, 1994 for the four-month period from October
1, 1993 through January 31, 1994); and the principal of,
premium, if any, and interest on said bond shall be
payable in lawful money of the United States of America
at the office of the Company in the City of Indianapolis,
Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is
hereby designated and appointed the office and agency of
the Company in the City of Chicago, Illinois, for the
payment of the principal of, premium, if any, and
interest on the 2017 PC Bond, if necessary, and for the
registration, transfer and exchange of such bond as
hereinafter provided; all reference herein to the office
or agency of the Company in the City of Chicago,
Illinois, for the payment of the principal of, premium,
if any, and interest on the 2017 PC Bond, or the
registration, transfer or exchange thereof, being to
American National Bank and Trust Company of Chicago. In
event of the resignation or inability to act of American
National Bank and Trust Company of Chicago, then a
successor agent for all such purposes in the City of
Chicago, Illinois, shall be appointed by the Board of
Directors of the Company.

The 2017 PC Bond shall be dated as of the date of
authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2017 PC Bond will be issued to evidence and secure a
loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City
through the issuance of City of Petersburg, Indiana,
Pollution Control Refunding Revenue Bonds, Series 1993B
(Indianapolis Power & Light Company Project)(the "Series
1993B Bonds"), authenticated and delivered under and
pursuant to an Indenture of Trust dated as of October 1,
1993 (hereinafter called the "City Indenture"), by and
between the City and National City Bank, Indiana, as
Trustee (the "City Trustee").  Pursuant to the City's
pledge and assignment of the Loan Agreement, as set forth
in the City Indenture, the 2017 PC Bond shall be issued
to the City and assigned to the City Trustee.  All of the
proceeds of the Series 1993B Bonds will be used for the
refunding of the aggregate principal amount of Twenty
Four Million Six Hundred Fifty Thousand Dollars
($24,650,000) of the City's Pollution Control Revenue
Bonds, Series 1977 (Indianapolis Power & Light Company
Project) issued by the City pursuant to applicable loan
agreement.

Upon the notice and in the manner and with the effect
provided in this Section 2, the 2017 PC Bond shall be
redeemable prior to the maturity thereof under any one or
more of the following circumstances:

(a)  In whole, at the option of the Company, if the
Facilities or Unit 3 of the Petersburg Generating Station
serviced by the Facilities shall have been damaged or
destroyed (i) to such extent that they cannot be
reasonably expected, in the opinion of the Company, to be
restored within a period of six (6) months to the
condition thereof immediately preceding such damage or
destruction, or (ii) to such extent that the Company, in
its reasonable opinion, is thereby prevented from
carrying on its normal operations for a period of six (6)
months or more, or (iii) to such extent that the
restoration thereof would not be, taking into
consideration the net proceeds of any insurance payable
as a result of such damage or destruction, economic in
the reasonable opinion of the Company.

(b)  In whole, at the option of the Company, if title to,
or the temporary use of, all or substantially all of the
Facilities or Unit 3 of the Petersburg Generation Station
serviced by the Facilities, shall have been taken, under
the exercise of the power of eminent domain, or should
any governmental body or agency exercise any right which
it may have to purchase or designate a purchaser of the
same, or should such property be sold to any governmental
body or agency so that the result of such taking or
takings is that (i) the Company, in its reasonable
opinion, is thereby prevented from carrying on its normal
operations of either the Facilities or such Unit 3 for a
period of six (6) months or more, (ii) the restoration
required as a result of the taking cannot be reasonably
expected, in the opinion of the Company, to be completed
in a period of six (6) months, or (iii) the restoration
thereof, taking into consideration the net proceeds from
such eminent domain award, would not be economic in the
reasonable opinion of the Company.

(c)  In whole, at the option of the Company, if, as a
result of any changes in the Constitution or law of the
State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative
action (whether state or federal) or by final decree,
judgment or order of any court or administrative body
(whether state or federal) entered after the contest
thereof by the Company in good faith or the decision of
the Company not to contest the same, the Loan Agreement
shall, in the reasonable opinion of counsel for the
Company, have become void or unenforceable or impossible
of performance in accordance with the intent and purpose
of the parties as expressed in the Loan Agreement; or
unreasonable burdens or excessive liabilities shall, in
the reasonable opinion of the Company, have been imposed
upon the City or the Company, with respect to the
Facilities or operation thereof, including without
limitation federal, state or other ad valorem, property,
income or other taxes not being imposed on the date of
the Loan Agreement other than ad valorem taxes presently
levied upon privately owned property used for the same
general purpose as the Facilities.

(d)  In whole, at the option of the Company, if changes
in the economic availability of raw materials, operating
supplies or facilities necessary for the operation of the
Facilities or the operation of Unit 3 of the Petersburg
Generating Station serviced by the Facilities shall have
occurred or technological or other changes shall have
occurred which render the Facilities or said Unit 3
uneconomic for use in the reasonable opinion of the
Company.

(e)  In part, at the option of the Company, to the extent
of net proceeds received from any condemnation award,
taking or sale as stated herein, if title to, or the
temporary use of any portion of the Facilities shall have
been taken under the exercise of the power of eminent
domain, or should any governmental body or agency
exercise any right it may have to purchase or designate a
purchaser of the same, or should such property be sold to
any governmental body or agency; provided the Company
shall furnish to the City and the City Trustee a
certificate of an Independent Engineer (as defined in the
Loan Agreement) selected by the Company stating (i) that
the property forming the part of the Facilities that was
taken by such condemnation, taking or sale is not
essential to the character or significance of the
Facilities, or (ii) that the Facilities have been
restored to a condition substantially equivalent to their
condition prior to the taking by such condemnation,
taking or sale proceedings, or (iii) that improvements
have been acquired which are suitable for the operation
of the Facilities.

(f)  In the event all or substantially all of the
mortgaged and pledged property under the Mortgage, or all
or substantially all such property used in the business
of generating, manufacturing, transporting, transmitting,
distributing or supplying electricity, should be taken by
exercise of the power of eminent domain, or should any
governmental body or agency exercise any right which it
may have to purchase or designate a purchaser of the
same, or should such property be sold to any governmental
body or agency, the Company shall be obligated to redeem
the 2017 PC Bond outstanding as promptly as possible in
accordance with paragraph B of Section 69 of the Original
Mortgage.

(g)  In the event that the Company is notified by the
City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the
City Trustee has declared the principal of all the Series
1993B Bonds then outstanding immediately due and payable
pursuant to the City Indenture, the Company shall call
for redemption, on a redemption date selected by it not
later than thirty (30) days following the date on which
such notice is mailed, the 2017 PC Bond outstanding, and
shall on such redemption date redeem the same; provided,
however, that such requirement of redemption shall be
deemed waived, if prior to the date fixed for such
redemption of the 2017 PC Bond (x) such event of default
is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as
defined in the Mortgage) which affects any bond of any
series outstanding under the Mortgage and which completed
default has not been cured and made good prior to such
redemption date, it being the intent of this proviso
that, in lieu of such right to redemption, the holder of
the 2017 PC Bond shall be entitled only to such rights as
are available to the holders of bonds of any other series
outstanding under the Mortgage in the event of such
completed default; and in case of any subsequent
occurrence or continuance of the events described in (i)
and (ii) of this Section 2(g), the Company shall have the
same obligation (subject to the same proviso) to redeem
the 2017 PC Bond.

(h) In the event the City Trustee notifies the Company
and the City that the interest payable on the Series
1993B Bonds held by persons other than a "substantial
user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986,
as amended, has been determined by a court of competent
jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by
reason of a breach by the Company of any covenant,
agreement or representation in the Loan Agreement, the
Company shall call the 2017 PC Bond then outstanding to
be redeemed on the next succeeding interest payment date
within one hundred eighty (180) days after the date of
such notice; provided, however, that such requirement of
redemption, whether in whole or in part shall be deemed
waived if, prior to the date fixed for redemption of the
2017 PC Bond pursuant to this Section 2(h), there shall
have occurred any completed default (as defined in the
Mortgage) which affects any bond of any series
outstanding under the Mortgage and which completed
default has not been cured and made good prior to such
redemption date, it being the intent of this proviso
that, in lieu of such right to redemption, the holder of
the 2017 PC Bond shall be entitled only to such rights as
are available to the holders of bonds of any other series
outstanding under the Mortgage in the event of such
completed default; but when any such completed default
shall have been cured and made good, if interest on the
Series 1993B Bonds shall still be taxable as described
above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2017 PC Bond
on the next succeeding interest payment date within one
hundred eighty (180) days after the curing and making
good of such completed default; provided further, that
the Company may call for redemption such portion of the
2017 PC Bond, which in the written opinion of an attorney
or firm of attorneys of nationally recognized standing on
the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993B Bonds in part, which
redemption would have the result that the interest
payable on the Series 1993B Bonds remaining outstanding
after such redemption in part would not be subject to
federal income taxation in the hands of persons other
than a "substantial user" or a "related person" as those
terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2017 PC Bond in whole for the
purpose of prepayment under the Loan Agreement pursuant
to subsections (a), (b), (c), (d), (f), (g), or (h)
above, the amounts payable upon redemption of 2017 PC
Bond shall be a sum sufficient, together with other funds
deposited with the City Trustee and available for such
purpose, to pay the principal of and interest on the 2017
PC Bond then outstanding and to pay all reasonable and
necessary fees and expenses of the City Trustee accrued
and to accrue through final payment of the 2017 PC Bond.

In case of redemption in part pursuant to (e) or (h)
above, the amount payable by the Company under this
Thirty-Seventh Supplemental Indenture, the Loan Agreement
and the 2017 PC Bond shall be a sum sufficient, together
with other funds deposited with the Trustee and available
for such purpose, to pay the principal of and interest on
the 2017 PC Bond so to be redeemed, which sum together
with other funds deposited with the City Trustee and
available for such purpose shall be sufficient to pay the
principal of, premium, if any, and interest on the Series
1993B Bonds and to pay all reasonable and necessary fees
and expenses of the City Trustee accrued and to accrue
through such partial prepayment.

The 2017 PC Bond and the Series 1993B Bonds shall be
redeemable at any time within one hundred eighty (180)
days following the event or events described as giving
rise to an option of the Company to redeem them in
subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2017
PC Bond in whole or in part or to comply with any
obligations to redeem the 2017 PC Bond in whole or in
part imposed in this Section 2, the Company shall give
written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30)
days nor more than ninety (90) days from the date the
notice is mailed.  No further notice, by publication or
otherwise, shall be required for redemption of the 2017
PC Bond, and the requirements of Section 59 of the
Mortgage for notice by newspaper publication shall not
apply to the 2017 PC Bond.

At the option of the holder, the 2017 PC Bond, upon
surrender thereof at the office or agency of the Company
in Chicago, Illinois, together with a written instrument
of transfer in form approved by the Company duly executed
by the holder or by his duly authorized attorney, shall
be exchangeable for a like aggregate principal amount of
fully registered bonds of the same series of other
authorized denominations.

The 2017 PC Bond will be nontransferable except to the
City Trustee and successors thereto, if any, and to the
Company.  To the extent that it is transferable, it is
transferable by the registered holder thereof, in person
or by attorney duly authorized in writing, on the books
of the Company at the office or agency of the Company in
the City of Chicago, Illinois, upon surrender thereof for
cancellation at said office and upon presentation of a
written instrument of transfer duly executed.  Thereupon,
the Company shall issue in the name of the transferee,
and the Trustee shall authenticate and deliver, a new
registered 2017 PC Bond or Bonds, in authorized
denominations, of equal aggregate principal amount.  Any
such transfer shall be subject to the terms and
conditions specified in the Mortgage and in this Thirty-
Seventh Supplemental Indenture.

The Company shall not be required to transfer or exchange
the 2017 PC Bond for a period of ten (10) days next
preceding any interest payment date of such bond.

Except as set forth herein, no charge shall be made upon
any transfer or exchange of any of the 2017 PC Bond other
than for any tax or taxes or other governmental charge
required to be paid by the Company.

The 2017 PC Bond shall be limited to an aggregate
principal amount of Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) and shall be issued under
the provisions of Article VII of the Original Mortgage.

Section 3.  The 2017 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the
following forms, respectively:

[form of face of 2017 PC Bond]

This First Mortgage Bond, 5.40% Series, due 2017
(hereinafter called the "2017 PC Bond") is not
transferable except to a successor trustee under the
Indenture of Trust dated as of October 1, 1993, between
the City of Petersburg, Indiana and National City Bank,
Indiana, as the Trustee, or to Indianapolis Power & Light
Company.

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.40% Series, Due 2017
     Due August 1, 2017

No.                                              $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for
value received, hereby promises to pay to National City
Bank, Indiana, as the Trustee (hereinafter called the
"City Trustee") under the Indenture of Trust between the
City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of October 1, 1993, (the "City
Indenture") or registered assigns, on August 1, 2017, at
the office of the Company, in the City of Indianapolis,
State of Indiana, or if no such office is maintained at
the time by the Company, then at the office or agency of
the Company for such purpose in the City of Chicago,
State of Illinois, Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) in lawful money of the
United States of America, and to pay to the registered
owner hereof interest thereon from the first day of
February or the first day of August next preceding the
date of this 2017 PC Bond (except that the first interest
payment hereunder shall be made February 1, 1994 for the
four-month period from October 1, 1993 through January
31, 1994), at the rate of five and forty hundredths per
centum (5.40%) per annum in like lawful money at said
office or agency, on February 1 and August 1 in each
year, until the Company's obligation with respect to the
payment of such principal shall have been discharged.
The interest payable hereunder on February 1 or August 1
will be paid to the registered owner of this 2017 PC Bond
at or before the close of business on such dates, or if
such date shall be a Saturday, Sunday, holiday or a day
on which banking institutions in the City of Indianapolis
or the city of any paying agents are authorized by law to
close, on or before the close of business on the next
succeeding business day on which such banking
institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2017
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal
of or interest on this 2017 PC Bond against any
incorporator or any past, present or future subscriber to
the capital stock, stockholder, officer or director of
the Company or of any predecessor or successor
corporation, as such, either directly or through the
Company or any predecessor or successor corporation,
under any rule of law, statute, or constitution or by the
enforcement of any assessment or otherwise, all such
liability of incorporators, subscribers, stockholders,
officers and directors, as such, being waived and
released by the terms of the Mortgage, as herein defined.

This 2017 PC Bond shall not become obligatory until
American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its
successor thereunder, shall have signed the form of
certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company
has caused this 2017 PC Bond to be signed in its name by
its President or one of its Vice-Presidents, by his
signature or a facsimile thereof, and its corporate seal
to be affixed hereon, attested by its Secretary or one of
its Assistant Secretaries, by his signature or a
facsimile thereof.

                     INDIANAPOLIS POWER & LIGHT COMPANY

Dated:               By_______________________________________
                              Vice-President

Attest:

By_____________________________
           Secretary

[Form of Trustee's Certificate on 2017 PC Bond]

     Trustee's Certificate

This 2017 PC Bond is one of the bonds, of the series
herein designated, provided for in the within-mentioned
Mortgage and Thirty-Seventh Supplemental Indenture
thereto.

                    AMERICAN NATIONAL BANK AND
                      TRUST COMPANY OF CHICAGO
                                            Trustee

                    By______________________________________
                             Authorized Signature

[Form of Reverse Side of 2017 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.40% Series, due 2017
     Due August 1, 2017

This 2017 PC Bond is one of an issue of bonds of the
Company, issuable in series, and is one of a series known
as its First Mortgage Bonds, 5.40% Series, due 2017
(herein called the "2017 PC Bond") limited in aggregate
principal amount to Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) and established by a
Thirty-Seventh Supplemental Indenture dated as of October
1, 1993, all bonds of all series issued and to be issued
under and equally secured (except insofar as any sinking
or other fund, established in accordance with the
provisions of the Mortgage hereinafter mentioned, may
afford additional security for the bonds of any
particular series) by a Mortgage and Deed of Trust, dated
as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented
and modified by all supplemental indentures thereto is
hereinafter referred to as the "Mortgage"), to which
Mortgage reference is made for a description of the
property mortgaged and pledged, the nature and extent of
the security, the rights of the bearers or registered
owners of the bonds in respect of such security, the
duties and immunities of the Trustee and terms and
conditions upon which the bonds are secured.

This 2017 PC Bond evidences and secures a loan made by
the City to the Company, pursuant to a Loan Agreement,
dated as of October 1, 1993, between the City and the
Company (the "Loan Agreement").  In order to obtain funds
for such loan, the City, contemporaneously with the issue
of this 2017 PC Bond, will issue Twenty Four Million Six
Hundred Fifty Thousand Dollars ($24,650,000) principal
amount of its Pollution Control Refunding Revenue Bonds,
Series 1993B (Indianapolis Power & Light Company Project)
(the "City Bonds") under and pursuant to the City
Indenture.  The City Bonds are payable from payments made
by the Company of principal of, premium, if any, and
interest on this 2017 PC Bond and from moneys in the Bond
Fund created under the City Indenture.  The obligation of
the Company to pay the principal of, premium, if any, and
interest on this 2017 PC Bond shall be discharged to the
extent that any moneys in said Bond Fund are available
for payments on the City Bonds and are directed by the
Company to be applied thereto, all as provided in the
Thirty-Seventh Supplemental Indenture.

This 2017 PC Bond is not subject to redemption except as
provided in Section 2 of the Thirty-Seventh Supplemental
Indenture, to which reference is made for full
description of redemption provisions.

With the consent of the Company and to the extent
permitted by and as provided in the Mortgage, the rights
and obligations of the Company and/or of the holders of
the bonds and/or coupons and/or the terms and provisions
of the Mortgage and/or any instruments supplemental
thereto may be modified or altered by affirmative vote of
the holders of at least sixty-six and two-thirds per
centum (66-2/3%) in principal amount of the bonds
affected by such modification or alteration then
outstanding under the Mortgage (excluding bonds
disqualified from voting by reason of the Company's
interest therein as provided in the Mortgage); provided
that no such modification or alteration shall permit the
extension of the maturity of the principal of this 2017
PC Bond or the reduction in the rate of interest hereon
or any other modification in the terms of payment of such
principal or interest without the consent of the holder
hereof.  The principal hereof may be declared or may
become due and payable prior to the stated date of
maturity hereof, on the conditions, in the manner and at
the time set forth in the Mortgage, upon the occurrence
of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of
this 2017 PC Bond or of the Mortgage, shall alter or
impair the obligation of the Company, which is absolute
and unconditional, to pay, subject to the provisions of
the Thirty-Seventh Supplemental Indenture, the principal
of, and premium, if any, and interest on this 2017 PC
Bond at the place, at the respective times and at the
rate and the manner herein prescribed.

This 2017 PC Bond is issuable only in full registered
form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole
multiple of Five Thousand Dollars.

This 2017 PC Bond will be nontransferable except to the
City Trustee and successors thereto, if any, and to the
Company.  To the extent that it is transferable, it is
transferable by the registered holder thereof, in person
or by attorney duly authorized in writing, on the books
of the Company at the office or agency of the Company in
the City of Chicago, Illinois, upon surrender thereof for
cancellation at said office and upon presentation of a
written instrument of transfer duly executed.  Thereupon,
the Company shall issue in the name of the transferee,
and the Trustee shall authenticate and deliver, a new
registered 2017 PC Bond or Bonds, in authorized
denominations, of equal aggregate principal amount.  Any
such transfer shall be subject to the terms and
conditions specified in the Mortgage and in the Thirty-
Seventh Supplemental Indenture.

[End of 2017 PC Bond Form]

Section 4. Until the 2017 PC Bond in definitive form is
ready for delivery, the Company may execute, and upon its
request in writing the Trustee shall authenticate and
deliver, in lieu thereof, fully registered 2017 PC Bond
in temporary form, as provided in Section 15 of the
Original Mortgage. Such bond may, in lieu of the
statement of the specific redemption prices required to
be set forth in such bond in definitive form, include a
reference to this Thirty-Seventh Supplemental Indenture
for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will
duly and punctually pay to the holder of the 2017 PC Bond
the principal thereof, premium, if any, and interest on
said bond at the dates and place and in the manner
mentioned therein; provided, however, that:

     (a)  The obligation of the Company to pay the
principal of, and premium, if any, and interest on the
2017 PC Bond shall be discharged to the extent that any
moneys in the Series 1993B Bond Account within the Bond
Fund created under and pursuant to the City Indenture are
available for the payment of the principal of, or
premium, if any, or interest on the Series 1993B Bonds
and are directed by the Company to be applied to the
payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company
is required to pay the principal of, or premium, if any,
or interest on the 2017 PC Bond.

     (b)  Except as otherwise provided in this Section 5,
the principal amount of any Series 1993B Bond acquired by
the Company and delivered to the City Trustee, or
acquired by the City Trustee and cancelled, shall be
credited against the obligation of the Company to pay the
principal of the 2017 PC Bond.

As the principal of, premium, if any, and interest on the
2017 PC Bond is paid or deemed paid in full, and upon its
receipt by the Company, such bond shall be delivered to
the Trustee for cancellation.  The Company shall promptly
inform the Trustee of all payments made and credits
availed of with respect to its obligations on the 2017 PC
Bond.  The Trustee shall not be required to recognize any
payment made or credit availed of with respect to any
2017 PC Bond unless it has received (a) the bond for
cancellation by it, or (b) a certificate signed by a duly
authorized officer of the City Trustee specifying the
amount of such payment or credit and the principal amount
of the 2017 PC Bond with respect to which the payment or
credit was applied.  In the absence of receipt by the
Trustee of any 2017 PC Bond, any such certificate shall
be controlling and conclusive.

Section 6. The covenant of the Company to make annual
payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage
and in the first twenty-four Supplemental Indentures to
the Original Mortgage creating the several series of
First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to nor be for the
benefit of the 2017 PC Bond, and the Company reserves the
right, without any consent of, or other action by, the
holder of the 2017 PC Bond, to amend, modify or delete
the provisions of the Mortgage relating to such
Maintenance and Improvement Fund and by acceptance of the
2017 PC Bond the holder thereof waives any right or
privilege so to consent or take any other action with
respect thereto.

Section 7. The Company covenants that, so long as the
2017 PC Bond shall remain outstanding, it will comply
with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to
limitations on dividends and distributions and the
purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein
declared, provided and created and agrees to perform the
same upon the terms and conditions herein and in the
Mortgage set forth and upon the following terms and
conditions:

The recitals contained herein and in the bonds shall be
taken as the statements of the Company and the Trustee
assumes no responsibility for the correctness of the
same. The Trustee makes no representations as to the
validity or adequacy of the security afforded hereby, or
as to the validity of this Thirty-Seventh Supplemental
Indenture or of the 2017 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Seventh Supplemental
Indenture either of the parties hereto is named or
referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to
include the successors or assigns of such party, and all
the covenants and agreements in this Thirty-Seventh
Supplemental Indenture contained by or on behalf of the
Company, or by or on behalf of the Trustee, shall,
subject as aforesaid, bind and inure to the benefit of
the respective successors and assigns of such parties,
whether so expressed or not.

Section 10. Nothing in this Thirty-Seventh Supplemental
Indenture expressed or implied, is intended or shall be
construed to confer upon, or to give to, any person, co-
partnership or corporation, other than the parties hereto
and the holders of the bonds and coupons outstanding
under the Mortgage, any right, remedy, or claim under or
by reason of this Thirty-Seventh Supplemental Indenture
or any covenant, condition or stipulation hereof; and all
the covenants, conditions, stipulations, promises and
agreements in this Thirty-Seventh Supplemental Indenture
contained by or on behalf of the Company shall be for the
sole and exclusive benefit of the parties hereto and of
the holders of the bonds and of the coupons outstanding
under the Mortgage.

Section 11. The Company covenants that all of the terms,
provisions and conditions of the Mortgage shall be
applicable to the 2017 PC Bond issued hereunder, except
as herein otherwise provided and except insofar as the
same may be inconsistent with the provisions of this
Thirty-Seventh Supplemental Indenture.

Section 12. This Thirty-Seventh Supplemental Indenture is
dated as of October 1, 1993, although executed and
delivered on the date of the acknowledgment hereof by the
Trustee; and shall be simultaneously executed and
delivered in several counterparts, and all such
counterparts executed and delivered, each as an original,
shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company,
party of the first part, has caused its corporate name to
be hereunto affixed and this instrument to be signed and
acknowledged by its President or a Vice-President, and
its corporate seal to be hereto affixed and attested by
its Secretary or an Assistant Secretary, for and in its
behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused
its corporate name to be hereunto affixed and this
instrument to be signed and acknowledged by one of its
Vice-Presidents, and its corporate seal to be hereto
affixed and attested by one of its Assistant Secretaries,
all as of the day, month and year first above written.

                        Indianapolis Power & Light Company

Attest:                 By    /s/ Marcus E. Woods
                              Marcus E. Woods,
                              Vice-President
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                         American National Bank and Trust
                           Company of Chicago

Attest:                  By  /s/ Ronald B. Bremen
                             Ronald B. Bremen,
                             Vice-President
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)

State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of October, in the year 1993, before me,
a Notary Public in and for the County and State aforesaid,
personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis Power &
Light Company, one of the corporations described in and
which executed the foregoing instrument, to me personally
known and known to me personally to be such Vice-President,
and Assistant Secretary, respectively. Said Marcus E.
Woods and Clark L. Snyder being by me severally duly
sworn did depose and say that the said Marcus E. Woods
resides in Hendricks County, Indiana and the said
Clark L. Snyder resides in Marion County, Indiana; that
said Marcus E. Woods is Vice-President and said Clark L.
Snyder is Assistant Secretary of said Indianapolis Power
& Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument
and bearing the name of said corporation is such corporate
seal; that is was so affixed by order of the Board of
Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged
the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and
voluntary act and deed of said corporation, for the uses
and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 5th day of October, 1993.

                                /s/ Dinah L. Kirkham
                                Dinah L. Kirkham,
                                Notary Public

My Commission Expires:
  June 23, 1996

My County of Residence is:
  Johnson

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

On this 4th day of October, in the year 1993, before me,
a Notary Public in and for the County and State
aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which
executed the foregoing instrument, to me personally known
and known to me personally to be such Vice-President and
Assistant Secretary, respectively. Said Ronald B. Bremen
and Robert M. Selangowski, being by me severally sworn
did depose and say that the said Ronald B. Bremen resides
in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing,Illinois; that said Ronald
B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of
them knows the corporate seal of said corporation; that
the seal affixed to said instrument and bearing the name
of said corporation is such corporate seal; that it was
so affixed by authority of the Board of Directors of said
corporation; that each of them signed his name thereto by
like authority; and each of them acknowledged the
execution of said instrument on behalf of said
corporation to be his free and voluntary act and deed and
the free and voluntary act and deed of said corporation,
for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 4th day of October, 1993.

                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo,
                                Notary Public

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                      INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            5.50% SERIES, DUE 2023

                               TABLE OF CONTENTS*

                                       of

                      THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

               Part II  Steam and Hot Water Distributing
                          Systems........................         4
               Part III Indeterminate Permits and

Section 2   Designation of Thirty-Sixth series of bonds
              and kind and denominations thereof.........         6
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying

Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions

_________________________
*Table of Contents is not part of the Thirty-Eighth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient
reference.

                                                                PAGE
                                                                ----
Section 11  Compliance with terms, provisions and

                                       ii

THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of
October 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana,
hereinafter sometimes called the "Company," party of the
first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee,
hereinafter sometimes called the "Trustee," party of the
second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage"
when referred to as existing prior to any supplement
thereto or modification thereof, and the "Mortgage" when
referred to as now or heretofore supplemented and
modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee,
to secure the payment of the bonds issued from time to
time under the Mortgage for the purposes of and subject
to the limitations specified in the Mortgage, and to
secure the performance of the covenants therein
contained, conveyed to the Trustee thereunder upon
certain trusts, terms and conditions, and with and
subject to certain provisos and covenants therein
contained, all and singular the property, rights and
franchises which the Company then owned or should
thereafter acquire, excepting the property expressly
excepted by the terms of the Original Mortgage or any
indenture supplemental thereto, to which Mortgage
reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and
modified by supplemental indentures dated as of May 1,
1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as
of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993 and as of October 1, 1993;

WHEREAS, Section 8 of the Original Mortgage provides,
among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder
shall be established by an indenture supplemental thereto
authorized by resolution of the Board of Directors of the
Company, and that the form of each series, as established
by the Board of Directors, shall specify the descriptive
title of the bonds and various other terms thereof,
and may also contain such other provisions as the Board
of Directors may, in its discretion, cause to be inserted
therein expressing or referring to the terms and conditions
upon which such bonds are to be issued and secured under the
Original Mortgage or any indenture supplemental thereto
or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement,
dated as of October 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of
the aggregate principal amount of Thirty Million Dollars
($30,000,000) of the City's Pollution Control Revenue
Bonds, Series 1983 (Indianapolis Power & Light Company
Project) issued by the City pursuant to a related loan
agreement to pay a portion of the cost of acquisition,
construction, installation and equipping by the Company
of certain pollution control facilities (the
"Facilities"), and pursuant to the Loan Agreement the
Company has agreed to issue a series of its bonds under
the Mortgage and this Thirty-Eighth Supplemental
Indenture in order to evidence and secure its
indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the
establishment, execution, authentication and delivery
under the Mortgage of bonds of a series to be known as
its "First Mortgage Bonds, 5.50% Series, due 2023" (the
bonds of said series being hereinafter sometimes referred
to as the "2023 PC Bond"), limited to the aggregate
principal amount of Thirty Million Dollars ($30,000,000);
and

WHEREAS, all things necessary to make the 2023 PC Bond
hereinafter described, when duly executed by the Company
and authenticated and delivered by the Trustee, a valid,
binding and legal obligation of the Company, and to make
this Thirty-Eighth Supplemental Indenture a valid and
binding agreement supplemental to the Original Mortgage,
have been done and performed; and

WHEREAS, the execution and delivery by the Company of
this Thirty-Eighth Supplemental Indenture, and the terms
of the 2023 PC Bond, have been duly authorized by the
Board of Directors of the Company by appropriate
resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage
that the Company will execute and deliver such further
instruments and do such further acts as may be necessary
or proper to carry out more effectually the purposes of
the Mortgage, and to make subject to the lien thereof any
property thereafter acquired and intended to be subject
to the lien thereof; and

WHEREAS, the Company has, since the date of execution and
delivery of the Original Mortgage, purchased and acquired
property and desires by this Thirty-Eighth Supplemental
Indenture specifically to convey to the Trustee such
property for the better protection and security of the
bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in
consideration of the premises and of the acceptance or
purchase of the 2023 PC Bond by the registered owners
thereof, and of the sum of one dollar, lawful money of
the United States of America, to the Company duly paid by
the Trustee at or before the execution and delivery of
this Thirty-Eighth Supplemental Indenture, the receipt
whereof is hereby acknowledged, the Company and the
Trustee, respectively, have entered into, executed and
delivered this Thirty-Eighth Supplemental Indenture, for
the uses and purposes hereinafter expressed, that is to
say:

Section 1. The Company has granted, bargained, sold,
released, conveyed, assigned, transferred, mortgaged,
pledged, set over and confirmed, and by these presents
does grant, bargain, sell, release, convey, assign,
transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined
in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein
provided, and its successors in the trusts declared in
the Original Mortgage and herein, all of the property,
real, personal and mixed, tangible and intangible, of
every kind, character and description which the Company
has acquired since the execution and delivery of the
Original Mortgage and now owns (except property, rights
and assets of a character similar to that excluded from
the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights
and assets are excluded from the lien and operation of
the Mortgage only to the extent provided therein),
including, but without otherwise limiting the generality
of the foregoing, the following described property
situated within the state of Indiana:

                      PART I.

          ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired
by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew,
Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and
any additions to or extensions of any such systems,
together with the buildings, erections, structures,
transmission lines, power stations, sub-stations,
engines, boilers, condensers, pumps, turbines, machinery,
tools, conduits, manholes, insulators, dynamos, motors,
lamps, cables, wires, poles, towers, cross-arms, piers,
abutments, switchboard equipment, meters, appliances,
instruments, apparatus, appurtenances, maps, records,
ledgers, contracts, facilities and other property or
equipment used or provided for use in connection with the
construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-
of-way, franchises, licenses, grants, liberties,
immunities, ordinances, permits and easements of the
Company in respect of the construction, maintenance,
repair and operation of said systems.

                        PART II.

        STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired
by the Company after May 1, 1940, the date of the
Original Mortgage, and located in the City of
Indianapolis, Marion County, Indiana, and any additions
to or extensions of any such systems; together with the
buildings, erections, structures, boilers, heaters,
engines, tanks, pipe lines, mains, connections, service
pipes, meters, tools, instruments, appliances, apparatus,
facilities, machinery and other property and equipment
used or provided for use in the construction,
maintenance, repair and operation thereof; and together
also with all of the rights, privileges, rights-of-way,
franchises, licenses, grants, liberties, immunities,
ordinances, permits and easements of the Company in
respect of the construction, maintenance, repair and
operation of said systems.

                     PART III.

         INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances,
licenses, and other authorizations by or from any state,
county, municipality, or other governmental authority,
acquired by the Company after May 1, 1940, the date of
the Original Mortgage, including particularly, but not
limited to, any indeterminate permits
under the Public Service Commission Act of the State of
Indiana, and all Acts amendatory thereof and supplemental
thereto, and all right, title and interest therein now
owned by the Company, and all renewals, extensions and
modifications of said indeterminate permits, franchises,
ordinances, licenses, and other authorizations, and of
the indeterminate permits, franchises, ordinances,
licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                     PART IV.

                 OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now
owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the
enumeration of the same the scope and intent of the
foregoing or of any general description contained in the
Mortgages) all lands, flowage rights, water rights,
flumes, raceways, dams, rights-of-way and roads; all
plants for the generation of electricity by water, steam
and/or other power, power houses, telephone systems,
water systems, steam heat and power plants, hot water
plants, sub-stations, transmission lines, distribution
systems, bridges, culverts and tracts; all offices,
buildings and structures and the equipment thereof; all
machinery, engines, boilers, dynamos, machines,
regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical,
conduits, cables and lines; all pipes whether for water,
steam heat and power, or other purposes; all mains and
pipes, service pipes, fittings, valves and connections,
poles, wires, tools, implements, apparatus, furniture and
chattels; all municipal franchises, indeterminate
permits, and other permits; all lines for the
transportation, transmission and/or distribution of
electric current, steam heat and power or water for any
purpose, including towers, poles, wires, cables, pipes,
conduits and all apparatus for use in connection
therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or
street lighting contracts; all easements, servitudes,
licenses, permits, rights, powers, franchises,
privileges, rights-of-way and other rights in or relating
to real estate or the occupancy of the same and (except
as hereinafter or in the Mortgage expressly excepted) all
the right, title and interest of the Company in and to
all other property of any kind or nature appertaining to
and/or used and/or occupied and/or enjoyed in connection
with any property hereinbefore described or referred to;

Together with all and singular the tenements,
hereditaments and appurtenances belonging or in anywise
appertaining to the aforesaid property or any part
thereof, with the reversion and reversions, remainder and
remainders and (subject to the provisions of Section 64
of the Original Mortgage), the tolls, rents, revenues,
issues, earnings, income, product and profits thereof,
and all the estate, right, title and interest and claim
whatsoever, at law as well as in equity, which the
Company now has or may hereafter acquire in and to the
aforesaid property, indeterminate permits, franchises,
ordinances, licenses
and other authorizations and every part and parcel
thereof.

Section 2. There shall be and is hereby established a
series of bonds, limited in aggregate principal amount to
Thirty Million Dollars ($30,000,000) to be issued under
and secured by the Mortgage, to be designated "5.50%
Series, due 2023", each of which shall also bear the
descriptive title "First Mortgage Bonds"; said bonds
shall mature on October 1, 2023, and shall be issued only
as fully registered bonds without coupons in the
denomination of five thousand dollars and any larger
denomination which is a multiple of five thousand
dollars; they shall bear interest from the beginning of
the current interest period during which each bond is
dated, at the rate per annum designated in the title
thereof, payable semi-annually, on April 1 and October 1
of each year; and the principal of, premium, if any, and
interest on said bond shall be payable in lawful money of
the United States of America at the office of the Company
in the City of Indianapolis, Indiana, or, if no such
office is maintained, at American National Bank and Trust
Company of Chicago, which is hereby designated and
appointed the office and agency of the Company in the
City of Chicago, Illinois, for the payment of the
principal of, premium, if any, and interest on the 2023
PC Bond, if necessary,  and for the registration,
transfer and exchange of such bonds as hereinafter
provided; all reference herein to the office or agency of
the Company in the City of Chicago, Illinois, for the
payment of the principal of, premium, if any, and
interest on the 2023 PC Bond, or the registration,
transfer or exchange thereof, being to American National
Bank and Trust Company of Chicago. In the event of the
resignation or inability to act of American National Bank
and Trust Company of Chicago, then a successor agent for
all such purposes in the City of Chicago, Illinois, shall
be appointed by the Board of Directors of the Company.

The 2023 PC Bond shall be dated as of the date of
authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2023 PC Bond will be issued to evidence and secure a
loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City
through the issuance of City of Petersburg, Indiana,
Pollution Control Refunding Revenue Bonds, Series 1993C
(Indianapolis Power & Light Company Project)(the "Series
1993C Bonds"), authenticated and delivered under and
pursuant to an Indenture of Trust dated as of October 1,
1993 (hereinafter called the "City Indenture"), by and
between the City and Bank One, Indianapolis, NA, as
Trustee (the "City Trustee").  Pursuant to the City's
pledge and assignment of the Loan Agreement, as set forth
in the City Indenture, the 2023 PC Bond shall be issued
to the City and assigned to the City Trustee.  All of the
proceeds of the Series 1993C Bonds will be used for the
refunding of the aggregate principal amount of Thirty
Million Dollars ($30,000,000) of the City's Pollution
Control Revenue Bonds, Series 1983 (Indianapolis Power &
Light Company Project) issued by the City pursuant to
applicable loan agreements.

Upon the notice and in the manner and with the effect
provided in this Section 2, the 2023 PC Bond shall be
redeemable prior to the maturity thereof under any one or
more of the following circumstances:

(a)  In whole, at the option of the Company, if the
Facilities or Unit 4 of the Petersburg Generating Station
serviced by the Facilities shall have been damaged or
destroyed (i) to such extent that they cannot be
reasonably expected, in the opinion of the Company, to be
restored within a period of six (6) months to the
condition thereof immediately preceding such damage or
destruction, or (ii) to such extent that the Company, in
its reasonable opinion, is thereby prevented from
carrying on its normal operations for a period of six (6)
months or more, or (iii) to such extent that the
restoration thereof would not be, taking into
consideration the net proceeds of any insurance payable
as a result of such damage or destruction, economic in
the reasonable opinion of the Company.

(b)  In whole, at the option of the Company, if title to,
or the temporary use of, all or substantially all of the
Facilities or Unit 4 of the Petersburg Generation Station
serviced by the Facilities, shall have been taken, under
the exercise of the power of eminent domain, or should
any governmental body or agency exercise any right which
it may have to purchase or designate a purchaser of the
same, or should such property be sold to any governmental
body or agency so that the result of such taking or
takings is that (i) the Company, in its reasonable
opinion, is thereby prevented from carrying on its normal
operations of either the Facilities or such Unit 4 for a
period of six (6) months or more, (ii) the restoration
required as a result of the taking cannot be reasonably
expected, in the opinion of the Company, to be completed
in a period of six (6) months, or (iii) the restoration
thereof, taking into consideration the net proceeds from
such eminent domain award, would not be economic in the
reasonable opinion of the Company.

(c)  In whole, at the option of the Company, if, as a
result of any changes in the Constitution or law of the
State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative
action (whether state or federal) or by final decree,
judgment or order of any court or administrative body
(whether state or federal) entered after the contest
thereof by the Company in good faith or the decision of
the Company not to contest the same, the Loan Agreement
shall, in the reasonable opinion of counsel for the
Company, have become void or unenforceable or impossible
of performance in accordance with the intent and purpose
of the parties as expressed in the Loan Agreement; or
unreasonable burdens or excessive liabilities shall, in
the reasonable opinion of the Company, have been imposed
upon the City or the company, with respect to the
Facilities or operation thereof, including without
limitation federal, state or other ad valorem, property,
income or other taxes not being imposed on the date of
the Loan Agreement other than ad valorem taxes presently
levied upon privately owned property used for the same
general purpose as the Facilities.

(d)  In whole, at the option of the Company, if changes
in the economic availability of raw materials, operating
supplies or facilities necessary for the operation of the
Facilities or the operation of Unit 4 of the Petersburg
Generating Station serviced by the Facilities shall have
occurred or technological or other changes shall have
occurred which render the Facilities or said Unit 4
uneconomic for use in the reasonable opinion of the
company.

(e)  In part, at the option of the Company, to the extent
of net proceeds received from any condemnation award,
taking or sale as stated herein, if title to, or the
temporary use of any portion of the Facilities shall have
been taken under the exercise of the power of eminent
domain, or should any governmental body or agency
exercise any right it may have to pruchase or designate a
purchaser of the same, or should such property be sold to
any governmental body or agency; provided the Company
shall furnish to the City and the City Trustee a
certificate of an Independent Engineer (as defined in the
Loan Agreement) selected by the Company stating (i) that
the property forming the part of the Facilities that was
taken by such condemnation, taking or sale is not
essential to the character or significance of the
Facilities, or (ii) that the Facilities have been
restored to a condition substantially equivalent to their
condition prior to the taking by such condemnation,
taking or sale proceedings, or (iii) that improvements
have been acquired which are suitable for the operation
of the Facilities.

(f)  In whole, at any time on or after October 1, 2003,
or in part on any interest payment date on or after
October 1, 2003, at the option of the Company at a price
equal to the principal amount of the 2023 PC Bond so to
be redeemed and accrued interest to the date of
redemption, together with a premium equal to a percentage
of the principal amount thereof set forth under the
heading "Redemption Premium" in the form of the 2023 PC
Bond hereinafter recited, so long as the Company is not
in default under the Loan Agreement or the 2023 PC Bond.

(g)  In the event all or substantially all of the
mortgaged and pledged property under the Mortgage, or all
or substantially all such property used in the business
of generating, manufacturing, transporting, transmitting,
distributing or supplying electricity, should be taken by
exercise of the power of eminent domain, or should any
governmental body or agency exercise any right which it
may have to purchase or designate a purchaser of the
same, or should such property be sold to any governmental
body or agency, the Company shall be obligated to redeem
the 2023 PC Bond outstanding as promptly as possible in
accordance with paragraph B of Section 69 of the Original
Mortgage.

(h)  In the event that the Company is notified by the
City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the
City Trustee has declared the principal of all the Series
1993C Bonds then outstanding immediately due and payable
pursuant to the City Indenture, the Company shall call
for redemption, on a redemption date selected by it not
later than thirty (30) days following the date on which
such notice is mailed, the 2023 PC Bond outstanding, and
shall on such redemption date redeem the same; provided,
however, that such requirement of redemption shall be
deemed waived, if prior to the date fixed for such
redemption of the 2023 PC Bond (x) such event of default
is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as
defined in the Mortgage) which affects any bond of any
series outstanding under the Mortgage and which completed
default has not been cured and made good prior to such
redemption date, it being the intent of this proviso
that, in lieu of such right to redemption, the holder of
the 2023 PC Bond shall be entitled only to such rights as
are available to the holders of bonds of any other series
outstanding under the Mortgage in the event of such
completed default; and in case of any subsequent
occurrence or continuance of the events described in (i)
and (ii) of this Section 2(h), the Company shall have the
same obligation (subject to the same proviso) to redeem
the 2023 PC Bond.

(i) In the event the City Trustee notifies the Company
and the City that the interest payable on the Series
1993C Bonds held by persons other than a "substantial
user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986,
as amended, has been determined by a court of competent
jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by
reason of a breach by the Company of any covenant,
agreement or representation in the Loan Agreement, the
Company shall call the 2023 PC Bond then outstanding to
be redeemed on the next succeeding interest payment date
within one hundred eighty (180) days after the date of
such notice; provided, however, that such requirement of
redemption, whether in whole or in part shall be deemed
waived if, prior to the date fixed for redemption of the
2023 PC Bond pursuant to this Section 2(i), there shall
have occurred any completed default (as defined in the
Mortgage) which affects any bond of any series
outstanding under the Mortgage and which completed
default has not been cured and made good prior to such
redemption date, it being the intent of this proviso
that, in lieu of such right to redemption, the holder of
the 2023 PC Bond shall be entitled only to such rights as
are available to the holders of bonds of any other series
outstanding under the Mortgage in the event of such
completed default; but when any such completed default
shall have been cured and made good, if interest on the
Series 1993C Bonds shall still be taxable as described
above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2023 PC Bond
on the next succeeding interest payment date within one
hundred eighty (180) days after the curing and making
good of such completed default; provided further, that
the Company may call for redemption such portion of the
2023 PC Bond, which in the written opinion of an attorney
or firm of attorneys of nationally recognized standing on
the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993C Bonds in part, which
redemption would have the result that the interest
payable on the Series 1993C Bonds remaining outstanding
after such redemption in part would not be subject to
federal income taxation in the hands of persons other
than a "substantial user" or a "related person" as those
terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2023 PC Bond in whole for the
purpose of repayment under the Loan Agreement pursuant to
subsection (a), (b), (c), (d), (f), (g), (h) or (i)
above, the amounts payable upon redemption of 2023 PC
Bond shall be a sum sufficient, together with other funds
deposited with the City Trustee and available for such
purpose, to pay the principal of (and premium, in the
case of redemption pursuant to (f) above, and interest on
the 2023 PC Bond then outstanding and to pay all
reasonable and necessary fees and expenses of the City
Trustee accrued and to accrue through final payment of
the 203 PC Bond.

In case of redemption in part pursuant to (e), (f) or (i)
above, the amount payable by the Company under this
Thirty-Eighth Supplemental Indenture, the Loan Agreement
and the 2023 PC Bond shall be a sum sufficient, together
with other funds deposited with the Trustee and available
for such purpose, to pay the principal of (and premium in
the case of prepayment pursuant to (f) above) and
interest on the 2023 PC Bond so to be redeemed, which sum
together with other funds deposited with the City Trustee
and available for such purpose shall be sufficient to pay
the principal of, premium, if any, and interest on the
Series 1993C Bonds and to pay all reasonable and
necessary fees and expenses of the City Trustee accrued
and to accrue through such partial prepayment.

The 2023 PC Bond and the Series 1993C Bonds shall be
redeemable at any time within one hundred eighty (180)
days following the event or events described as giving
rise to an option of the Company to redeem them in
subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2023
PC Bond in whole or in part or to comply with any
obligations to redeem the 2023 PC Bond in whole or in
part imposed in this Section 2, the Company shall give
written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30)
days nor more than ninety (90) days from the date the
notice is mailed.  NO further notice, by publication or
otherwise, shall be required for redemption of the 2023
PC Bond, and the requirements of Section 59 of the
Mortgage for notice by newspaper publication shall not
apply to the 2023 PC Bond.

At the option of the holder, the 2023 PC Bond, upon
surrender thereof at the office or agency of the company
in Chicago, Illinois, together with a written instrument
of transfer in form approved by the Company duly executed
by the holder or by his duly authorized attorney, shall
be exchangeable for a like aggregate principal amount of
fully registered bonds of the same series of other
authorized denominations.

The 2023 PC Bond will be nontransferable except to the
City Trustee and successors thereto, if any, and to the
Company.  To the extent that it is transferable, it is
tranferable by the registered holder thereof, in person
or by attorney duly authorized in writing, on the books
of the Company at the office or agency of the Company in
the City of Chicago, Illinois, upon surrender thereof for
cancellation at said office and upon presentation of a
written instrument of transfer duly executed.  Thereupon,
the Company shall issue in the name of the transferee,
and the Trustee shall authenticate and deliver, a new
registered 2023 PC Bond or Bonds, in authorized
denominations, of equal aggregate principal amount.  Any
such transfer shall be subject to the terms and
conditions specified in the Mortgage and in this Thirty-
Eighth Supplemental Indenture.

The Company shall not be required to transfer or exchange
the 2023 PC Bond for a period of ten (10) days next
preceding any interest payment date of said bond.

Except as set forth herein, no charge shall be made upon
any transfer or exchange of any of the 2023 PC Bond other
than for any tax or taxes or other governmental charge
required to be paid by the Company.

The 2023 PC Bond shall be limited to an aggregate
principal amount of Thirty Million Dollars ($30,000,000)
and shall be issued under the provisions of Article VII
of the Original Mortgage.

Section 3.  The 2023 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the
following forms, respectively:

[form of face of 2023 PC Bond]

This First Mortgage Bond, 5.50% Series, due 2023
(hereinafter called the "2023 PC Bond") is not
transferable except to a successor trustee under the
Indenture of Trust dated as of October 1, 1993, between
the City of Petersburg, Indiana and Bank One,
Indianapolis, NA, as the Trustee, or to Indianapolis
Power & Light Company.

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.50% Series, Due 2023
     Due October 1, 2023

No.                                     $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for
value received, hereby promises to pay to Bank One,
Indianapolis, NA, as the Trustee (hereinafter called the
"City Trustee") under the Indenture of Trust between the
City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of October 1, 1993, (the "City
Indenture") or registered assigns, on October 1, 2023, at
the office of the Company, in the City of Indianapolis,
State of Indiana, or if no such office is maintained at
the time by the Company, then at the office or agency of
the Company for such purpose in the City of Chicago,
State of Illinois, Thirty Million Dollars ($30,000,000)
in lawful money of the United States of America, and to
pay to the registered owner hereof interest thereon from
the first day of October or the first day of April next
preceding the date of this 2023 PC Bond, at the rate of
five and fifty hundredths per centum (5.50%) per annum in
like lawful money at said office or agency, on October 1
and April 1 in each year, until the Company's obligation
with respect to the payment of such principal shall have
been discharged.  The interest payable hereunder on
October 1 or April 1 will be paid to the registered owner
of this 2023 PC Bond at or before the close of business
on such dates, or if such date shall be a Saturday,
Sunday, holiday or a day on which banking institutions in
the City of Indianapolis or the city of any paying agents
are authorized by law to close, on or before the close of
business on the next succeeding business day on which
such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal
of or interest on this 2023 PC Bond against any
incorporator or any past, present or future subscriber to
the capital stock, stockholder, officer or director of
the Company or of any predecessor or successor
corporation, as such, either directly or through the
Company or any predecessor or successor corporation,
under any rule of law, statute, or constitution or by the
enforcement of any assessment or otherwise, all such
liability of incorporators, subscribers, stockholders,
officers and directors, as such, being waived and
released by the terms of the Mortgage, as herein defined.

This 2023 PC Bond shall not become obligatory until
American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its
successor thereunder, shall have signed the form of
certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company
has caused this 2023 PC Bond to be signed in its name by
its President or one of its Vice-Presidents, by his
signature or a facsimile thereof, and its corporate seal
to be affixed hereon, attested by its Secretary or one of
its Assistant Secretaries, by his signature or a
facsimile thereof.

                   INDIANAPOLIS POWER & LIGHT COMPANY

Dated:             By_______________________________________
                           Vice-President

Attest:

By_____________________________
           Secretary

[Form of Trustee's Certificate on 2023 PC Bond]

     Trustee's Certificate

This 2023 PC Bond is one of the bonds, of the series
herein designated, provided for in the within-mentioned
Mortgage and Thirty-Eighth Supplemental Indenture
thereto.

                       AMERICAN NATIONAL BANK AND
                         TRUST COMPANY OF CHICAGO
                                               Trustee

                       By______________________________________
                                   Authorized Signature

[Form of Reverse Side of 2023 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.50% Series, due 2023
     Due October 1, 2023

This 2023 PC Bond is one of an issue of bonds of the
Company, issuable in series, and is one of a series known
as its First Mortgage Bonds, 5.50% Series, due 2023
(herein called the "2023 PC Bond") limited in aggregate
principal amount to Thirty Million Dollars ($30,000,000)
and established by a Thirty-Eighth Supplemental Indenture
dated as of October 1, 1993, all bonds of all series
issued and to be issued under and equally secured (except
insofar as any sinking or other fund, established in
accordance with the provisions of the Mortgage
hereinafter mentioned, may afford additional security for
the bonds of any particular series) by a Mortgage and
Deed of Trust, dated as of May 1, 1940, executed by the
Company to American National Bank and Trust Company of
Chicago, as the Trustee (which Mortgage and Deed of Trust
as supplemented and modified by all supplemental
indentures thereto is hereinafter referred to as the
"Mortgage"), to which Mortgage reference is made for a
description of the property mortgaged and pledged, the
nature and extent of the security, the rights of the
bearers or registered owners of the bonds in respect of
such security, the duties and immunities of the Trustee
and terms and conditions upon which the bonds are
secured.

This 2023 PC Bond evidences and secures a loan made by
the City to the Company, pursuant to a Loan Agreement,
dated as of October 1, 1993, between the City and the
Company (the "Loan Agreement").  In order to obtain funds
for such loan, the City, contemporaneously with the issue
of this 2023 PC Bond, will issue Thirty Million Dollars
($30,000,000) principal amount of its Pollution Control
Refunding Revenue Bonds, Series 1993C (Indianapolis Power
& Light Company Project) (the "City Bonds") under and
pursuant to the City Indenture.  The City Bonds are
payable from payments made by the Company of principal
of, premium, if any, and interest on this 2023 PC Bond
and from moneys in the Bond Fund created under the City
Indenture.  The obligation of the Company to pay the
principal of, premium, if any, and interest on this 2023
PC Bond shall be discharged to the extent that any moneys
in said Bond Fund are available for payments on the City
Bonds and are directed by the Company to be applied
thereto, all as provided in the Thirty-Eighth
Supplemental Indenture.

This 2023 PC Bond is not subject to redemption prior to
October 1, 2003, except as provided in Section 2 of the
Thirty-Eighth Supplemental Indenture, to which reference
is made for full description of redemption provisions.

This 2023 PC Bond is subject to redemption in whole at
any time on or after October 1, 2003, or in part on any
interest payment date on or after October 1, 2003, at the
option of the Company, upon at least thirty (30) days
prior notice, all as provided in the Thirty-Eighth
Supplemental Indenture, at a price equal to the principal
amount of the 2023 PC Bond so to be redeemed and accrued
interest to the date of redemption, together with a
premium equal to a percentage of the principal amount
thereof set forth below under the heading "Redemption
Premium":

If Redeemed During the Twelve Months
Ending With the Thirtieth Day               Redemption
of September of the Year Stated             Premium

     2004................................      2.0%
     2005................................      1.0%

and without premium if redeemed after September 30, 2005.

With the consent of the Company and to the extent
permitted by and as provided in the Mortgage, the rights
and obligations of the Company and/or of the holders of
the bonds and/or coupons and/or the terms and provisions
of the Mortgage and/or any instruments supplemental
thereto may be modified or altered by affirmative vote of
the holders of at least sixty-six and two-thirds per
centum (66-2/3%) in principal amount of the bonds
affected by such modification or alteration then
outstanding under the Mortgage (excluding bonds
disqualified from voting by reason of the Company's
interest therein as provided in the Mortgage); provided
that no such modification or alteration shall permit the
extension of the maturity of the principal of this 2023
PC Bond or the reduction in the rate of interest hereon
or any other modification in the terms of payment of such
principal or interest without the consent of the holder
hereof.  The principal hereof may be declared or may
become due and payable prior to the stated date of
maturity hereof, on the conditions, in the manner and at
the time set forth in the Mortgage, upon the occurrence
of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of
this 2023 PC Bond or of the Mortgage, shall alter or
impair the obligation of the Company, which is absolute
and unconditional, to pay, subject to the provisions of
the Thirty-Eighth Supplemental Indenture, the principal
of, and premium, if any, and interest on this 2023 PC
Bond at the place, at the respective times and at the
rate and the manner herein prescribed.

This 2023 PC Bond is issuable only in full registered
form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole
multiple of Five Thousand Dollars.

This 2023 PC Bond will be nontransferable except to the
City Trustee and successor thereto, if any, and to the
Company.  To the extent that it is transferable, it is
transferable by the registered holder thereof, in person
or by attorney duly authorized in writing, on the books
of the Company at the office or agency of the Company in
the City of Chicago, Illinois, upon surrender thereof for
cancellation at said office and upon presentation of a
written instrument of transfer duly executed.  Thereupon,
the Company shall issue in the name of the transferee,
and the Trustee shall authenticate and deliver, a new
registered 2023 PC Bond or Bonds, in authorized
denominations, of equal aggregate principal amount.  Any
such transfer shall be subject to the terms and
conditions specified in the Mortgage and in the Thirty-
Eighth Supplemental Indenture.

[End of 2023 PC Bond Form]

Section 4. Until the 2023 PC Bond in definitive form is
ready for delivery, the Company may execute, and upon its
request in writing the Trustee shall authenticate and
deliver, in lieu thereof, fully registered 2023 PC Bond
in temporary form, as provided in Section 15 of the
Original Mortgage. Such bond may, in lieu of the
statement of the specific redemption prices required to
be set forth in such bond in definitive form, include a
reference to this Thirty-Eighth Supplemental Indenture
for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will
duly and punctually pay to the holder of the 2023 PC Bond
the principal thereof, premium, if any, and interest on
said bond at the dates and place and in the manner
mentioned therein; provided, however, that:

     (a)  The obligation of the Company to pay the
principal of, and premium, if any, and interest on the
2023 PC Bond shall be discharged to the extent that any
moneys in the Series 1993C Bond Account within the Bond
Fund created under and pursuant to the City Indenture are
available for the payment of the principal of, or
premium, if any, of interest on the Series 1993C Bonds
and are directed by the Company to be applied to the
payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company
is required to pay the principal of, or premium, if any,
or interest on the 2023 PC Bond.

     (b)  Except as otherwise provided in this Section 5,
the principal amount of any Series 1993C Bond acquired by
the Company and delivered to the City Trustee, or
acquired by the City Trustee and cancelled, shall be
credited against the obligation of the Company to pay the
principal of the 2023 PC Bond.

As the principal of, premium, if any, and interest on the
2023 PC Bond is paid or deemed paid in full, and upon its
receipt by the Company, such bond shall be delivered to
the Trustee for cancellation.  The Company shall promptly
inform the Trustee of all payments made and credits
availed of with respect to its obligations on the 2023 PC
Bond.  The Trustee shall not be required to recognize any
payment made or credit availed of with respect to any
2023 PC Bond unless it has received (a) the bond for
cancellation by it, or (b) a certificate signed by a duly
authorized officer of the City Trustee specifying the
amount of such payment or credit and the principal amount
of the 2023 PC Bond with respect to which the payment or
credit was applied.  In the absence of receipt by the
Trustee of any 2023 PC Bond, any such certificate shall
be controlling and conclusive.

Section 6. The covenant of the Company to make annual
payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage
and in the first twenty-four Supplemental Indentures in
the Original Mortgage creating the several series of
First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to nor be for the
benefit of the 2023 PC Bond, and the Company reserves the
right, without any consent of, or other action by, the
holder of the 2023 PC Bond, to amend, modify or delete
the provisions of the Mortgage relating to such
Maintenance and Improvement Fund and by acceptance of the
2023 PC Bond the holder thereof waives any right or
privilege so to consent or take any other action with
repsect thereto.

Section 7. The Company covenants that, so long as the
2023 PC Bond shall remain outstanding, it will comply
with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to
limitations on dividends and distributions and the
purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein
declared, provided and created and agrees to perform the
same upon the terms and conditions herein and in the
Mortgage set forth and upon the following terms and
conditions:

The recitals contained herein and in the bonds shall be
taken as the statements of the Company, and the Trustee
assumes no responsibility for the correctness of the
same. The Trustee makes no representations as to the
validity or adequacy of the security afforded hereby, or
as to the validity of this Thirty-Eighth Supplemental
Indenture or of the 2023 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Eighth Supplemental
Indenture either of the parties hereto is named or
referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to
include the successors or assigns of such party, and all
the covenants and agreements in this Thirty-Eighth
Supplemental Indenture contained by or on behalf of the
Company, or by or on behalf of the Trustee, shall,
subject as aforesaid, bind and inure to the benefit of
the respective successors and assigns of such parties,
whether so expressed or not.

Section 10. Nothing in this Thirty-Eighth Supplemental
Indenture expressed or implied, is intended or shall be
construed to confer upon, or to give to, any person, co-
partnership or corporation, other than the parties hereto
and the holders of the bonds and coupons outstanding
under the Mortgage, any right, remedy, or claim under or
by reason of this Thirty-Eighth Supplemental Indenture or
any covenant, condition or stipulation hereof; and all
the covenants, conditions, stipulations, promises and
agreements in this Thirty-Eighth Supplemental Indenture
contained by or on behalf of the Company shall be for the
sole and exclusive benefit of the parties hereto and of
the holders of the bonds and of the coupons outstanding
under the Mortgage.

Section 11. The Company covenants that all of the terms,
provisions and conditions of the Mortgage shall be
applicable to the 2023 PC Bond issued hereunder, except
as herein otherwise provided and except insofar as the
same may be inconsistent with the provisions of this
Thirty-Eighth Supplemental Indenture.

Section 12. This Thirty-Eighth Supplemental Indenture is
dated as of October 1, 1993, although executed and
delivered on the date of the acknowledgment hereof by the
Trustee; and shall be simultaneously executed and
delivered in several counterparts, and all such
counterparts executed and delivered, each as an original,
shall constitute but one and the same instrument.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY,
party of the first part, has caused its corporate name to
be hereunto affixed and this instrument to be signed and
acknowledged by its President or a Vice-President, and
its corporate seal to be hereto affixed and attested by
one of its Secretary or an Assistant Secretary, for and
in its behalf, and American National Bank and Trust
Company of Chicago, party of the second part, as Trustee,
has caused its corporate name to be hereunto affixed and
this instrument to be signed and acknowledged by one of
its Vice-Presidents, and its corporate seal to be hereto
affixed and attested by one of its Assistant Secretaries,
all as of the day, month and year first above written.

                      Indianapolis Power & Light Company

Attest:               By  /s/ Marcus E. Woods
                          Marcus E. Woods,
                          Vice-President
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                       American National Bank and Trust
                          Company of Chicago,

Attest:                By  /s/ Ronald B. Bremen
                           Ronald B. Bremen,
                           Vice-President
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)

State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of October, in the year 1993, before me,
a Notary Public in and for the County and State aforesaid,
personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis Power &
Light Company, one of the corporations described in and
which executed the foregoing instrument, to me personally
known and known to me personally to be such Vice-President,
and Assistant Secretary, respectively. Said Marcus E.
Woods and Clark L. Snyder being by me severally duly
sworn did depose and say that the said Marcus E. Woods
resides in Hendricks County, Indiana and the said
Clark L. Snyder resides in Marion County, Indiana; that
said Marcus E. Woods is Vice-President and said Clark L.
Snyder is Assistant Secretary of said Indianapolis Power
& Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument
and bearing the name of said corporation is such corporate seal;
that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his
name thereto by like order; and each of them acknowledged
the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and
voluntary act and deed of said corporation, for the uses
and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 5th day of October, 1993.

                         /s/ Dinah L. Kirkham
                         Dinah L. Kirkham,
                         Notary Public

My Commission Expires:
  June 23, 1996

My County of Residence is:
  Johnson

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

  On this 4th day of October, in the year 1993, before
me, a Notary Public in and for the County and State
aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust
Company of Chicago, one of the corporations described
in and which executed the foregoing instrument,
to me personally known and known to me personally to
be such Vice-President and Assistant Secretary,
respectively. Said Ronald B. Bremen and Robert M.
Selangowski, being by me severally sworn did depose
and say that the said Ronald B. Bremen resides in
Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that
each of them knows the corporate seal of said corpora-
tion; that the seal affixed to said instrument and
bearing the name of said corporation is such corporate
seal; that it was so affixed by authority of the
Board of Directors of said corporation; that each of them
signed his name thereto by like authority; and each of
them acknowledged the execution of said instrument on
behalf of said corporation to be his free and voluntary
act and deed and the free and voluntary act and deed
of said corporation, for the uses and purposes therein
set forth.

In Witness Whereof, I have hereunto set my hand and
affixed my official seal this 4th day of October, 1993.

                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo,
                                Notary Public

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                    INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-NINTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF FEBRUARY 1, 1994

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            6.05% SERIES, DUE 2004

                               TABLE OF CONTENTS*

                                       OF

                      THIRTY-NINTH SUPPLEMENTAL INDENTURE

                                       OF

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

             Part II  Steam and Hot Water Distributing
                        Systems..........................         4
             Part III Indeterminate Permits and

Section 2  Designation of thirty-seventh series of bonds
             and kind and denominations thereof..........         6
           Record date for payment of interest...........         7
           Designation of American National Bank and

Section 5  Annual Payments for Maintenance and Improvement
             Fund........................................        14
Section 6  Compliance with Section 47 of Original Mortgage
             with respect to dividend restrictions.......        15
Section 7  Acceptance of trusts by Trustee and conditions
             of acceptance...............................        15
Section 8  Successors and assigns........................        15
Section 9  Limitation of rights hereunder................        15

- ---------
  *Table of Contents is not part of the Thirty-Ninth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and

                                       ii

  THIS THIRTY-NINTH SUPPLEMENTAL INDENTURE, dated as of
February 1, 1994, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and American
National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the
"Trustee," party of the second part;

  Whereas, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when
referred to as existing prior to any supplement thereto or
modification thereof, and the "Mortgage" when referred to
as now or heretofore supplemented and modified) dated as
of May 1, 1940, made to said American National Bank and
Trust Company of Chicago, as Trustee, to secure the payment
of the bonds issued from time to time under the Mortgage
for the purposes of and subject to the limitations
specified in the Mortgage, and to secure the performance
of the covenants therein contained, conveyed to
the Trustee thereunder upon certain trusts, terms and
conditions, and with and subject to certain provisos and
covenants therein contained, all and singular the property,
rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

  Whereas, the Original Mortgage has been supplemented
and modified by supplemental indentures dated as of
May 1, 1942, as of February 1, 1948, as of April
1, 1949, two as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of
March 1, 1958, as of October 1, 1960, as of August 1, 1964,
as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as
of October 1, 1970, as of March 1, 1972, as of March 15,
1973, as of February 15, 1974, as of August 15, 1974,
as of September 15, 1975, as of June 1, 1976, as of July 1,
1976, as of August 1, 1977, as of September 1, 1978, two as of
August 1, 1981, as of November 1, 1983, as of November 1,
1984, as of December 1, 1984, as of September 1, 1985,
as of October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993 and two as of October 1, 1993;

  Whereas, Section 8 of the Original Mortgage provides,
among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder
shall be established by an indenture supplemental thereto
authorized by resolution of the Board of Directors of the
Company, and that the form of each series, as established
by the Board of Directors, shall specify the descriptive
title of the bonds and various other terms thereof, and
may also contain other provisions as the Board of Directors
may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or
any indenture supplemental thereto or in modification
thereof; and

  Whereas, the Company now desires to provide for the
establishment, execution, authentication and delivery
under the Mortgage of bonds of a series to be known
as its "First Mortgage Bonds, 6.05% Series, due
2004" (the bonds of said series being hereinafter
sometimes referred to as the "2004 Bonds"), limited to
the aggregate principal amount of Eighty Million
Dollars ($80,000,000); and

  Whereas, all things necessary to make the 2004 Bonds
hereinafter described, when duly executed by the Company
and authenticated and delivered by the Trustee, valid,
binding and legal obligations of the Company, and to make
this Thirty-Ninth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been
done and performed; and

  Whereas, the execution and delivery by the Company of
this Thirty-Ninth Supplemental Indenture, and the terms
of the 2004 Bonds, have been duly authorized by the Board
of Directors of the Company by appropriate resolutions of
said Board; and

  Whereas, it is provided in and by the Original Mortgage
that the Company will execute and deliver such further
instruments and do such further acts as may be necessary
or proper to carry out more effectually the purposes of the
Mortgage, and to make subject to the lien thereof any
property thereafter acquired and intended to be subject
to the lien thereof; and

  Whereas, the Company has, since the date of execution
and delivery of the Original Mortgage, purchased and
acquired property and desires by this Thirty-Ninth
Supplemental Indenture specifically to convey to
the Trustee such property for the better protection
and security of the bonds issued and to be issued under
the Original Mortgage, or any indenture supplemental thereto;

  Now, Therefore, This Indenture Witnesseth that, in
consideration of the premises and of the acceptance or
purchase of the 2004 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United
States of America, to the Company duly paid by the Trustee
at or before the execution and delivery of this Thirty-Ninth
Supplemental Indenture, the receipt whereof is hereby
acknowledged, the Company and the Trustee, respectively,
have entered into, executed and delivered this Thirty-Ninth
Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

  Section 1. The Company has granted, bargained, sold,
released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant,
bargain, sell, release, convey, assign, transfer, mortgage,
pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said
American National Bank and Trust Company of Chicago, as Trustee,
as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind,
character and description which the Company has acquired
since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character
similar to that excluded from the lien and operation of the
Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and
operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                           PART I.

              ELECTRIC DISTRIBUTING SYSTEMS.

  All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock,
Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike,
Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the
rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                           PART II.

        STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

  All the steam and hot water distributing systems acquired by the
Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any
additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                           PART III.

          INDETERMINATE PERMITS AND FRANCHISES.

  All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the
State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the
Original Mortgage.

                            PART IV.

                        OTHER PROPERTY.

  All other property, whether real, personal or mixed (except any in the
Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

  Together with all and singular the tenements, hereditaments and appurte-
nances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and
(subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

  Section 2. There shall be and is hereby established a series of bonds, lim-
ited in aggregate principal amount to Eighty Million Dollars ($80,000,000) to be issued under and secured by the Mortgage, to be designated "6.05% Series, due 2004", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on February 1, 2004, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United
States of America at the office or agency of the Company in the City of
Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2004 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are autho-
rized to close.

  American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2004 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided;
all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2004 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

  The 2004 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

  The 2004 Bonds shall initially be issued and held in book-entry form on the books of the central depository system, The Depository Trust Company, its successors, or any successor central depository system appointed by the
Company from time to time (the "Clearing Agency"). The Company and the
Trustee may, in connection herewith, do or perform or cause to be done or performed any acts or things not adverse to the rights of the holders of the
2004 Bonds, as are necessary or appropriate to accomplish or recognize such book-entry form 2004 Bonds.

  So long as the 2004 Bonds remain and are held in book-entry form on the books of a Clearing Agency, then (a) any such 2004 Bond may be registered upon the books kept by the Trustee in the name of such Clearing Agency, or any nominee thereof, including Cede & Co., as nominee of The Depository
Trust Company; (b) the Clearing Agency in whose names such 2004 Bond is so registered shall be, and the Company and the Trustee may deem and treat such Clearing Agency as, the absolute owner and holder of such 2004 Bond for all purposes of the Indenture, including, without limitation, the receiving of payment of the principal of, premium, if any, and interest on such 2004 Bond, the receiving of notice and giving of consent; (c) neither the Company nor the Trustee shall have any responsibility or obligation hereunder to any direct or indirect participant, within the meaning of
Section 17A of the Securities Exchange Act of 1934, as amended, of such
Clearing Agency, or any person on behalf of which, or otherwise in respect of which, any such participant holds any interest in any 2004 Bond, including, without limitation, any responsibility or obligation hereunder to maintain accurate records of any beneficial interests in any 2004 Bond or any responsibility or obligation hereunder with respect to the receiv-
ing by such participants or the beneficial owners of payment of principal, premium, if any, or interest on any 2004 Bonds, the receiving by such participants or the beneficial owners of notice or the giving of consent by such participants or the beneficial owners; and (d) the Clearing
Agency is not required to present any 2004 Bond called for partial redemption prior to receiving payment so long as the Trustee and the
Clearing Agency have agreed to the method for noting such partial redemption.

  If (a) the Company receives notice from the Clearing Agency which is cur-
rently the registered owner of the 2004 Bonds to the effect that such
Clearing Agency is unable or unwilling to discharge its responsibility as a
Clearing Agency for the 2004 Bonds or (b) the Company elects to discontinue its use of such Clearing Agency as a Clearing Agency for the 2004 Bonds,
then the Company and Trustee each shall do or perform or cause to be done or performed all acts or things, not adverse to the rights of the holders of the 2004 Bonds, as are necessary or appropriate to discontinue use of such
Clearing Agency as a Clearing Agency for the 2004 Bonds and to transfer the ownership of each of the 2004 Bonds to such person or persons, including any other Clearing Agency, as the holder of the 2004 Bonds may direct in accordance with the Indenture. Any expenses of such discontinuance and transfer, including expenses of printing new certificates to evidence the
2024 Bonds, shall be paid by the Company.

  So long as the 2004 Bonds remain and are held in book-entry form on the books of a Clearing Agency, the Trustee shall be entitled to request and rely upon a certificate or other written representation from the Clearing
Agency or any participant or indirect participant with respect to the identity of any beneficial owners of the 2004 Bonds as of a record date selected by the Trustee. For purposes of determining whether the consent, advice, direction or demand of a Bondholder has been obtained, the Trustee shall be entitled to treat the beneficial owners of the 2004 Bonds as the
Bondholders and any consent, request, direction, approval, objection or other instrument of such beneficial owner may be obtained in the same fashion described in the Indenture.

  The 2004 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee repre-
senting the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of
Section 69 of the Mortgage, in which event the redemption price of the 2004
Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

  At the option of the holder, any 2004 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  The 2004 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the
registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

 The Company shall not be required to make transfers or exchanges of any of the 2004 Bonds for a period of ten (10) days next preceding any interest payment date of said bonds.

  No charge shall be made upon any transfer or exchange of any of the 2004
Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The 2004 Bonds shall be limited to an aggregate principal amount of Eighty
Million Dollars ($80,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

  Section 3. The 2004 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                            [form of face of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 6.05% Series, Due 2004
                             Due February 1, 2004

No.......                                                $......

  Indianapolis Power & Light Company, a corporation of the State of Indiana
(hereinafter called the Company), for value received, hereby promises to pay
to           or registered assigns, on February 1, 2004, at the office or agency of the Company in the City of Chicago, Illinois,
Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of
February or the first day of August next preceding the date of this bond, at the rate of 6.05 per centum per annum in like lawful money, at said office or agency on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will, subject to the exception provided in Section 2 of the Thirty-Ninth
Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE
REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE
SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

  This bond shall not become obligatory until American National Bank and
Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

  In Witness Whereof, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant
Secretaries, by his signature or a facsimile thereof.

                                Indianapolis Power & Light Company

Dated                           By______________________________________
                                   President.

Attest:

  By________________________
               Secretary.

                 [form of trustee's certificate on bonds]

                        Trustee's Certificate

  This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Ninth Supplemental Indenture.

                                   American National Bank and
                                   Trust Company of Chicago,
                                                    Trustee

                                   By_____________________________________
                                        Authorized Signature

                        [form of reverse side of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 6.05% Series, Due 2004
                             Due February 1, 2004

  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.05% Series, due
2004 (herein sometimes called the "2004 Bonds") limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) and established by a Thirty-Ninth Supplemental Indenture, dated as of February 1, 1994, all bonds of all series issued and to be issued under and equally secured
(except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of
Trust, dated as of May 1, 1940, executed by the Company to American National
Bank and Trust Company of Chicago, as Trustee (which Mortgage and Deed of
Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

  With the consent of the Company and to the extent permitted by and as pro-
vided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the
Mortgage (excluding bonds disqualified from voting by reason of the
Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the
Mortgage provided.

  The 2004 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2004 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago,
Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

  No charge shall be made upon any transfer or exchange of any of the 2004
Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The Company shall not be required to make transfers or exchanges of any of the 2004 Bonds for a period of ten (10) days next preceding any interest pay-
ment date of said bonds.

  The 2004 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2004 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or other-
wise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mort-
gage.

  Section 4. Until the 2004 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall au-
thenticate and deliver, in lieu thereof, fully registered 2004 Bonds in tempo-
rary form, as provided in Section 15 of the Original Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-
Ninth Supplemental Indenture for a statement of such redemption prices.

  Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section
41 of the Original Mortgage and in the first twenty-four Supplemental Inden-
tures to the Original Mortgage creating the several series of First Mortgage
Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2004 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the
2004 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the
2004 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

  Section 6. The Company covenants that, so long as any of the 2004 Bonds shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

  The recitals contained herein and in the bonds shall be taken as the state-
ments of the Company, and the Trustee assumes no responsibility for the cor-
rectness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this
Thirty-Ninth Supplemental Indenture or of the bonds issued hereunder.

  Section 8. Whenever in this Thirty-Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Section 9. Nothing in this Thirty-Ninth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Ninth Supplemental
Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this
Thirty-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2004 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Ninth
Supplemental Indenture.

  Section 11. This Thirty-Ninth Supplemental Indenture is dated as of
February 1, 1994, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-
President, and its corporate seal to be hereto affixed and attested by its
Secretary or an Assistant Secretary, for and in its behalf, and American
National Bank and Trust Company of Chicago, party of the second part, as
Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant
Secretaries, all as of the day, month and year first above written.

                               Indianapolis Power & Light Company

(Seal)

Attest:                        By  /s/ Marcus E. Woods
                                   Marcus E. Woods,
                                   Vice-President.

/s/ Clark L. Snyder
      Clark L. Snyder,
    Assistant Secretary.

                                American National Bank and Trust
                                          Company of Chicago,

(Seal)

Attest:                         By  /s/ Ronald B. Bremen
                                    Ronald B. Bremen,
                                    Vice-President.
/s/ Robert M. Selangowski
    Robert M. Selangowski,
    Assistant Secretary.

State of Indiana     )
                     )  ss.:
County of Marion     )

  On this 28th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods,
Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in
Hendricks County, Indiana and the said Clark L. Snyder resides in Marion
County, Indiana; that said Marcus E. Woods is Vice-President and said
Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light
Company; that each of them knows the corporate seal of said corporation;
that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 28th day of January, 1994.

                                        /s/ Gloria K. Bryant
                                        Gloria K. Bryant
                                        Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

  On this 27th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen,
Vice-President, and Robert M. Selangowski, Assistant Secretary, of Ameri-
can National Bank and Trust Company of Chicago, one of the corporations de-
scribed in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant
Secretary, respectively. Said Ronald B. Bremen, and Robert M. Selangowski,
being by me severally sworn did depose and say that the said Ronald
B. Bremen, resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is
Vice-President and said Robert M. Selangowski is Assistant Secretary of said
American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal;
that is was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and
each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 27th day of January, 1994.

                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo
                                Notary Public.

(Notarial Seal)

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                      INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                        FORTIETH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF FEBRUARY 1, 1994

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7.05% SERIES, DUE 2024

                               TABLE OF CONTENTS*

                                       OF

                      FORTIETH SUPPLEMENTAL INDENTURE

                                       OF

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

              Part II  Steam and Hot Water Distributing
                         Systems.........................         4
              Part III Indeterminate Permits and

Section 2   Designation of thirty-eighth series of bonds
              and kind and denominations thereof.........         6
            Record date for payment of interest..........         7
            Designation of American National Bank and
              Trust Company of Chicago as paying

Section 5   Annual Payments for Maintenance and
              Improvement Fund...........................        16
Section 6   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions...............................        16
Section 7   Acceptance of trusts by Trustee and

______________________________
  *Table of Contents is not part of the Fortieth Supplemental
Indenture and should not be considered such. It is included
herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and

                                       ii

  THIS FORTIETH SUPPLEMENTAL INDENTURE, dated as of February 1, 1994, between Indianapolis Power & Light Company, a corporation of the
State of Indiana, hereinafter sometimes called the "Company," party of the first part, and American National Bank and Trust Company of Chicago, a
national banking association, as Trustee, hereinafter sometimes called the
"Trustee," party of the second part;

  Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the
"Mortgage" when referred to as now or heretofore supplemented and modified)
dated as of May 1, 1940, made to said American National Bank and Trust
Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original
Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

  Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, two as of October 1, 1949, as of February 1, 1951, as of
March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1,
1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of
May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15,
1973, as of February 15, 1974, as of August 15, 1974, as of September 15,
1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of
September 1, 1978, two as of August 1, 1981, as of November 1, 1983, as of
November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15,
1991, as of August 1, 1992, as of April 1, 1993, two as of October 1, 1993
and as of February 1, 1994.

  Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds)
issued thereunder shall be established by an
indenture supplemental thereto authorized by resolution of the Board of
Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

  Whereas, the Company now desires to provide for the establishment, execu-
tion, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 7.05% Series, due 2024" (the bonds of said series being hereinafter sometimes referred to as the "2024 Bonds"), lim-
ited to the aggregate principal amount of One Hundred Million Dollars
($100,000,000); and

  Whereas, all things necessary to make the 2024 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the
Trustee, valid, binding and legal obligations of the Company, and to make this
Fortieth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

  Whereas, the execution and delivery by the Company of this Fortieth Supple-
mental Indenture, and the terms of the 2024 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said
Board; and

  Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the
Mortgage, and to make subject to the lien thereof any property thereafter ac-
quired and intended to be subject to the lien thereof; and

  Whereas, the Company has, since the date of execution and delivery of the
Original Mortgage, purchased and acquired property and desires by this Forti-
eth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

  Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fortieth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fortieth
Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

  Section 1. The Company has granted, bargained, sold, released, conveyed, as-
signed, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mort-
gage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American
National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                                    PART I.

                         ELECTRIC DISTRIBUTING SYSTEMS.

  All electric distributing systems of the Company acquired by it after May 1,
1940, the date of the Original Mortgage, and located in the Counties of Bar-
tholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, John-
son, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and
Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.

                   STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

  All the steam and hot water distributing systems acquired by the Company af-
ter May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                   PART III.

                     INDETERMINATE PERMITS AND FRANCHISES.

  All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the
State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the
Original Mortgage.

                                    PART IV.

                                OTHER PROPERTY.

  All other property, whether real, personal or mixed (except any in the Mort-
gage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description con-
tained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as here-
inafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

  Together with all and singular the tenements, hereditaments and appurte-
nances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and
(subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

  Section 2. There shall be and is hereby established a series of bonds, lim-
ited in aggregate principal amount to One Hundred Million Dollars
($100,000,000) to be issued under and secured by the Mortgage, to be desig-
nated "7.05% Series, due 2024", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on February 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the
United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2024 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2024 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2024
Bonds, or the registration, transfer or exchange thereof, being to American
National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago,
then a successor agent for all such purposes in the City of Chicago,
Illinois, shall be appointed by the Board of Directors of the Company.

  The 2024 Bonds shall be dated as of the date of authentication thereof, ex-
cept as otherwise provided in Section 10 of the Original Mortgage.

  The 2024 Bonds shall initially be issued and held in book-entry form on the books of the central depository system, The Depository Trust Company, its suc-
cessors, or any successor central depository system appointed by the Company from time to time (the "Clearing Agency"). The Company and the Trustee may,
in connection herewith, do or perform or cause to be done or performed any acts or things not adverse to the rights of the holders of the 2024 Bonds, as are necessary or appropriate to accomplish or recognize such book-entry form 2024 Bonds.

  So long as the 2024 Bonds remain and are held in book-entry form on the books of a Clearing Agency, then (a) any such 2024 Bond may be registered upon the books kept by the Trustee in the name of such Clearing Agency, or any nominee thereof, including Cede & Co., as nominee of The Depository
Trust Company; (b) the Clearing Agency in whose names such 2024 Bond is so registered shall be, and the Company and the Trustee may deem and treat such
Clearing Agency as, the absolute owner and holder of such 2024 Bond for all purposes of the Indenture, including, without limitation, the receiving of payment of the principal of, premium, if any, and interest on such 2024
Bond, the receiving of notice and giving of consent; (c) neither the Company nor the Trustee shall have any responsibility or obligation hereunder to any direct or indirect participant, within the meaning of Section 17A of the
Securities Exchange Act of 1934, as amended, of such Clearing Agency, or any person on behalf of which, or otherwise in respect of which, any such participant holds any interest in any 2024 Bond, including, without limitation, any responsibility or obligation hereunder to maintain accurate records of any beneficial interests in any 2024 Bond or any responsibility or obligation hereunder with respect to the receiving by such participants or the beneficial owners of payment of principal, premium, if any, or interest on any 2024 Bonds, the receiving by such participants or the beneficial owners of notice or the giving of consent by such participants or the beneficial owners; and (d) the Clearing Agency is not required to present any 2024 Bond called for partial redemption prior to receiving payment so long as the Trustee and the Clearing Agency have agreed to the method for noting such partial redemption.

  If (a) the Company receives notice from the Clearing Agency which is cur-
rently the registered owner of the 2024 Bonds to the effect that such
Clearing Agency is unable or unwilling to discharge its responsibility as a
Clearing Agency for the 2024 Bonds or (b) the Company elects to discontinue its use of such Clearing Agency as a Clearing Agency for the 2024 Bonds, then the Company and Trustee each shall do or perform or cause to be done or performed all acts or things, not adverse to the rights of the holders of the 2024 Bonds, as are necessary or appropriate to discontinue use of such
Clearing Agency as a Clearing Agency for the 2024 Bonds and to transfer the ownership of each of the 2024 Bonds to such person or persons, including any other Clearing Agency, as the holder of the 2024 Bonds may direct in accordance with the Indenture. Any expenses of such discontinuance and transfer, including expenses of printing new certificates to evidence the
2024 Bonds, shall be paid by the Company.

  So long as the 2024 Bonds remain and are held in book-entry form on the books of a Clearing Agency, the Trustee shall be entitled to request and rely upon a certificate or other written representation from the Clearing Agency or any participant or indirect participant with respect to the identity of any beneficial owners of the 2024 Bonds as of a record date selected by the
Trustee. For purposes of determining whether the consent, advice, direction or demand of a Bondholder has been obtained, the Trustee shall be entitled to treat the beneficial owners of the 2024 Bonds as the Bondholders and any consent, request, direction, approval, objection or other instrument of such beneficial owner may be obtained in the same fashion described in the
Indenture.

  Upon the notice and in the manner and with the effect provided in the Mort-
gage and in this Section 2, the 2024 Bonds shall be redeemable prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount thereof and accrued interest to the date of redemption, and at the redemption prices set forth under the head-
ing "Redemption Price" in the form of 2024 Bonds hereinafter recited, if re-
deemed otherwise than in the manner provided in the next paragraph, provided, however, that none of the 2024 Bonds may be redeemed prior to February 1,
2004.

  Upon the notice and in the manner and with the effect provided in the Mort-
gage and in this Section 2, the 2024 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee repre-
senting the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Sec-
tion 69 of the Mortgage, at the principal amount of the 2024 Bonds as to be redeemed and accrued interest to the date of redemption.

  The notice required for the redemption of the 2024 Bonds shall be as pro-
vided in Section 59 of the Mortgage.

  At the option of the holder, any 2024 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  The 2024 Bonds shall be transferable on the books of the Company at said of-
fice or agency of the Company in the City of Chicago, Illinois, by the regis-
tered holder thereof, in person or by his duly authorized attorney, upon sur-
render thereof for cancellation.

  The Company shall not be required to make transfers or exchanges of any of the 2024 Bonds for a period of ten (10) days next preceding any interest payment date of said bonds.

  No charge shall be made upon any transfer or exchange of any of the 2024
Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The 2024 Bonds shall be limited to an aggregate principal amount of One Hun-
dred Million Dollars ($100,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

  Section 3. The 2024 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                            [form of face of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 7.05% Series, Due 2024
                             Due February 1, 2024
No.......                                                $......

  Indianapolis Power & Light Company, a corporation of the State of Indiana
(hereinafter called the Company), for value received, hereby promises to pay
to           or registered assigns, on February 1, 2024, at the office or agency of the Company in the City of Chicago, Illinois, Dollars in
lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this bond, at the rate of 7.05 per centum per annum in like lawful money, at said office or agency on February
1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will, subject to the exception provided in Section 2 of the Fortieth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago,
Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE
REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE
SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

  This bond shall not become obligatory until American National Bank and Trust
Company of Chicago, the Trustee under the Mortgage, or its successor thereun-
der, shall have signed the form of certificate endorsed hereon.

  In Witness Whereof, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant
Secretaries, by his signature or a facsimile thereof.

                             Indianapolis Power & Light Company

Dated.....................   By......................................
                                          President.

Attest:

By......................................
Secretary.

                    [form of trustee's certificate on bonds]

                             Trustee's Certificate

  This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fortieth Supplemental Indenture.

                                American National Bank and Trust
                                  Company of Chicago, Trustee

                                By......................................
                                          Authorized Signature

                        [form of reverse side of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 7.05% Series, Due 2024
                             Due February 1, 2024

  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 7.05% Series, due
2024 (herein sometimes called the "2024 Bonds") limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) and established by a For-
tieth Supplemental Indenture, dated as of February 1, 1994, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of
May 1, 1940, executed by the Company to American National Bank and Trust Com-
pany of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions Upon which the bonds are secured.

  With the consent of the Company and to the extent permitted by and as pro-
vided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the
Mortgage and/or any instruments supplemental thereto may be modified or al-
tered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modifi-
cation or alteration then outstanding under the Mortgage (excluding bonds dis-
qualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall per-
mit the extension of the maturity of the principal of this bond or the reduc-
tion in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

  The 2024 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2024 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

  No charge shall be made upon any transfer or exchange of any of the 2024
Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The Company shall not be required to make transfers or exchanges of any of the 2024 Bonds for a period of ten (10) days next preceding any interest pay-
ment date of said bonds.

  The 2024 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the
Company, at the redemption prices set forth below under the heading "Redemp-
tion Price" plus accrued interest to the date of redemption if redeemed other-
wise than in the manner provided in the next paragraph, provided, however, that none of the 2024 Bonds may be redeemed prior to February 1, 2004.

   IF REDEEMED
DURING THE TWELVE
 MONTHS' PERIOD
 ENDING WITH THE
THIRTY-FIRST DAY
OF JANUARY OF THE               REDEMPTION
   YEAR STATED                  PRICE
- -------------------             ----------
   2005.........                103.31%
   2006.........                102.98%
   2007.........                102.65%
   2008.........                102.32%
   2009.........                101.99%

   IF REDEEMED
DURING THE TWELVE
 MONTHS' PERIOD
 ENDING WITH THE
THIRTY-FIRST DAY
OF JANUARY OF THE               REDEMPTION
   YEAR STATED                  PRICE
- -------------------             ----------
   2010.........                101.66%
   2011.........                101.32%
   2012.........                100.99%
   2013.........                100.66%
   2014.........                100.33%

and 100% if redeemed after January 31, 2014.

  Upon the notice and in the manner and with the effect provided in the
Mortgage and in this Section 2, the 2024 Bonds shall be redeemable by the
Company prior to the maturity thereof out of monies deposited with the
Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the
2024 Bonds as to be redeemed and accrued interest to the date of redemption.

  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or other-
wise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mort-
gage.

  Section 4. Until the 2024 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2024 Bonds in tem-
porary form, as provided in Section 15 of the Original Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Forti-
eth Supplemental Indenture for a statement of such redemption prices.

  Section 5. The covenant of the Company to make annual payments to the
Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2024 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2024
Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2024 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

  Section 6. The Company covenants that, so long as any of the 2024 Bonds shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

  The recitals contained herein and in the bonds shall be taken as the state-
ments of the Company, and the Trustee assumes no responsibility for the cor-
rectness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this
Fortieth Supplemental Indenture or of the bonds issued hereunder.

  Section 8. Whenever in this Fortieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this
Fortieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Section 9. Nothing in this Fortieth Supplemental Indenture, expressed or im-
plied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fortieth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fortieth
Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  Section 10. The Company covenants that all of the terms, provisions and con-
ditions of the Mortgage shall be applicable to the 2024 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be in-
consistent with the provisions of this Fortieth Supplemental Indenture.

  Section 11. This Fortieth Supplemental Indenture is dated as of February 1,
1994, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-
President, and its corporate seal to be hereto affixed and attested by its
Secretary or an Assistant Secretary, for and in its behalf, and American
National Bank and Trust Company of Chicago, party of the second part, as
Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant
Secretaries, all as of the day, month and year first above written.

                               Indianapolis Power & Light Company

(Seal)

Attest:                        By /s/ Marcus E. Woods
                                    Marcus E. Woods,
                                    Vice-President.
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary.

                                American National Bank and Trust
                                          Company of Chicago,

(Seal)

Attest:                         By /s/ Ronald B. Bremen
                                    Ronald B. Bremen,
                                    Vice-President.
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.

State of Indiana     )
                     )  ss.:
County of Marion     )

  On this 28th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-
President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power &
Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E.
Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E.
Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 28th day of January, 1994.

                                        /s/ Gloria K. Bryant
                                            Gloria K. Bryant
                                            Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion

(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )

  On this 27th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant
Secretary, respectively. Said Ronald B. Bremen, and Robert M. Selangowski,
being by me severally sworn did depose and say that the said Ronald B.
Bremen, resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 27th day of January, 1994.

                                        /s/ Bernadette G. Janairo
                                        Bernadette G. Janairo
                                        Notary Public.

(Notarial Seal)

My Commission Expires: May 22, 1994

My County of Residence is:
  Cook

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       TO

                       AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                TRUSTEE

                        FORTY-FIRST SUPPLEMENTAL INDENTURE

                        Dated as of January 15, 1995

                        ESTABLISHING FIRST MORTGAGE BONDS,

                            6-5.8% Series, Due 2024

                        TABLE OF CONTENTS*

                                of

                FORTY-FIRST SUPPLEMENTAL INDENTURE

                                of

                INDIANAPOLIS POWER & LIGHT COMPANY

                                                                Page
Parties                                                          1
Recitals                                                         1
Section 1  Granting clauses                                      3

             Part I   Electric Distributing Systems              4
             Part II  Steam and Hot Water
                      Distributing Systems                       4
             Part III Indeterminate Permits and
                      Franchises                                 5
             Part IV  Other Property                             5
             General and after-acquired title                    6

Section 2  Designation of Thirty-Ninth series of
             bonds and kind and denominations thereof            6
           Designation of Company or American
           National Bank and Trust Company of
           Chicago as paying agent                               7
           Purpose of bonds                                      7
           Redemption of bonds                                   8
           Exchange of bonds                                    12
           Transfer of bonds                                    13
           Series limited to $40,000,000                        13

Section 3  Form of fully registered bond                        13
           Form of Trustee's certificate on bonds               16

Section 4  Temporary bonds                                      19

Section 5  Payment of principal and interest;
             credits                                            19

Section 6  Annual Payments for Maintenance and
             Improvement Fund                                   20

Section 7  Compliance with Section 47 of Original
             Mortgage with respect to dividend
             restrictions                                       20

Section 8  Acceptance of trusts by Trustee and
             conditions of acceptance                           20

     *Table of Contents is not part of the Forty-First
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                               Page

Section 9   Successors and assigns                              20

Section 10  Limitation of rights hereunder                      21

Section 11  Compliance with terms, provisions and
                conditions of Mortgage                          21

Section 12  Execution in counterparts                           21

Testimonium                                                     22

Signatures and Seals                                            22

Acknowledgements                                                23

THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of January 15,
1995, between Indianapolis Power & Light Company, a corporation of the
State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of
Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the
''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the
Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1,
1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as
of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1,
1972, as of March 15, 1973, as of February 15, 1974, as of August 15,
1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976,
as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as
of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as
of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of
August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993 and as of February 1, 1994.

     Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the
Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original
Mortgage or any indenture supplemental thereto or in modification thereof; and

     Whereas, the Company has entered into a Loan Agreement, dated as of
January 15, 1995 (hereinafter called the Loan Agreement'') with the
City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million
Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds,
Series 1984 (Indianapolis Power & Light Company Project) issued by the
City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the ''Facilities''), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-First Supplemental
Indenture in order to evidence and secure its indebtedness under the
Loan Agreement; and

     Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 6-5/8% Series, due
2024'' (the bonds of said series being hereinafter sometimes referred to as the ''2024 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     Whereas, all things necessary to make the 2024 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the
Company, and to make this Forty-First Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     Whereas, the execution and delivery by the Company of this
Forty-First Supplemental Indenture, and the terms of the 2024 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     Whereas, it is provided in and by the Original Mortgage that the
Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-First Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the
Trustee at or before the execution and delivery of this Forty-First
Supplemental Indenture, the receipt whereof is hereby acknowledged, the
Company and the Trustee, respectively, have entered into, executed and delivered this Forty-First Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original
Mortgage), unto said American National Bank and Trust Company of
Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns
(except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                         PART I.

             ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock,
Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike,
Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                            PART II.

            STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the
Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any
additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                               PART III.

               INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1,
1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service
Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                             PART IV.

                          OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars
($40,000,000) to be issued under and secured by the Mortgage, to be designated '' 6-5/8% Series, due 2024'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on December 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars;
they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and
December 1 of each year (except that the first interest payment thereon shall be made June 1, 1995 for the period from January 15, 1995 through
May 31, 1995); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of
America at the office of the Company in the City of Indianapolis,
Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and
Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of
Directors of the Company.

     The 2024 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original
Mortgage.

     The 2024 PC Bond will be issued to evidence and secure a loan to the
Company by the City pursuant to the Loan Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg,
Indiana, Pollution Control Refunding Revenue Bonds, Series 1995A
(Indianapolis Power & Light Company Project) (the ''Series 1995A
Bonds''), authenticated and delivered under and pursuant to an
Indenture of Trust dated as of January 15, 1995 (hereinafter called the
''City Indenture''), by and between the City and Bank One Indianapolis,
NA, as Trustee (the ''City Trustee''). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City
Indenture, the 2024 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1995A Bonds will be used for the refunding of the aggregate principal amount of Forty
Million Dollars ($40,000,000) of the City's Pollution Control Revenue
Bonds, Series 1984 (Indianapolis Power & Light Company Project) issued by the City pursuant to applicable loan agreements.

     Upon the notice and in the manner and with the effect provided in this Section 2, the 2024 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

     (a) In whole, at the option of the Company, if the Facilities or
Units 3 or 4 of the Petersburg Generating Station serviced by the
Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the
Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

     (b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or
Units 3 or 4 of the Petersburg Generating Station serviced by the
Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Units 3 or 4 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

     (c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or
the Constitution or law of the United States of America or of
legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

     (d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Units 3 or 4 uneconomic for use in the reasonable opinion of the Company.

     (e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i)
that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the
Facilities have been restored to a condition substantially
equivalent to their condition prior to the taking by such
condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

     (f) In whole, at any time on or after December 1, 2004, or in part on any interest payment date on or after December 1, 2004, at the option of the Company at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a  percentage of the principal amount thereof set forth under the heading ''Redemption
Premium'' in the form of the 2024 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2024 PC Bond.

     (g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the
Company shall be obligated to redeem the 2024 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

     (h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series 1995A Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2024 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2024 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or (y) there shall have occurred any completed default (as defined in the
Mortgage) which affects any bond of any series outstanding under the
Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the
2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the
Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i)
and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond.

     (i) In the event the City Trustee notifies the Company and the
City that the interest payable on the Series 1995A Bonds held by persons other than a ''substantial user'' or a ''related person'' as those terms are used in Section 147(a)(2) of the Internal Revenue
Code of 1986, as amended, has been determined by a court of
competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2024 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2024 PC Bond pursuant to this
Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1995A Bonds shall still be taxable as described above, the Company shall have the same
obligation (subject to the same proviso) to redeem the 2024 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2024 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City Trustee to redeem the Series 1995A Bonds in part, which redemption would have the result that the interest payable on the Series 1995A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a ''substantial user'' or a ''related person'' as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986,
as amended.

     In case of redemption of 2024 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b),
(c), (d), (f), (g), (h) or (i) above, the amounts payable upon redemption of 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2024 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2024 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-First Supplemental
Indenture, the Loan Agreement and the 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2024 PC
Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1995A Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

     The 2024 PC Bond and the Series 1995A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

     To exercise any of the options granted to redeem the 2024 PC Bond in whole or in part or to comply with any obligations to redeem the 2024
PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed.  No further notice, by publication or otherwise, shall be required for redemption of the 2024 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2024 PC Bond.

     At the option of the holder, the 2024 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the
Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-First
Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2024
PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2024 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2024 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

     Section 3. The 2024 PC Bond, and the Trustee's Certificate to be
endorsed thereon, shall be in the following forms, respectively:

[form of face of 2024 pc bond]

     This First Mortgage Bond, 6-5/8% Series, due 2024 (hereinafter called the ''2024 PC Bond'') is not transferable except to a successor trustee under the Indenture of Trust dated as of January 15, 1995, between the City of Petersburg, Indiana and Bank One Indianapolis, N.A.,
Indiana, as the Trustee, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6-5/8% Series, Due 2024
Due December 1, 2024

No. 1                                       $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of
Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to BankOne Indianapolis, N.A., Indiana, as the
Trustee (hereinafter called the ''City Trustee'') under the Indenture of Trust between the City of Petersburg, Indiana (the ''City'') and the
City Trustee, dated as of January 15, 1995 (the ''City Indenture'') or registered assigns, on December 1, 2024, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois,
Forty Million Dollars ($40,000,000) in lawful money of the United
States of America, and to pay to the registered owner hereof interest thereon from the first day of June or the first day of December next preceding the date of this 2024 PC Bond (except that the first interest payment hereunder shall be made June 1, 1995 for the period from
January 15, 1995 through May 31, 1995), at the rate of six and five-eighths percent (6-5/8%) per annum in like lawful money at said office or agency, on
June 1 and December 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.
The interest payable hereunder on June 1 or December 1 will be paid to the registered owner of this 2024 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of
Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2024 PC BOND SET
FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL
PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this 2024 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2024 PC Bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, Indianapolis Power & Light Company has caused this 2024 PC Bond to be signed in its name by its President or its
Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its
Assistant Secretaries, by his signature or a facsimile thereof.

                                Indianapolis Power & Light Company

Dated                           By
                                        Treasurer
Attest:

By
Secretary

[form of trustee's certificate on 2024 pc bond]

                        Trustee's Certificate

     This 2024 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and
Forty-First Supplemental Indenture thereto.

                        American National Bank and Trust Company of
                                Chicago       Trustee

                        By
                                Authorized Signature

[form of reverse side of 2024 pc bond]

                INDIANAPOLIS POWER & LIGHT COMPANY

           First Mortgage Bond, 6-5/8% Series, due 2024
                Due January 1, 2024

     This 2024 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage
Bonds, 6-5/8% Series, due 2024 (herein called the ''2024 PC Bond'')
limited in aggregate principal amount to Forty Million Dollars
($40,000,000) and established by a Forty-First Supplemental Indenture dated as of January 15, 1995, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the
Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which
Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2024 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of January 15,
1995, between the City and the Company (the ''Loan Agreement''). In
order to obtain funds for such loan, the City, contemporaneously with the issue of this 2024 PC Bond, will issue Forty Million Dollars
($40,000,000) principal amount of its Pollution Control Refunding
Revenue Bonds, Series 1995A (Indianapolis Power & Light Company
Project) (the ''City Bonds'') under and pursuant to the City Indenture.
The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2024 PC Bond and from moneys in the Bond Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2024 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City
Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-First Supplemental Indenture.

     This 2024 PC Bond is not subject to redemption prior to December 1,
2004, except as provided in Section 2 of the Forty-First Supplemental
Indenture, to which reference is made for full description of redemption provisions.

     This 2024 PC Bond is subject to redemption in whole at any time on or after December 1, 2004, or in part on any interest payment date on or after December 1, 2004, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Forty-First
Supplemental Indenture, at a price equal to the principal amount of the
2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading ''Redemption
Premium'':

If Redeemed During the Twelve Months
Ending With the Thirtieth Day
Redemption
of November of the Year Stated                  Premium

2005                                            2.0%
2006                                            1.0%

and without premium if redeemed after November 30, 2006.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the
Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2024 PC
Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2024
PC Bond or of the Mortgage, shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-First Supplemental Indenture, the principal of, and premium, if any, and interest on this 2024 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.

     This 2024 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

     This 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-First
Supplemental Indenture.

[end of 2024 pc bond form]

     Section 4. Until the 2024 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the
Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2024 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-First Supplemental
Indenture for a statement of such redemption prices.

     Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2024 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2024 PC Bond shall be
discharged to the extent that any moneys in the Series 1995A Bond
Account within the Bond Fund created under and pursuant to the City
Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1995A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2024 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1995A Bond acquired by the Company and
delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2024 PC Bond.

As the principal of, premium, if any, and interest on the 2024 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The
Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2024 PC Bond.
The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2024 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2024
PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2024 PC Bond, any such certificate shall be controlling and conclusive.

     Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four
Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to nor be for the benefit of the 2024 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2024 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such
Maintenance and Improvement Fund and by acceptance of the 2024 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     Section 7. The Company covenants that, so long as the 2024 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-First Supplemental Indenture or of the 2024 PC
Bond issued hereunder.

     Section 9. Whenever in this Forty-First Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the
Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 10. Nothing in this Forty-First Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-First Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2024 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this
Forty-First Supplemental Indenture.

     Section 12. This Forty-First Supplemental Indenture is dated as of
January 15, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a
Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its
behalf, and American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day,
month and year first above written.

Indianapolis Power & Light Company,

By /s/ Bryan G. Tabler
Bryan G. Tabler,
Senior Vice-President

Attest:

/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

American National Bank And Trust Company of
Chicago

By /s/ Ronald B. Bremen
Ronald B. Bremen,
Vice-President

Attest:
(Seal)

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

State of Indiana
County of Marion

     On this 2nd day of February, in the year 1995, before me, a Notary
Public in and for the County and State aforesaid, personally came Bryan
G. Tabler, Senior Vice-President, and Clark L. Snyder, Assistant
Secretary, of Indianapolis Power & Light Company, one of the
corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior
Vice-President and Assistant Secretary, respectively. Said Bryan G.
Tabler and Clark L. Snyder being by me severally duly sworn did depose and say that the said Bryan G. Tabler resides in Marion County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Bryan G. Tabler is Senior Vice-President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 2nd day of February 1995.

/s/ Gloria K. Bryant
Gloria K. Bryant,
Notary Public

My Commission Expires:
     June 11, 1995

My County of Residence is:
     Marion

(Notarial Seal)
State of Illinois
County of Cook

     On this 1st day of February, in the year 1995, before me, a Notary
Public in and for the County and State aforesaid, personally came Ronald B.
Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of
American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and
Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M.
Selangowski, being by me severally sworn did depose and say that the said
Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is
Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal;
that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority;
and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 1st day of February, 1995.

/s/ Bernadette G. Janairo
Bernadette G. Janairo
Notary Public

My Commission Expires:
     May 22, 1998

My County of Residence is:
     Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler

             INDIANAPOLIS POWER & LIGHT COMPANY

                             TO

             AMERICAN NATIONAL BANK AND TRUST

                   COMPANY OF CHICAGO

                                      Trustee

            Forty-Second Supplemental Indenture

              Dated as of October 1, 1995

            ESTABLISHING FIRST MORTGAGE BONDS,

                 5.21% Series, Due 2023

                   TABLE OF CONTENTS*

                         of

         FORTY-SECOND SUPPLEMENTAL INDENTURE

                         of

         INDIANAPOLIS POWER & LIGHT COMPANY

                                                           Page
Parties                                                      1
Recitals                                                     1
Section 1   Granting clauses                                 4
              Part I   Electric Distributing Systems         5
              Part II  Steam and Hot Water Distributing
                         Systems                             5
              Part III Indeterminate Permits and Franchises  6
              Part IV  Other Property                        6
            General and after-acquired title                 6
Section 2   Designation of Fortieth series of bonds
              and kind and denominations thereof             7
            Designation of Company or American National
              Bank and Trust Company of Chicago as
              paying agent                                   8
            Purpose of bonds                                 8
            Redemption of bonds                              8
            Exchange of bonds                                9
            Transfer of bonds                                9
            Series limited to $40,000,000                    9
Section 3   Form of fully registered bond                   10
            Form of Trustee's certificate on bonds          12
Section 4   Temporary bonds                                 14
Section 5   Payments made hereunder; discharge of
              obligation; credits                           14
Section 6   Annual Payments for Maintenance and
              Improvement Fund                              15
Section 7   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions                                  15
Section 8   Acceptance of trusts by Trustee and
              conditions of acceptance                      15

*Table of Contents is not part of the Forty-Second
Supplemental Indenture and should not be considered
such. It is included herein only for purposes of
convenient reference.

                                                          Page
Section 9   Successors and assigns                         16
Section 10  Limitation of rights hereunder                 16
Section 11  Compliance with terms, provisions and
              conditions of Mortgage                       16
Section 12  Execution in counterparts                      16
Testimonium                                                17
Signatures and Seals                                       17
Acknowledgements                                           18

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 1,
1995, between Indianapolis Power & Light Company, a corporation of the
State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of
Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the
''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the
Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1,
1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as
of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1,
1972, as of March 15, 1973, as of February 15, 1974, as of August 15,
1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976,
as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as
of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as
of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of
August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993, as of February 1, 1994 and as of
January 15, 1995.

     Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the
Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original
Mortgage or any indenture supplemental thereto or in modification thereof; and

     Whereas, the Company has entered into a Loan Agreement, dated as of
October 1, 1995 (hereinafter called the ''Loan Agreement'') with the
City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million
Dollars ($40,000,000) of the City's Pollution Control Refunding Revenue
Bonds, Series 1985 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the
Company of certain pollution control facilities (the ''Facilities''); and

     Whereas, the Company has secured a Municipal Bond Insurance Policy issued by AMBAC Indemnity Corporation (''AMBAC'') to secure the timely payment of principal and interest on the City of Petersburg Pollution
Control Refunding Revenue Bonds, Adjustable Rate Tender Securities
(ARTS)SM, Series 1995B (Indianapolis Power & Light Company Project),
due January 1, 2023 (the ''Series 1995B Bonds''); and

     Whereas, the Company will enter into an Insurance Agreement dated as of October 18, 1995 with AMBAC (the ''Insurance Agreement'') to evidence the reimbursement obligations of the Company to AMBAC for the payment by AMBAC of the principal of and interest on the Series 1995B
Bonds pursuant to the Municipal Bond Insurance Policy issued by AMBAC
(the ''Bond Obligations''); and

     Whereas, the Company has entered into an Interest Rate Swap
Agreement, dated as of October 11, 1995 with AMBAC Financial Services
Limited Partnership (hereinafter ''AFSLP''), (the ''Swap Agreement'')
under which AFSLP will have an obligation to make payments to the
Company equal to the variable rate interest payments on the Series
1995B Bonds, subject to adjustment in accordance with the terms of the
Swap Agreement, and the Company will have an obligation to make payments to AFSLP equal to the fixed rate interest payment on the
Company's 2023 PC Bond, as defined below, and such payments subject to a netting of those obligations in accordance with the terms of the Swap
Agreement (to the extent amounts are owing by the Company after such netting, the ''Swap Obligations''); and

     Whereas, the Company has secured a Financial Guaranty Insurance
Policy pursuant to which AMBAC insures the payment obligations of the
Company pursuant to the Swap Agreement (the ''Swap Policy''); and

     Whereas, the Insurance Agreement also evidences the reimbursement obligations of the Company to AMBAC for any payments made pursuant to the Swap Policy; and

     Whereas, pursuant to the terms of the Swap Agreement and the
Insurance Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Second Supplemental Indenture in order to evidence and secure amounts owing under the terms of the
Swap Agreement and the Insurance Agreement; and

     Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 5.21% Series, due
2023'' (the bonds of said series being hereinafter sometimes referred to as the ''2023 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     Whereas, all things necessary to make the 2023 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the
Company, and to make this Forty-Second Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     Whereas, the execution and delivery by the Company of this
Forty-Second Supplemental Indenture, and the terms of the 2023 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     Whereas, it is provided in and by the Original Mortgage that the
Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Second Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2023 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the
Trustee at or before the execution and delivery of this Forty-Second
Supplemental Indenture, the receipt whereof is hereby acknowledged, the
Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Second Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original
Mortgage), unto said American National Bank and Trust Company of
Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns
(except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                             PART I.

                 ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton,
Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan,
Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any
additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                              PART II.

             STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the
Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any
additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                              PART III.

                 INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1,
1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service
Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                 PART IV.

                               OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars
($40,000,000) to be issued under and secured by the Mortgage, to be designated ''5.21% Series, due 2023'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on January 1, 2023, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars;
they shall be payable on the dates, at the times and in the amounts required by the Swap Agreement and the Insurance Agreement; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of
5.21% and shall be payable in lawful money of the United States of
America at the office of the Company in the City of Indianapolis,
Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of amounts due hereunder, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, being to American National Bank and
Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2023 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2023 PC Bond will be issued to evidence and secure the reimbursement obligations of the Company to AMBAC under the Insurance
Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure payments made by the Company to AFSLP under the Swap
Agreement.

     Upon the notice and in the manner and with the effect provided in this Section 2, the 2023 PC Bond shall be redeemable prior to the maturity thereof in whole or in part at the times, and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

     The Company shall provide notice to the Trustee of a reduction, in whole or in part, in the notional amounts owing under the Swap
Agreement and a corresponding reduction, in whole or in part, in the outstanding principal amount of the Series 1995B Bonds, and the Trustee shall thereafter notify the holders of such event and request the holders to surrender their 2023 PC Bonds for cancellation; or, in the case of a partial reduction, surrender of the bonds in connection with the issuance of replacement bonds in denominations equal to the remaining notional amount owing under the Swap Agreement and the outstanding principal amount of the Series 1995B Bonds.

     At the option of the holder, the 2023 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the
Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Second
Supplemental Indenture.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2023 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2023 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000), together with interest at the per annum rate of 5.21% from the date of authentication to maturity,
(such total obligation hereinafter referred to as the ''Stated
Amount'') and shall be issued under the provisions of Article VII of the Original Mortgage.

     Section 3. The 2023 PC Bond, and the Trustee's Certificate to be
endorsed thereon, shall be in the following forms, respectively:

[form of face of 2023 pc bond]

     This First Mortgage Bond, 5.21% Series, due 2023 (hereinafter called the ''2023 PC Bond'') is not transferable except with the prior written consent of the Company, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, Due 2023
Due January 1, 2023

No. 1                                           $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of
Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to AMBAC Indemnity Corporation the Bond
Obligations (as defined in the hereinafter defined Indenture) and to
AMBAC Financial Services, Limited Partnership the Swap Obligations (as
defined in the hereinafter defined Indenture) payable on the dates and at the times required by the Insurance Agreement and the Swap Agreement
(both as defined in the hereinafter defined Indenture) in lawful money of the United States of America; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21%. The amounts payable hereunder are subject to reduction in the manner described in the
Indenture in the event of reductions in the Bond Obligations and the
Swap Obligations. The amounts payable hereunder will be paid to the registered owner of this 2023 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of
Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023 PC BOND SET
FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL
PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for any amounts payable on this 2023 PC
Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2023 PC Bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, Indianapolis Power & Light Company has caused this 2023 PC Bond to be signed in its name by its President or its
Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its
Assistant Secretaries, by his signature or a facsimile thereof.

                           Indianapolis Power & Light Company

Dated                      By
                                Treasurer
Attest:

By
Secretary

[form of trustee's certificate on 2023 pc bond]

Trustee's Certificate

     This 2023 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and
Forty-Second Supplemental Indenture thereto.

                  American National Bank and Trust
                  Company of Chicago
                                        Trustee

                  By
                        Authorized Signature

[form of reverse side of 2023 pc bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, due 2023
Due January 1, 2023

     This 2023 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage
Bonds, 5.21% Series, due 2023 (herein called the ''2023 PC Bond'')
limited in aggregate principal amount to Forty Million Dollars
($40,000,000) and established by a Forty-Second Supplemental Indenture dated as of October 1, 1995 (the ''Indenture''), all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a
Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the
Company to American National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2023 PC Bond evidences and secures the reimbursement
obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series
1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure certain payments made by the Company to AFSLP under the Swap
Agreement. Anything herein to the contrary notwithstanding, all amounts constituting Settlement Amounts, as defined in the Swap Agreement, shall not be payable hereunder or secured hereby.

     This 2023 PC Bond is subject to redemption in whole or in part at the times and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the
Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2023 PC
Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of amounts owing hereunder without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the
Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2023
PC Bond or of the Mortgage, shall alter or impair the obligation of the
Company, to pay, subject to the provisions of the Forty-Second
Supplemental Indenture, all amounts owing under the Swap Agreement and the Insurance Agreement at the place, at the respective times and in the manner herein prescribed.

     This 2023 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

     This 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Second
Supplemental Indenture.

[end of 2023 pc bond form]

     Section 4. Until the 2023 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the
Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2023 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Second Supplemental
Indenture for a statement of such redemption prices.

     Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2023 PC Bond all amounts due and owing under the Swap Agreement or the Insurance Agreement up to the
Stated Amount, at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) the obligation of the Company hereunder to AFSLP shall be discharged upon termination of the Swap Agreement and payment of all amount owing thereunder; and

     (b) the obligation of the Company hereunder to AMBAC shall be discharged upon termination of the Swap Agreement together with the delivery to the Trustee under the Indenture of Trust dated as of
October 1, 1995 between the City and Bank One, Indianapolis, NA, as
Trustee, of a new First Mortgage Bond in the principal amount of the
Series 1995B Bonds then outstanding.

Upon payment of all amounts owing hereunder, the 2023 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2023 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2023 PC Bond unless it has received (a) the bond for cancellation by it, or (b) certificates signed by duly authorized officers of AMBAC Indemnity or AFSLP specifying the amount of such payment or credit. In the absence of receipt by the Trustee of any 2023
PC Bond, any such certificates shall be controlling and conclusive.

     Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four
Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such
Supplemental Indentures shall not apply to nor be for the benefit of the 2023 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2023 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such
Maintenance and Improvement Fund and by acceptance of the 2023 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     Section 7. The Company covenants that, so long as the 2023 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Second Supplemental Indenture or of the 2023 PC
Bond issued hereunder.

     Section 9. Whenever in this Forty-Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the
Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 10. Nothing in this Forty-Second Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Second Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2023 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this
Forty-Second Supplemental Indenture.

     Section 12. This Forty-Second Supplemental Indenture is dated as of
October 1, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its Vice-President or
Treasurer, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and
American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its
Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.

                        Indianapolis Power & Light Company,

                        /s/   Steven L. Meyer
                        By    Steven L. Meyer,
                                Treasurer

Attest:

/s/   Wendy V. Yerkes
Wendy V. Yerkes,
Assistant Secretary

                        American National Bank And Trust Company of
                                Chicago

                        /s/   Ronald B. Bremen
                        By    Ronald B. Bremen,
                                Vice-President

Attest:
(Seal)
/s/   Robert M. Selangowski

Robert M. Selangowski,
Assistant Secretary

State of Indiana )
                 ) ss:
County of Marion )

     On this 12th day of October, in the year 1995, before me, a Notary
Public in and for the County and State aforesaid, personally came
Steven L. Meyer, Treasurer, and Wendy V. Yerkes, Assistant Secretary, of
Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Treasurer and Assistant
Secretary, respectively. Said Steven L. Meyer and Wendy V. Yerkes being by me severally duly sworn did depose and say that the said Steven L.
Meyer resides in Marion County, Indiana and the said Wendy V. Yerkes resides in Marion County, Indiana; that said Steven L. Meyer is
Treasurer and said Wendy V. Yerkes is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.

                        /s/   Sandra L. Stewart

                              Sandra L. Stewart
                              Notary Public

My Commission Expires:
     July 24, 1998

My County of Residence is:
     Johnson

(Notarial Seal)

State of Illinois  )
                   ) ss:
County of Cook     )

     On this 12th day of October, in the year 1995, before me, a Notary
Public in and for the County and State aforesaid, personally came Ronald B.
Bremen, Vice-President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of Chicago, one
of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said
Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe,
Illinois, and that the said Robert M. Selangowski resides in Lansing,
Illinois; that said Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American National Bank and Trust
Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.

                                /s/   Bernadette G. Janairo
                                      Bernadette G. Janairo
                                      Notary Public

My Commission Expires:
     May 22, 1998

My County of Residence is:
     Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler

                                                                  Exhibit 4.4.14

                                                                [CONFORMED COPY]
================================================================================

                          INDIANAPOLIS POWER & LIGHT COMPANY
                                          TO
                           AMERICAN NATIONAL BANK AND TRUST
                                  COMPANY OF CHICAGO
                                                   Trustee

                                      ----------

                          Forty-Fourth Supplemental Indenture

                                      ----------

                              Dated as of August 1, 2001

                          ESTABLISHING FIRST MORTGAGE BONDS,
                                5.90% Series, Due 2024

================================================================================

                                       ii

                                  TABLE OF CONTENTS*

                                          of
                          FORTY-FOURTH SUPPLEMENTAL INDENTURE
                                          of
                          INDIANAPOLIS POWER & LIGHT COMPANY

SECTION 2       Designation of Forty-Fourth series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust

SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
*    Table of Contents is not part of the  Forty-Fourth  Supplemental  Indenture and should not be considered  such. It is included herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions and

     THIS  FORTY-FOURTH  SUPPLEMENTAL  INDENTURE,  dated as of August  1,  2001, between  INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the  State of
Indiana,  hereinafter  sometimes  called the "Company," party of the first part, and AMERICAN  NATIONAL  BANK AND TRUST  COMPANY OF CHICAGO,  a national  banking association,  as Trustee,  hereinafter  sometimes called the "Trustee," party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called  the  "Original  Mortgage"  when  referred  to as  existing  prior to any supplement thereto or modification  thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago,  as Trustee, to secure the  payment of the bonds  issued from time to time under the  Mortgage  for the purposes of and subject to the  limitations  specified in the  Mortgage,  and to secure the  performance  of the  covenants  therein  contained,  conveyed to the
Trustee  thereunder  upon certain  trusts,  terms and  conditions,  and with and subject to certain provisos and covenants  therein  contained,  all and singular the  property,  rights and  franchises  which the  Company  then owned or should thereafter  acquire,  excepting the property  expressly excepted by the terms of the Original Mortgage or any indenture  supplemental  thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS,  the  Original  Mortgage  has been  supplemented  and  modified by supplemental  indentures  dated as of May 1, 1942, as of February 1, 1948, as of
April 1, 1949, as of October 1, 1949 (two),  as of February 1, 1951, as of March
1, 1953,  as of June 1, 1956,  as of March 1, 1958, as of October 1, 1960, as of
August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of
October 1, 1970,  as of March 1, 1972,  as of March 15, 1973, as of February 15,
1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of
July 1, 1976,  as of August 1, 1977,  as of September  1, 1978,  as of August 1,
1981 (two),  as of November 1, 1983,  as of November 1, 1984,  as of December 1,
1984,  as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of
August 1, 1989,  as of October 15,  1991,  as of August 1, 1992,  as of April 1,
1993, as of October 1, 1993 (two),  as of February 1, 1994 (two),  as of January
15, 1995, as of October 1, 1995 and as of August 1, 2001; and

     WHEREAS,  Section 8 of the Original Mortgage provides,  among other things, that the form of each series of bonds  (other  than the initial  issue of bonds)
issued  thereunder  shall be  established by an indenture  supplemental  thereto authorized by resolution of the Board of Directors of the Company,  and that the form of each series, as established by the Board of Directors, shall specify the descriptive  title of the bonds and various  other terms  thereof,  and may also contain such other  provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured  under the Original  Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company entered into a Loan Agreement, dated as of December 1,
1994  (hereinafter  called the "Loan  Agreement")  with the City of  Petersburg,
Indiana (the "City"),  in order to obtain funds for the financing of solid waste disposal facilities acquired, constructed, installed and equipped by the Company
(the  "Facilities")  at the  Petersburg  Generating  Station  Units 1 and 2 (the
"Plant")  and the  issuance of  $20,000,000  aggregate  principal  amount of the
City's Solid Waste Disposal Revenue Bonds,  Series 1994A  (Indianapolis  Power &
Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term Rate  effective as of August 1, 2001, and pursuant to the Loan Agreement,  the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Fourth  Supplemental  Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS,  the  Company  now  desires  to  provide  for  the  establishment, execution,  authentication  and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds,  5.90% Series, due 2024" (the bonds of said  series  being  hereinafter  sometimes  referred to as the "2024 PC Bond"),
limited  to  the  aggregate   principal   amount  of  Twenty   Million   Dollars
($20,000,000); and

     WHEREAS,  all  things  necessary  to make  the  2024  PC  Bond  hereinafter described,  when duly executed by the Company and authenticated and delivered by the Trustee, a valid,  binding and legal obligation of the Company,  and to make
this  Forty-Fourth   Supplemental   Indenture  a  valid  and  binding  agreement
supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS,  the  execution  and delivery by the Company of this  Forty-Fourth
Supplemental  Indenture,  and the  terms  of the 2024 PC Bond,  have  been  duly authorized by the Board of Directors of the Company by  appropriate  resolutions of said Board; and

     WHEREAS,  it is provided in and by the Original  Mortgage  that the Company will execute and deliver such  further  instruments  and do such further acts as may be  necessary  or proper to carry out more  effectively  the purposes of the
Mortgage,  and to make  subject  to the lien  thereof  any  property  thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS,  the Company has,  since the date of execution and delivery of the
Original  Mortgage,   purchased  and  acquired  property  and  desires  by  this
Forty-Fourth  Supplemental  Indenture specifically to convey to the Trustee such property  for the better  protection  and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW,  THEREFORE,  THIS INDENTURE  WITNESSETH  that, in consideration of the premises and of the acceptance or purchase of the 2024 PC Bond by the registered owners thereof, and of the sum of one dollar,  lawful money of the United States of America,  to the Company duly paid by the Trustee at or before the  execution and delivery of this Forty-Fourth Supplemental Indenture, the receipt whereof is hereby  acknowledged,  the Company and the Trustee,  respectively,  have entered into, executed and delivered this Forty-Fourth  Supplemental Indenture,  for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted,  bargained,  sold, released,  conveyed, assigned, transferred,  mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge,  set over and confirm (subject,  however,  to permitted  encumbrances as defined in the Original  Mortgage),  unto said American  National Bank and Trust
Company of Chicago,  as Trustee,  as herein provided,  and its successors in the trusts declared in the Original Mortgage and herein, all of the property,  real, personal  and mixed,  tangible  and  intangible,  of every kind,  character  and description  which the Company has acquired  since the execution and delivery of the  Original  Mortgage and now owns  (except  property,  rights and assets of a character  similar to that  excluded from the lien and operation of the Mortgage by the Granting  Clauses of the Original  Mortgage,  which property,  rights and assets are excluded  from the lien and  operation  of the  Mortgage  only to the
extent  provided  therein),   including,  but  without  otherwise  limiting  the
generality of the foregoing,  the following  described  property situated within the State of Indiana:

                                     PART I.
                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric  distributing  systems of the Company acquired by it after May
1, 1940,  the date of the  Original  Mortgage,  and  located in the  Counties of
Bartholomew,  Boone, Daviess,  Gibson,  Greene,  Hamilton,  Hancock,  Hendricks,
Johnson,  Knox, Madison,  Marion,  Monroe,  Morgan, Owen, Pike, Putnam,  Shelby,
Sullivan and Switzerland,  State of Indiana;  and any additions to or extensions of any  such  systems,  together  with  the  buildings,  erections,  structures, transmission lines, power stations, sub-stations,  engines, boilers, condensers, pumps, turbines,  machinery,  tools, conduits,  manholes,  insulators,  dynamos, motors,  lamps, cables,  wires, poles,  towers,  cross-arms,  piers,  abutments,
switchboard   equipment,    meters,    appliances,    instruments,    apparatus,
appurtenances,  maps, records, ledgers, contracts, facilities and other property or  equipment  used or provided  for use in  connection  with the  construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way,  franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.
                                   [Reserved]

                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations by or from any state, county, municipality, or other governmental authority,  acquired by the Company after May 1, 1940,  the date of the Original
Mortgage, including particularly,  but not limited to, any indeterminate permits under the Public Service  Commission  Act of the State of Indiana,  and all Acts
amendatory thereof and supplemental  thereto,  and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said  indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations,  and  of  the  indeterminate  permits,  franchises,  ordinances, licenses,  and  other  authorizations  referred  to in Part VII of the  Granting
Clauses of the Original Mortgage.

                                    PART IV.
                                 OTHER PROPERTY.

     All other  property,  whether  real,  personal or mixed  (except any in the
Mortgage expressly excepted), now owned by the Company and wheresoever situated, including  (without in anywise  limiting or impairing by the  enumeration of the same the  scope  and  intent  of the  foregoing  or of any  general  description contained in the  Mortgage) all lands,  flowage  rights,  water rights,  flumes, raceways,  dams,  rights-of-way  and roads;  all plants  for the  generation  of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges,  culverts and tracts; all offices,  buildings and structures and the equipment thereof; all machinery,  engines, boilers, dynamos,
machines,   regulators,   meters,  transformers,   generators  and  motors;  all
appliances whether electrical,  gas or mechanical,  conduits,  cables and lines;
all pipes whether for water, and power, or other purposes;  all mains and pipes,
service  pipes,   fittings,   valves  and  connections,   poles,  wires,  tools,
implements,   apparatus,  furniture  and  chattels;  all  municipal  franchises, indeterminate  permits,  and other  permits;  all lines for the  transportation, transmission and/or distribution of electric current, and power or water for any purpose,  including  towers,  poles,  wires,  cables,  pipes,  conduits  and all apparatus  for use in  connection  therewith;  all real estate,  lands,  leases, leaseholds; all contracts,  whether heat, light, power, water or street lighting
contracts;  all  easements,   servitudes,  licenses,  permits,  rights,  powers,
franchises,  privileges,  rights-of-way  and other rights in or relating to real estate  or the  occupancy  of the  same and  (except  as  hereinafter  or in the
Mortgage expressly excepted) all the right, title and interest of the Company in and to all other  property  of any kind or nature  appertaining  to and/or  used and/or  occupied  and/or  enjoyed in connection  with any property  hereinbefore described or referred to;

     TOGETHER   WITH  all  and  singular  the   tenements,   hereditaments   and
appurtenances  belonging or in anywise appertaining to the aforesaid property or any part thereof,  with the reversion and  reversions,  remainder and remainders and  (subject to the  provisions  of Section 64 of the Original  Mortgage),  the tolls, rents, revenues,  issues, earnings,  income, product and profits thereof, and all the estate,  right,  title and interest and claim whatsoever,  at law as well as in equity,  which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises,  ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION  2.  There  shall be and is hereby  established  a series of bonds, limited in aggregate principal amount to Twenty Million Dollars ($20,000,000) to be issued under and secured by the Mortgage, to be designated "5.90% Series, due
2024",  each of which  shall also bear the  descriptive  title  "First  Mortgage
Bonds"; said bonds shall mature on DECEMBER 1, 2024, and shall be issued only as fully  registered  bonds without  coupons in the  denomination  of five thousand dollars and any larger  denomination  which is a whole multiple of five thousand dollars;  they shall bear interest  from the  beginning of the current  interest period during which each bond is dated, at the rate per annum  designated in the title  thereof,  payable  semi-annually,  on June 1 and  December 1 of each year
(except that the first interest  payment  thereon shall be made December 1, 2001 for the period from August 1, 2001 through November 30, 2001); and the principal of, premium,  if any, and interest on said bond shall be payable in lawful money of the United  States of  America  at the  office of the  Company in the City of
Indianapolis, Indiana, or, if no such office is maintained, at American National
Bank and Trust Company of Chicago,  which is hereby designated and appointed the office  and  agency of the  Company in the City of  Chicago,  Illinois,  for the
payment of the principal of, premium,  if any, and interest on the 2024 PC Bond, if necessary,  and for the  registration,  transfer and exchange of such bond as hereinafter  provided;  all  reference  herein  to the  office  or agency of the
Company in the City of Chicago,  Illinois,  for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, or the registration, transfer or  exchange  thereof,  being to  American  National  Bank and Trust  Company of
Chicago.  In event of the  resignation or inability to act of American  National
Bank and Trust Company of Chicago,  then a successor agent for all such purposes in the City of Chicago,  Illinois,  shall be appointed by the Board of Directors of the Company.

     The 2024 PC Bond shall be dated as of the date of  authentication  thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The  2024 PC Bond  will be  issued  to  evidence  and  secure a loan to the
Company by the City pursuant to the Loan  Agreement of certain funds  previously acquired by the City through the issuance of City of Petersburg,  Indiana, Solid
Waste Disposal Revenue Bonds,  Series 1994A  (Indianapolis Power & Light Company
Project)  (the "Series 1994A  Bonds"),  authenticated  and  delivered  under and pursuant to an  Indenture  of Trust  dated as of  December 1, 1994  (hereinafter called the "City Indenture"),  by and between the City and Chase Manhattan Trust
Company,  National Association,  as successor to Society National Bank, Indiana, as Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement,  as set forth in the City Indenture,  the 2024 PC Bond shall be issued to the City and assigned to the City  Trustee.  All of the proceeds of the Series  1994A Bonds were used for the  financing  of the  Facilities  at the
Plant.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2024 PC Bond shall be  redeemable  prior to the maturity  thereof under any one or more of the following circumstances:

(a)  In whole,  at the option of the  Company,  if the  Facilities  or the Plant shall have been  damaged or  destroyed to such extent that (i) it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the  condition  thereof  immediately  preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable  opinion,  is  thereby  prevented  from  carrying  on its normal operations  for a period of six (6) months or more, or (iii) to such extent that the restoration  thereof would not be, taking into  consideration  the net  proceeds  of any  insurance  payable  as a result  of such  damage  or destruction, economic in the reasonable opinion of the Company.

(b)  In whole,  at the option of the Company,  if title to, or the temporary use of, all or  substantially  all of the  Facilities or the Plant,  shall have been taken under the exercise of the power of eminent domain, or should any governmental  body or  agency  exercise  any  right  which  it may  have to purchase or designate a purchaser of the same,  or should such  property be sold to any  governmental  body or agency so that the result of such taking or takings is that (i) the Company,  in its reasonable  opinion, is thereby prevented  from carrying on its normal  operations of either the Facilities or the Plant for a period of six (6) months or more,  (ii) the  restoration required as a result of the taking  cannot be reasonably  expected,  in the opinion of the Company,  to be completed in a period of six (6) months,  or
     (iii) the restoration  thereof,  taking into consideration the net proceeds from such eminent  domain  award,  would not be economic in the  reasonable opinion of the Company.

(c)  In whole,  at the option of the Company,  if, as a result of any changes in the  Constitution or law of the State of Indiana or the Constitution or law
     of the United States of America or of legislative or administrative  action
     (whether  state or  federal) or by final  decree,  judgment or order of any court or administrative  body (whether state or federal) the Loan Agreement or the Note shall,  in the  reasonable  opinion of counsel for the Company,
     have  become  void  or   unenforceable  or  impossible  of  performance  in
     accordance  with the intent and purpose of the parties as  expressed in the
     Loan Agreement;  or unreasonable burdens or excessive liabilities shall, in the reasonable  opinion of the Company,  have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem,  property, income or other taxes not being imposed on the date of the Loan Agreement  other than ad valorem taxes  presently  levied upon privately  owned property used for the same general purpose as the Facilities.

(d)  In  whole,  at the  option  of the  Company,  if  changes  in the  economic availability of raw materials,  operating supplies or facilities  necessary for the  operation of the  Facilities  or the Plant shall have  occurred or technological  or other  changes  shall  have  occurred  which  render  the
     Facilities uneconomic for use in the reasonable opinion of the Company.

(e)  In part,  at the  option of the  Company,  to the  extent of net  proceeds, received from any condemnation  award,  taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities  shall have been taken under the exercise of the power of eminent domain, or should any governmental  body or  agency  exercise  any  right  which  it may  have to purchase or designate a purchaser of the same,  or should such  property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an  Independent  Engineer
     (as defined in the Loan Agreement) selected by the Company stating (i) that the  property  forming  the part of the  Facilities  that was taken by such condemnation,  taking  or  sale  is  not  essential  to  the  character  or significance  of the  Facilities,  or (ii)  that the  Facilities  have been restored to a condition  substantially  equivalent to their condition prior to the taking by such  condemnation,  taking or sale proceedings,  or (iii)
     that  improvements  have been acquired which are suitable for the operation of the Facilities as a qualified exempt facility.

(f)  In whole or in part,  at the option of the  Company at any time on or after
     August 1, 2011,  at a price  equal to the  principal  amount of the 2024 PC
     Bond so to be  redeemed  and accrued  interest  to the date of  redemption, together  with a premium  equal to a  percentage  of the  principal  amount thereof set forth under the heading "Redemption Premium" in the form of the
     2024 PC Bond hereinafter  recited, so long as the Company is not in default under the Loan Agreement or the 2024 PC Bond.

(g)  In the event all or substantially all of the mortgaged and pledged property under the Mortgage,  or all or substantially  all such property used in the
     business  of   generating,   manufacturing,   transporting,   transmitting,
     distributing or supplying  electricity,  should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right  which it may have to purchase  or  designate a purchaser  of the same, or should such property be sold to any  governmental  body or agency, the Company  shall be obligated to redeem the 2024 PC Bond  outstanding  as promptly as possible in  accordance  with  paragraph B of Section 69 of the
     Original Mortgage.

(h)  In the event that the Company is notified by the City  Trustee  that (i) an event of default under the City  Indenture has occurred and is  continuing, and (ii) the City  Trustee has  declared  the  principal  of all the Series
     1994A Bonds then  outstanding  immediately due and payable  pursuant to the
     City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days  following the date on which such  notice is  mailed,  the 2024 PC Bond  outstanding,  and shall on such redemption date redeem the same; provided,  however,  that such requirement of redemption  shall be deemed waived,  if prior to the date fixed for such redemption of the 2024 PC Bond (x) such event of default is waived or cured as set forth in the City  Indenture,  or (y) there shall have  occurred any completed  default (as defined in the  Mortgage)  which affects any bond of any series  outstanding  under the Mortgage and which completed default has not been cured and made good prior to such  redemption  date,  it being the intent of this  proviso  that,  in lieu of such  right to  redemption,  the holder of the 2024 PC Bond  shall be  entitled  only to such  rights as are available to the holders of bonds of any other series outstanding under the
     Mortgage  in the  event  of  such  completed  default;  and in  case of any subsequent  occurrence or  continuance  of the events  described in (i) and
     (ii) of this  Section  2(h),  the  Company  shall have the same  obligation
     (subject to the same proviso) to redeem the 2024 PC Bond.

(i)  In the event the City  Trustee  notifies  the Company and the City that the interest  payable on the Series  1994A  Bonds held by persons  other than a
     "substantial user" or a "related person" as those terms are used in Section
     147(a)(2)  of the  Internal  Revenue  Code of 1986,  as  amended,  has been determined by a court of competent  jurisdiction  or a formal ruling of the
     Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant,  agreement or representation in the  Loan  Agreement,  the  Company  shall  call  the  2024  PC  Bond  then outstanding  to be redeemed  within one hundred eighty (180) days after the
     date  of  such  notice;   provided,   however,  that  such  requirement  of
     redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for  redemption of the 2024 PC Bond pursuant to this Section
     2(i),  there shall have occurred any  completed  default (as defined in the
     Mortgage)  which  affects  any bond of any  series  outstanding  under  the
     Mortgage and which completed default has not been cured and made good prior to such redemption  date, it being the intent of this proviso that, in lieu of such  right to  redemption,  the  holder  of the  2024 PC Bond  shall be entitled  only to such rights as are  available  to the holders of bonds of any  other  series  outstanding  under  the  Mortgage  in the event of such completed  default;  but when any such  completed  default  shall have been cured and made good,  if interest on the Series  1994A Bonds shall still be taxable as  described  above,  the Company  shall have the same  obligation
     (subject to the same proviso) to redeem the 2024 PC Bond within one hundred eighty  (180)  days after the  curing  and  making  good of such  completed default;  provided  further,  that the Company may call for redemption such portion of the 2024 PC Bond, which in the written opinion of an attorney or firm of  attorneys  of  nationally  recognized  standing  on the subject of municipal  bonds,  would allow the City  Trustee to redeem the Series 1994A
     Bonds in part,  which  redemption  would have the result that the  interest payable  on  the  Series  1994A  Bonds  remaining  outstanding  after  such redemption in part would not be subject to federal  income  taxation in the hands of persons other than a "substantial  user" or a "related  person" as those terms are used in Section  147(a)(2) of the Internal  Revenue Code of
     1986, as amended.

     In case of  redemption  of the 2024 PC Bond in  whole  for the  purpose  of prepayment under the Loan Agreement  pursuant to subsections (a), (b), (c), (d),
(f), (g), (h) or (i) above,  the amounts  payable upon redemption of the 2024 PC
Bond shall be a sum  sufficient,  together with other funds  deposited  with the
City  Trustee and  available  for such  purpose,  to pay the  principal  of (and premium,  in the case of redemption  pursuant to (f) above), and interest on the
2024 PC Bond then  outstanding  and to pay all reasonable and necessary fees and expenses of the City Trustee  accrued and to accrue through final payment of the
2024 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-Fourth  Supplemental Indenture, the Loan
Agreement  and the 2024 PC Bond shall be a sum  sufficient,  together with other funds  deposited  with the Trustee and available  for such  purpose,  to pay the principal of (and premium in the case of  prepayment  pursuant to (f) above) and interest on the 2024 PC Bond so to be redeemed,  which sum  together  with other funds  deposited  with the City Trustee and  available for such purpose shall be sufficient to pay the principal of, premium,  if any, and interest on the Series
1994A Bonds and to pay all  reasonable  and  necessary  fees and expenses of the
City Trustee accrued and to accrue through such partial prepayment.

     The 2024 PC Bond and the Series 1994A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events  described as giving rise to an option of the Company to redeem them in subsections  (a), (b),
(c), (d) or (e) above.

     To exercise any of the options  granted to redeem the 2024 PC Bond in whole or in part or to comply with any obligations to redeem the 2024 PC Bond in whole or in part imposed in this Section 2, the Company  shall give written  notice of the date of redemption  to the City  Trustee,  which date shall be not less than thirty  (30) days nor more  than  sixty  (60)  days from the date the  notice is mailed.  No further notice,  by publication or otherwise,  shall be required for redemption  of the 2024 PC  Bond,  and the  requirements  of  Section  59 of the
Mortgage  for  notice by  newspaper  publication  shall not apply to the 2024 PC
Bond.

     At the option of the holder,  the 2024 PC Bond,  upon surrender  thereof at the  office or agency of the  Company  in  Chicago,  Illinois,  together  with a written  instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney,  shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2024 PC Bond will be  nontransferable  except to the City  Trustee  and successors  thereto,  if  any,  and to the  Company.  To the  extent  that it is transferable,  it is transferable by the registered holder thereof, in person or by  attorney  duly  authorized  in  writing,  on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof  for  cancellation  at said  office and upon  presentation  of a written instrument of transfer duly executed.  Thereupon, the Company shall issue in the name of the transferee,  and the Trustee shall  authenticate and deliver,  a new registered  2024 PC Bond,  in an  authorized  denomination,  of equal  principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Fourth Supplemental Indenture.

     The Company  shall not be required to transfer or exchange the 2024 PC Bond for a period of ten (10) days next  preceding any interest  payment date of said bond.

     Except as set forth  herein,  no charge  shall be made upon any transfer or exchange  of any of the  2024 PC Bond  other  than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2024 PC Bond  shall be  limited  to an  aggregate  principal  amount of
Twenty Million Dollars ($20,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

     SECTION 3. The 2024 PC Bond,  and the Trustee's  Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2024 PC BOND]

     This First Mortgage Bond, 5.90% Series,  due 2024  (hereinafter  called the
"2024 PC Bond") is not  transferable  except to a  successor  trustee  under the
Indenture of Trust dated as of December 1, 1994, between the City of Petersburg,
Indiana and Chase Manhattan Trust Company, National Association, as successor to
Society National Bank, Indiana, as the Trustee, or to Indianapolis Power & Light
Company.

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.90% Series, Due 2024
                              Due December 1, 2024

No. 1                                                                $20,000,000

     INDIANAPOLIS  POWER & LIGHT COMPANY,  a corporation of the State of Indiana
(hereinafter called the "Company"),  for value received,  hereby promises to pay
Chase Manhattan  Trust Company,  National  Association,  as successor to Society
National Bank, Indiana,  as the Trustee  (hereinafter called the "City Trustee")
under the  Indenture  of Trust  between  the City of  Petersburg,  Indiana  (the
"City")  and  the  City  Trustee,  dated  as of  December  1,  1994  (the  "City
Indenture")  or  registered  assigns,  on December 1, 2024, at the office of the
Company, in the City of Indianapolis,  State of Indiana, or if no such office is maintained  at the time by the  Company,  then at the  office  or  agency of the
Company  for such  purpose in the City of  Chicago,  State of  Illinois,  Twenty
Million Dollars  ($20,000,000)  in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of
June or the first day of December  next  preceding the date of this 2024 PC Bond
(except that the first interest  payment  hereunder shall be made on December 1,
2001 for the period from August 1, 2001 through  November 30, 2001), at the rate of five and ninety  hundreths  percent (5.90%) per annum in like lawful money at said office or agency on June 1 and December 1 in each year, until the Company's obligation  with  respect  to the  payment  of such  principal  shall  have been discharged.  The interest payable hereunder on June 1 or December 1 will be paid to the registered  owner of this 2024 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday,  Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next  succeeding  business day on which such banking  institutions  are open for business.

     REFERENCE IS MADE TO THE FURTHER  PROVISIONS OF THIS 2024 PC BOND SET FORTH
ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE
SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this  2024 PC Bond  against  any  incorporator  or any past,  present  or future subscriber to the capital stock, stockholder, officer or director of the Company or of any  predecessor or successor  corporation,  as such,  either  directly or through the Company or any predecessor or successor corporation,  under any rule of law,  statute,  or  constitution  or by the  enforcement of any assessment or otherwise,  all such  liability  of  incorporators,  subscribers,  stockholders, officers and directors,  as such,  being waived and released by the terms of the
Mortgage, as herein defined.

     This 2024 PC Bond shall not become  obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder,  shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2024
PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile  thereof,  and its corporate  seal to be affixed hereon,  attested by its Secretary or one of its Assistant  Secretaries,  by his
signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT
                                                     COMPANY

Dated_______________                       By_______________________________
                                                                       President

Attest:

By_____________________________
                  Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE ON 2024 PC BOND]

                              Trustee's Certificate

     This 2024 PC Bond is one of the  bonds,  of the series  herein  designated, provided  for in the  within-mentioned  Mortgage and  Forty-Fourth  Supplemental
Indenture thereto.

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                                Trustee

                                            By________________________________
                                            Authorized Signature

                     [FORM OF REVERSE SIDE OF 2024 PC BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.90% Series, due 2024
                              Due December 1, 2024

     This 2024 PC Bond is one of an issue of bonds of the  Company,  issuable in series,  and is one of a series known as its First Mortgage Bonds, 5.90% Series, due 2024  (herein  called  the "2024 PC Bond")  limited in  aggregate  principal amount to Twenty Million Dollars ($20,000,000) and established by a Forty-Fourth
Supplemental  Indenture  dated as of August  1,  2001,  all bonds of all  series issued and to be issued under and equally secured (except insofar as any sinking or other fund,  established  in accordance  with the  provisions of the Mortgage hereinafter  mentioned,  may  afford  additional  security  for the bonds of any particular  series)  by a Mortgage  and Deed of Trust,  dated as of May 1, 1940, executed by the Company to American  National Bank and Trust Company of Chicago,
as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by
all  supplemental   indentures  thereto  is  hereinafter   referred  to  as  the
"Mortgage"),  to  which  Mortgage  reference  is made for a  description  of the property  mortgaged  and  pledged,  the nature and extent of the  security,  the rights of the  bearers  or  registered  owners of the bonds in  respect  of such security,  the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This  2024 PC Bond  evidences  and  secures  a loan made by the City to the
Company, pursuant to a Loan Agreement, dated as of December 1, 1994, between the
City and the Company (the "Loan  Agreement").  In order to obtain funds for such loan, the City issued Twenty Million Dollars  ($20,000,000)  principal amount of its Solid Waste Disposal Revenue Bonds, Series 1994A (Indianapolis Power & Light
Company  Project) (the "City  Bonds") under and pursuant to the City  Indenture.
The City Bonds are payable from  payments  made by the Company of principal  of, premium,  if any,  and interest on this 2024 PC Bond and from moneys in the Bond
Fund created under the City Indenture.  The obligation of the Company to pay the principal  of,  premium,  if any,  and  interest  on this 2024 PC Bond  shall be discharged  to the extent  that any moneys in said Bond Fund are  available  for payments  on the City  Bonds  and are  directed  by the  Company  to be  applied thereto, all as provided in the Forty-Fourth Supplemental Indenture.

     This 2024 PC Bond is not  subject  to  redemption  prior to August 1, 2011, except as provided in Section 2 of the Forty-Fourth  Supplemental  Indenture, to
which reference is made for full description of redemption provisions.

     This 2024 PC Bond is subject to  redemption in whole or in part at any time on or after August 1, 2011,  at the option of the Company,  upon at least thirty
(30)  days  prior  notice,  all as  provided  in the  Forty-Fourth  Supplemental
Indenture, at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal  amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ---------------------------------------------------------------
         2012                                                 2.0%
         2013                                                 1.5%
         2014                                                 1.0%
         2015                                                 0.5%

and without premium if redeemed after July 31, 2015.

     With the  consent  of the  Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage and/or any instruments  supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds  percent
(66-2/3%)  in principal  amount of the bonds  affected by such  modification  or alteration then outstanding  under the Mortgage  (excluding  bonds  disqualified from  voting by reason of the  Company's  interest  therein as  provided  in the
Mortgage);  provided that no such  modification  or alteration  shall permit the extension of the maturity of the principal of this 2024 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such  principal  or interest  without the consent of the holder  hereof.  The principal  hereof may be  declared  or may become due and  payable  prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed default as in the
Mortgage provided.

     No reference herein to the Mortgage,  and no provision of this 2024 PC Bond or of the Mortgage,  shall alter or impair the obligation of the Company,  which is  absolute  and  unconditional,  to  pay,  subject  to the  provisions  of the
Forty-Fourth  Supplemental Indenture, the principal of, and premium, if any, and interest on this 2024 PC Bond at the place,  at the respective  times and at the rate and the manner herein prescribed.

     This 2024 PC Bond is issuable only in full  registered form without coupons in denominations  of Five Thousand Dollars ($5,000) and any larger  denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2024 PC Bond will be  nontransferable  except to the City  Trustee and successors  thereto,  if  any,  and to the  Company.  To the  extent  that it is transferable,  it is transferable by the registered holder thereof, in person or by  attorney  duly  authorized  in  writing,  on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof  for  cancellation  at said  office and upon  presentation  of a written instrument of transfer duly executed.  Thereupon, the Company shall issue in the name of the transferee,  and the Trustee shall  authenticate and deliver,  a new registered  2024 PC Bond,  in an  authorized  denomination,  of equal  principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Fourth Supplemental Indenture.

     Upon  redemption of this 2024 PC Bond in part and surrender  thereof at the office or agency of the Company in Chicago,  Illinois, for exchange, the Trustee shall  authenticate  and deliver a new registered  2024 PC Bond in an authorized denomination and principal  amount equal to the reduced  principal amount due on that series after such partial redemption.

                           [END OF 2024 PC BOND FORM]

     SECTION 4. Until the 2024 PC Bond in definitive form is ready for delivery, the Company  may  execute,  and upon its  request in writing  the Trustee  shall authenticate  and deliver,  in lieu thereof,  a fully registered 2024 PC Bond in temporary  form, as provided in Section 15 of the Original  Mortgage.  Such bond may, in lieu of the statement of the specific  redemption  prices required to be set  forth  in  such  bond in  definitive  form,  include  a  reference  to this
Forty-Fourth Supplemental Indenture for a statement of such redemption prices.

     SECTION  5.  The  Company  covenants  and  agrees  that  it will  duly  and punctually pay to the holder of the 2024 PC Bond the principal thereof, premium, if any,  and  interest  on said bond at the  dates  and place and in the  manner mentioned therein; provided, however, that:

     (a)  the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2024 PC Bond shall be  discharged to the extent that any moneys in the Bond Fund created under and pursuant to the City  Indenture are available  for the payment of the  principal  of, or premium,  if any, or interest  on the Series  1994A  Bonds and are  directed  by the Company to be applied to the payment  thereof in the manner  provided in the City Indenture on or  prior to the  dates  on  which  the  Company  is  required  to pay the principal of, or premium, if any, or interest on the 2024 PC Bond.

     (b)  Except as otherwise  provided in this Section 5, the principal  amount of any Series  1994A Bond  acquired by the Company and  delivered to the City
   Trustee,  or acquired by the City  Trustee and  cancelled,  shall be credited against the  obligation  of the Company to pay the  principal  of the 2024 PC
   Bond.

As the principal of,  premium,  if any, and interest on the 2024 PC Bond is paid or deemed paid in full, and upon its receipt by the Company,  such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the
Trustee  of all  payments  made  and  credits  availed  of with  respect  to its obligations  on the 2024 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2024 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly  authorized  officer of the City  Trustee  specifying  the amount of such payment or credit and the  principal  amount of the 2024 PC Bond with respect to which the  payment  or credit  was  applied.  In the  absence  of receipt by the
Trustee  of any 2024 PC Bond,  any such  certificate  shall be  controlling  and conclusive.

     SECTION 6. The  covenant  of the  Company to make  annual  payments  to the
Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the
Original  Mortgage and in the first twenty-four  Supplemental  Indentures to the
Original  Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2024 PC Bond,  and the Company  reserves  the right,  without any consent of, or other action by, the holder of the 2024 PC Bond, to amend, modify or delete the  provisions  of the  Mortgage  relating  to such  Maintenance  and
Improvement Fund and by acceptance of the 2024 PC Bond the holder thereof waives any right or  privilege  so to consent  or take any other  action  with  respect thereto.

     SECTION 7. The Company  covenants  that,  so long as the 2024 PC Bond shall remain  outstanding,  it will comply with all of the provisions of Section 47 of the Original  Mortgage,  including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared,  provided and created and agrees to perform the same upon the terms and conditions  herein and in the Mortgage set forth and upon the following terms and conditions:

     The  recitals  contained  herein  and in the  bonds  shall  be taken as the statements  of the  Company and the Trustee  assumes no  responsibility  for the correctness of the same. The Trustee makes no representations as to the validity or adequacy  of the  security  afforded  hereby,  or as to the  validity of this
Forty-Fourth Supplemental Indenture or of the 2024 PC Bond issued hereunder.

     SECTION 9. Whenever in this Forty-Fourth  Supplemental  Indenture either of the  parties  hereto  is  named or  referred  to,  this  shall,  subject  to the provisions  of Article XVII of the Original  Mortgage,  be deemed to include the successors or assigns of such party,  and all the  covenants  and  agreements in this  Forty-Fourth  Supplemental  Indenture  contained  by or on  behalf  of the
Company, or by or on behalf of the Trustee,  shall,  subject as aforesaid,  bind and inure to the  benefit  of the  respective  successors  and  assigns  of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Fourth  Supplemental  Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person,  co-partnership  or  corporation,  other than the parties hereto and the holders of the bonds and  coupons  outstanding  under the  Mortgage,  any right, remedy, or claim under or by reason of this Forty-Fourth  Supplemental Indenture or any  covenant,  condition  or  stipulation  hereof;  and all  the  covenants,
conditions,   stipulations,   promises  and  agreements  in  this   Forty-Fourth
Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company  covenants  that all of the terms,  provisions  and conditions  of the  Mortgage  shall be  applicable  to the  2024 PC Bond  issued hereunder,  except as herein  otherwise  provided and except insofar as the same may be  inconsistent  with  the  provisions  of this  Forty-Fourth  Supplemental
Indenture.

     SECTION 12. This Forty-Fourth  Supplemental Indenture is dated as of August
1, 2001,  although  executed and  delivered  on the date of the  acknowledgement hereof by the Trustee;  and shall be  simultaneously  executed and  delivered in several counterparts,  and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto  affixed and this  instrument to be signed and  acknowledged  by its  President or a  Vice-President,  and its
corporate  seal  to be  hereto  affixed  and  attested  by its  Secretary  or an
Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST
COMPANY  OF  CHICAGO,  party of the  second  part,  as  Trustee,  has caused its corporate  name to be  hereunto  affixed  and this  instrument  to be signed and acknowledged  by one of its  Authorized  Officers,  and its corporate seal to be hereto  affixed and attested by one of its  Authorized  Officers,  all as of the day, month and year first above written.

                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,

                                            By /s/WILLIAM H. HENLEY
                                              ----------------------------------
(SEAL)                                         WILLIAM H. HENLEY,
                                               President
Attest:

By: /s/WILLIAM R. DODDS
   ------------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO

                                            By /s/ROBERT M. SELANGOWSKI
                                              ---------------------------------
                                               ROBERT M. SELANGOWSKI,
                                               Authorized Officer
Attest:
(SEAL)

By: /s/F. HENRY KLESCHEN
   ---------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July,  in the year 2001,  before me, a Notary Public in and for the County  and State  aforesaid,  personally  came  WILLIAM H.  HENLEY,
President  and  WILLIAM  R.  DODDS,  Secretary,  of  Indianapolis  Power & Light
Company,  one of the corporations  described in and which executed the foregoing instrument,  to me  personally  known  and  known  to me  personally  to be such
President  and  Secretary,  respectively.  Said WILLIAM H. HENLEY and WILLIAM R.
DODDS being by me severally  duly sworn did depose and say that the said WILLIAM
H.  HENLEY  resides  in Marion  County,  Indiana  and the said  WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said  Indianapolis  Power & Light Company;
that each of them knows the corporate  seal of said  corporation;  that the seal affixed to said  instrument  and  bearing the name of said  corporation  is such corporate  seal;  that it was so affixed by order of the Board of  Directors  of said  corporation;  and that each of them signed his name thereto by like order;
and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/DINAH L. KIRKHAM
                                                --------------------------------
                                                DINAH L. KIRKHAM,
                                                Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                                 (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July,  in the year 2001,  before me, a Notary Public in and for the County and State  aforesaid,  personally came ROBERT M.  SELANGOWSKI and F. HENRY KLESCHEN,  Authorized  Officers of American National Bank and Trust
Company of Chicago, one of the corporations  described in and which executed the foregoing  instrument,  to me personally  known and known to me personally to be such  Authorized  Officers.  Said ROBERT M.  SELANGOWSKI  and F. HENRY KLESCHEN,
being  by me  severally  sworn  did  depose  and say that  the  said  ROBERT  M.
SELANGOWSKI  resides in Lansing,  Illinois,  and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY
KLESCHEN,  are  Authorized  Officers of said  American  National  Bank and Trust
Company  of  Chicago;  that  each  of  them  knows  the  corporate  seal of said corporation;  that the seal affixed to said  instrument  and bearing the name of said  corporation is such corporate seal; that it was so affixed by authority of the Board of  Directors of said  corporation;  that each of them signed his name thereto by like authority;  and each of them  acknowledged the execution of said instrument  on behalf of said  corporation  to be his free and voluntary act and deed and the free and voluntary act and deed of said  corporation,  for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/KATHLEEN A. WHITE
                                                --------------------------------
                                                KATHLEEN A. WHITE,
                                                      Notary Public

My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

(NOTARIAL SEAL)

                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                    RECORDING DATA

            Forty-Fourth Supplemental Indenture Dated as of August 1, 2001

                                                     Instrument        Recording
County            Record            Page             No.               Date
--------------------------------------------------------------------------------

Bartholomew       ---               ---              200100009897      7/27/2001
Boone             ---               ---              0109136           7/27/2001
Daviess           ---               ---              01-3597           7/27/2001
Gibson            ---               ---              200100005589      7/27/2001
Greene            Inden. Bk. 27     44-70            200100004075      7/27/2001
Hamilton          ---               ---              200100046496      7/27/2001
Hancock           ---               ---              0110423           7/27/2001
Hendricks         Mtg. Rec. 261     789-815          200100021810      7/27/2001
Johnson           ---               ---              2001-022710       7/27/2001
Knox              Mtg. Rec. 554     543-569          5736              7/27/2001
Madison           ---               ---              200117485         7/27/2001
Marion            ---               ---              2001-0130009      7/27/2001
Monroe            ---               ---              2001015472        7/27/2001
Morgan            ---               ---              20111810          7/27/2001
Owen              Mtg. Rec. IC      523-549          138715            7/27/2001
Pike              Mtg. Rec. 306     269-295          01-1784           7/27/2001
Putnam            ---               ---              2001005422        7/27/2001
Shelby            ---               ---              0106331           7/27/2001
Sullivan          Mtg. Rec. 258     978              012792            7/27/2001
Switzerland       Mtg. Rec. 133     26               8807              7/27/2001

                                                                  Exhibit 4.4.15

                                                                [CONFORMED COPY]
================================================================================

                       INDIANAPOLIS POWER & LIGHT COMPANY
                                       TO
                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                Trustee

                                   ----------

                       Forty-Fifth Supplemental Indenture

                                   ----------

                           Dated as of August 1, 2001

                       ESTABLISHING FIRST MORTGAGE BONDS,
                             5.95% Series, Due 2029

================================================================================

                                       ii

                               TABLE OF CONTENTS*

                                       of
                       FORTY-FIFTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY

SECTION 2       Designation of Forty-Fifth series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust

SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
*    Table of Contents is not part of the Forty-Fifth Supplemental Indenture and should not be considered  such. It is included  herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions

     THIS  FORTY-FIFTH  SUPPLEMENTAL  INDENTURE,  dated as of  August  1,  2001, between  INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the  State of
Indiana,  hereinafter  sometimes  called the "Company," party of the first part, and AMERICAN  NATIONAL  BANK AND TRUST  COMPANY OF CHICAGO,  a national  banking association,  as Trustee,  hereinafter  sometimes called the "Trustee," party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called  the  "Original  Mortgage"  when  referred  to as  existing  prior to any supplement thereto or modification  thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago,  as Trustee, to secure the  payment of the bonds  issued from time to time under the  Mortgage  for the purposes of and subject to the  limitations  specified in the  Mortgage,  and to secure the  performance  of the  covenants  therein  contained,  conveyed to the
Trustee  thereunder  upon certain  trusts,  terms and  conditions,  and with and subject to certain provisos and covenants  therein  contained,  all and singular the  property,  rights and  franchises  which the  Company  then owned or should thereafter  acquire,  excepting the property  expressly excepted by the terms of the Original Mortgage or any indenture  supplemental  thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS,  the  Original  Mortgage  has been  supplemented  and  modified by supplemental  indentures  dated as of May 1, 1942, as of February 1, 1948, as of
April 1, 1949, as of October 1, 1949 (two),  as of February 1, 1951, as of March
1, 1953,  as of June 1, 1956,  as of March 1, 1958, as of October 1, 1960, as of
August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of
October 1, 1970,  as of March 1, 1972,  as of March 15, 1973, as of February 15,
1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of
July 1, 1976,  as of August 1, 1977,  as of September  1, 1978,  as of August 1,
1981 (two),  as of November 1, 1983,  as of November 1, 1984,  as of December 1,
1984,  as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of
August 1, 1989,  as of October 15,  1991,  as of August 1, 1992,  as of April 1,
1993, as of October 1, 1993 (two),  as of February 1, 1994 (two),  as of January
15, 1995, as of October 1, 1995 and as of August 1, 2001 (two); and

     WHEREAS,  Section 8 of the Original Mortgage provides,  among other things, that the form of each series of bonds  (other  than the initial  issue of bonds)
issued  thereunder  shall be  established by an indenture  supplemental  thereto authorized by resolution of the Board of Directors of the Company,  and that the form of each series, as established by the Board of Directors, shall specify the descriptive  title of the bonds and various  other terms  thereof,  and may also contain such other  provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured  under the Original  Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company entered into a Loan Agreement, dated as of December 1,
1995  (hereinafter  called the "Loan  Agreement")  with the City of  Petersburg,
Indiana  (the  "City"),  in order to obtain  funds for the  financing of certain facilities and equipment collectively comprising solid waste disposal facilities
(the  "Facilities")  located at the Petersburg  Generating Station Units 1 and 2
(the "Plant") and the issuance of $30,000,000  aggregate principal amount of the
City's Solid Waste Disposal Revenue Bonds,  Series 1995C  (Indianapolis  Power &
Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term Rate  effective as of August 1, 2001, and pursuant to the Loan Agreement,  the Company has agreed to issue a series of its bonds under the Mortgage and this  Forty-Fifth  Supplemental  Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS,  the  Company  now  desires  to  provide  for  the  establishment, execution,  authentication  and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds,  5.95% Series, due 2029" (the bonds of said  series  being  hereinafter  sometimes  referred to as the "2029 PC Bond"),
limited  to  the  aggregate   principal   amount  of  Thirty   Million   Dollars
($30,000,000); and

     WHEREAS,  all  things  necessary  to make  the  2029  PC  Bond  hereinafter described,  when duly executed by the Company and authenticated and delivered by the Trustee, a valid,  binding and legal obligation of the Company,  and to make
this  Forty-Fifth   Supplemental   Indenture  a  valid  and  binding   agreement
supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS,  the  execution  and  delivery by the Company of this  Forty-Fifth
Supplemental  Indenture,  and the  terms  of the 2029 PC Bond,  have  been  duly authorized by the Board of Directors of the Company by  appropriate  resolutions of said Board; and

     WHEREAS,  it is provided in and by the Original  Mortgage  that the Company will execute and deliver such  further  instruments  and do such further acts as may be  necessary  or proper to carry out more  effectively  the purposes of the
Mortgage,  and to make  subject  to the lien  thereof  any  property  thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS,  the Company has,  since the date of execution and delivery of the
Original  Mortgage,   purchased  and  acquired  property  and  desires  by  this
Forty-Fifth  Supplemental  Indenture  specifically to convey to the Trustee such property  for the better  protection  and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW,  THEREFORE,  THIS INDENTURE  WITNESSETH  that, in consideration of the premises and of the acceptance or purchase of the 2029 PC Bond by the registered owners thereof, and of the sum of one dollar,  lawful money of the United States of America,  to the Company duly paid by the Trustee at or before the  execution and delivery of this Forty-Fifth  Supplemental Indenture, the receipt whereof is hereby  acknowledged,  the Company and the Trustee,  respectively,  have entered into, executed and delivered this Forty-Fifth  Supplemental  Indenture,  for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted,  bargained,  sold, released,  conveyed, assigned, transferred,  mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge,  set over and confirm (subject,  however,  to permitted  encumbrances as defined in the Original  Mortgage),  unto said American  National Bank and Trust
Company of Chicago,  as Trustee,  as herein provided,  and its successors in the trusts declared in the Original Mortgage and herein, all of the property,  real, personal  and mixed,  tangible  and  intangible,  of every kind,  character  and description  which the Company has acquired  since the execution and delivery of the  Original  Mortgage and now owns  (except  property,  rights and assets of a character  similar to that  excluded from the lien and operation of the Mortgage by the Granting  Clauses of the Original  Mortgage,  which property,  rights and assets are excluded  from the lien and  operation  of the  Mortgage  only to the
extent  provided  therein),   including,  but  without  otherwise  limiting  the
generality of the foregoing,  the following  described  property situated within the State of Indiana:

                                     PART I.
                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric  distributing  systems of the Company acquired by it after May
1, 1940,  the date of the  Original  Mortgage,  and  located in the  Counties of
Bartholomew,  Boone, Daviess,  Gibson,  Greene,  Hamilton,  Hancock,  Hendricks,
Johnson,  Knox, Madison,  Marion,  Monroe,  Morgan, Owen, Pike, Putnam,  Shelby,
Sullivan and Switzerland,  State of Indiana;  and any additions to or extensions of any  such  systems,  together  with  the  buildings,  erections,  structures, transmission lines, power stations, sub-stations,  engines, boilers, condensers, pumps, turbines,  machinery,  tools, conduits,  manholes,  insulators,  dynamos, motors,  lamps, cables,  wires, poles,  towers,  cross-arms,  piers,  abutments,
switchboard   equipment,    meters,    appliances,    instruments,    apparatus,
appurtenances,  maps, records, ledgers, contracts, facilities and other property or  equipment  used or provided  for use in  connection  with the  construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way,  franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.
                                   [Reserved]

                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations by or from any state, county, municipality, or other governmental authority,  acquired by the Company after May 1, 1940,  the date of the Original
Mortgage, including particularly,  but not limited to, any indeterminate permits under the Public Service  Commission  Act of the State of Indiana,  and all Acts
amendatory thereof and supplemental  thereto,  and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said  indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations,  and  of  the  indeterminate  permits,  franchises,  ordinances, licenses,  and  other  authorizations  referred  to in Part VII of the  Granting
Clauses of the Original Mortgage.

                                    PART IV.
                                 OTHER PROPERTY.

     All other  property,  whether  real,  personal or mixed  (except any in the
Mortgage expressly excepted), now owned by the Company and wheresoever situated, including  (without in anywise  limiting or impairing by the  enumeration of the same the  scope  and  intent  of the  foregoing  or of any  general  description contained in the  Mortgage) all lands,  flowage  rights,  water rights,  flumes, raceways,  dams,  rights-of-way  and roads;  all plants  for the  generation  of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges,  culverts and tracts; all offices,  buildings and structures and the equipment thereof; all machinery,  engines, boilers, dynamos,
machines,   regulators,   meters,  transformers,   generators  and  motors;  all
appliances whether electrical,  gas or mechanical,  conduits,  cables and lines;
all pipes whether for water, and power, or other purposes;  all mains and pipes,
service  pipes,   fittings,   valves  and  connections,   poles,  wires,  tools,
implements,   apparatus,  furniture  and  chattels;  all  municipal  franchises, indeterminate  permits,  and other  permits;  all lines for the  transportation, transmission and/or distribution of electric current, and power or water for any purpose,  including  towers,  poles,  wires,  cables,  pipes,  conduits  and all apparatus  for use in  connection  therewith;  all real estate,  lands,  leases, leaseholds; all contracts,  whether heat, light, power, water or street lighting
contracts;  all  easements,   servitudes,  licenses,  permits,  rights,  powers,
franchises,  privileges,  rights-of-way  and other rights in or relating to real estate  or the  occupancy  of the  same and  (except  as  hereinafter  or in the
Mortgage expressly excepted) all the right, title and interest of the Company in and to all other  property  of any kind or nature  appertaining  to and/or  used and/or  occupied  and/or  enjoyed in connection  with any property  hereinbefore described or referred to;

     TOGETHER   WITH  all  and  singular  the   tenements,   hereditaments   and
appurtenances  belonging or in anywise appertaining to the aforesaid property or any part thereof,  with the reversion and  reversions,  remainder and remainders and  (subject to the  provisions  of Section 64 of the Original  Mortgage),  the tolls, rents, revenues,  issues, earnings,  income, product and profits thereof, and all the estate,  right,  title and interest and claim whatsoever,  at law as well as in equity,  which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises,  ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION  2.  There  shall be and is hereby  established  a series of bonds, limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) to be issued under and secured by the Mortgage, to be designated "5.95% Series, due
2029",  each of which  shall also bear the  descriptive  title  "First  Mortgage
Bonds"; said bonds shall mature on DECEMBER 1, 2029, and shall be issued only as fully  registered  bonds without  coupons in the  denomination  of five thousand dollars and any larger  denomination  which is a whole multiple of five thousand dollars;  they shall bear interest  from the  beginning of the current  interest period during which each bond is dated, at the rate per annum  designated in the title  thereof,  payable  semi-annually,  on June 1 and  December 1 of each year
(except that the first interest  payment  thereon shall be made December 1, 2001 for the period from August 1, 2001 through November 30, 2001); and the principal of, premium,  if any, and interest on said bond shall be payable in lawful money of the United  States of  America  at the  office of the  Company in the City of
Indianapolis, Indiana, or, if no such office is maintained, at American National
Bank and Trust Company of Chicago,  which is hereby designated and appointed the office  and  agency of the  Company in the City of  Chicago,  Illinois,  for the
payment of the principal of, premium,  if any, and interest on the 2029 PC Bond, if necessary,  and for the  registration,  transfer and exchange of such bond as hereinafter  provided;  all  reference  herein  to the  office  or agency of the
Company in the City of Chicago,  Illinois,  for the payment of the principal of, premium, if any, and interest on the 2029 PC Bond, or the registration, transfer or  exchange  thereof,  being to  American  National  Bank and Trust  Company of
Chicago.  In event of the  resignation or inability to act of American  National
Bank and Trust Company of Chicago,  then a successor agent for all such purposes in the City of Chicago,  Illinois,  shall be appointed by the Board of Directors of the Company.

     The 2029 PC Bond shall be dated as of the date of  authentication  thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The  2029 PC Bond  will be  issued  to  evidence  and  secure a loan to the
Company by the City pursuant to the Loan  Agreement of certain funds  previously acquired by the City through the issuance of City of Petersburg,  Indiana, Solid
Waste Disposal Revenue Bonds,  Series 1995C  (Indianapolis Power & Light Company
Project)  (the "Series 1995C  Bonds"),  authenticated  and  delivered  under and pursuant to an  Indenture  of Trust  dated as of  December 1, 1995  (hereinafter called  the  "City  Indenture"),  by and  between  the City  and Bank One  Trust
Company, National Association,  formerly Bank One, Indianapolis,  NA, as Trustee
(the "City  Trustee").  Pursuant to the City's pledge and assignment of the Loan
Agreement, as set forth in the City Indenture,  the 2029 PC Bond shall be issued to the City and assigned to the City Trustee.  All of the proceeds of the Series
1995C Bonds were used for the financing of the Facilities at the Plant.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2029 PC Bond shall be  redeemable  prior to the maturity  thereof under any one or more of the following circumstances:

(a)  In whole,  at the option of the  Company,  if the  Facilities  or the Plant shall have been  damaged or  destroyed to such extent that (i) it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the  condition  thereof  immediately  preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable  opinion,  is  thereby  prevented  from  carrying  on its normal operations  for a period of six (6) months or more, or (iii) to such extent that the restoration  thereof would not be, taking into  consideration  the net  proceeds  of any  insurance  payable  as a result  of such  damage  or destruction, economic in the reasonable opinion of the Company.

(b)  In whole,  at the option of the Company,  if title to, or the temporary use of, all or  substantially  all of the  Facilities or the Plant,  shall have been taken under the exercise of the power of eminent domain, or should any governmental  body or  agency  exercise  any  right  which  it may  have to purchase or designate a purchaser of the same,  or should such  property be sold to any  governmental  body or agency so that the result of such taking or takings is that (i) the Company,  in its reasonable  opinion, is thereby prevented  from carrying on its normal  operations of either the Facilities or the Plant for a period of six (6) months or more,  (ii) the  restoration required as a result of the taking  cannot be reasonably  expected,  in the opinion of the Company,  to be completed in a period of six (6) months,  or
     (iii) the restoration  thereof,  taking into consideration the net proceeds from such eminent  domain  award,  would not be economic in the  reasonable opinion of the Company.

(c)  In whole,  at the option of the Company,  if, as a result of any changes in the  Constitution or law of the State of Indiana or the Constitution or law
     of the United States of America or of legislative or administrative  action
     (whether  state or  federal) or by final  decree,  judgment or order of any court or administrative body (whether state or federal) the Loan Agreement, the Note or the 2029 PC Bond shall,  in the  reasonable  opinion of counsel for the  Company,  have  become  void or  unenforceable  or  impossible  of performance  in  accordance  with the intent and  purpose of the parties as expressed  in the Loan  Agreement;  or  unreasonable  burdens or  excessive liabilities  shall,  in the  reasonable  opinion of the Company,  have been imposed upon the City or the Company,  with  respect to the  Facilities  or operation thereof,  including without limitation federal, state or other ad valorem,  property,  income or other taxes not being imposed on the date of the Loan  Agreement  other  than ad valorem  taxes  presently  levied  upon privately  owned  property  used  for  the  same  general  purpose  as  the
     Facilities.

(d)  In  whole,  at the  option  of the  Company,  if  changes  in the  economic availability of raw materials,  operating supplies or facilities  necessary for the  operation of the  Facilities  or the Plant shall have  occurred or technological  or other  changes  shall  have  occurred  which  render  the
     Facilities uneconomic for use in the reasonable opinion of the Company.

(e)  In part,  at the  option of the  Company,  to the  extent of net  proceeds, received from any condemnation  award,  taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities  shall have been taken under the exercise of the power of eminent domain, or should any governmental  body or  agency  exercise  any  right  which  it may  have to purchase or designate a purchaser of the same,  or should such  property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an  Independent  Engineer
     (as defined in the Loan Agreement) selected by the Company stating (i) that the  property  forming  the part of the  Facilities  that was taken by such condemnation,  taking  or  sale  is  not  essential  to  the  character  or significance  of the  Facilities,  or (ii)  that the  Facilities  have been restored to a condition  substantially  equivalent to their condition prior to the taking by such  condemnation,  taking or sale proceedings,  or (iii)
     that  improvements  have been acquired which are suitable for the operation of the Facilities as a qualified exempt facility.

(f)  In whole or in part,  at the option of the  Company at any time on or after
     August 1, 2011,  at a price  equal to the  principal  amount of the 2029 PC
     Bond so to be  redeemed  and accrued  interest  to the date of  redemption, together  with a premium  equal to a  percentage  of the  principal  amount thereof set forth under the heading "Redemption Premium" in the form of the
     2029 PC Bond hereinafter  recited, so long as the Company is not in default under the Loan Agreement or the 2029 PC Bond.

(g)  In the event all or substantially all of the mortgaged and pledged property under the Mortgage,  or all or substantially  all such property used in the
     business  of   generating,   manufacturing,   transporting,   transmitting,
     distributing or supplying  electricity,  should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right  which it may have to purchase  or  designate a purchaser  of the same, or should such property be sold to any  governmental  body or agency, the Company  shall be obligated to redeem the 2029 PC Bond  outstanding  as promptly as possible in  accordance  with  paragraph B of Section 69 of the
     Original Mortgage.

(h)  In the event that the Company is notified by the City  Trustee  that (i) an event of default under the City  Indenture has occurred and is  continuing, and (ii) the City  Trustee has  declared  the  principal  of all the Series
     1995C Bonds then  outstanding  immediately due and payable  pursuant to the
     City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days  following the date on which such  notice is  mailed,  the 2029 PC Bond  outstanding,  and shall on such redemption date redeem the same; provided,  however,  that such requirement of redemption  shall be deemed waived,  if prior to the date fixed for such redemption of the 2029 PC Bond (x) such event of default is waived or cured as set forth in the City  Indenture,  or (y) there shall have  occurred any completed  default (as defined in the  Mortgage)  which affects any bond of any series  outstanding  under the Mortgage and which completed default has not been cured and made good prior to such  redemption  date,  it being the intent of this  proviso  that,  in lieu of such  right to  redemption,  the holder of the 2029 PC Bond  shall be  entitled  only to such  rights as are available to the holders of bonds of any other series outstanding under the
     Mortgage  in the  event  of  such  completed  default;  and in  case of any subsequent  occurrence or  continuance  of the events  described in (i) and
     (ii) of this  Section  2(h),  the  Company  shall have the same  obligation
     (subject to the same proviso) to redeem the 2029 PC Bond.

(i)  In the event the City  Trustee  notifies  the Company and the City that the interest  payable on the Series  1995C  Bonds held by persons  other than a
     "substantial user" or a "related person" as those terms are used in Section
     147(a)(2)  of the  Internal  Revenue  Code of 1986,  as  amended,  has been determined by a court of competent  jurisdiction  or a formal ruling of the
     Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant,  agreement or representation in the  Loan  Agreement,  the  Company  shall  call  the  2029  PC  Bond  then outstanding  to be redeemed  within one hundred eighty (180) days after the
     date  of  such  notice;   provided,   however,  that  such  requirement  of
     redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for  redemption of the 2029 PC Bond pursuant to this Section
     2(i),  there shall have occurred any  completed  default (as defined in the
     Mortgage)  which  affects  any bond of any  series  outstanding  under  the
     Mortgage and which completed default has not been cured and made good prior to such redemption  date, it being the intent of this proviso that, in lieu of such  right to  redemption,  the  holder  of the  2029 PC Bond  shall be entitled  only to such rights as are  available  to the holders of bonds of any  other  series  outstanding  under  the  Mortgage  in the event of such completed  default;  but when any such  completed  default  shall have been cured and made good,  if interest on the Series  1995C Bonds shall still be taxable as  described  above,  the Company  shall have the same  obligation
     (subject to the same proviso) to redeem the 2029 PC Bond within one hundred eighty  (180)  days after the  curing  and  making  good of such  completed default;  provided  further,  that the Company may call for redemption such portion of the 2029 PC Bond, which in the written opinion of an attorney or firm of  attorneys  of  nationally  recognized  standing  on the subject of municipal  bonds,  would allow the City  Trustee to redeem the Series 1995C
     Bonds in part,  which  redemption  would have the result that the  interest payable  on  the  Series  1995C  Bonds  remaining  outstanding  after  such redemption in part would not be subject to federal  income  taxation in the hands of persons other than a "substantial  user" or a "related  person" as those terms are used in Section  147(a)(2) of the Internal  Revenue Code of
     1986, as amended.

     In case of  redemption  of the 2029 PC Bond in  whole  for the  purpose  of prepayment under the Loan Agreement  pursuant to subsections (a), (b), (c), (d),
(f), (g), (h) or (i) above,  the amounts  payable upon redemption of the 2029 PC
Bond shall be a sum  sufficient,  together with other funds  deposited  with the
City  Trustee and  available  for such  purpose,  to pay the  principal  of (and premium,  in the case of redemption  pursuant to (f) above), and interest on the
2029 PC Bond then  outstanding  and to pay all reasonable and necessary fees and expenses of the City Trustee  accrued and to accrue through final payment of the
2029 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-Fifth  Supplemental Indenture,  the Loan
Agreement  and the 2029 PC Bond shall be a sum  sufficient,  together with other funds  deposited  with the Trustee and available  for such  purpose,  to pay the principal of (and premium in the case of  prepayment  pursuant to (f) above) and interest on the 2029 PC Bond so to be redeemed,  which sum  together  with other funds  deposited  with the City Trustee and  available for such purpose shall be sufficient to pay the principal of, premium,  if any, and interest on the Series
1995C Bonds and to pay all  reasonable  and  necessary  fees and expenses of the
City Trustee accrued and to accrue through such partial prepayment.

     The 2029 PC Bond and the Series 1995C Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events  described as giving rise to an option of the Company to redeem them in subsections  (a), (b),
(c), (d) or (e) above.

     To exercise any of the options  granted to redeem the 2029 PC Bond in whole or in part or to comply with any obligations to redeem the 2029 PC Bond in whole or in part imposed in this Section 2, the Company  shall give written  notice of the date of redemption  to the City  Trustee,  which date shall be not less than thirty  (30) days nor more  than  sixty  (60)  days from the date the  notice is mailed.  No further notice,  by publication or otherwise,  shall be required for redemption  of the 2029 PC  Bond,  and the  requirements  of  Section  59 of the
Mortgage  for  notice by  newspaper  publication  shall not apply to the 2029 PC
Bond.

     At the option of the holder,  the 2029 PC Bond,  upon surrender  thereof at the  office or agency of the  Company  in  Chicago,  Illinois,  together  with a written  instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney,  shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2029 PC Bond will be  nontransferable  except to the City  Trustee  and successors  thereto,  if  any,  and to the  Company.  To the  extent  that it is transferable,  it is transferable by the registered holder thereof, in person or by  attorney  duly  authorized  in  writing,  on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof  for  cancellation  at said  office and upon  presentation  of a written instrument of transfer duly executed.  Thereupon, the Company shall issue in the name of the transferee,  and the Trustee shall  authenticate and deliver,  a new registered  2029 PC Bond,  in an  authorized  denomination,  of equal  principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Fifth Supplemental Indenture.

     The Company  shall not be required to transfer or exchange the 2029 PC Bond for a period of ten (10) days next  preceding any interest  payment date of said bond.

     Except as set forth  herein,  no charge  shall be made upon any transfer or exchange  of any of the  2029 PC Bond  other  than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2029 PC Bond  shall be  limited  to an  aggregate  principal  amount of
Thirty Million Dollars ($30,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

     SECTION 3. The 2029 PC Bond,  and the Trustee's  Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2029 PC BOND]

     This First Mortgage Bond, 5.95% Series,  due 2029  (hereinafter  called the
"2029 PC Bond") is not  transferable  except to a  successor  trustee  under the
Indenture of Trust dated as of December 1, 1995, between the City of Petersburg,
Indiana and Bank One Trust  Company,  National  Association,  formerly Bank One,
Indianapolis, NA, as the Trustee, or to Indianapolis Power & Light Company.

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.95% Series, Due 2029
                              Due December 1, 2029
No. 1                                                                $30,000,000

     INDIANAPOLIS  POWER & LIGHT COMPANY,  a corporation of the State of Indiana
(hereinafter called the "Company"),  for value received,  hereby promises to pay
Bank One Trust Company,  National Association,  formerly Bank One, Indianapolis,
NA, as the Trustee  (hereinafter  called the "City Trustee") under the Indenture of Trust  between  the City of  Petersburg,  Indiana  (the  "City") and the City
Trustee,  dated as of  December  1, 1995 (the "City  Indenture")  or  registered assigns,  on  December  1, 2029,  at the office of the  Company,  in the City of
Indianapolis,  State of Indiana,  or if no such office is maintained at the time by the Company,  then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois,  Thirty Million Dollars ($30,000,000) in
lawful money of the United States of America, and to pay to the registered owner hereof interest  thereon from the first day of June or the first day of December next  preceding  the date of this 2029 PC Bond (except  that the first  interest payment  hereunder  shall be made on December 1, 2001 for the period from August
1,  2001  through  November  30,  2001),  at the  rate of five  and  ninety-five hundreths  percent  (5.95%)  per annum in like  lawful  money at said  office or agency on June 1 and  December 1 in each year,  until the  Company's  obligation with respect to the payment of such principal  shall have been  discharged.  The interest  payable  hereunder  on  June 1 or  December  1  will  be  paid  to the registered owner of this 2029 PC Bond at or before the close of business on such dates,  or if such date shall be a Saturday,  Sunday,  holiday or a day on which banking  institutions  in the City of  Indianapolis  or the  city of any  paying agents are authorized by law to close, on or before the close of business on the next  succeeding  business day on which such banking  institutions  are open for business.

     REFERENCE IS MADE TO THE FURTHER  PROVISIONS OF THIS 2029 PC BOND SET FORTH
ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE
SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this  2029 PC Bond  against  any  incorporator  or any past,  present  or future subscriber to the capital stock, stockholder, officer or director of the Company or of any  predecessor or successor  corporation,  as such,  either  directly or through the Company or any predecessor or successor corporation,  under any rule of law,  statute,  or  constitution  or by the  enforcement of any assessment or otherwise,  all such  liability  of  incorporators,  subscribers,  stockholders, officers and directors,  as such,  being waived and released by the terms of the
Mortgage, as herein defined.

     This 2029 PC Bond shall not become  obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder,  shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2029
PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile  thereof,  and its corporate  seal to be affixed hereon,  attested by its Secretary or one of its Assistant  Secretaries,  by his
signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________                        By_______________________________
                                                                       President

Attest:
By_____________________________
                  Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE ON 2029 PC BOND]

                              Trustee's Certificate

     This 2029 PC Bond is one of the  bonds,  of the series  herein  designated, provided  for in the  within-mentioned  Mortgage  and  Forty-Fifth  Supplemental
Indenture thereto.

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                              Trustee

                                            By_______________________________
                                                     Authorized Signature

                     [FORM OF REVERSE SIDE OF 2029 PC BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.95% Series, due 2029
                              Due December 1, 2029

     This 2029 PC Bond is one of an issue of bonds of the  Company,  issuable in series,  and is one of a series known as its First Mortgage Bonds, 5.95% Series, due 2029  (herein  called  the "2029 PC Bond")  limited in  aggregate  principal amount to Thirty Million Dollars  ($30,000,000) and established by a Forty-Fifth
Supplemental  Indenture  dated as of August  1,  2001,  all bonds of all  series issued and to be issued under and equally secured (except insofar as any sinking or other fund,  established  in accordance  with the  provisions of the Mortgage hereinafter  mentioned,  may  afford  additional  security  for the bonds of any particular  series)  by a Mortgage  and Deed of Trust,  dated as of May 1, 1940, executed by the Company to American  National Bank and Trust Company of Chicago,
as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by
all  supplemental   indentures  thereto  is  hereinafter   referred  to  as  the
"Mortgage"),  to  which  Mortgage  reference  is made for a  description  of the property  mortgaged  and  pledged,  the nature and extent of the  security,  the rights of the  bearers  or  registered  owners of the bonds in  respect  of such security,  the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This  2029 PC Bond  evidences  and  secures  a loan made by the City to the
Company, pursuant to a Loan Agreement, dated as of December 1, 1995, between the
City and the Company (the "Loan  Agreement").  In order to obtain funds for such loan, the City issued Thirty Million Dollars  ($30,000,000)  principal amount of its Solid Waste Disposal Revenue Bonds, Series 1995C (Indianapolis Power & Light
Company  Project) (the "City  Bonds") under and pursuant to the City  Indenture.
The City Bonds are payable from  payments  made by the Company of principal  of, premium,  if any,  and interest on this 2029 PC Bond and from moneys in the Bond
Fund created under the City Indenture.  The obligation of the Company to pay the principal  of,  premium,  if any,  and  interest  on this 2029 PC Bond  shall be discharged  to the extent  that any moneys in said Bond Fund are  available  for payments  on the City  Bonds  and are  directed  by the  Company  to be  applied thereto, all as provided in the Forty-Fifth Supplemental Indenture.

     This 2029 PC Bond is not  subject  to  redemption  prior to August 1, 2011, except as provided in Section 2 of the Forty-Fifth  Supplemental  Indenture,  to
which reference is made for full description of redemption provisions.

     This 2029 PC Bond is subject to  redemption in whole or in part at any time on or after August 1, 2011,  at the option of the Company,  upon at least thirty
(30)  days  prior  notice,  all  as  provided  in the  Forty-Fifth  Supplemental
Indenture, at a price equal to the principal amount of the 2029 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal  amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ----------------------------------------------------------------

         2012                                                 2.0%
         2013                                                 1.5%
         2014                                                 1.0%
         2015                                                 0.5%

and without premium if redeemed after July 31, 2015.

     With the  consent  of the  Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage and/or any instruments  supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds  percent
(66-2/3%)  in principal  amount of the bonds  affected by such  modification  or alteration then outstanding  under the Mortgage  (excluding  bonds  disqualified from  voting by reason of the  Company's  interest  therein as  provided  in the
Mortgage);  provided that no such  modification  or alteration  shall permit the extension of the maturity of the principal of this 2029 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such  principal  or interest  without the consent of the holder  hereof.  The principal  hereof may be  declared  or may become due and  payable  prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed default as in the
Mortgage provided.

     No reference herein to the Mortgage,  and no provision of this 2029 PC Bond or of the Mortgage,  shall alter or impair the obligation of the Company,  which is  absolute  and  unconditional,  to  pay,  subject  to the  provisions  of the
Forty-Fifth  Supplemental Indenture,  the principal of, and premium, if any, and interest on this 2029 PC Bond at the place,  at the respective  times and at the rate and the manner herein prescribed.

     This 2029 PC Bond is issuable only in full  registered form without coupons in denominations  of Five Thousand Dollars ($5,000) and any larger  denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2029 PC Bond will be  nontransferable  except to the City  Trustee and successors  thereto,  if  any,  and to the  Company.  To the  extent  that it is transferable,  it is transferable by the registered holder thereof, in person or by  attorney  duly  authorized  in  writing,  on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof  for  cancellation  at said  office and upon  presentation  of a written instrument of transfer duly executed.  Thereupon, the Company shall issue in the name of the transferee,  and the Trustee shall  authenticate and deliver,  a new registered  2029 PC Bond,  in an  authorized  denomination,  of equal  principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Fifth Supplemental Indenture.

     Upon  redemption of this 2029 PC Bond in part and surrender  thereof at the office or agency of the Company in Chicago,  Illinois, for exchange, the Trustee shall  authenticate  and deliver a new registered  2029 PC Bond in an authorized denomination and principal  amount equal to the reduced  principal amount due on that series after such partial redemption.

                           [END OF 2029 PC BOND FORM]

     SECTION 4. Until the 2029 PC Bond in definitive form is ready for delivery, the Company  may  execute,  and upon its  request in writing  the Trustee  shall authenticate  and deliver,  in lieu thereof,  a fully registered 2029 PC Bond in temporary  form, as provided in Section 15 of the Original  Mortgage.  Such bond may, in lieu of the statement of the specific  redemption  prices required to be set  forth  in  such  bond in  definitive  form,  include  a  reference  to this
Forty-Fifth Supplemental Indenture for a statement of such redemption prices.

     SECTION  5.  The  Company  covenants  and  agrees  that  it will  duly  and punctually pay to the holder of the 2029 PC Bond the principal thereof, premium, if any,  and  interest  on said bond at the  dates  and place and in the  manner mentioned therein; provided, however, that:

     (a)  the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2029 PC Bond shall be  discharged to the extent that any moneys in the Bond Fund created under and pursuant to the City  Indenture are available  for the payment of the  principal  of, or premium,  if any, or interest  on the Series  1995C  Bonds and are  directed  by the Company to be applied to the payment  thereof in the manner  provided in the City Indenture on or  prior to the  dates  on  which  the  Company  is  required  to pay the principal of, or premium, if any, or interest on the 2029 PC Bond.

     (b)  Except as otherwise  provided in this Section 5, the principal  amount of any Series  1995C Bond  acquired by the Company and  delivered to the City
   Trustee,  or acquired by the City  Trustee and  cancelled,  shall be credited against the  obligation  of the Company to pay the  principal  of the 2029 PC
   Bond.

As the principal of,  premium,  if any, and interest on the 2029 PC Bond is paid or deemed paid in full, and upon its receipt by the Company,  such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the
Trustee  of all  payments  made  and  credits  availed  of with  respect  to its obligations  on the 2029 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2029 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly  authorized  officer of the City  Trustee  specifying  the amount of such payment or credit and the  principal  amount of the 2029 PC Bond with respect to which the  payment  or credit  was  applied.  In the  absence  of receipt by the
Trustee  of any 2029 PC Bond,  any such  certificate  shall be  controlling  and conclusive.

     SECTION 6. The  covenant  of the  Company to make  annual  payments  to the
Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the
Original  Mortgage and in the first twenty-four  Supplemental  Indentures to the
Original  Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2029 PC Bond,  and the Company  reserves  the right,  without any consent of, or other action by, the holder of the 2029 PC Bond, to amend, modify or delete the  provisions  of the  Mortgage  relating  to such  Maintenance  and
Improvement Fund and by acceptance of the 2029 PC Bond the holder thereof waives any right or  privilege  so to consent  or take any other  action  with  respect thereto.

     SECTION 7. The Company  covenants  that,  so long as the 2029 PC Bond shall remain  outstanding,  it will comply with all of the provisions of Section 47 of the Original  Mortgage,  including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared,  provided and created and agrees to perform the same upon the terms and conditions  herein and in the Mortgage set forth and upon the following terms and conditions:

     The  recitals  contained  herein  and in the  bonds  shall  be taken as the statements  of the  Company and the Trustee  assumes no  responsibility  for the correctness of the same. The Trustee makes no representations as to the validity or adequacy  of the  security  afforded  hereby,  or as to the  validity of this
Forty-Fifth Supplemental Indenture or of the 2029 PC Bond issued hereunder.

     SECTION 9. Whenever in this  Forty-Fifth  Supplemental  Indenture either of the  parties  hereto  is  named or  referred  to,  this  shall,  subject  to the provisions  of Article XVII of the Original  Mortgage,  be deemed to include the successors or assigns of such party,  and all the  covenants  and  agreements in this  Forty-Fifth  Supplemental  Indenture  contained  by or on  behalf  of  the
Company, or by or on behalf of the Trustee,  shall,  subject as aforesaid,  bind and inure to the  benefit  of the  respective  successors  and  assigns  of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Fifth Supplemental Indenture expressed or implied,  is intended or shall be construed  to confer upon,  or to give to, any person,  co-partnership  or  corporation,  other than the parties hereto and the holders of the bonds and  coupons  outstanding  under the  Mortgage,  any right, remedy, or claim under or by reason of this Forty-Fifth  Supplemental  Indenture or any  covenant,  condition  or  stipulation  hereof;  and all  the  covenants,
conditions,   stipulations,   promises  and   agreements  in  this   Forty-Fifth
Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company  covenants  that all of the terms,  provisions  and conditions  of the  Mortgage  shall be  applicable  to the  2029 PC Bond  issued hereunder,  except as herein  otherwise  provided and except insofar as the same may be  inconsistent  with  the  provisions  of  this  Forty-Fifth  Supplemental
Indenture.

     SECTION 12. This Forty-Fifth  Supplemental  Indenture is dated as of August
1, 2001,  although  executed and  delivered  on the date of the  acknowledgement hereof by the Trustee;  and shall be  simultaneously  executed and  delivered in several counterparts,  and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto  affixed and this  instrument to be signed and  acknowledged  by its  President or a  Vice-President,  and its
corporate  seal  to be  hereto  affixed  and  attested  by its  Secretary  or an
Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST
COMPANY  OF  CHICAGO,  party of the  second  part,  as  Trustee,  has caused its corporate  name to be  hereunto  affixed  and this  instrument  to be signed and acknowledged  by one of its  Authorized  Officers,  and its corporate seal to be hereto  affixed and attested by one of its  Authorized  Officers,  all as of the day, month and year first above written.

                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,

                                            By /s/WILLIAM H. HENLEY
                                              ---------------------------------
(SEAL)                                         WILLIAM H. HENLEY,
                                               President
Attest:

By: /s/WILLIAM R. DODDS
   -------------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO

                                            By /s/ROBERT M. SELANGOWSKI
                                              ----------------------------------
                                               ROBERT M. SELANGOWSKI,
                                               Authorized Officer
Attest:
                                                                          (SEAL)

By: /s/F. HENRY KLESCHEN
   -------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July,  in the year 2001,  before me, a Notary Public in and for the County  and State  aforesaid,  personally  came  WILLIAM H.  HENLEY,
President  and  WILLIAM  R.  DODDS,  Secretary,  of  Indianapolis  Power & Light
Company,  one of the corporations  described in and which executed the foregoing instrument,  to me  personally  known  and  known  to me  personally  to be such
President  and  Secretary,  respectively.  Said WILLIAM H. HENLEY and WILLIAM R.
DODDS being by me severally  duly sworn did depose and say that the said WILLIAM
H.  HENLEY  resides  in Marion  County,  Indiana  and the said  WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said  Indianapolis  Power & Light Company;
that each of them knows the corporate  seal of said  corporation;  that the seal affixed to said  instrument  and  bearing the name of said  corporation  is such corporate  seal;  that it was so affixed by order of the Board of  Directors  of said  corporation;  and that each of them signed his name thereto by like order;
and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/DINAH L. KIRKHAM
                                                --------------------------------
                                                DINAH L. KIRKHAM,
                                                        Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                                 (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July,  in the year 2001,  before me, a Notary Public in and for the County and State  aforesaid,  personally came ROBERT M.  SELANGOWSKI and F. HENRY KLESCHEN,  Authorized  Officers of American National Bank and Trust
Company of Chicago, one of the corporations  described in and which executed the foregoing  instrument,  to me personally  known and known to me personally to be such  Authorized  Officers.  Said ROBERT M.  SELANGOWSKI  and F. HENRY KLESCHEN,
being  by me  severally  sworn  did  depose  and say that  the  said  ROBERT  M.
SELANGOWSKI  resides in Lansing,  Illinois,  and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY
KLESCHEN,  are  Authorized  Officers of said  American  National  Bank and Trust
Company  of  Chicago;  that  each  of  them  knows  the  corporate  seal of said corporation;  that the seal affixed to said  instrument  and bearing the name of said  corporation is such corporate seal; that it was so affixed by authority of the Board of  Directors of said  corporation;  that each of them signed his name thereto by like authority;  and each of them  acknowledged the execution of said instrument  on behalf of said  corporation  to be his free and voluntary act and deed and the free and voluntary act and deed of said  corporation,  for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/KATHLEEN A. WHITE
                                                --------------------------------
                                                KATHLEEN A. WHITE,
                                                      Notary Public
My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

(NOTARIAL SEAL)

                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                    RECORDING DATA

          Forty-Fifth Supplemental Indenture Dated as of August 1, 2001

                                                    Instrument         Recording
County            Record...         Page             No.               Date
--------------------------------------------------------------------------------

Bartholomew       ---               ---              200100009898      7/27/2001
Boone             ---               ---              0109137           7/27/2001
Daviess           ---               ---              01-3598           7/27/2001
Gibson            ---               ---              200100005590      7/27/2001
Greene            Inden. Bk. 27     71-97            200100004076      7/27/2001
Hamilton          ---               ---              200100046497      7/27/2001
Hancock           ---               ---              0110424           7/27/2001
Hendricks         Mtg. Rec. 261     762-788          200100021809      7/27/2001
Johnson           ---               ---              2001-022711       7/27/2001
Knox              Mtg. Rec. 554     570-596          5737              7/27/2001
Madison           ---               ---              200117486         7/27/2001
Marion            ---               ---              2001-0130010      7/27/2001
Monroe            ---               ---              2001015473        7/27/2001
Morgan            ---               ---              20111811          7/27/2001
Owen              Mtg. Rec. IC      550-576          138716            7/27/2001
Pike              Mtg. Rec. 306     296-322          01-1785           7/27/2001
Putnam            ---               ---              2001005423        7/27/2001
Shelby            ---               ---              0106332           7/27/2001
Sullivan          Mtg. Rec. 258     979              012793            7/27/2001
Switzerland       Mtg. Rec. 133     27               8808              7/27/2001

                                                                  Exhibit 4.4.16

                                                                [CONFORMED COPY]
================================================================================

                       INDIANAPOLIS POWER & LIGHT COMPANY
                                       TO
                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                Trustee

                                  -------------

                       Forty-Sixth Supplemental Indenture

                                  -------------

                           Dated as of August 1, 2001

                       ESTABLISHING FIRST MORTGAGE BONDS,
                             5.95% Series, Due 2030

================================================================================

                               TABLE OF CONTENTS*

                                       of
                       FORTY-SIXTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY

SECTION 2       Designation of Forty-Sixth series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust

SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
*    Table of Contents is not part of the Forty-Sixth Supplemental Indenture and should not be considered  such. It is included  herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions

     THIS  FORTY-SIXTH  SUPPLEMENTAL  INDENTURE,  dated as of  August  1,  2001, between  INDIANAPOLIS  POWER & LIGHT  COMPANY,  a  corporation  of the  State of
Indiana,  hereinafter  sometimes  called the "Company," party of the first part, and AMERICAN  NATIONAL  BANK AND TRUST  COMPANY OF CHICAGO,  a national  banking association,  as Trustee,  hereinafter  sometimes called the "Trustee," party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called  the  "Original  Mortgage"  when  referred  to as  existing  prior to any supplement thereto or modification  thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago,  as Trustee, to secure the  payment of the bonds  issued from time to time under the  Mortgage  for the purposes of and subject to the  limitations  specified in the  Mortgage,  and to secure the  performance  of the  covenants  therein  contained,  conveyed to the
Trustee  thereunder  upon certain  trusts,  terms and  conditions,  and with and subject to certain provisos and covenants  therein  contained,  all and singular the  property,  rights and  franchises  which the  Company  then owned or should thereafter  acquire,  excepting the property  expressly excepted by the terms of the Original Mortgage or any indenture  supplemental  thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS,  the  Original  Mortgage  has been  supplemented  and  modified by supplemental  indentures  dated as of May 1, 1942, as of February 1, 1948, as of
April 1, 1949, as of October 1, 1949 (two),  as of February 1, 1951, as of March
1, 1953,  as of June 1, 1956,  as of March 1, 1958, as of October 1, 1960, as of
August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of
October 1, 1970,  as of March 1, 1972,  as of March 15, 1973, as of February 15,
1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of
July 1, 1976,  as of August 1, 1977,  as of September  1, 1978,  as of August 1,
1981 (two),  as of November 1, 1983,  as of November 1, 1984,  as of December 1,
1984,  as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of
August 1, 1989,  as of October 15,  1991,  as of August 1, 1992,  as of April 1,
1993, as of October 1, 1993 (two),  as of February 1, 1994 (two),  as of January
15, 1995, as of October 1, 1995 and as of August 1, 2001 (three); and

     WHEREAS,  Section 8 of the Original Mortgage provides,  among other things, that the form of each series of bonds  (other  than the initial  issue of bonds)
issued  thereunder  shall be  established by an indenture  supplemental  thereto authorized by resolution of the Board of Directors of the Company,  and that the form of each series, as established by the Board of Directors, shall specify the descriptive  title of the bonds and various  other terms  thereof,  and may also contain such other  provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured  under the Original  Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS,  the Company entered into a Loan Agreement,  dated as of September
1, 1999, as amended and  supplemented  by the First  Supplement and Amendment to
Loan Agreement dated as of August 1, 2001 (together hereinafter called the "Loan
Agreement") with the Indiana Development Finance Authority (the "Authority"), in
order to obtain funds for the  refunding of the  aggregate  principal  amount of
Twenty Three  Million Five Hundred  Thousand  ($23,500,000)  Indiana  Employment
Development  Commission  (the  "Commission")  Exempt  Facilities  Revenue Bonds,
Series  1989  (Indianapolis  Power  &  Light  Company  Project)  issued  by  the
Commission  pursuant to related  loan  agreements  to finance  the  acquisition,
construction,   installation   and  equipping  of  certain   pollution   control
facilities,  sewage  facilities,  solid  waste  disposal  facilities  and  local district  heating or cooling  facilities (the  "Project") at various  generating stations,  a service  center  and  service  area of  Indianapolis  Power & Light
Company located  throughout the State of Indiana and the issuance of $23,500,000
(of which  $17,350,000  remain  outstanding)  aggregate  principal amount of the
Authority's Exempt Facilities Revenue Refunding Bonds, Series 1999 (Indianapolis
Power & Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term  Interest  Rate  effective as of August 1, 2001,  and pursuant to the Loan Agreement,  the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Sixth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS,  the  Company  now  desires  to  provide  for  the  establishment, execution,  authentication  and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds,  5.95% Series, due 2030" (the bonds of said  series  being  hereinafter  sometimes  referred to as the "2030 PC Bond"), limited to the  aggregate  principal  amount of Seventeen  Million Three Hundred
Fifty Thousand Dollars ($17,350,000); and

     WHEREAS,  all  things  necessary  to make  the  2030  PC  Bond  hereinafter described,  when duly executed by the Company and authenticated and delivered by the Trustee, a valid,  binding and legal obligation of the Company,  and to make
this  Forty-Sixth   Supplemental   Indenture  a  valid  and  binding   agreement
supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS,  the  execution  and  delivery by the Company of this  Forty-Sixth
Supplemental  Indenture,  and the  terms  of the 2030 PC Bond,  have  been  duly authorized by the Board of Directors of the Company by  appropriate  resolutions of said Board; and

     WHEREAS,  it is provided in and by the Original  Mortgage  that the Company will execute and deliver such  further  instruments  and do such further acts as may be  necessary  or proper to carry out more  effectively  the purposes of the
Mortgage,  and to make  subject  to the lien  thereof  any  property  thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS,  the Company has,  since the date of execution and delivery of the
Original  Mortgage,   purchased  and  acquired  property  and  desires  by  this
Forty-Sixth  Supplemental  Indenture  specifically to convey to the Trustee such property  for the better  protection  and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW,  THEREFORE,  THIS INDENTURE  WITNESSETH  that, in consideration of the premises and of the acceptance or purchase of the 2030 PC Bond by the registered owners thereof, and of the sum of one dollar,  lawful money of the United States of America,  to the Company duly paid by the Trustee at or before the  execution and delivery of this Forty-Sixth  Supplemental Indenture, the receipt whereof is hereby  acknowledged,  the Company and the Trustee,  respectively,  have entered into, executed and delivered this Forty-Sixth  Supplemental  Indenture,  for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted,  bargained,  sold, released,  conveyed, assigned, transferred,  mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge,  set over and confirm (subject,  however,  to permitted  encumbrances as defined in the Original  Mortgage),  unto said American  National Bank and Trust
Company of Chicago,  as Trustee,  as herein provided,  and its successors in the trusts declared in the Original Mortgage and herein, all of the property,  real, personal  and mixed,  tangible  and  intangible,  of every kind,  character  and description  which the Company has acquired  since the execution and delivery of the  Original  Mortgage and now owns  (except  property,  rights and assets of a character  similar to that  excluded from the lien and operation of the Mortgage by the Granting  Clauses of the Original  Mortgage,  which property,  rights and assets are excluded  from the lien and  operation  of the  Mortgage  only to the
extent  provided  therein),   including,  but  without  otherwise  limiting  the
generality of the foregoing,  the following  described  property situated within the State of Indiana:

                                     PART I.
                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric  distributing  systems of the Company acquired by it after May
1, 1940,  the date of the  Original  Mortgage,  and  located in the  Counties of
Bartholomew,  Boone, Daviess,  Gibson,  Greene,  Hamilton,  Hancock,  Hendricks,
Johnson,  Knox, Madison,  Marion,  Monroe,  Morgan, Owen, Pike, Putnam,  Shelby,
Sullivan and Switzerland,  State of Indiana;  and any additions to or extensions of any  such  systems,  together  with  the  buildings,  erections,  structures, transmission lines, power stations, sub-stations,  engines, boilers, condensers, pumps, turbines,  machinery,  tools, conduits,  manholes,  insulators,  dynamos, motors,  lamps, cables,  wires, poles,  towers,  cross-arms,  piers,  abutments,
switchboard   equipment,    meters,    appliances,    instruments,    apparatus,
appurtenances,  maps, records, ledgers, contracts, facilities and other property or  equipment  used or provided  for use in  connection  with the  construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way,  franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.
                                   [Reserved]

                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations by or from any state, county, municipality, or other governmental authority,  acquired by the Company after May 1, 1940,  the date of the Original
Mortgage, including particularly,  but not limited to, any indeterminate permits under the Public Service  Commission  Act of the State of Indiana,  and all Acts
amendatory thereof and supplemental  thereto,  and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said  indeterminate  permits,  franchises,  ordinances,  licenses,  and other authorizations,  and  of  the  indeterminate  permits,  franchises,  ordinances, licenses,  and  other  authorizations  referred  to in Part VII of the  Granting
Clauses of the Original Mortgage.

                                    PART IV.
                                 OTHER PROPERTY.

     All other  property,  whether  real,  personal or mixed  (except any in the
Mortgage expressly excepted), now owned by the Company and wheresoever situated, including  (without in anywise  limiting or impairing by the  enumeration of the same the  scope  and  intent  of the  foregoing  or of any  general  description contained in the  Mortgage) all lands,  flowage  rights,  water rights,  flumes, raceways,  dams,  rights-of-way  and roads;  all plants  for the  generation  of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges,  culverts and tracts; all offices,  buildings and structures and the equipment thereof; all machinery,  engines, boilers, dynamos,
machines,   regulators,   meters,  transformers,   generators  and  motors;  all
appliances whether electrical,  gas or mechanical,  conduits,  cables and lines;
all pipes whether for water, and power, or other purposes;  all mains and pipes,
service  pipes,   fittings,   valves  and  connections,   poles,  wires,  tools,
implements,   apparatus,  furniture  and  chattels;  all  municipal  franchises, indeterminate  permits,  and other  permits;  all lines for the  transportation, transmission and/or distribution of electric current, and power or water for any purpose,  including  towers,  poles,  wires,  cables,  pipes,  conduits  and all apparatus  for use in  connection  therewith;  all real estate,  lands,  leases, leaseholds; all contracts,  whether heat, light, power, water or street lighting
contracts;  all  easements,   servitudes,  licenses,  permits,  rights,  powers,
franchises,  privileges,  rights-of-way  and other rights in or relating to real estate  or the  occupancy  of the  same and  (except  as  hereinafter  or in the
Mortgage expressly excepted) all the right, title and interest of the Company in and to all other  property  of any kind or nature  appertaining  to and/or  used and/or  occupied  and/or  enjoyed in connection  with any property  hereinbefore described or referred to;

     Together   with  all  and  singular  the   tenements,   hereditaments   and
appurtenances  belonging or in anywise appertaining to the aforesaid property or any part thereof,  with the reversion and  reversions,  remainder and remainders and  (subject to the  provisions  of Section 64 of the Original  Mortgage),  the tolls, rents, revenues,  issues, earnings,  income, product and profits thereof, and all the estate,  right,  title and interest and claim whatsoever,  at law as well as in equity,  which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises,  ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION  2.  There  shall be and is hereby  established  a series of bonds, limited in aggregate  principal amount to Seventeen  Million Three Hundred Fifty
Thousand  Dollars  ($17,350,000) to be issued under and secured by the Mortgage, to be designated  "5.95%  Series,  due 2030",  each of which shall also bear the descriptive  title "First Mortgage Bonds";  said bonds shall mature on AUGUST 1,
2030, and shall be issued only as fully  registered bonds without coupons in the denomination  of five thousand  dollars and any larger  denomination  which is a whole  multiple of five  thousand  dollars;  they shall bear  interest  from the beginning of the current interest period during which each bond is dated, at the rate per  annum  designated  in the title  thereof,  payable  semi-annually,  on
February 1 and August 1 of each year  (except  that the first  interest  payment thereon  shall be made  February  1,  2002 for the  period  from  August 1, 2001 through January 31, 2002);  and the principal of, premium,  if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis,  Indiana,  or, if no such office is  maintained,  at American  National Bank and Trust Company of Chicago,
which is hereby designated and appointed the office and agency of the Company in the City of Chicago,  Illinois, for the payment of the principal of, premium, if any, and interest on the 2030 PC Bond, if necessary,  and for the  registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the
payment of the principal of, premium,  if any, and interest on the 2030 PC Bond, or the registration,  transfer or exchange  thereof,  being to American National
Bank and Trust Company of Chicago.  In event of the  resignation or inability to act of American  National  Bank and Trust  Company of Chicago,  then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2030 PC Bond shall be dated as of the date of  authentication  thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The  2030 PC Bond  will be  issued  to  evidence  and  secure a loan to the
Company  by the  Authority  pursuant  to the Loan  Agreement  of  certain  funds previously acquired by the Authority through the issuance of Indiana Development
Finance  Authority  Exempt  Facilities  Revenue  Refunding  Bonds,  Series  1999
(Indianapolis  Power  &  Light  Company  Project)  (the  "Series  1999  Bonds"),
authenticated and delivered under and pursuant to an Indenture of Trust dated as of September 1, 1999, as amended and  supplemented  by the First  Supplement and
Amendment to Indenture of Trust dated as of August 1, 2001 (together hereinafter called the "Authority Indenture"), by and between National City Bank of Indiana, as  Trustee  (the  "Authority  Trustee")  and  the  Authority.  Pursuant  to the
Authority's  pledge and  assignment of the Loan  Agreement,  as set forth in the
Authority  Indenture,  the 2030 PC Bond  shall be  issued to the  Authority  and assigned to the Authority Trustee.  All of the proceeds of the Series 1999 Bonds were used for the  refunding of the aggregate  principal  amount of Twenty Three
Million  Five  Hundred  Thousand   ($23,500,000)   of  the  Indiana   Employment
Development  Commission  (the  "Commission")  Exempt  Facilities  Revenue Bonds,
Series  1989  (Indianapolis  Power  &  Light  Company  Project)  issued  by  the
Commission pursuant to applicable loan agreements.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2030 PC Bond shall be  redeemable  prior to the maturity  thereof under any one or more of the following circumstances:

(a)  In part,  at the option of the  Company,  if any Project  component  or the facilities  serviced  thereby  shall have been damaged or destroyed to such extent  that (i) it cannot be  reasonably  expected,  in the opinion of the
     Company,  to be restored within a period of six (6) months to the condition thereof immediately  preceding such damage or destruction,  or (ii) to such extent that the Company,  in its reasonable  opinion,  is thereby prevented from  carrying on its normal  operations  for a period of six (6) months or more,  or (iii) to such extent that the  restoration  thereof would not be, taking into  consideration  the net proceeds of any insurance  payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b)  In part,  at the option of the Company,  if title to, or the  temporary use of, all or  substantially  all of any Project  component or the  facilities serviced thereby,  shall have been taken under the exercise of the power of eminent  domain,  or should any  governmental  body or agency  exercise any right which it may have to purchase or  designate a purchaser  of the same, or should such property be sold to any governmental  body or agency so that the  result  of such  taking or  takings  is that (i) the  Company,  in its reasonable  opinion,  is  thereby  prevented  from  carrying  on its normal operations  for a period of six (6)  months or more,  (ii) the  restoration required as a result of the taking  cannot be reasonably  expected,  in the opinion of the Company,  to be completed in a period of six (6) months,  or
     (iii) the restoration  thereof,  taking into consideration the net proceeds from such eminent  domain  award,  would not be economic in the  reasonable opinion of the Company.

(c)  In whole,  at the option of the Company,  if, as a result of any changes in the  Constitution or law of the State of Indiana or the Constitution or law
     of the United States of America or of legislative or administrative  action
     (whether  state or  federal) or by final  decree,  judgment or order of any court or administrative body (whether state or federal) the Loan Agreement, the Note or the 2030 PC Bond shall,  in the  reasonable  opinion of counsel for the  Company,  have  become  void or  unenforceable  or  impossible  of performance  in  accordance  with the intent and  purpose of the parties as expressed  in the Loan  Agreement;  or  unreasonable  burdens or  excessive liabilities  shall,  in the  reasonable  opinion of the Company,  have been imposed upon the  Authority or the Company,  with respect to the Project or operation thereof,  including without limitation federal, state or other ad valorem,  property,  income or other taxes not being imposed on the date of the Loan  Agreement  other  than ad valorem  taxes  presently  levied  upon privately owned property used for the same general purpose as the Project.

(d)  In  part,  at the  option  of  the  Company,  if  changes  in the  economic availability of raw materials,  operating supplies or facilities  necessary for the operation of any Project  component or facilities  serviced thereby shall have occurred or  technological  or other changes shall have occurred which render the facilities uneconomic for use in the reasonable opinion of the Company.

(e)  In part,  at the  option of the  Company,  to the  extent of net  proceeds, received from any condemnation  award,  taking or sale as stated herein, if title to, or the  temporary  use of any portion of the  Project  shall have been taken under the exercise of the power of eminent domain, or should any governmental  body or  agency  exercise  any  right  which  it may  have to purchase or designate a purchaser of the same,  or should such  property be sold to any governmental body or agency; provided the Company shall furnish to the Authority and the Authority  Trustee a certificate of an Independent
     Engineer (as defined in the Loan Agreement) selected by the Company stating
     (i) that the  property  forming the part of the  Project  that was taken by such  condemnation,  taking or sale is not  essential  to the  character or significance of the Project, or (ii) that the Project have been restored to a condition substantially equivalent to their condition prior to the taking
     by  such   condemnation,   taking  or  sale  proceedings,   or  (iii)  that
     improvements have been acquired which are suitable for the operation of the
     Project as qualified exempt facilities.

(f)  In whole or in part,  at the option of the  Company at any time on or after
     August 1, 2011,  at a price  equal to the  principal  amount of the 2030 PC
     Bond so to be  redeemed  and accrued  interest  to the date of  redemption, together  with a premium  equal to a  percentage  of the  principal  amount thereof set forth under the heading "Redemption Premium" in the form of the
     2030 PC Bond hereinafter  recited, so long as the Company is not in default under the Loan Agreement or the 2030 PC Bond.

(g)  In the event all or substantially all of the mortgaged and pledged property under the Mortgage,  or all or substantially  all such property used in the
     business  of   generating,   manufacturing,   transporting,   transmitting,
     distributing or supplying  electricity,  should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right  which it may have to purchase  or  designate a purchaser  of the same, or should such property be sold to any  governmental  body or agency, the Company  shall be obligated to redeem the 2030 PC Bond  outstanding  as promptly as possible in  accordance  with  paragraph B of Section 69 of the
     Original  Mortgage.

(h)  In the event that the Company is notified by the Authority Trustee that (i)
     an event of default  under the  Authority  Indenture  has  occurred  and is continuing,  and (ii) the  Authority  Trustee has declared the principal of all the Series  1999 Bonds then  outstanding  immediately  due and  payable pursuant to the Authority Indenture, the Company shall call for redemption, on a  redemption  date  selected  by it not  later  than  thirty  (30) days following  the  date on  which  such  notice  is  mailed,  the 2030 PC Bond outstanding,  and shall on such redemption date redeem the same;  provided, however,  that such  requirement of redemption  shall be deemed waived,  if prior to the date  fixed for such  redemption  of the 2030 PC Bond (x) such event  of  default  is  waived  or  cured  as set  forth  in the  Authority
     Indenture,  or (y) there  shall have  occurred  any  completed  default (as defined in the Mortgage)  which affects any bond of any series  outstanding under the Mortgage and which completed  default has not been cured and made good prior to such  redemption  date,  it being the intent of this  proviso that, in lieu of such right to  redemption,  the holder of the 2030 PC Bond shall be entitled  only to such rights as are  available  to the holders of bonds of any other  series  outstanding  under the Mortgage in the event of such  completed  default;  and in  case  of any  subsequent  occurrence  or continuance  of the events  described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2030 PC Bond.

(i)  The  Company  shall call the 2030 PC Bond then  outstanding  to be redeemed within one hundred eighty (180) days after the date of the Company receives written notice from a bondholder,  a beneficial owner or former  bondholder or former  beneficial owner, the Authority Trustee or the tender agent of a final determination by the Internal Revenue Service or a court of competent jurisdiction  that,  as a result of a failure by the Company to perform any of  its  agreements  in  the  Agreement  or  the  inaccuracy  of any of its representations  in the  Agreement,  the interest paid or to be paid on any
     Series  1999 Bond  (except  to a  "substantial  user" of the  Project  or a
     "related  person" as those terms are used in Section 147(a) of the Internal
     Revenue Code of 1986, as amended, (the "Code")) is or was includable in the gross  income of the  Series  1999  Bond's  owner for  federal  income  tax purposes (a "Determination of Taxability").  No such  determination will be
     considered   final  unless  the  bondholder,   beneficial   owner,   former
     bondholder,  or former beneficial owner involved in the determination  give the Company,  the  Authority  Trustee and the tender  agent prompt  written
     notice  of  the   commencement   of  the   proceedings   resulting  in  the
     determination and offers the Company,  subject to the Company's agreeing to pay all  reasonable  expenses of the proceeding and to indemnify the holder against all liabilities that might result in connection with the Bonds, the opportunity  to control the defense of the  proceeding.  Fewer than all the
     2030 PC Bonds may be redeemed if  redemption of fewer than all would result in the  interest  payable on the Series  1999 Bonds  remaining  outstanding being not includable in the gross income for federal income tax purposes of any holder other than a  "substantial  user" or "related  person." If fewer than all Series  1999 Bonds are  redeemed,  the  Registrar  will select the bonds to be redeemed by lot as provided in the  Authority  Indenture  or by such other  method  acceptable  to the  Registrar as may be specified in an
     Opinion  of Tax  Counsel.  Provided,  however,  that  such  requirement  of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for  redemption of the 2030 PC Bond pursuant to this Section
     2(i),  there shall have occurred any  completed  default (as defined in the
     Mortgage)  which  affects  any bond of any  series  outstanding  under  the
     Mortgage and which completed default has not been cured and made good prior to such redemption  date, it being the intent of this proviso that, in lieu of such  right to  redemption,  the  holder  of the  2030 PC Bond  shall be entitled  only to such rights as are  available  to the holders of bonds of any  other  series  outstanding  under  the  Mortgage  in the event of such completed  default;  but when any such  completed  default  shall have been cured and made good,  if  interest  on the Series 1999 Bonds shall still be taxable as  described  above,  the Company  shall have the same  obligation
     (subject to the same proviso) to redeem the 2030 PC Bond within one hundred eighty  (180)  days after the  curing  and  making  good of such  completed default. IF THE LIEN OF THE INDENTURE IS DISCHARGED PRIOR TO THE OCCURRENCE
     OF A FINAL  DETERMINATION  OF TAXABILITY,  THE BONDS WILL NOT BE REDEMED AS
     DESCRIBED IN THIS PARAGRAPH.

(j)  In part,  if any  governmental  body or agency  order the Company to divest itself or as a result of any legislative or administrative  action (whether state or federal) or by final decree, judgment or the order of any court or administrative  body  (whether  state  or  federal)  the  Company  shall be required  to  divest  itself  of all or  substantially  all of any  Project component or the facilities services thereby.

     In case of  redemption  of the 2030 PC Bond in  whole  for the  purpose  of prepayment under the Loan Agreement  pursuant to subsections (a), (b), (c), (d),
(f), (g), (h), (i) or (j) above, the amounts payable upon redemption of the 2030
PC Bond shall be a sum sufficient,  together with other funds deposited with the
Authority  Trustee and available for such purpose,  to pay the principal of (and premium,  in the case of redemption  pursuant to (f) above), and interest on the
2030 PC Bond then  outstanding  and to pay all reasonable and necessary fees and expenses of the Authority Trustee accrued and to accrue through final payment of the 2030 PC Bond.

     In case of  redemption  in part pursuant to (a), (b), (d), (e), (f), (i) or
(j) above, the amount payable by the Company under this Forty-Sixth Supplemental
Indenture,  the Loan  Agreement and the 2030 PC Bond shall be a sum  sufficient, together  with other funds  deposited  with the Trustee and  available  for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f)  above) and  interest  on the 2030 PC Bond so to be  redeemed,  which sum together with other funds deposited with the Authority Trustee and available for such purpose shall be sufficient to pay the principal of,  premium,  if any, and interest on the Series 1999 Bonds and to pay all  reasonable  and necessary fees and expenses of the Authority Trustee accrued and to accrue through such partial prepayment.

     The principal amount of the 2030 PC Bond subject to redemption  pursuant to
(a), (b), (d) and (j) above will be an amount equal to the amount of proceeds of the 2030 PC Bond  allocated  to the  Project  component  affected by the related event, rounded up to the nearest $5,000 increment.

     The 2030 PC Bond and the Series 1999 Bonds shall be  redeemable at any time within one hundred eighty (180) days following the event or events  described as giving rise to an option of the Company to redeem them in subsections  (a), (b),
(c), (d), (e) or (f) above.

     To exercise any of the options  granted to redeem the 2030 PC Bond in whole or in part or to comply with any obligations to redeem the 2030 PC Bond in whole or in part imposed in this Section 2, the Company  shall give written  notice of the date of redemption to the  Authority  Trustee,  which date shall be not less than thirty (30) days from the date the notice is mailed.  No further notice, by publication or otherwise,  shall be required for redemption of the 2030 PC Bond, and the  requirements  of Section  59 of the  Mortgage  for notice by  newspaper publication shall not apply to the 2030 PC Bond.

     At the option of the holder,  the 2030 PC Bond,  upon surrender  thereof at the  office or agency of the  Company  in  Chicago,  Illinois,  together  with a written  instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney,  shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2030 PC Bond will be  nontransferable  except to the Authority  Trustee and  successors  thereto,  if any, and to the Company.  To the extent that it is transferable,  it is transferable by the registered holder thereof, in person or by  attorney  duly  authorized  in  writing,  on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof  for  cancellation  at said  office and upon  presentation  of a written instrument of transfer duly executed.  Thereupon, the Company shall issue in the name of the transferee,  and the Trustee shall  authenticate and deliver,  a new registered  2030 PC Bond,  in an  authorized  denomination,  of equal  principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Sixth Supplemental Indenture.

     The Company  shall not be required to transfer or exchange the 2030 PC Bond for a period of ten (10) days next  preceding any interest  payment date of said bond.

     Except as set forth  herein,  no charge  shall be made upon any transfer or exchange  of any of the  2030 PC Bond  other  than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2030 PC Bond  shall be  limited  to an  aggregate  principal  amount of
Seventeen  Million Three Hundred Fifty Thousand Dollars  ($17,350,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

     SECTION 3. The 2030 PC Bond,  and the Trustee's  Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2030 PC BOND]

     This First Mortgage Bond, 5.95% Series,  due 2030  (hereinafter  called the
"2030 PC Bond") is not  transferable  except to a  successor  trustee  under the
Indenture  of  Trust  dated  as  of  September  1,  1999,  between  the  Indiana
Development Finance Authority and National City Bank of Indiana, as the Trustee,
as supplemented  and amended by the First  Supplement and Amendment to Indenture of Trust dated as of August 1, 2001, or to Indianapolis Power & Light Company.

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.95% Series, Due 2030
                               Due August 1, 2030

No. 1                                                                $17,350,000

     INDIANAPOLIS  POWER & LIGHT COMPANY,  a corporation of the State of Indiana
(hereinafter called the "Company"),  for value received,  hereby promises to pay
National  City Bank of Indiana,  as the  Trustee  under the  Indenture  of Trust between the Indiana  Development  Finance  Authority  and National  City Bank of
Indiana dated as of September 1, 1999, or registered assigns, on August 1, 2030, at the office of the Company, in the City of Indianapolis,  State of Indiana, or
if no such office is maintained  at the time by the Company,  then at the office or agency of the  Company  for such  purpose  in the City of  Chicago,  State of
Illinois,  Seventeen Million Three Hundred Fifty Thousand Dollars  ($17,350,000)
in lawful money of the United  States of America,  and to pay to the  registered owner hereof interest thereon from the first day of February or the first day of
August  next  preceding  the date of this  2030 PC Bond  (except  that the first interest payment hereunder shall be made on February 1, 2002 for the period from
August 1, 2001 through  January 31, 2002),  at the rate of five and  ninety-five hundreths  percent  (5.95%)  per annum in like  lawful  money at said  office or agency on February 1 and August 1 in each year,  until the Company's  obligation with respect to the payment of such principal  shall have been  discharged.  The interest  payable  hereunder  on  February  1 or  August  1 will  be paid to the registered owner of this 2030 PC Bond at or before the close of business on such dates,  or if such date shall be a Saturday,  Sunday,  holiday or a day on which banking  institutions  in the City of  Indianapolis  or any  paying  agents  are authorized  by law to close,  on or before  the  close of  business  on the next succeeding  business  day on  which  such  banking  institutions  are  open  for business.

     REFERENCE IS MADE TO THE FURTHER  PROVISIONS OF THIS 2030 PC BOND SET FORTH
ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE
SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this  2030 PC Bond  against  any  incorporator  or any past,  present  or future subscriber to the capital stock, stockholder, officer or director of the Company or of any  predecessor or successor  corporation,  as such,  either  directly or through the Company or any predecessor or successor corporation,  under any rule of law,  statute,  or  constitution  or by the  enforcement of any assessment or otherwise,  all such  liability  of  incorporators,  subscribers,  stockholders, officers and directors,  as such,  being waived and released by the terms of the
Mortgage, as herein defined.

     This 2030 PC Bond shall not become  obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder,  shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2030
PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile  thereof,  and its corporate  seal to be affixed hereon,  attested by its Secretary or one of its Assistant  Secretaries,  by his
signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________                        By_______________________________
                                                                   President
Attest:

By_____________________________
                  Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE ON 2030 PC BOND]

                              Trustee's Certificate

     This 2030 PC Bond is one of the  bonds,  of the series  herein  designated, provided  for in the  within-mentioned  Mortgage  and  Forty-Sixth  Supplemental
Indenture thereto.

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                             Trustee

                                            By________________________________
                                                     Authorized Signature

                     [FORM OF REVERSE SIDE OF 2030 PC BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   First Mortgage Bond, 5.95% Series, due 2030
                               Due August 1, 2030

     This 2030 PC Bond is one of an issue of bonds of the  Company,  issuable in series,  and is one of a series known as its First Mortgage Bonds, 5.95% Series, due 2030  (herein  called  the "2030 PC Bond")  limited in  aggregate  principal amount to Seventeen  Million Three Hundred Fifty Thousand Dollars  ($17,350,000)
and  established by a Forty-Sixth  Supplemental  Indenture dated as of August 1,
2001, all bonds of all series issued and to be issued under and equally  secured
(except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular  series) by a Mortgage and Deed of Trust,  dated as of May 1, 1940,  executed by the Company to American  National Bank and Trust
Company  of  Chicago,  as the  Trustee  (which  Mortgage  and  Deed of  Trust as supplemented and modified by all supplemental  indentures thereto is hereinafter referred  to as the  "Mortgage"),  to  which  Mortgage  reference  is made for a description of the property mortgaged and pledged,  the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such  security,  the duties and  immunities  of the Trustee and the terms and conditions upon which the bonds are secured.

     This  2030  PC Bond  evidences  and  secures  a loan  made  by the  Indiana
Development Finance Authority (the "Authority"),  to the Company,  pursuant to a
Loan  Agreement,  dated as of September 1, 1999,  between the  Authority and the
Company  (the  "Loan  Agreement"),  as  supplemented  and  amended  by the First
Supplement and Amendment to Loan Agreement  dated as of August 1, 2001,  between the  Company  and the  Authority.  In order to obtain  funds for such loan,  the
Authority  contemporaneously  with the  issue of this 2030 PC Bond,  will  issue
Seventeen Million Three Hundred Fifty Thousand Dollars  ($17,350,000)  principal
amount  of  its  Exempt  Facilities   Revenue   Refunding  Bonds,   Series  1999
(Indianapolis  Power & Light Company Project) (the "Authority  Bonds") under and pursuant to an Indenture of Trust, dated as of September 1, 1999 (the "Authority
Indenture")  between the Authority and National City Bank of Indiana, as Trustee
(the "Authority  Trustee"),  as supplemented and amended by the First Supplement and  Amendment  to  Indenture  of Trust dated as of August 1, 2001,  between the
Authority and the Trustee. The Authority Bonds are payable from payments made by the Company of principal of, premium,  if any, and interest on this 2030 PC Bond and from moneys in the Bond Fund  created  under the  Authority  Indenture.  The obligation of the Company to pay the principal of, premium, if any, and interest on this 2030 PC Bond shall be  discharged  to the extent that any moneys in said
Bond Fund are available for payments on the Authority  Bonds and are directed by the  Company  to  be  applied  thereto,  all  as  provided  in  the  Forty-Sixth
Supplemental Indenture.

     This 2030 PC Bond is not  subject  to  redemption  prior to August 1, 2011, except as provided in Section 2 of the Forty-Sixth  Supplemental  Indenture,  to
which reference is made for full description of redemption provisions.

     This 2030 PC Bond is subject to  redemption in whole or in part at any time on or after August 1, 2011,  at the option of the Company,  upon at least thirty
(30)  days  prior  notice,  all  as  provided  in the  Forty-Sixth  Supplemental
Indenture, at a price equal to the principal amount of the 2030 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal  amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ----------------------------------------------------------------

         2012                                                 1.0%
         2013                                                 0.5%

and without premium if redeemed after July 31, 2013.

     With the  consent  of the  Company  and to the extent  permitted  by and as provided in the Mortgage,  the rights and  obligations  of the Company and/or of the holders of the bonds and/or  coupons  and/or the terms and provisions of the
Mortgage and/or any instruments  supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds  percent
(66-2/3%)  in principal  amount of the bonds  affected by such  modification  or alteration then outstanding  under the Mortgage  (excluding  bonds  disqualified from  voting by reason of the  Company's  interest  therein as  provided  in the
Mortgage);  provided that no such  modification  or alteration  shall permit the extension of the maturity of the principal of this 2030 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such  principal  or interest  without the consent of the holder  hereof.  The principal  hereof may be  declared  or may become due and  payable  prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage,  upon the occurrence of a completed default as in the
Mortgage provided.

     No reference herein to the Mortgage,  and no provision of this 2030 PC Bond or of the Mortgage,  shall alter or impair the obligation of the Company,  which is  absolute  and  unconditional,  to  pay,  subject  to the  provisions  of the
Forty-Sixth  Supplemental Indenture,  the principal of, and premium, if any, and interest on this 2030 PC Bond at the place,  at the respective  times and at the rate and the manner herein prescribed.

     This 2030 PC Bond is issuable only in full  registered form without coupons in denominations  of Five Thousand Dollars ($5,000) and any larger  denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2030 PC Bond will be  nontransferable  except to the Authority Trustee and  successors  thereto,  if any, and to the Company.  To the extent that it is transferable,  it is transferable by the registered holder thereof, in person or by  attorney  duly  authorized  in  writing,  on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof  for  cancellation  at said  office and upon  presentation  of a written instrument of transfer duly executed.  Thereupon, the Company shall issue in the name of the transferee,  and the Trustee shall  authenticate and deliver,  a new registered  2030 PC Bond,  in an  authorized  denomination,  of equal  principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Sixth Supplemental Indenture.

     Upon  redemption of this 2030 PC Bond in part and surrender  thereof at the office or agency of the Company in Chicago,  Illinois, for exchange, the Trustee shall  authenticate  and deliver a new registered  2030 PC Bond in an authorized denomination and principal  amount equal to the reduced  principal amount due on that series after such partial redemption.

                           [END OF 2030 PC BOND FORM]

     SECTION 4. Until the 2030 PC Bond in definitive form is ready for delivery, the Company  may  execute,  and upon its  request in writing  the Trustee  shall authenticate  and deliver,  in lieu thereof,  a fully registered 2030 PC Bond in temporary  form, as provided in Section 15 of the Original  Mortgage.  Such bond may, in lieu of the statement of the specific  redemption  prices required to be set  forth  in  such  bond in  definitive  form,  include  a  reference  to this
Forty-Sixth Supplemental Indenture for a statement of such redemption prices.

     SECTION  5.  The  Company  covenants  and  agrees  that  it will  duly  and punctually pay to the holder of the 2030 PC Bond the principal thereof, premium, if any,  and  interest  on said bond at the  dates  and place and in the  manner mentioned therein; provided, however, that:

     (a)  the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2030 PC Bond shall be  discharged to the extent that any  moneys in the Bond Fund  created  under and  pursuant  to the  Authority
   Indenture are  available for the payment of the principal of, or premium,  if any, or interest on the Series 1999 Bonds and are  directed by the Company to be applied to the payment  thereof in the manner  provided  in the  Authority
   Indenture  on or prior to the dates on which the  Company is  required to pay the principal of, or premium, if any, or interest on the 2030 PC Bond.

     (b)  Except as otherwise  provided in this Section 5, the principal  amount of any  Series  1999  Bond  acquired  by the  Company  and  delivered  to the
   Authority Trustee, or acquired by the Authority Trustee and cancelled,  shall be credited against the obligation of the Company to pay the principal of the
   2030 PC Bond.

As the principal of,  premium,  if any, and interest on the 2030 PC Bond is paid or deemed paid in full, and upon its receipt by the Company,  such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the
Trustee  of all  payments  made  and  credits  availed  of with  respect  to its obligations  on the 2030 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2030 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the Authority Trustee specifying the amount of such payment or credit and the  principal  amount of the 2030 PC Bond with respect to which the  payment  or credit  was  applied.  In the  absence  of receipt by the
Trustee  of any 2030 PC Bond,  any such  certificate  shall be  controlling  and conclusive.

     SECTION 6. The  covenant  of the  Company to make  annual  payments  to the
Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the
Original  Mortgage and in the first twenty-four  Supplemental  Indentures to the
Original  Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2030 PC Bond,  and the Company  reserves  the right,  without any consent of, or other action by, the holder of the 2030 PC Bond, to amend, modify or delete the  provisions  of the  Mortgage  relating  to such  Maintenance  and
Improvement Fund and by acceptance of the 2030 PC Bond the holder thereof waives any right or  privilege  so to consent  or take any other  action  with  respect thereto.

     SECTION 7. The Company  covenants  that,  so long as the 2030 PC Bond shall remain  outstanding,  it will comply with all of the provisions of Section 47 of the Original  Mortgage,  including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared,  provided and created and agrees to perform the same upon the terms and conditions  herein and in the Mortgage set forth and upon the following terms and conditions:

     The  recitals  contained  herein  and in the  bonds  shall  be taken as the statements  of the  Company and the Trustee  assumes no  responsibility  for the correctness of the same. The Trustee makes no representations as to the validity or adequacy  of the  security  afforded  hereby,  or as to the  validity of this
Forty-Sixth Supplemental Indenture or of the 2030 PC Bond issued hereunder.

     SECTION 9. Whenever in this  Forty-Sixth  Supplemental  Indenture either of the  parties  hereto  is  named or  referred  to,  this  shall,  subject  to the provisions  of Article XVII of the Original  Mortgage,  be deemed to include the successors or assigns of such party,  and all the  covenants  and  agreements in this  Forty-Sixth  Supplemental  Indenture  contained  by or on  behalf  of  the
Company, or by or on behalf of the Trustee,  shall,  subject as aforesaid,  bind and inure to the  benefit  of the  respective  successors  and  assigns  of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Sixth Supplemental Indenture expressed or implied,  is intended or shall be construed  to confer upon,  or to give to, any person,  co-partnership  or  corporation,  other than the parties hereto and the holders of the bonds and  coupons  outstanding  under the  Mortgage,  any right, remedy, or claim under or by reason of this Forty-Sixth  Supplemental  Indenture or any  covenant,  condition  or  stipulation  hereof;  and all  the  covenants,
conditions,   stipulations,   promises  and   agreements  in  this   Forty-Sixth
Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company  covenants  that all of the terms,  provisions  and conditions  of the  Mortgage  shall be  applicable  to the  2030 PC Bond  issued hereunder,  except as herein  otherwise  provided and except insofar as the same may be  inconsistent  with  the  provisions  of  this  Forty-Sixth  Supplemental
Indenture.

     SECTION 12. This Forty-Sixth  Supplemental  Indenture is dated as of August
1, 2001,  although  executed and  delivered  on the date of the  acknowledgement hereof by the Trustee;  and shall be  simultaneously  executed and  delivered in several counterparts,  and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto  affixed and this  instrument to be signed and  acknowledged  by its  President or a  Vice-President,  and its
corporate  seal  to be  hereto  affixed  and  attested  by its  Secretary  or an
Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST
COMPANY  OF  CHICAGO,  party of the  second  part,  as  Trustee,  has caused its corporate  name to be  hereunto  affixed  and this  instrument  to be signed and acknowledged  by one of its  Authorized  Officers,  and its corporate seal to be hereto  affixed and attested by one of its  Authorized  Officers,  all as of the day, month and year first above written.

                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,

                                            By: /s/ WILLIAM H. HENLEY
                                               ---------------------------------
(SEAL)                                          WILLIAM H. HENLEY,
                                                President
Attest:

By: /s/WILLIAM R. DODDS
   ----------------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO

                                            By: /s/ ROBERT M. SELANGOWSKI
                                                --------------------------------
                                                ROBERT M. SELANGOWSKI,
                                                Authorized Officer
Attest:
(SEAL)

By: /s/F. HENRY KLESCHEN
   ---------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July,  in the year 2001,  before me, a Notary Public in and for the County  and State  aforesaid,  personally  came  WILLIAM H.  HENLEY,
President  and  WILLIAM  R.  DODDS,  Secretary,  of  Indianapolis  Power & Light
Company,  one of the corporations  described in and which executed the foregoing instrument,  to me  personally  known  and  known  to me  personally  to be such
President  and  Secretary,  respectively.  Said WILLIAM H. HENLEY and WILLIAM R.
DODDS being by me severally  duly sworn did depose and say that the said WILLIAM
H.  HENLEY  resides  in Marion  County,  Indiana  and the said  WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said  Indianapolis  Power & Light Company;
that each of them knows the corporate  seal of said  corporation;  that the seal affixed to said  instrument  and  bearing the name of said  corporation  is such corporate  seal;  that it was so affixed by order of the Board of  Directors  of said  corporation;  and that each of them signed his name thereto by like order;
and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/DINAH L. KIRKHAM
                                                --------------------------------
                                                DINAH L. KIRKHAM,
                                                      Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                                 (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July,  in the year 2001,  before me, a Notary Public in and for the County and State  aforesaid,  personally came ROBERT M.  SELANGOWSKI and F. HENRY KLESCHEN,  Authorized  Officers of American National Bank and Trust
Company of Chicago, one of the corporations  described in and which executed the foregoing  instrument,  to me personally  known and known to me personally to be such  Authorized  Officers.  Said ROBERT M.  SELANGOWSKI  and F. HENRY KLESCHEN,
being  by me  severally  sworn  did  depose  and say that  the  said  ROBERT  M.
SELANGOWSKI  resides in Lansing,  Illinois,  and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY
KLESCHEN,  are  Authorized  Officers of said  American  National  Bank and Trust
Company  of  Chicago;  that  each  of  them  knows  the  corporate  seal of said corporation;  that the seal affixed to said  instrument  and bearing the name of said  corporation is such corporate seal; that it was so affixed by authority of the Board of  Directors of said  corporation;  that each of them signed his name thereto by like authority;  and each of them  acknowledged the execution of said instrument  on behalf of said  corporation  to be his free and voluntary act and deed and the free and voluntary act and deed of said  corporation,  for the uses and purposes therein set forth.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/KATHLEEN A. WHITE
                                                --------------------------------
                                                KATHLEEN A. WHITE,
                                                      Notary Public

My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

                                                                 (NOTARIAL SEAL)

                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                    RECORDING DATA

             Forty-Sixth Supplemental Indenture Dated as of August 1, 2001

                                                     Instrument        Recording
County            Record            Page             No.               Date
--------------------------------------------------------------------------------

Bartholomew       ---               ---              200100009899      7/27/2001
Boone             ---               ---              0109138           7/27/2001
Daviess           ---               ---              01-3599           7/27/2001
Gibson            ---               ---              200100005591      7/27/2001
Greene            Inden. Bk. 27     98-124           200100004077      7/27/2001
Hamilton          ---               ---              200100046498      7/27/2001
Hancock           ---               ---              0110425           7/27/2001
Hendricks         Mtg. Rec. 261     735-761          200100021808      7/27/2001
Johnson           ---               ---              2001-022712       7/27/2001
Knox              Mtg. Rec. 554     597-622          5738              7/27/2001
Madison           ---               ---              200117487         7/27/2001
Marion            ---               ---              2001-0130011      7/27/2001
Monroe            ---               ---              2001015474        7/27/2001
Morgan            ---               ---              20111812          7/27/2001
Owen              Mtg. Rec. IC      577-603          138717            7/27/2001
Pike              Mtg. Rec. 307     1-27             01-1786           7/27/2001
Putnam            ---               ---              2001005424        7/27/2001
Shelby            ---               ---              0106333           7/27/2001
Sullivan          Mtg. Rec. 258     980              012794            7/27/2001
Switzerland       Mtg. Rec. 133     28               8809              7/27/2001

_______________________ __________________

INDIANAPOLIS POWER & LIGHT COMPANY

TO

BANK ONE, NATIONAL ASSOCIATION,
as successor in interest to

AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO

Trustee

________

Forty-Seventh Supplemental Indenture

________

Dated as of August 1, 2003

ESTABLISHING FIRST MORTGAGE BONDS,

6.30% Series, Due 2013

__________________________________________________________

TABLE OF CONTENTS*

of

FORTY-SEVENTH SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

Page

PARTIES 1

RECITALS 1

SECTION 1 Granting clauses 3

Part I Electric Distributing Systems 3

Part II Reserved 4

Part III Indeterminate Permits and Franchises 4

Part IV Other Property 4

SECTION 2 Definitions 5

SECTION 3 Designation and Authentication of 2013 Bonds 7

SECTION 4 Optional Redemption 10

SECTION 5 Registration, Transfer and Exchange 12

SECTION 6 Restrictions on Transfer and Exchange 15

SECTION 7 Temporary Offshore Global Bond 17

SECTION 8 Form of fully registered bond 17

Form of Trustee's certificate on bonds 19

SECTION 9 Temporary Bonds 23

SECTION 10 Annual Payments for Maintenance and Improvement Fund 24

SECTION 11 Compliance with Section 47 of Original Mortgage with respect to dividend restrictions 24

-------------------

*Table of Contents is not part of this Forty-Seventh Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

Page

SECTION 12 Rule 144A Information Request 24

SECTION 13 Acceptance of trusts by Trustee and conditions of Acceptance 24

SECTION 14 Successors and assigns 25

SECTION 15 Limitation of rights hereunder 25

SECTION 16 Compliance with terms, provisions and conditions of Mortgage 25

SECTION 17 Execution in counterparts 25

SIGNATURES AND SEALS 26

ACKNOWLEDGEMENTS 28

EXHIBITS

EXHIBIT A Certificate of Beneficial Ownership

EXHIBIT B DTC Legend

EXHIBIT C Regulation S Certificate

EXHIBIT D Restricted Legend

EXHIBIT E Rule 144A Certificate

EXHIBIT F Temporary Offshore DTC Legend

THIS FORTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2003, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and BANK ONE, NATIONAL ASSOCIATION, as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995 and as of August 1, 2001 (four); and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.30% Series, due 2013" (the bonds of said series being hereinafter sometimes referred to as the "2013 Bonds"), limited to the aggregate principal amount of One Hundred Ten Million Dollars ($110,000,000); and

WHEREAS, all things necessary to make the 2013 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Seventh Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Forty-Seventh Supplemental Indenture, and the terms of the 2013 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Seventh Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2013 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Seventh Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Seventh Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Mortgage), unto said Bank One, National Association, as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.

[Reserved]

PART III.

INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.

OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2. Capitalized terms not otherwise defined in this Forty-Seventh Supplemental Indenture shall have the following meanings:

"Agent Member" means a member of, or a participant in, the Depositary.

"Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit A.

"Certificated Bond" means a 2013 Bond in registered individual form without interest coupons.

"Clearstream" means Clearstream Banking SA and its successors.

"Depositary" means the depositary of each Global Bond, which will initially be DTC.

"DTC" means The Depository Trust Company, a New York Corporation, and its successors.

"DTC Legend" means the legend set forth in Exhibit B.

"Euroclear" means Euroclear Bank S.A./N.V., and its successors and assigns, as operator of the Euroclear System.

"Exchange Act" means the Securities Act of 1934, as amended.

"Global Bond" means a 2013 Bond in registered global form without interest coupons.

"Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the 2013 Bonds by the Company.

"Officer's Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

"Offshore Global Bond" means a Global Bond representing 2013 Bonds issued and sold pursuant to Regulation S.

"Permanent Offshore Global Bond" means an Offshore Global Bond that does not bear the Temporary Offshore DTC Legend.

"Regulation S" means Regulations S under the Securities Act.

"Regulation S Certificate" means a certificate substantially in the form of Exhibit C hereto.

"Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

"Restricted Legend" means the legend set forth in Exhibit D.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the person making such certification (x) is acquiring such 2013 Bond (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

"Securities Act" means the Securities Act of 1933, as amended.

"Temporary Offshore Global Bond" means an Offshore Global Bond that bears the Temporary Offshore DTC Legend.

"Temporary Offshore DTC Legend" means the legend set forth in Exhibit F.

"U.S. Global Bond" means a Global Bond that bears the Restricted Legend representing 2013 Bonds issued and sold pursuant to Rule 144A.

SECTION 3. (a) There shall be and is hereby established a series of bonds, limited in aggregate principal amount to One Hundred Ten Million Dollars ($110,000,000) to be issued under and secured by the Mortgage, to be designated ''6.30% Series, due 2013'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on July 1, 2013, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; said 2013 Bonds shall accrue interest from and including the most recent date to which interest has been paid or if no interest has been paid from the date on which the 2013 Bonds are issued and authenticated through but excluding the date on which is paid, at the rate per annum designated in the title thereof; interest shall be payable in arrears semi-annually, on January 1 and July 1 of each year commencing January 1, 2004; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the city of the principal corporate trust offices of the paying agent appointed by the Company, which shall initially be in the City of Chicago, Illinois. The person in whose name any such 2013 Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such 2013 Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or on behalf of the Company by notice mailed to the holders of the 2013 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the cities in which the principal corporate trust offices of any paying agents are located, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

(b) Bank One, National Association is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2013 Bonds. All reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2013 Bonds shall be to Bank One, National Association. In the event of the resignation or inability to act of Bank One, National Association, then a successor paying agent for all such purposes shall be appointed by the Board of Directors of the Company. Bank One, National Association is hereby designated and appointed the office and agency of the Company for the registration, transfer and exchange of such bonds. All reference herein to the office or agency of the Company for the registration, transfer or exchange of the 2013 Bonds shall be to Bank One, National Association. In the event of the resignation or inability to act of Bank One, National Association, then a successor agent for the registration, transfer and exchange of the 2013 Bonds shall be appointed by the Board of Directors of the Company.

(c) The 2013 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

(d) The 2013 Bonds shall be limited to an aggregate principal amount of One Hundred Ten Million Dollars ($110,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

(e) (1) Except as otherwise provided in paragraph (f), Section 6 (b)(3) or (c), or Section 5(b)(4), each 2013 Bond (other than a Permanent Offshore Bond) will bear the Restricted Legend.

(2) Each Global Bond will bear the DTC Legend.

(3) Each Temporary Offshore Global Bond will bear the Temporary Offshore DTC Legend.

(4) 2013 Bonds initially offered and sold in reliance on Regulation S will be issued as provided in Section 7(a).

(f) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a 2013 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the 2013 Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel such 2013 Bond and issue to the holder thereof (or to its transferee) a new 2013 Bond of like tenor and amount, registered in the name of the holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(g) By its acceptance of any 2013 Bond bearing the Restricted Legend (or any beneficial interest in such a 2013 Bond), each holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2013 Bond (and any such beneficial interest) set forth in this Forty-Seventh Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2013 Bond (and any such beneficial interest) only in accordance with the Mortgage, as supplemented by this Forty-Seventh Supplemental Indenture, and such legend.

(h) A 2013 Bond will not be valid until the Trustee manually signs the certificate of authentication on the 2013 Bond, with the signature conclusive evidence that the 2013 Bond has been authenticated under this Forty-Seventh Supplemental Indenture.

(i) At any time and from time to time after the execution and delivery of this Forty-Seventh Supplemental Indenture, the Company may deliver 2013 Bonds executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver 2013 Bonds for original issue in the aggregate principal amount not to exceed One Hundred Ten Million Dollars ($110,000,000.00).

SECTION 4. Except as provided in this Section 4, the 2013 Bonds shall not be redeemable.

Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 4, the 2013 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2013 Bonds as to be redeemed and accrued interest to the date of redemption.

Upon the notice and in the manner and with the effect provided in this Section 4, the 2013 Bonds shall be redeemable prior to the maturity thereof, as a whole or in part at any time, at the option of the Company, at a redemption price, together with accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount of the 2013 Bonds being redeemed; and (ii) the sum of the present values of the principal amount of the 2013 Bonds to be redeemed and the remaining scheduled payments of interest on the 2013 Bonds from the redemption date to July 1, 2013, discounted from their respective scheduled payment dates to the redemption date semi-annually, assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield plus thirty-five (35) basis points.

"Treasury Yield" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the 2013 Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2013 Bonds.

"Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

The notice required for the redemption of the 2013 Bonds shall be as provided in Section 59 of the Mortgage.

If fewer than all the 2013 Bonds are to be redeemed, selection of 2013 Bonds for redemption will be made by the Trustee in the manner specified in the Mortgage.

Unless the Company defaults in payment of the redemption price, from and after the date of redemption, the 2013 Bonds or portions thereof called for redemption will cease to bear interest, and the holders of the 2013 Bonds will have no right in respect of the 2013 Bonds except the right to receive the redemption price.

No sinking fund is provided for the 2013 Bonds.

SECTION 5. (a) The 2013 Bonds will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4) of this Section 5, the 2013 Bonds will be issued in global form only. The Company shall cause the agent for the registration, transfer and exchange named in Section 3(b) (the "Transfer Agent") to maintain a register (the "Register") of the 2013 Bonds, for registering the record ownership of 2013 Bonds by the holders thereof and transfers and exchanges of 2013 Bonds.

(b) (1) Each Global Bond will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereon will bear the DTC Legend.

(2) Each Global Bond will be delivered to the Transfer Agent as custodian for the Depositary. Transfers of a Global Bond (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 5(b)(4) and (ii) transfers of portions thereof in the form of Certificated Bonds may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 6.

(3) Agent Members will have no rights under the Mortgage or this Forty- Seventh Supplemental Indenture with respect to any Global Bond held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Bond through an Agent Member) to take any action which a holder is entitled to take under the Mortgage or this Forty-Seventh Supplemental Indenture or the 2013 Bonds, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Bond and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) a completed default (as defined in the Mortgage) has occurred and is continuing and the Transfer Agent has received a request from the Depositary, or (z) the Company determines that the 2013 Bonds will no longer be represented by Global Bonds, the Transfer Agent will promptly exchange each beneficial interest in each Global Bond for one or more Certificated Bonds of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Transfer Agent by the Depositary, and thereupon each Global Bond will be deemed canceled. If a Global Bond does not bear the Restricted Legend, then the Certificated Bonds issued in exchange therefor will not bear the Restricted Legend. If a Global Bond bears the Restricted Legend, then the Certificated Bonds issued in exchange therefor will bear the Restricted Legend, provided that any holder of any such Certificated Bond issued in exchange for a beneficial interest in a Temporary Offshore Global Bond will have the right upon presentation to the Transfer Agent of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Bond for a Certificated Bond of like tenor and amount that does not bear the Restricted Legend, registered in the name of such holder.

(c) A holder may transfer a 2013 Bond (or a beneficial interest therein) to another person or exchange a 2013 Bond (or a beneficial interest therein) for another 2013 Bond or 2013 Bonds of any authorized denomination by presenting to the Transfer Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 6. The Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Transfer Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in the Register and

(y) the Transfer Agent will not be required (i) to issue, register the transfer of or exchange any 2013 Bond for a period of ten (10) days before any interest payment date of such bonds, (ii) to issue, register the transfer of or exchange any 2013 Bond for a period of fifteen (15) days before a selection of 2013 Bonds to be redeemed or purchased, (iii) to register the transfer of or exchange any 2013 Bond so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any 2013 Bond not being redeemed or purchased, or (iv) if a redemption or a purchase is to occur after a record date but on or before the corresponding interest payment date, to register the transfer of or exchange any 2013 Bond on or after the record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name any 2013 Bond is registered as the owner and holder thereof for all purposes (whether or not the 2013 Bond is overdue), and will not be affected by notice to the contrary.

(d) From time to time the Company will execute and the Trustee will authenticate additional 2013 Bonds as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

(e) No service charge will be imposed in connection with any transfer or exchange of any 2013 Bond, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(f) (1) If a beneficial interest in a Global Bond is transferred or exchanged for a beneficial interest in another Global Bond, the Transfer Agent will (x) record a decrease in the principal amount of the Global Bond being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Bond. Any beneficial interest in one Global Bond that is transferred to a person who takes delivery in the form of an interest in another Global Bond, or exchanged for an interest in another Global Bond of the same series, will, upon transfer or exchange, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

(2) If a Certificated Bond is transferred or exchanged for another Certificated Bond, the Transfer Agent will (x) cancel the Certificated Bond being transferred or exchanged, (y) deliver one or more new Certificated Bonds in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Certificated Bond (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (if such transferor exchange involves less than the entire principal amount of the canceled Certificated Bond) deliver to the holder thereof one or more Certificated Bonds in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Bond, registered in the name of the holder thereof.

SECTION 6. (a) The transfer or exchange of any 2013 Bond (or a beneficial interest therein) may only be made in accordance with this Section and Section 5 and, in the case of a Global Bond (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any 2013 Bond (or a beneficial interest therein) of the type set forth in column A below for a 2013 Bond (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.
A	B	C
U.S. Global Bond U.S. Global Bond U.S. Global Bond Certificated Bond Certificated Bond Certificated Bond Offshore Global Bond Offshore Global Bond Offshore Global Bond	U.S. Global Bond Offshore Global Bond Certificated Bond Certificated Bond U.S. Global Bond Offshore Global Bond U.S. Global Bond Offshore Global Bond Certificated Bond	(1) (2) (3) (3) (4) (2) (4) (1) (3)

(1) No certification is required.

(2) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Regulation S Certificate.

(3) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or (z) an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the holder of a 2013 Bond that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Transfer Agent or (ii) a 2013 Bond that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Transfer Agent will deliver a Certificated Bond that does not bear the Restricted Legend.

(4) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any 2013 Bond (or a beneficial interest therein)

(1) after such 2013 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Transfer Agent with an Officer's Certificate to that effect, and the Company may require from any person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Bond delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Transfer Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2013 Bond (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Transfer Agent.

SECTION 7. (a) Each 2013 Bond originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Bonds that bear the Temporary Offshore DTC Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Bond (or a person acting on behalf of such an owner) may provide to the Transfer Agent (and the Transfer Agent will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Transfer Agent will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Transfer Agent will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Bond, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Bond by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Bond by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Bond may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

SECTION 8. The 2013 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[FORM OF FACE OF 2013 BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 6.30% Series, Due 2013

Due July 1, 2013

No. ___ $___________

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay or registered assigns, on July _____, 2013, at the office or agency of the Company for such purpose, in the city of the principal corporate trust office of the paying agent appointed by the Company, which shall initially be in the City of Chicago, State of Illinois, ________________________Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid, from the date of this bond through but excluding the date on which interest is paid, at the rate of six and three-tenths percent (6.30%) per annum in like lawful money at said office or agency on January 1 and July 1 in each year commencing January 1, 2004, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will, subject to the exception provided in Section 3 of the Forty-Seventh Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized by law to close in the cities in which the principal corporate trust offices of any paying agents are located, the next day succeeding such tenth day which shall not be a Saturday, Sunday, legal holiday, or a day on which such institutions are authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This bond shall not become obligatory until Bank One, National Association, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________ By_______________________________

Attest:

By_____________________________

[FORM OF TRUSTEE'S CERTIFICATE ON BONDS]

Trustee's Certificate

This 2013 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Seventh Supplemental Indenture thereto.

BANK ONE, NATIONAL ASSOCIATION,

AS SUCCESSOR IN INTEREST TO

AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

Trustee

By________________________________

Authorized Signature

[FORM OF REVERSE SIDE OF BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6.30% Series, due 2013

Due July 1, 2013

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.30% Series, due 2013 (herein called the ''2013 Bonds'') limited in aggregate principal amount to One Hundred Ten Million Dollars ($110,000,000) and established by a Forty-Seventh Supplemental Indenture dated as of August 1, 2003, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to Bank One, National Association), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

This 2013 Bonds are subject to redemption as provided in Section 4 of the Forty-Seventh Supplemental Indenture, to which reference is made for full description of redemption provisions and prices.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2013 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2013 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Seventh Supplemental Indenture, the principal of, and premium, if any, and interest on this 2013 Bonds at the place, at the respective times and at the rate and the manner herein prescribed.

This 2013 Bond is issuable only in full registered form without coupons in denominations of One Thousand Dollars ($1,000) and any larger denomination which is a whole multiple of One Thousand Dollars ($1,000).

The 2013 Bonds shall be transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company for such purpose in the city of the principal corporate trust office of the registrar and transfer agent appointed by the Company, which shall initially be in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2013 Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Seventh Supplemental Indenture.

Upon redemption of this 2013 Bond in part and surrender thereof at the office or agency of the Company for such purpose in the city of the principal corporate trust office of the registrar and transfer agent appointed by the Company, which shall initially be in Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2013 Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this bond the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

□ (1) This bond is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Forty-Seventh Supplemental Indenture is being furnished herewith.

□ (2) This bond is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit C to the Forty-Seventh Supplemental Indenture is being furnished herewith.

or

□ (3) This bond is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this bond and the Forty-Seventh Supplemental Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this bond in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Forty-Seventh Supplemental Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2

By:

To be executed by an executive officer

2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the transfer agent, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[END OF 2013 BOND FORM]

SECTION 9. Until the 2013 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2013 Bonds in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 10. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2013 Bonds, and the Company reserves the right, without any consent of, or other action by, the holder of the 2013 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2013 Bonds the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 11. The Company covenants that, so long as any of the 2013 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 12. The Company shall furnish to the holders or beneficial holders of the 2013 Bonds and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such new bonds are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these new 2013 Bonds have not been owned by the Company or an affiliate of the Company.

SECTION 13. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Seventh Supplemental Indenture or of the 2013 Bonds issued hereunder.

SECTION 14. Whenever in this Forty-Seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 15. Nothing in this Forty-Seventh Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Seventh Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 16. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2013 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Seventh Supplemental Indenture.

SECTION 17. This Forty-Seventh Supplemental Indenture is dated as of August 1, 2003, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(signature pages to follow)

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and BANK ONE, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT

COMPANY

By ______________________________

(SEAL) HAMSA SHADAKSHARAPPA,

Senior Vice President Financial Services,

Chief Financial Officer and Secretary

Attest:

By: _____________________________

CONNIE R. HORWITZ,

Treasurer and Assistant Secretary

BANK ONE, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

By________________________________

Derick Rush,

Authorized Officer

Attest: (SEAL)

By:______________________________

John P. Porzuczek,

Authorized Officer

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 30th day of July, in the year 2003, before me, a Notary Public in and for the County and State aforesaid, personally came HAMSA SHADAKSHARAPPA, Senior Vice President Financial Services, Chief Financial Officer and Secretary and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President Financial Services, Chief Financial Officer and Secretary and Treasurer and Assistant Secretary, respectively. Said HAMSA SHADAKSHARAPPA and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said HAMSA SHADAKSHARAPPA resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said HAMSA SHADAKSHARAPPA is Senior Vice President Financial Services, Chief Financial Officer and Secretary and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 30th day of July, 2003.

_______________________________

Catherine McDaniel,

Notary Public

My Commission Expires:

August 17, 2009

My County of Residence is:

Shelby

(NOTARIAL SEAL)

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 1st day of August, in the year 2003, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and John P. Porzuczek, Authorized Officers of Bank One, National Association, as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and John P. Porzuczek, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said John P. Porzuczek resides in Hamilton County, Indiana; that said Derick Rush and John P. Porzuczek, are Authorized Officers of said Bank One, National Association, as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 1st day of August, 2003.

________________________________

Ruth Dickinson,

Notary Public

My Commission Expires:

April 12, 2007

My County of Residence is:

Hendricks

(NOTARIAL SEAL)

This instrument was prepared by

Steven W. Thornton, Barnes & Thornburg,

11 South Meridian Street, Indianapolis, IN 46104

INDS01 SWT 598579_6

EXHIBIT A

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To: Bank One, National Association

Bank One Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.30% Series, due 2013 (the "Bonds")

Issued under the Forty-Seventh Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

We are the beneficial owner of $_________ principal amount of Bonds issued under the Mortgage and represented by a Temporary Offshore Global Bond (as defined in the Mortgage).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

□ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

□ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended, that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:

Name:

Title:

Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To: Bank One, National Association

Bank One Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.30% Series, due 2013 (the "Bonds")

Issued under the Forty-Seventh Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Bonds represented by a Temporary Offshore Global Bond issued under the above- referenced Mortgage, that as of the date hereof, $________ principal amount of Bonds represented by the Temporary Offshore Global Bond being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Bond excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Bond submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as

operator of the Euroclear System]

OR

[CLEARSTREAM BANKING SA]

By:

Name:

Title:

Address:

Date:

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE MORTGAGE.

EXHIBIT C

REGULATION S CERTIFICATE

______________, ____

Bank One, National Association

Bank One Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.30% Series, due 2013 (the "Bonds")

Issued under the Forty-Seventh Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Dear Sirs:

Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□ A. This Certificate relates to our proposed transfer of $_____ principal amount of Bonds issued under the Mortgage. We hereby certify as follows:

1. The offer and sale of the Bonds was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds.

4. The proposed transfer of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds, and the proposed transfer takes place during the Restricted Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Mortgage), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

□ B. This Certificate relates to our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us. We hereby certify as follows:

1. At the time the offer and sale of the Bonds was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3. The proposed exchange of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)

OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT D

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"' AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE), SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) OR (IV) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

EXHIBIT E

RULE 144A CERTIFICATE

______________, ____

Bank One, National Association

Bank One Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.30% Series, due 2013 (the "Bonds")

Issued under the Forty-Seventh Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□ A. Our proposed purchase of $________ principal amount of Bonds issued under the Mortgage.

□ B. Our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR

TRANSFERS) OR OWNER (FOR

EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT F

TEMPORARY OFFSHORE DTC LEGEND

THIS BOND IS A TEMPORARY GLOBAL BOND. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

INDS01 SWT 598579_6

INDIANAPOLIS POWER & LIGHT COMPANY

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as successor in interest to

AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO

Trustee

________

Forty-Eighth Supplemental Indenture

________

Dated as of January 1, 2004

ESTABLISHING FIRST MORTGAGE BONDS,

6.60% Series, Due 2034

TABLE OF CONTENTS*

of

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

Page

PARTIES 1

RECITALS 1

SECTION 1 Granting clauses 3

Part I Electric Distributing Systems 3

Part II Reserved 4

Part III Indeterminate Permits and Franchises 4

Part IV Other Property 4

SECTION 2 Definitions 5

SECTION 3 Designation and Authentication of 2034 Bonds 7

SECTION 4 Optional Redemption 10

SECTION 5 Registration, Transfer and Exchange 12

SECTION 6 Restrictions on Transfer and Exchange 15

SECTION 7 Temporary Offshore Global Bond 17

SECTION 8 Form of fully registered bond 17

Form of Trustee's certificate on bonds 19

SECTION 9 Temporary Bonds 23

SECTION 10 Annual Payments for Maintenance and Improvement Fund 24

SECTION 11 Compliance with Section 47 of Original Mortgage with respect to dividend restrictions 24

-------------------

*Table of Contents is not part of this Forty-Eighth Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

Page

SECTION 12 Rule 144A Information Request 24

SECTION 13 Acceptance of trusts by Trustee and conditions of Acceptance 24

SECTION 14 Successors and assigns 25

SECTION 15 Limitation of rights hereunder 25

SECTION 16 Compliance with terms, provisions and conditions of Mortgage 25

SECTION 17 Execution in counterparts 25

SIGNATURES AND SEALS 26

ACKNOWLEDGEMENTS 28

EXHIBITS

EXHIBIT A Certificate of Beneficial Ownership

EXHIBIT B DTC Legend

EXHIBIT C Regulation S Certificate

EXHIBIT D Restricted Legend

EXHIBIT E Rule 144A Certificate

EXHIBIT F Temporary Offshore DTC Legend

THIS FORTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of January 1, 2004, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four) and as of August 1, 2003; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.60% Series, due 2034" (the bonds of said series being hereinafter sometimes referred to as the "2034 Bonds"), limited to the aggregate principal amount of One Hundred Million Dollars ($100,000,000); and

WHEREAS, all things necessary to make the 2034 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Eighth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Forty-Eighth Supplemental Indenture, and the terms of the 2034 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Eighth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2034 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Eighth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Eighth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Mortgage), unto said J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.

[Reserved]

PART III.

INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.

OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2. Capitalized terms not otherwise defined in this Forty-Eighth Supplemental Indenture shall have the following meanings:

"Agent Member" means a member of, or a participant in, the Depositary.

"Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit A.

"Certificated Bond" means a 2034 Bond in registered individual form without interest coupons.

"Clearstream" means Clearstream Banking SA and its successors.

"Depositary" means the depositary of each Global Bond, which will initially be DTC.

"DTC" means The Depository Trust Company, a New York Corporation, and its successors.

"DTC Legend" means the legend set forth in Exhibit B.

"Euroclear" means Euroclear Bank S.A./N.V., and its successors and assigns, as operator of the Euroclear System.

"Exchange Act" means the Securities Act of 1934, as amended.

"Global Bond" means a 2034 Bond in registered global form without interest coupons.

"Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the 2034 Bonds by the Company.

"Officer's Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

"Offshore Global Bond" means a Global Bond representing 2034 Bonds issued and sold pursuant to Regulation S.

"Permanent Offshore Global Bond" means an Offshore Global Bond that does not bear the Temporary Offshore DTC Legend.

"Regulation S" means Regulations S under the Securities Act.

"Regulation S Certificate" means a certificate substantially in the form of Exhibit C hereto.

"Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

"Restricted Legend" means the legend set forth in Exhibit D.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the person making such certification (x) is acquiring such 2034 Bond (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

"Securities Act" means the Securities Act of 1933, as amended.

"Temporary Offshore Global Bond" means an Offshore Global Bond that bears the Temporary Offshore DTC Legend.

"Temporary Offshore DTC Legend" means the legend set forth in Exhibit F.

"U.S. Global Bond" means a Global Bond that bears the Restricted Legend representing 2034 Bonds issued and sold pursuant to Rule 144A.

SECTION 3. (a) There shall be and is hereby established a series of bonds, limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) to be issued under and secured by the Mortgage, to be designated ''6.60% Series, due 2034'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said 2034 Bonds shall mature on January 1, 2034, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; said 2034 Bonds shall accrue interest from and including the most recent date to which interest has been paid, or if no interest has been paid from January 13, 2004, through but excluding the date on which interest is paid, at the rate per annum designated in the title thereof; interest shall be payable in arrears semi-annually, on January 1 and July 1 of each year commencing July 1, 2004, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such 2034 Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such 2034 Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or on behalf of the Company by notice mailed to the holders of the 2034 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date.

(b) J.P. Morgan Trust Company, National Association is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2034 Bonds. All reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2034 Bonds shall be to J.P. Morgan Trust Company, National Association. In the event of the resignation or inability to act of J.P. Morgan Trust Company, National Association, then a successor paying agent for all such purposes shall be appointed by the Board of Directors of the Company. J.P. Morgan Trust Company, National Association is hereby designated and appointed the office and agency of the Company for the registration, transfer and exchange of such bonds. All reference herein to the office or agency of the Company for the registration, transfer or exchange of the 2034 Bonds shall be to J.P. Morgan Trust Company, National Association. In the event of the resignation or inability to act of J.P. Morgan Trust Company, National Association, then a successor agent for the registration, transfer and exchange of the 2034 Bonds shall be appointed by the Board of Directors of the Company.

(c) The 2034 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

(d) The 2034 Bonds shall be limited to an aggregate principal amount of One Hundred Million Dollars ($100,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

(e) (1) Except as otherwise provided in paragraph (f), Section 6 (b)(3) or (c), or Section 5(b)(4), each 2034 Bond (other than a Permanent Offshore Bond) will bear the Restricted Legend.

(2) Each Global Bond will bear the DTC Legend.

(3) Each Temporary Offshore Global Bond will bear the Temporary Offshore DTC Legend.

(4) 2034 Bonds initially offered and sold in reliance on Regulation S will be issued as provided in Section 7(a).

(f) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a 2034 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the 2034 Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel such 2034 Bond and issue to the holder thereof (or to its transferee) a new 2034 Bond of like tenor and amount, registered in the name of the holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(g) By its acceptance of any 2034 Bond bearing the Restricted Legend (or any beneficial interest in such a 2034 Bond), each holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2034 Bond (and any such beneficial interest) set forth in this Forty-Eighth Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2034 Bond (and any such beneficial interest) only in accordance with the Mortgage, as supplemented by this Forty-Eighth Supplemental Indenture, and such legend.

(h) A 2034 Bond will not be valid until the Trustee manually signs the certificate of authentication on the 2034 Bond, with the signature conclusive evidence that the 2034 Bond has been authenticated under this Forty-Eighth Supplemental Indenture.

(i) At any time and from time to time after the execution and delivery of this Forty-Eighth Supplemental Indenture, the Company may deliver 2034 Bonds executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver 2034 Bonds for original issue in the aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000.00).

SECTION 4. Except as provided in this Section 4, the 2034 Bonds shall not be redeemable.

Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 4, the 2034 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2034 Bonds as to be redeemed and accrued interest to the date of redemption.

Upon the notice and in the manner and with the effect provided in this Section 4, the 2034 Bonds shall be redeemable prior to the maturity thereof, as a whole or in part at any time, at the option of the Company, at a redemption price, together with accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount of the 2034 Bonds being redeemed; and (ii) the sum of the present values of the principal amount of the 2034 Bonds to be redeemed and the remaining scheduled payments of interest on the 2034 Bonds from the redemption date to January 1, 2034, discounted from their respective scheduled payment dates to the redemption date semi-annually, assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield plus thirty (30) basis points.

"Treasury Yield" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the 2034 Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2034 Bonds.

"Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

The notice required for the redemption of the 2034 Bonds shall be as provided in Section 59 of the Mortgage.

If fewer than all the 2034 Bonds are to be redeemed, selection of 2034 Bonds for redemption will be made by the Trustee in the manner specified in the Mortgage.

Unless the Company defaults in payment of the redemption price, from and after the date of redemption, the 2034 Bonds or portions thereof called for redemption will cease to bear interest, and the holders of the 2034 Bonds will have no right in respect of the 2034 Bonds except the right to receive the redemption price.

No sinking fund is provided for the 2034 Bonds.

SECTION 5. (a) The 2034 Bonds will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4) of this Section 5, the 2034 Bonds will be issued in global form only. The Company shall cause the agent for the registration, transfer and exchange named in Section 3(b) (the "Transfer Agent") to maintain a register (the "Register") of the 2034 Bonds, for registering the record ownership of 2034 Bonds by the holders thereof and transfers and exchanges of 2034 Bonds.

(b) (1) Each Global Bond will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereon will bear the DTC Legend.

(2) Each Global Bond will be delivered to the Transfer Agent as custodian for the Depositary. Transfers of a Global Bond (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 5(b)(4) and (ii) transfers of portions thereof in the form of Certificated Bonds may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 6.

(3) Agent Members will have no rights under the Mortgage or this Forty- Eighth Supplemental Indenture with respect to any Global Bond held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Bond through an Agent Member) to take any action which a holder is entitled to take under the Mortgage or this Forty-Eighth Supplemental Indenture or the 2034 Bonds, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Bond and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) a completed default (as defined in the Mortgage) has occurred and is continuing and the Transfer Agent has received a request from the Depositary, or (z) the Company determines that the 2034 Bonds will no longer be represented by Global Bonds, the Transfer Agent will promptly exchange each beneficial interest in each Global Bond for one or more Certificated Bonds of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Transfer Agent by the Depositary, and thereupon each Global Bond will be deemed canceled. If a Global Bond does not bear the Restricted Legend, then the Certificated Bonds issued in exchange therefor will not bear the Restricted Legend. If a Global Bond bears the Restricted Legend, then the Certificated Bonds issued in exchange therefor will bear the Restricted Legend, provided that any holder of any such Certificated Bond issued in exchange for a beneficial interest in a Temporary Offshore Global Bond will have the right upon presentation to the Transfer Agent of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Bond for a Certificated Bond of like tenor and amount that does not bear the Restricted Legend, registered in the name of such holder.

(c) A holder may transfer a 2034 Bond (or a beneficial interest therein) to another person or exchange a 2034 Bond (or a beneficial interest therein) for another 2034 Bond or 2034 Bonds of any authorized denomination by presenting to the Transfer Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 6. The Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Transfer Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in the Register and

(y) the Transfer Agent will not be required (i) to issue, register the transfer of or exchange any 2034 Bond for a period of ten (10) days before any interest payment date of such bonds, (ii) to issue, register the transfer of or exchange any 2034 Bond for a period of fifteen (15) days before a selection of 2034 Bonds to be redeemed or purchased, (iii) to register the transfer of or exchange any 2034 Bond so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any 2034 Bond not being redeemed or purchased, or (iv) if a redemption or a purchase is to occur after a record date but on or before the corresponding interest payment date, to register the transfer of or exchange any 2034 Bond on or after the record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name any 2034 Bond is registered as the owner and holder thereof for all purposes (whether or not the 2034 Bond is overdue), and will not be affected by notice to the contrary.

(d) From time to time the Company will execute and the Trustee will authenticate additional 2034 Bonds as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

(e) No service charge will be imposed in connection with any transfer or exchange of any 2034 Bond, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(f) (1) If a beneficial interest in a Global Bond is transferred or exchanged for a beneficial interest in another Global Bond, the Transfer Agent will (x) record a decrease in the principal amount of the Global Bond being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Bond. Any beneficial interest in one Global Bond that is transferred to a person who takes delivery in the form of an interest in another Global Bond, or exchanged for an interest in another Global Bond of the same series, will, upon transfer or exchange, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

(2) If a Certificated Bond is transferred or exchanged for another Certificated Bond, the Transfer Agent will (x) cancel the Certificated Bond being transferred or exchanged, (y) deliver one or more new Certificated Bonds in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Certificated Bond (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Bond) deliver to the holder thereof one or more Certificated Bonds in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Bond, registered in the name of the holder thereof.

SECTION 6. (a) The transfer or exchange of any 2034 Bond (or a beneficial interest therein) may only be made in accordance with this Section and Section 5 and, in the case of a Global Bond (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any 2034 Bond (or a beneficial interest therein) of the type set forth in column A below for a 2034 Bond (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.
A	B	C
U.S. Global Bond U.S. Global Bond U.S. Global Bond Certificated Bond Certificated Bond Certificated Bond Offshore Global Bond Offshore Global Bond Offshore Global Bond	U.S. Global Bond Offshore Global Bond Certificated Bond Certificated Bond U.S. Global Bond Offshore Global Bond U.S. Global Bond Offshore Global Bond Certificated Bond	(1) (2) (3) (3) (4) (2) (4) (1) (3)

(1) No certification is required.

(2) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Regulation S Certificate.

(3) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or (z) an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the holder of a 2034 Bond that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Transfer Agent or (ii) a 2034 Bond that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Transfer Agent will deliver a Certificated Bond that does not bear the Restricted Legend.

(4) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any 2034 Bond (or a beneficial interest therein)

(1) after such 2034 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Transfer Agent with an Officer's Certificate to that effect, and the Company may require from any person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Bond delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Transfer Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2034 Bond (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Transfer Agent.

SECTION 7. (a) Each 2034 Bond originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Bonds that bear the Temporary Offshore DTC Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Bond (or a person acting on behalf of such an owner) may provide to the Transfer Agent (and the Transfer Agent will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Transfer Agent will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Transfer Agent will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Bond, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Bond by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Bond by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Bond may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

SECTION 8. The 2034 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[FORM OF FACE OF 2034 BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 6.60% Series, Due 2034

Due January 1, 2034

No. ___ $___________

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay or registered assigns, on January 1, 2034, at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, ________________________Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from January 13, 2004, through but excluding the date on which interest is paid, at the rate of six and six tenths percent (6.60%) per annum in like lawful money at said office or agency on January 1 and July 1 in each year commencing July 1, 2004, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will, subject to the exception provided in Section 3 of the Forty-Eighth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This bond shall not become obligatory until J.P. Morgan Trust Company, National Association, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________ By_______________________________

Attest:

By_____________________________

[FORM OF TRUSTEE'S CERTIFICATE ON BONDS]

Trustee's Certificate

This 2034 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Eighth Supplemental Indenture thereto.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

AS SUCCESSOR IN INTEREST TO

AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

Trustee

By________________________________

Authorized Signature

[FORM OF REVERSE SIDE OF BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6.60% Series, due 2034

Due January 1, 2034

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.60% Series, due 2034 (herein called the ''2034 Bonds'') limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) and established by a Forty-Eighth Supplemental Indenture dated as of January 1, 2004, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to J.P. Morgan Trust Company, National Association), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

This 2034 Bonds are subject to redemption as provided in Section 4 of the Forty-Eighth Supplemental Indenture, to which reference is made for full description of redemption provisions and prices.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2034 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2034 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Eighth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2034 Bonds at the place, at the respective times and at the rate and the manner herein prescribed.

This 2034 Bond is issuable only in full registered form without coupons in denominations of One Thousand Dollars ($1,000) and any larger denomination which is a whole multiple of One Thousand Dollars ($1,000).

The 2034 Bonds shall be transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company for such purpose in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2034 Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Eighth Supplemental Indenture.

Upon redemption of this 2034 Bond in part and surrender thereof at the office or agency of the Company for such purpose in the City of Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2034 Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this bond the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

□ (1) This bond is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Forty-Eighth Supplemental Indenture is being furnished herewith.

□ (2) This bond is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit C to the Forty-Eighth Supplemental Indenture is being furnished herewith.

or

□ (3) This bond is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this bond and the Forty-Eighth Supplemental Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this bond in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Forty-Eighth Supplemental Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2

By:

To be executed by an executive officer

2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the transfer agent, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[END OF 2034 BOND FORM]

SECTION 9. Until the 2034 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2034 Bonds in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 10. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2034 Bonds, and the Company reserves the right, without any consent of, or other action by, the holder of the 2034 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2034 Bonds the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 11. The Company covenants that, so long as any of the 2034 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 12. The Company shall furnish to the holders or beneficial holders of the 2034 Bonds and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such 2034 Bonds are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these 2034 Bonds have not been owned by the Company or an affiliate of the Company.

SECTION 13. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Eighth Supplemental Indenture or of the 2034 Bonds issued hereunder.

SECTION 14. Whenever in this Forty-Eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 15. Nothing in this Forty-Eighth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Eighth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 16. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2034 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Eighth Supplemental Indenture.

SECTION 17. This Forty-Eighth Supplemental Indenture is dated as of January 1, 2004, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(signature pages to follow)

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT

COMPANY

By ______________________________

(SEAL) HAMSA SHADAKSHARAPPA,

Senior Vice President Financial Services,

Chief Financial Officer and Secretary

Attest:

By: _____________________________

CONNIE R. HORWITZ,

Treasurer and Assistant Secretary

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

By________________________________

Derick Rush,

Authorized Officer

Attest: (SEAL)

By:______________________________

John P. Porzuczek,

Authorized Officer

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 7th day of January, in the year 2004, before me, a Notary Public in and for the County and State aforesaid, personally came HAMSA SHADAKSHARAPPA, Senior Vice President Financial Services, Chief Financial Officer and Secretary and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President Financial Services, Chief Financial Officer and Secretary and Treasurer and Assistant Secretary, respectively. Said HAMSA SHADAKSHARAPPA and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said HAMSA SHADAKSHARAPPA resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said HAMSA SHADAKSHARAPPA is Senior Vice President Financial Services, Chief Financial Officer and Secretary and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of January, 2004.

_______________________________

Catherine McDaniel,

Notary Public

My Commission Expires:

August 17, 2009

My County of Residence is:

Shelby

(NOTARIAL SEAL)

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 7th day of January, in the year 2004, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and John P. Porzuczek, Authorized Officers of J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and John P. Porzuczek, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said John P. Porzuczek resides in Hamilton County, Indiana; that said Derick Rush and John P. Porzuczek, are Authorized Officers of said J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of January, 2004.

________________________________

Lucas Nathaniel Burgin,

Notary Public

My Commission Expires:

June 23, 2011

My County of Residence is:

Hancock

(NOTARIAL SEAL)

This instrument was prepared by

Steven W. Thornton, Barnes & Thornburg,

11 South Meridian Street, Indianapolis, IN 46104

INDS01 SWT 633071_4

EXHIBIT A

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To: J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

We are the beneficial owner of $_________ principal amount of Bonds issued under the Mortgage and represented by a Temporary Offshore Global Bond (as defined in the Mortgage).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

□ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

□ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended, that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:

Name:

Title:

Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To: J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Bonds represented by a Temporary Offshore Global Bond issued under the above- referenced Mortgage, that as of the date hereof, $________ principal amount of Bonds represented by the Temporary Offshore Global Bond being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Bond excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Bond submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as

operator of the Euroclear System]

OR

[CLEARSTREAM BANKING SA]

By:

Name:

Title:

Address:

Date:

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE MORTGAGE.

EXHIBIT C

REGULATION S CERTIFICATE

______________, ____

J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Dear Sirs:

Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□ A. This Certificate relates to our proposed transfer of $_____ principal amount of Bonds issued under the Mortgage. We hereby certify as follows:

1. The offer and sale of the Bonds was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds.

4. The proposed transfer of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds, and the proposed transfer takes place during the Restricted Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Mortgage), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

□ B. This Certificate relates to our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us. We hereby certify as follows:

1. At the time the offer and sale of the Bonds was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3. The proposed exchange of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)

OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT D

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"' AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE), SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) OR (IV) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

EXHIBIT E

RULE 144A CERTIFICATE

______________, ____

J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□ A. Our proposed purchase of $________ principal amount of Bonds issued under the Mortgage.

□ B. Our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR

TRANSFERS) OR OWNER (FOR

EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT F

TEMPORARY OFFSHORE DTC LEGEND

THIS BOND IS A TEMPORARY GLOBAL BOND. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

INDS01 SWT 633071_4

Exhibit 4.7

INDIANAPOLIS POWER & LIGHT COMPANY

to

J.P. MORGAN TRUST COMPANY,

NATIONAL ASSOCIATION

Trustee

________________

Fifty-Second Supplemental Indenture

________________

Dated as of September 1, 2006

ESTABLISHING FIRST MORTAGE BONDS,

4.55% Series, Due 2024

Table of Contents*

of

FIFTY-SECOND Supplemental Indenture

of

Indianapolis Power & Light Company

Page

PARTIES 1

RECITALS 1

SECTION 1 Granting clauses 3

Part I Electric Distributing Systems 4

Part II Reserved 4

Part III Indeterminate Permits and Franchises 4

Part IV Other Property 5

General and after-acquired title 5

SECTION 2 Definitions 6

SECTION 3 Designation of Fifty-Second series of bonds and kind and denominations thereof 6

Designation of Company or J.P. Morgan Trust Company, National Association

as paying agent 7

Purpose of bonds 7

Redemption of bonds 7

Exchange of bonds 12

Transfer of bonds 12

Series limited to $40,000,000 13

SECTION 4 Form of fully registered bond 13

Form of Trustee's certificate on bonds 15

SECTION 5 Temporary bonds 18

SECTION 6 Payment of principal and interest; credits 18

SECTION 7 Annual Payments for Maintenance and Improvement Fund 19

SECTION 8 Compliance with Section 47 of Original Mortgage with respect to dividend restrictions 19

SECTION 9 Acceptance of trusts by Trustee and conditions of acceptance 19

SECTION 10 Successors and assigns 20

SECTION 11 Limitation of rights hereunder 20

SECTION 12 Compliance with terms, provisions and conditions of Mortgage 20

SECTION 13 Execution in counterparts 20

TESTIMONIUM 21

SIGNATURES AND SEALS 21

ACKNOWLEDGEMENTS 22

__________

*Table of Contents is not part of the Fifty-Second Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of September 1, 2006, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank And Trust Company Of Chicago, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two) and as of September 1, 2006;

Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

Whereas, the Company has entered into a Loan Agreement, dated as of September 1, 2006 (hereinafter called the Loan Agreement") with the Indiana Finance Authority (the "IFA"), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City of Petersburg, Indiana Pollution Control Refunding Revenue Bonds, Series 1995A (Indianapolis Power & Light Company Project) issued by the City of Petersburg, Indiana pursuant to a related loan agreement, and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Fifty-Second Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 4.55% Series, due 2024" (the bonds of said series being hereinafter sometimes referred to as the "2024 Bond"), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

Whereas, all things necessary to make the 2024 Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Second Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

Whereas, the execution and delivery by the Company of this Fifty-Second Supplemental Indenture, and the terms of the 2024 Bond, have been duly authorized by the Board of Directors' of the Company by appropriate resolutions of said Board; and

Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Second Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Second Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Second Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

    The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

      ELECTRIC DISTRIBUTING SYSTEMS.

      All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

      [RESERVED].

      INDETERMINATE PERMITS AND FRANCHISES.

      All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

      OTHER PROPERTY.

    All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

    TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

    Capitalized terms not otherwise defined in this Fifty- Second Supplemental Indenture shall have the following meanings:

    "IFA 2006 Series B Bonds" means the $40,000,000 Indiana Finance Authority Pollution Control Refunding Revenue Bonds, Series 2006B (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture.

    "IFA Indenture" means the Indenture of Trust, dated as of September 1, 2006, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2006 Series B Bonds are issued and secured.

    "IFA Trustee" means the person, corporation or association acting as trustee at any time under the IFA Indenture.

    "Loan Agreement" means the Loan Agreement dated as of September 1, 2006 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

    "Project" means the pollution control facilities comprising the Project as defined in the Loan Agreement.

    There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated "4.55% Series, due 2024", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on December 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and December 1 of each year (except that the first interest payment thereon shall be made December 1, 2006 for the period from the date of the 2024 Bond through November 30, 2006); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at J.P. Morgan Trust Company, National Association, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 Bond, or the registration, transfer or exchange thereof, being to J.P. Morgan Trust Company, National Association. In event of the resignation or inability to act of J.P. Morgan Trust Company, National Association, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

    The 2024 Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

    The 2024 Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2006 Series B Bonds, authenticated and delivered under and pursuant to the IFA Indenture. Pursuant to the Loan Agreement, the 2024 Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2006 Series B Bonds will be used for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City of Petersburg, Indiana Pollution Control Refunding Revenue Bonds, Series 1995A (Indianapolis Power & Light Company Project).

    Upon the notice and in the manner and with the effect provided in this Section 3, the 2024 Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

        In whole, at the option of the Company, if the Project or Units 3 or 4 of the Petersburg Generating Station shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expect, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

        In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Project or Units 3 or 4 of the Petersburg Generating Station shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Project or Units 3 or 4 of the Petersburg Generating Station for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

        In whole, at the option of the Company, if, as a result of any changes in the Constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the IFA or the Company, with respect to the Project or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as, the Project.

        In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or the operation of Units 3 or 4 of the Petersburg Generating Station shall have occurred or technological or other changes shall have occurred which render the Project or Units 3 or 4 of the Petersburg Generating Station uneconomic for use in the reasonable opinion of the Company.

        In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Project shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the IFA and the IFA Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Project, or (ii) that the Project has been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Project as Pollution Control Facilities (as defined in the Loan Agreement).

        In whole or in part at any time on or after December 1, 2016 at the option of the Company at a price equal to 100% of the principal amount of the 2024 Bond so to be redeemed and accrued interest to the date of redemption, so long as the Company is not in default under the Loan Agreement and there shall not have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date.

        In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2024 Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

        In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA 2006 Series B Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice is mailed, the 2024 Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2024 Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 Bond.

        In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2006 Series B Bonds in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction, a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing in the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2024 Bond then outstanding to be redeemed on an interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2024 Bond pursuant to this Section 3(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2006 Series B Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2024 Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2006 Series B Bonds in part, which redemption would have the result that the interest payable on the IFA 2006 Series B Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2006 Series B Bond, and until the conclusion of any appellate review, if sought.

    In case of redemption of the 2024 Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (e), (f), (g), (h) or (i) above, the amounts payable upon redemption of the 2024 Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the IFA 2006 Series B Bonds then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the IFA 2006 Series B Bonds.

    In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Fifty-Second Supplemental Indenture, the Loan Agreement and the 2024 Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2024 Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the IFA 2006 Series B Bonds and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial prepayment.

    The 2024 Bond and the IFA 2006 Series B Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

    To exercise any of the options granted to redeem the 2024 Bond in whole or in part or to comply with any obligations to redeem the 2024 Bond in whole or in part imposed in this Section 3, the Company shall give written notice of the date of redemption to the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2024 Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2024 Bond.

    At the option of the holder, the 2024 Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

    The 2024 Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Fifty-Second Supplemental Indenture.

    The Company shall not be required to transfer or exchange the 2024 Bond for a period of ten (10) days next preceding any interest payment date of said bond.

    Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2024 Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

    The 2024 Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

    The 2024 Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

    [Form Of Face Of 2024 Bond]

    This First Mortgage Bond, 4.55% Series, due 2024 (hereinafter called the "2024 Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of September 1, 2006, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

    INDIANAPOLIS POWER & LIGHT COMPANY

    First Mortgage Bond, 4.55% Series, Due 2024
    Due December 1, 2024

    No. $

    INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the "IFA Trustee") under the Indenture of Trust between the Indiana Finance Authority (the "IFA") and the IFA Trustee, dated as of September 1, 2006 (the "IFA Indenture") or its registered assigns, on December 1, 2024, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount set forth above and premium, if any, in the amounts and on the dates for the payment of principal and premium, if any, specified in the $40,000,000 Indiana Finance Authority Pollution Control Refunding Revenue Bonds, Series 2006B (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture (the "IFA 2006 Series B Bonds") in lawful money of the United States of America, and interest thereon at the rate of four and 55/100 percent (4.55%) per annum, in like lawful money at said office or agency, on the interest payment dates specified in the IFA 2006 Series B Bonds, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder will be paid to the registered owner of this 2024 Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

    REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2024 BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

    No recourse shall be had for the payment of the principal of or interest on this 2024 Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

    This 2024 Bond shall not become obligatory until J.P. Morgan Trust Company, National Association, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

    In Witness Whereof, Indianapolis Power & Light Company has caused this 2024 Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

Indianapolis Power & Light Company
Dated: Attest: By:	By:

  [Form Of Trustee's Certificate On 2024 Bond]

  Trustee's Certificate

  This 2024 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Second Supplemental Indenture thereto.

J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank And Trust Company Of Chicago Trustee By: Authorized Signature

  [Form Of Reverse Side Of 2024 Bond]

  INDIANAPOLIS POWER & LIGHT COMPANY

  First Mortgage Bond, 4.55% Series, Due 2024
  Due December 1, 2024

  This 2024 Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 4.55% Series, due 2024 (herein called the "2024 Bond") limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Fifty-Second Supplemental Indenture dated as of September 1, 2006, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to J.P. Morgan Trust Company, National Association), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

  This 2024 Bond evidences and secures a loan made by the Indiana Finance Authority (the "IFA") to the Company, pursuant to a Loan Agreement, dated as of September 1, 2006, between the IFA and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2024 Bond, will issue Forty Million Dollars ($40,000,000) principal amount of its Pollution Control Refunding Revenue Bonds, Series 2006B (Indianapolis Power & Light Company Project) (the "IFA 2006 Series B Bonds") under and pursuant to the Indenture of Trust between the IFA and U.S. Bank National Association, as trustee (the "IFA Trustee"), dated as of September 1, 2006 (the "IFA Indenture"). The IFA 2006 Series B Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2024 Bond and from moneys in the Bond Fund created under the IFA Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2024 Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the IFA 2006 Series B Bonds and are directed by the Company to be applied thereto, all as provided in the Fifty-Second Supplemental Indenture.

  This 2024 Bond is subject to redemption in whole or in part at any time on or after December 1, 2016, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Fifty-Second Supplemental Indenture, at a price equal to 100% of the principal amount of the 2024 Bond so to be redeemed and accrued interest to the date of redemption.

  With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2024 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

  No reference herein to the Mortgage, and no provision of this 2024 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Second Supplemental Indenture, the principal of, and premium, if any, and interest on this 2024 Bond at the place, at the respective times and at the rate and the manner herein prescribed.

  This 2024 Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

  This 2024 Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Second Supplemental Indenture.

  [End Of 2024 Bond Form]

  Until the 2024 Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2024 Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Fifty-Second Supplemental Indenture for a statement of such redemption prices.

  The Company covenants and agrees that it will duly and punctually pay to the holder of the 2024 Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

      The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2024 Bond shall be discharged to the extent that any moneys in the Bond Account within the Bond Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of, or premium, if any, or interest on the IFA 2006 Series B Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2024 Bond.

      Except as otherwise provided in this Section 6, the principal amount of any IFA 2006 Series B Bond acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2024 Bond.

  As the principal of, premium, if any, and interest on the 2024 Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2024 Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2024 Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2024 Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2024 Bond, any such certificate shall be controlling and conclusive.

  The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2024 Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2024 Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2024 Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

  The Company covenants that, so long as the 2024 Bond shall remain outstanding, it will (i) comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following teens and conditions:

  The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security worded hereby, or as to the validity of this Fifty-Second Supplemental Indenture or of the 2024 Bond issued hereunder.

  Whenever in this Fifty-Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Nothing in this Fifty-Second Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy; or claim under or by reason of this Fifty-Second Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2024 Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Second Supplemental Indenture.

  This Fifty-Second Supplemental Indenture is dated as of September 1, 2006, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT

COMPANY

By: /s/ Frank P. Marino

(SEAL) FRANK P. MARINO, Vice President and Chief Financial Officer

Attest:

By: /s/ Connie R. Horwitz

CONNIE R. HORWITZ,

Treasurer and Assistant Secretary

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

By /s/ Derick Rush

Derick Rush,

Authorized Officer

Attest: (SEAL)

By: /s/ Perette Davidson

Perette Davidson,

Authorized Officer

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 19th day of September, in the year 2006, before me, a Notary Public in and for the County and State aforesaid, personally came FRANK P. MARINO, Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said FRANK P. MARINO and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said FRANK P. MARINO resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said FRANK P. MARINO is Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 19th day of September, 2006.

/s/ Lissa J. Adkins

Lissa J. Adkins,

Notary Public

My Commission Expires:

October 30, 2010

My County of Residence is:

Johnson

(NOTARIAL SEAL)

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 19th day of September, in the year 2006, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and Perette Davidson, Authorized Officers of J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and Perette Davidson, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said Perette Davidson resides in Hamilton County, Indiana; that said Derick Rush and Perette Davidson, are Authorized Officers of said J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 19th day of September, 2006.

/s/ Lucas Nathaniel Burgin

Lucas Nathaniel Burgin,

Notary Public

My Commission Expires:

June 23, 2011

My County of Residence is:

Hancock

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed: /s/ Steven W. Thornton

Steven W. Thornton

This instrument was prepared by

Steven W. Thornton, Barnes & Thornburg LLP,

11 South Meridian Street, Indianapolis, IN 46204

INDS01 SWT 858016v6

Exhibit 4.8

_______________________ __________________

INDIANAPOLIS POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as successor in interest to

AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO

Trustee

________

Fifty-Third Supplemental Indenture

________

Dated as of October 1, 2006

ESTABLISHING FIRST MORTGAGE BONDS,

6.05% Series, Due 2036

__________________________________________________________

TABLE OF CONTENTS*

of

FIFTY-THIRD SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

Page

PARTIES 1

RECITALS 1

SECTION 1 Granting clauses 3

Part I Electric Distributing Systems 3

Part II Reserved 3

Part III Indeterminate Permits and Franchises 4

Part IV Other Property 4

SECTION 2 Definitions 5

SECTION 3 Designation and Authentication of 2036 Bonds 7

SECTION 4 Optional Redemption 9

SECTION 5 Registration, Transfer and Exchange 10

SECTION 6 Restrictions on Transfer and Exchange 13

SECTION 7 Temporary Offshore Global Bond 15

SECTION 8 Form of fully registered bond 15

Form of Trustee's certificate on bonds 16

SECTION 9 Temporary Bonds 21

SECTION 10 Annual Payments for Maintenance and Improvement Fund 21

SECTION 11 Compliance with Section 47 of Original Mortgage with respect to dividend restrictions 21

-------------------

*Table of Contents is not part of this Fifty-Third Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

Page

SECTION 12 Rule 144A Information Request 21

SECTION 13 Acceptance of trusts by Trustee and conditions of Acceptance 22

SECTION 14 Successors and assigns 22

SECTION 15 Limitation of rights hereunder 22

SECTION 16 Compliance with terms, provisions and conditions of Mortgage 22

SECTION 17 Execution in counterparts 22

SIGNATURES AND SEALS 23

ACKNOWLEDGEMENTS 25

EXHIBITS

EXHIBIT A Certificate of Beneficial Ownership

EXHIBIT B DTC Legend

EXHIBIT C Regulation S Certificate

EXHIBIT D Restricted Legend

EXHIBIT E Rule 144A Certificate

EXHIBIT F Temporary Offshore DTC Legend

THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE, dated as of October 1, 2006, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two) and as of September 1, 2006 (two); and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.05% Series, Due 2036" (the bonds of said series being hereinafter sometimes referred to as the "2036 Bonds"), limited to the aggregate principal amount of One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000); and

WHEREAS, all things necessary to make the 2036 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Third Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Fifty-Third Supplemental Indenture, and the terms of the 2036 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Third Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2036 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Third Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Mortgage), unto said The Bank of New York Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.

[Reserved]

PART III.

INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.

OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2. Capitalized terms not otherwise defined in this Fifty-Third Supplemental Indenture shall have the following meanings:

"Agent Member" means a member of, or a participant in, the Depositary.

"Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit A.

"Certificated Bond" means a 2036 Bond in registered individual form without interest coupons.

"Clearstream" means Clearstream Banking SA and its successors.

"Depositary" means the depositary of each Global Bond, which will initially be DTC.

"DTC" means The Depository Trust Company, a New York Corporation, and its successors.

"DTC Legend" means the legend set forth in Exhibit B.

"Euroclear" means Euroclear Bank S.A./N.V., and its successors and assigns, as operator of the Euroclear System.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Global Bond" means a 2036 Bond in registered global form without interest coupons.

"Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the 2036 Bonds by the Company.

"Officer's Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

"Offshore Global Bond" means a Global Bond representing 2036 Bonds issued and sold pursuant to Regulation S.

"Permanent Offshore Global Bond" means an Offshore Global Bond that does not bear the Temporary Offshore DTC Legend.

"Regulation S" means Regulations S under the Securities Act.

"Regulation S Certificate" means a certificate substantially in the form of Exhibit C hereto.

"Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

"Restricted Legend" means the legend set forth in Exhibit D.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the person making such certification (x) is acquiring such 2036 Bond (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

"Securities Act" means the Securities Act of 1933, as amended.

"Temporary Offshore Global Bond" means an Offshore Global Bond that bears the Temporary Offshore DTC Legend.

"Temporary Offshore DTC Legend" means the legend set forth in Exhibit F.

"U.S. Global Bond" means a Global Bond that bears the Restricted Legend representing 2036 Bonds issued and sold pursuant to Rule 144A.

SECTION 3. (a) There shall be and is hereby established a series of bonds, limited in aggregate principal amount to One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000) to be issued under and secured by the Mortgage, to be designated ``6.05% Series, Due 2036'', each of which shall also bear the descriptive title ``First Mortgage Bonds''; said 2036 Bonds shall mature on October 1, 2036, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; said 2036 Bonds shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2036 Bonds through but excluding the date on which interest is paid, at the rate per annum designated in the title thereof; interest shall be payable in arrears semi-annually, on October 1 and April 1 of each year commencing April 1, 2007, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such 2036 Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such 2036 Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or on behalf of the Company by notice mailed to the holders of the 2036 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date.

(b) The Bank of New York Trust Company, N.A. is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2036 Bonds. All reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2036 Bonds shall be to The Bank of New York Trust Company, N.A.. In the event of the resignation or inability to act of The Bank of New York Trust Company, N.A., then a successor paying agent for all such purposes shall be appointed by the Board of Directors of the Company. The Bank of New York Trust Company, N.A. is hereby designated and appointed the office and agency of the Company for the registration, transfer and exchange of such bonds. All reference herein to the office or agency of the Company for the registration, transfer or exchange of the 2036 Bonds shall be to The Bank of New York Trust Company, N.A.. In the event of the resignation or inability to act of The Bank of New York Trust Company, N.A., then a successor agent for the registration, transfer and exchange of the 2036 Bonds shall be appointed by the Board of Directors of the Company.

(c) The 2036 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

(d) The 2036 Bonds shall be limited to an aggregate principal amount of One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

(e) (1) Except as otherwise provided in paragraph (f), Section 6 (b)(3) or (c), or Section 5(b)(4), each 2036 Bond (other than a Permanent Offshore Bond) will bear the Restricted Legend.

(2) Each Global Bond will bear the DTC Legend.

(3) Each Temporary Offshore Global Bond will bear the Temporary Offshore DTC Legend.

(4) 2036 Bonds initially offered and sold in reliance on Regulation S will be issued as provided in Section 7(a).

(f) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a 2036 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the 2036 Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel such 2036 Bond and issue to the holder thereof (or to its transferee) a new 2036 Bond of like tenor and amount, registered in the name of the holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(g) By its acceptance of any 2036 Bond bearing the Restricted Legend (or any beneficial interest in such a 2036 Bond), each holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2036 Bond (and any such beneficial interest) set forth in this Fifty-Third Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2036 Bond (and any such beneficial interest) only in accordance with the Mortgage, as supplemented by this Fifty-Third Supplemental Indenture, and such legend.

(h) A 2036 Bond will not be valid until the Trustee manually signs the certificate of authentication on the 2036 Bond, with the signature conclusive evidence that the 2036 Bond has been authenticated under this Fifty-Third Supplemental Indenture.

(i) At any time and from time to time after the execution and delivery of this Fifty-Third Supplemental Indenture, the Company may deliver 2036 Bonds executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver 2036 Bonds for original issue in the aggregate principal amount not to exceed One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000).

SECTION 4. Except as provided in this Section 4, the 2036 Bonds shall not be redeemable.

Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 4, the 2036 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2036 Bonds as to be redeemed and accrued interest to the date of redemption.

Upon the notice and in the manner and with the effect provided in this Section 4, the 2036 Bonds shall be redeemable prior to the maturity thereof, as a whole or in part at any time, at the option of the Company, at a redemption price, together with accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount of the 2036 Bonds being redeemed; and (ii) the sum of the present values of the principal amount of the 2036 Bonds to be redeemed and the remaining scheduled payments of interest on the 2036 Bonds from the redemption date to October 1, 2036, discounted from their respective scheduled payment dates to the redemption date semi-annually, assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield plus twenty (20) basis points.

"Treasury Yield" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the 2036 Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2036 Bonds.

"Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

The notice required for the redemption of the 2036 Bonds shall be as provided in Section 59 of the Mortgage.

If fewer than all the 2036 Bonds are to be redeemed, selection of 2036 Bonds for redemption will be made by the Trustee in the manner specified in the Mortgage.

Unless the Company defaults in payment of the redemption price, from and after the date of redemption, the 2036 Bonds or portions thereof called for redemption will cease to bear interest, and the holders of the 2036 Bonds will have no right in respect of the 2036 Bonds except the right to receive the redemption price.

No sinking fund is provided for the 2036 Bonds.

SECTION 5. (a) The 2036 Bonds will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4) of this Section 5, the 2036 Bonds will be issued in global form only. The Company shall cause the agent for the registration, transfer and exchange named in Section 3(b) (the "Transfer Agent") to maintain a register (the "Register") of the 2036 Bonds, for registering the record ownership of 2036 Bonds by the holders thereof and transfers and exchanges of 2036 Bonds.

(b) (1) Each Global Bond will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereon will bear the DTC Legend.

(2) Each Global Bond will be delivered to the Transfer Agent as custodian for the Depositary. Transfers of a Global Bond (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 5(b)(4) and (ii) transfers of portions thereof in the form of Certificated Bonds may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 6.

(3) Agent Members will have no rights under the Mortgage or this Fifty- Third Supplemental Indenture with respect to any Global Bond held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Bond through an Agent Member) to take any action which a holder is entitled to take under the Mortgage or this Fifty-Third Supplemental Indenture or the 2036 Bonds, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Bond and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) a completed default (as defined in the Mortgage) has occurred and is continuing and the Transfer Agent has received a request from the Depositary, or (z) the Company determines that the 2036 Bonds will no longer be represented by Global Bonds, the Transfer Agent will promptly exchange each beneficial interest in each Global Bond for one or more Certificated Bonds of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Transfer Agent by the Depositary, and thereupon each Global Bond will be deemed canceled. If a Global Bond does not bear the Restricted Legend, then the Certificated Bonds issued in exchange therefor will not bear the Restricted Legend. If a Global Bond bears the Restricted Legend, then the Certificated Bonds issued in exchange therefor will bear the Restricted Legend, provided that any holder of any such Certificated Bond issued in exchange for a beneficial interest in a Temporary Offshore Global Bond will have the right upon presentation to the Transfer Agent of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Bond for a Certificated Bond of like tenor and amount that does not bear the Restricted Legend, registered in the name of such holder.

(c) A holder may transfer a 2036 Bond (or a beneficial interest therein) to another person or exchange a 2036 Bond (or a beneficial interest therein) for another 2036 Bond or 2036 Bonds of any authorized denomination by presenting to the Transfer Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 6. The Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Transfer Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in the Register and

(y) the Transfer Agent will not be required (i) to issue, register the transfer of or exchange any 2036 Bond for a period of ten (10) days before any interest payment date of such bonds, (ii) to issue, register the transfer of or exchange any 2036 Bond for a period of fifteen (15) days before a selection of 2036 Bonds to be redeemed or purchased, (iii) to register the transfer of or exchange any 2036 Bond so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any 2036 Bond not being redeemed or purchased, or (iv) if a redemption or a purchase is to occur after a record date but on or before the corresponding interest payment date, to register the transfer of or exchange any 2036 Bond on or after the record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name any 2036 Bond is registered as the owner and holder thereof for all purposes (whether or not the 2036 Bond is overdue), and will not be affected by notice to the contrary.

(d) From time to time the Company will execute and the Trustee will authenticate additional 2036 Bonds as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

(e) No service charge will be imposed in connection with any transfer or exchange of any 2036 Bond, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(f) (1) If a beneficial interest in a Global Bond is transferred or exchanged for a beneficial interest in another Global Bond, the Transfer Agent will (x) record a decrease in the principal amount of the Global Bond being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Bond. Any beneficial interest in one Global Bond that is transferred to a person who takes delivery in the form of an interest in another Global Bond, or exchanged for an interest in another Global Bond of the same series, will, upon transfer or exchange, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

(2) If a Certificated Bond is transferred or exchanged for another Certificated Bond, the Transfer Agent will (x) cancel the Certificated Bond being transferred or exchanged, (y) deliver one or more new Certificated Bonds in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Certificated Bond (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Bond) deliver to the holder thereof one or more Certificated Bonds in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Bond, registered in the name of the holder thereof.

SECTION 6. (a) The transfer or exchange of any 2036 Bond (or a beneficial interest therein) may only be made in accordance with this Section and Section 5 and, in the case of a Global Bond (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any 2036 Bond (or a beneficial interest therein) of the type set forth in column A below for a 2036 Bond (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.
A	B	C
U.S. Global Bond U.S. Global Bond U.S. Global Bond Certificated Bond Certificated Bond Certificated Bond Offshore Global Bond Offshore Global Bond Offshore Global Bond	U.S. Global Bond Offshore Global Bond Certificated Bond Certificated Bond U.S. Global Bond Offshore Global Bond U.S. Global Bond Offshore Global Bond Certificated Bond	(1) (2) (3) (3) (4) (2) (4) (1) (3)

(1) No certification is required.

(2) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Regulation S Certificate.

(3) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or (z) an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the holder of a 2036 Bond that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Transfer Agent or (ii) a 2036 Bond that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Transfer Agent will deliver a Certificated Bond that does not bear the Restricted Legend.

(4) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any 2036 Bond (or a beneficial interest therein)

(1) after such 2036 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Transfer Agent with an Officer's Certificate to that effect, and the Company may require from any person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Bond delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Transfer Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2036 Bond (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Transfer Agent.

SECTION 7. (a) Each 2036 Bond originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Bonds that bear the Temporary Offshore DTC Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Bond (or a person acting on behalf of such an owner) may provide to the Transfer Agent (and the Transfer Agent will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Transfer Agent will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Transfer Agent will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Bond, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Bond by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Bond by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Bond may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

SECTION 8. The 2036 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[FORM OF FACE OF 2036 BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 6.05% Series, Due 2036

Due October 1, 2036

No. ___ $___________

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ``Company''), for value received, hereby promises to pay or registered assigns, on October 1, 2036, at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, ________________________ Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from October 6, 2006, through but excluding the date on which interest is paid, at the rate of six and five one-hundreths percent (6.05%) per annum in like lawful money at said office or agency on October 1 and April 1 in each year commencing April 1, 2007, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on October 1 or April 1 will, subject to the exception provided in Section 3 of the Fifty-Third Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This bond shall not become obligatory until The Bank of New York Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________ By_______________________________

Attest:

By_____________________________

[FORM OF TRUSTEE'S CERTIFICATE ON BONDS]

Trustee's Certificate

This 2036 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Third Supplemental Indenture thereto.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

AS SUCCESSOR IN INTEREST TO

AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

Trustee

By________________________________

Authorized Signature

[FORM OF REVERSE SIDE OF BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6.05% Series, Due 2036

Due October 1, 2036

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.05% Series, Due 2036 (herein called the ``2036 Bonds'') limited in aggregate principal amount to One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000) and established by a Fifty-Third Supplemental Indenture dated as of October 1, 2006, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ``Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

The 2036 Bonds are subject to redemption as provided in Section 4 of the Fifty-Third Supplemental Indenture, to which reference is made for full description of redemption provisions and prices.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2036 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2036 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Third Supplemental Indenture, the principal of, and premium, if any, and interest on this 2036 Bonds at the place, at the respective times and at the rate and the manner herein prescribed.

This 2036 Bond is issuable only in full registered form without coupons in denominations of One Thousand Dollars ($1,000) and any larger denomination which is a whole multiple of One Thousand Dollars ($1,000).

The 2036 Bonds shall be transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company for such purpose in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2036 Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Third Supplemental Indenture.

Upon redemption of this 2036 Bond in part and surrender thereof at the office or agency of the Company for such purpose in the City of Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2036 Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this bond the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

□ (1) This bond is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Fifty-Third Supplemental Indenture is being furnished herewith.

□ (2) This bond is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit C to the Fifty-Third Supplemental Indenture is being furnished herewith.

or

□ (3) This bond is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this bond and the Fifty-Third Supplemental Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this bond in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Fifty-Third Supplemental Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2

By:

To be executed by an executive officer

2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the transfer agent, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[END OF 2036 BOND FORM]

SECTION 9. Until the 2036 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2036 Bonds in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 10. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2036 Bonds, and the Company reserves the right, without any consent of, or other action by, the holder of the 2036 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2036 Bonds the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 11. The Company covenants that, so long as any of the 2036 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 12. The Company shall furnish to the holders or beneficial holders of the 2036 Bonds and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such 2036 Bonds are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these 2036 Bonds have not been owned by the Company or an affiliate of the Company.

SECTION 13. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Third Supplemental Indenture or of the 2036 Bonds issued hereunder.

SECTION 14. Whenever in this Fifty-Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 15. Nothing in this Fifty-Third Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Third Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 16. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2036 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Third Supplemental Indenture.

SECTION 17. This Fifty-Third Supplemental Indenture is dated as of October 1, 2006, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(signature pages to follow)

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT

COMPANY

By /s/ Frank P. Marino

(SEAL) FRANK P. MARINO,

Vice President and Chief Financial Officer

Attest:

By: /s/ Connie R. Horwitz

CONNIE R. HORWITZ,

Treasurer and Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

By/s/ Daryl F. Mergenthal

Daryl F. Mergenthal,

Authorized Officer

Attest: (SEAL)

By:/s/ James E. Schultz

James E. Schultz,

Authorized Officer

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 3rd day of October, in the year 2006, before me, a Notary Public in and for the County and State aforesaid, personally came FRANK P. MARINO, Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said FRANK P. MARINO and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said FRANK P. MARINO resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said FRANK P. MARINO is Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his or her name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his or her free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of October, 2006.

/s/ Denise L. Simmons

Denise L. Simmons,

Notary Public

My Commission Expires:

April 11, 2012

My County of Residence is:

Marion

(NOTARIAL SEAL)

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 3rd day of October, in the year 2006, before me, a Notary Public in and for the County and State aforesaid, personally came Daryl F. Mergenthal and James E. Schultz, Authorized Officers of The Bank of New York Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Daryl F. Mergenthal and James E. Schultz, being by me severally sworn did depose and say that the said Daryl F. Mergenthal resides in Marion County, Indiana, and that the said James E. Schultz resides in Marion County, Indiana; that said Daryl F. Mergenthal and James E. Schultz, are Authorized Officers of said The Bank of New York Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his or her name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his or her free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of October, 2006.

/s/ Gina L. Seller

Gina L. Seller,

Notary Public

My Commission Expires:

June 17, 2007

My County of Residence is:

Marion

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed:/s/ Steven W. Thornton

Steven W. Thornton

This instrument was prepared by

Steven W. Thornton, Barnes & Thornburg LLP,

11 South Meridian Street, Indianapolis, IN 46204

EXHIBIT A

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To: The Bank of New York Trust Company, N.A.

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.05% Series, Due 2036 (the "Bonds")

Issued under the Fifty-Third Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

We are the beneficial owner of $_________ principal amount of Bonds issued under the Mortgage and represented by a Temporary Offshore Global Bond (as defined in the Mortgage).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

□ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

□ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended), that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:

Name:

Title:

Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To: The Bank of New York Trust Company, N.A.

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.05% Series, Due 2036 (the "Bonds")

Issued under the Fifty-Third Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Bonds represented by a Temporary Offshore Global Bond issued under the above- referenced Mortgage, that as of the date hereof, $________ principal amount of Bonds represented by the Temporary Offshore Global Bond being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Bond excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Bond submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as

operator of the Euroclear System]

OR

[CLEARSTREAM BANKING SA]

By:

Name:

Title:

Address:

Date:

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE MORTGAGE.

EXHIBIT C

REGULATION S CERTIFICATE

______________, ____

The Bank of New York Trust Company, N.A.

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.05% Series, Due 2036 (the "Bonds")

Issued under the Fifty-Third Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Dear Sirs:

Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□ A. This Certificate relates to our proposed transfer of $_____ principal amount of Bonds issued under the Mortgage. We hereby certify as follows:

1. The offer and sale of the Bonds was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds.

4. The proposed transfer of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds, and the proposed transfer takes place during the Restricted Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Mortgage), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

□ B. This Certificate relates to our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us. We hereby certify as follows:

1. At the time the offer and sale of the Bonds was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3. The proposed exchange of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)

OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT D

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"` AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE), SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) OR (IV) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

EXHIBIT E

RULE 144A CERTIFICATE

______________, ____

The Bank of New York Trust Company, N.A.

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.05% Series, Due 2036 (the "Bonds")

Issued under the Fifty-Third Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□ A. Our proposed purchase of $________ principal amount of Bonds issued under the Mortgage.

□ B. Our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR

TRANSFERS) OR OWNER (FOR

EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT F

TEMPORARY OFFSHORE DTC LEGEND

THIS BOND IS A TEMPORARY GLOBAL BOND. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

INDS01 SWT 882707v5

Exhibit 4.9

INDIANAPOLIS POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as successor in interest to

AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO

         Trustee

________

Fifty-Fourth Supplemental Indenture

________

Dated as of June 1, 2007

ESTABLISHING FIRST MORTGAGE BONDS,

6.60% Series, Due 2037

TABLE OF CONTENTS*

of

FIFTY-FOURTH SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

SECTION 11 Compliance with Section 47 of Original Mortgage with respect to dividend restrictions.................................................21

-------------------

*Table of Contents is not part of this Fifty-Fourth Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

EXHIBITS

EXHIBIT A Certificate of Beneficial Ownership

EXHIBIT B DTC Legend

EXHIBIT C Regulation S Certificate

EXHIBIT D Restricted Legend

EXHIBIT E Rule 144A Certificate

EXHIBIT F Temporary Offshore DTC Legend

THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2007, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two) and as of October 1, 2006; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.60% Series, Due 2037" (the bonds of said series being hereinafter sometimes referred to as the "2037 Bonds"), limited to the aggregate principal amount of One Hundred Sixty-Five Million Dollars ($165,000,000); and

WHEREAS, all things necessary to make the 2037 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Fourth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Fifty-Fourth Supplemental Indenture, and the terms of the 2037 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Fourth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2037 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Fourth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Fourth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Mortgage), unto said The Bank of New York Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.

[Reserved]

PART III.

INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.

OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2. Capitalized terms not otherwise defined in this Fifty-Fourth Supplemental Indenture shall have the following meanings:

"Agent Member" means a member of, or a participant in, the Depositary.

"Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit A.

"Certificated Bond" means a 2037 Bond in registered individual form without interest coupons.

"Clearstream" means Clearstream Banking SA and its successors.

"Depositary" means the depositary of each Global Bond, which will initially be DTC.

"DTC" means The Depository Trust Company, a New York Corporation, and its successors.

"DTC Legend" means the legend set forth in Exhibit B.

"Euroclear" means Euroclear Bank S.A./N.V., and its successors and assigns, as operator of the Euroclear System.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Global Bond" means a 2037 Bond in registered global form without interest coupons.

"Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the 2037 Bonds by the Company.

"Officer's Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a senior vice president or vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

"Offshore Global Bond" means a Global Bond representing 2037 Bonds issued and sold pursuant to Regulation S.

"Permanent Offshore Global Bond" means an Offshore Global Bond that does not bear the Temporary Offshore DTC Legend.

"Regulation S" means Regulations S under the Securities Act.

"Regulation S Certificate" means a certificate substantially in the form of Exhibit C hereto.

"Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

"Restricted Legend" means the legend set forth in Exhibit D.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the person making such certification (x) is acquiring such 2037 Bond (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

"Securities Act" means the Securities Act of 1933, as amended.

"Temporary Offshore Global Bond" means an Offshore Global Bond that bears the Temporary Offshore DTC Legend.

"Temporary Offshore DTC Legend" means the legend set forth in Exhibit F.

"U.S. Global Bond" means a Global Bond that bears the Restricted Legend representing 2037 Bonds issued and sold pursuant to Rule 144A.

SECTION 3. (a) There shall be and is hereby established a series of bonds, limited in aggregate principal amount to One Hundred Sixty-Five Million Dollars ($165,000,000) to be issued under and secured by the Mortgage, to be designated ``6.60% Series, Due 2037'', each of which shall also bear the descriptive title ``First Mortgage Bonds''; said 2037 Bonds shall mature on June 1, 2037, and shall be issued only as fully registered bonds without coupons in the denomination of two thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; said 2037 Bonds shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2037 Bonds through but excluding the date on which interest is paid, at the rate per annum designated in the title thereof; interest shall be payable in arrears semi-annually, on June 1 and December 1 of each year commencing December 1, 2007, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such 2037 Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such 2037 Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or on behalf of the Company by notice mailed to the holders of the 2037 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date.

(b) The Bank of New York Trust Company, N.A. is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2037 Bonds. All reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2037 Bonds shall be to The Bank of New York Trust Company, N.A.. In the event of the resignation or inability to act of The Bank of New York Trust Company, N.A., then a successor paying agent for all such purposes shall be appointed by the Board of Directors of the Company. The Bank of New York Trust Company, N.A. is hereby designated and appointed the office and agency of the Company for the registration, transfer and exchange of such bonds. All reference herein to the office or agency of the Company for the registration, transfer or exchange of the 2037 Bonds shall be to The Bank of New York Trust Company, N.A.. In the event of the resignation or inability to act of The Bank of New York Trust Company, N.A., then a successor agent for the registration, transfer and exchange of the 2037 Bonds shall be appointed by the Board of Directors of the Company.

(c) The 2037 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

(d) The 2037 Bonds shall be limited to an aggregate principal amount of One Hundred Sixty-Five Million Dollars ($165,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

(e) (1) Except as otherwise provided in paragraph (f), Section 6 (b)(3) or (c), or Section 5(b)(4), each 2037 Bond (other than a Permanent Offshore Bond) will bear the Restricted Legend.

(2) Each Global Bond will bear the DTC Legend.

(3) Each Temporary Offshore Global Bond will bear the Temporary Offshore DTC Legend.

(4) 2037 Bonds initially offered and sold in reliance on Regulation S will be issued as provided in Section 7(a).

(f) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a 2037 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the 2037 Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel such 2037 Bond and issue to the holder thereof (or to its transferee) a new 2037 Bond of like tenor and amount, registered in the name of the holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(g) By its acceptance of any 2037 Bond bearing the Restricted Legend (or any beneficial interest in such a 2037 Bond), each holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2037 Bond (and any such beneficial interest) set forth in this Fifty-Fourth Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2037 Bond (and any such beneficial interest) only in accordance with the Mortgage, as supplemented by this Fifty-Fourth Supplemental Indenture, and such legend.

(h) A 2037 Bond will not be valid until the Trustee manually signs the certificate of authentication on the 2037 Bond, with the signature conclusive evidence that the 2037 Bond has been authenticated under this Fifty-Fourth Supplemental Indenture.

(i) At any time and from time to time after the execution and delivery of this Fifty-Fourth Supplemental Indenture, the Company may deliver 2037 Bonds executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver 2037 Bonds for original issue in the aggregate principal amount not to exceed One Hundred Sixty-Five Million Dollars ($165,000,000).

SECTION 4. Except as provided in this Section 4, the 2037 Bonds shall not be redeemable.

Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 4, the 2037 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2037 Bonds as to be redeemed and accrued interest to the date of redemption.

Upon the notice and in the manner and with the effect provided in this Section 4, the 2037 Bonds shall be redeemable prior to the maturity thereof, as a whole or in part at any time, at the option of the Company, at a redemption price, together with accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount of the 2037 Bonds being redeemed; and (ii) the sum of the present values of the principal amount of the 2037 Bonds to be redeemed and the remaining scheduled payments of interest on the 2037 Bonds from the redemption date to June 1, 2037, discounted from their respective scheduled payment dates to the redemption date semi-annually, assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield plus twenty (20) basis points.

"Treasury Yield" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the 2037 Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2037 Bonds.

"Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

The notice required for the redemption of the 2037 Bonds shall be as provided in Section 59 of the Mortgage.

If fewer than all the 2037 Bonds are to be redeemed, selection of 2037 Bonds for redemption will be made by the Trustee in the manner specified in the Mortgage.

Unless the Company defaults in payment of the redemption price, from and after the date of redemption, the 2037 Bonds or portions thereof called for redemption will cease to bear interest, and the holders of the 2037 Bonds will have no right in respect of the 2037 Bonds except the right to receive the redemption price.

No sinking fund is provided for the 2037 Bonds.

SECTION 5. (a) The 2037 Bonds will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4) of this Section 5, the 2037 Bonds will be issued in global form only. The Company shall cause the agent for the registration, transfer and exchange named in Section 3(b) (the "Transfer Agent") to maintain a register (the "Register") of the 2037 Bonds, for registering the record ownership of 2037 Bonds by the holders thereof and transfers and exchanges of 2037 Bonds.

(b) (1) Each Global Bond will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereon will bear the DTC Legend.

(2) Each Global Bond will be delivered to the Transfer Agent as custodian for the Depositary. Transfers of a Global Bond (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 5(b)(4) and (ii) transfers of portions thereof in the form of Certificated Bonds may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 6.

(3) Agent Members will have no rights under the Mortgage or this Fifty-Fourth Supplemental Indenture with respect to any Global Bond held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Bond through an Agent Member) to take any action which a holder is entitled to take under the Mortgage or this Fifty-Fourth Supplemental Indenture or the 2037 Bonds, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Bond and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) a completed default (as defined in the Mortgage) has occurred and is continuing and the Transfer Agent has received a request from the Depositary, or (z) the Company determines that the 2037 Bonds will no longer be represented by Global Bonds, the Transfer Agent will promptly exchange each beneficial interest in each Global Bond for one or more Certificated Bonds of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Transfer Agent by the Depositary, and thereupon each Global Bond will be deemed canceled. If a Global Bond does not bear the Restricted Legend, then the Certificated Bonds issued in exchange therefor will not bear the Restricted Legend. If a Global Bond bears the Restricted Legend, then the Certificated Bonds issued in exchange therefor will bear the Restricted Legend, provided that any holder of any such Certificated Bond issued in exchange for a beneficial interest in a Temporary Offshore Global Bond will have the right upon presentation to the Transfer Agent of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Bond for a Certificated Bond of like tenor and amount that does not bear the Restricted Legend, registered in the name of such holder.

(c) A holder may transfer a 2037 Bond (or a beneficial interest therein) to another person or exchange a 2037 Bond (or a beneficial interest therein) for another 2037 Bond or 2037 Bonds of any authorized denomination by presenting to the Transfer Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 6. The Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Transfer Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in the Register and

(y) the Transfer Agent will not be required (i) to issue, register the transfer of or exchange any 2037 Bond for a period of ten (10) days before any interest payment date of such bonds, (ii) to issue, register the transfer of or exchange any 2037 Bond for a period of fifteen (15) days before a selection of 2037 Bonds to be redeemed or purchased, (iii) to register the transfer of or exchange any 2037 Bond so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any 2037 Bond not being redeemed or purchased, or (iv) if a redemption or a purchase is to occur after a record date but on or before the corresponding interest payment date, to register the transfer of or exchange any 2037 Bond on or after the record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name any 2037 Bond is registered as the owner and holder thereof for all purposes (whether or not the 2037 Bond is overdue), and will not be affected by notice to the contrary.

(d) From time to time the Company will execute and the Trustee will authenticate additional 2037 Bonds as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

(e) No service charge will be imposed in connection with any transfer or exchange of any 2037 Bond, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(f) (1) If a beneficial interest in a Global Bond is transferred or exchanged for a beneficial interest in another Global Bond, the Transfer Agent will (x) record a decrease in the principal amount of the Global Bond being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Bond. Any beneficial interest in one Global Bond that is transferred to a person who takes delivery in the form of an interest in another Global Bond, or exchanged for an interest in another Global Bond of the same series, will, upon transfer or exchange, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

(2) If a Certificated Bond is transferred or exchanged for another Certificated Bond, the Transfer Agent will (x) cancel the Certificated Bond being transferred or exchanged, (y) deliver one or more new Certificated Bonds in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Certificated Bond (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Bond) deliver to the holder thereof one or more Certificated Bonds in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Bond, registered in the name of the holder thereof.

SECTION 6. (a) The transfer or exchange of any 2037 Bond (or a beneficial interest therein) may only be made in accordance with this Section and Section 5 and, in the case of a Global Bond (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any 2037 Bond (or a beneficial interest therein) of the type set forth in column A below for a 2037 Bond (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.
A	B	C
U.S. Global Bond U.S. Global Bond U.S. Global Bond Certificated Bond Certificated Bond Certificated Bond Offshore Global Bond Offshore Global Bond Offshore Global Bond	U.S. Global Bond Offshore Global Bond Certificated Bond Certificated Bond U.S. Global Bond Offshore Global Bond U.S. Global Bond Offshore Global Bond Certificated Bond	(1) (2) (3) (3) (4) (2) (4) (1) (3)

(1)

(1) No certification is required.

(2) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Regulation S Certificate.

(3) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or (z) an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the holder of a 2037 Bond that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Transfer Agent or (ii) a 2037 Bond that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Transfer Agent will deliver a Certificated Bond that does not bear the Restricted Legend.

(4) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any 2037 Bond (or a beneficial interest therein)

(1) after such 2037 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Transfer Agent with an Officer's Certificate to that effect, and the Company may require from any person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Bond delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Transfer Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2037 Bond (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Transfer Agent.

SECTION 7. (a) Each 2037 Bond originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Bonds that bear the Temporary Offshore DTC Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Bond (or a person acting on behalf of such an owner) may provide to the Transfer Agent (and the Transfer Agent will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Transfer Agent will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Transfer Agent will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Bond, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Bond by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Bond by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Bond may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

SECTION 8. The 2037 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[FORM OF FACE OF 2037 BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 6.60% Series, Due 2037

Due June 1, 2037

No. ___ $___________

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ``Company''), for value received, hereby promises to pay or registered assigns, on June 1, 2037, at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, ________________________ Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from June 15, 2007, through but excluding the date on which interest is paid, at the rate of six and six- tenths percent (6.60%) per annum in like lawful money at said office or agency on June 1 and December 1 in each year commencing December 1, 2007, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on June 1 or December 1 will, subject to the exception provided in Section 3 of the Fifty-Fourth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This bond shall not become obligatory until The Bank of New York Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________ By_______________________________

Attest:

By_____________________________

[FORM OF TRUSTEE'S CERTIFICATE ON BONDS]

Trustee's Certificate

This 2037 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Fourth Supplemental Indenture thereto.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

AS SUCCESSOR IN INTEREST TO

AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

Trustee

By________________________________

Authorized Signature

[FORM OF REVERSE SIDE OF BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6.60% Series, Due 2037

Due June 1, 2037

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.60% Series, Due 2037 (herein called the ``2037 Bonds'') limited in aggregate principal amount to One Hundred Sixty-Five Million Dollars ($165,000,000) and established by a Fifty-Fourth Supplemental Indenture dated as of June 1, 2007, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ``Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

The 2037 Bonds are subject to redemption as provided in Section 4 of the Fifty- Fourth Supplemental Indenture, to which reference is made for full description of redemption provisions and prices.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2037 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2037 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Fourth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2037 Bonds at the place, at the respective times and at the rate and the manner herein prescribed.

This 2037 Bond is issuable only in full registered form without coupons in denominations of Two Thousand Dollars ($2,000) and any larger denomination which is a whole multiple of One Thousand Dollars ($1,000).

The 2037 Bonds shall be transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company for such purpose in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2037 Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Fourth Supplemental Indenture.

Upon redemption of this 2037 Bond in part and surrender thereof at the office or agency of the Company for such purpose in the City of Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2037 Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company with full power of substitution in the premises.

 appointing attorney to transfer said bond on the books of the Company with full power of

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this bond the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

□ (1) This bond is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Fifty-Fourth Supplemental Indenture is being furnished herewith.

□ (2) This bond is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit C to the Fifty-Fourth Supplemental Indenture is being furnished herewith.

or

□ (3) This bond is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this bond and the Fifty-Fourth Supplemental Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this bond in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Fifty-Fourth Supplemental Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2

By:

To be executed by an executive officer

2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the transfer agent, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

 with the Securities Exchange Act of 1934, as amended.

[END OF 2037 BOND FORM]

SECTION 9. Until the 2037 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2037 Bonds in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 10. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2037 Bonds, and the Company reserves the right, without any consent of, or other action by, the holder of the 2037 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2037 Bonds the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 11. The Company covenants that, so long as any of the 2037 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 12. The Company shall furnish to the holders or beneficial holders of the 2037 Bonds and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such 2037 Bonds are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these 2037 Bonds have not been owned by the Company or an affiliate of the Company.

SECTION 13. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Fourth Supplemental Indenture or of the 2037 Bonds issued hereunder.

SECTION 14. Whenever in this Fifty-Fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 15. Nothing in this Fifty-Fourth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Fourth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 16. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2037 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Fourth Supplemental Indenture.

SECTION 17. This Fifty-Fourth Supplemental Indenture is dated as of June 1, 2007, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(signature pages to follow)

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT

COMPANY

By /s/ Frank P. Marino

(SEAL) FRANK P. MARINO,

Senior Vice President and Chief Financial Officer

Attest:

By: /s/ Connie R. Horwitz

CONNIE R. HORWITZ,

Treasurer and Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

TRUST COMPANY OF CHICAGO

By: /s/ Derick Rush

Derick Rush,

Authorized Officer

Attest: (SEAL)

By: /s/ Susan R. James

Susan R. James,

Authorized Officer

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 12th day of June, in the year 2007, before me, a Notary Public in and for the County and State aforesaid, personally came FRANK P. MARINO, Senior Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said FRANK P. MARINO and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said FRANK P. MARINO resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said FRANK P. MARINO is Senior Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his or her name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his or her free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

his or her name thereto by like order; and each of them acknowledged the execution of said

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 12th day of June, 2007.

/s/ Lissa J. Adkins

Lissa J. Adkins,

Notary Public

My Commission Expires:

October 30, 2010

My County of Residence is:

Johnson

(NOTARIAL SEAL)

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 12th day of June, in the year 2007, before me, a Notary Public in and for the County and State aforesaid, personally came DERICK RUSH and SUSAN R. JAMES, Authorized Officers of The Bank of New York Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said DERICK RUSH and SUSAN R. JAMES, being by me severally sworn did depose and say that the said DERICK RUSH resides in Hamilton County, Indiana, and that the said SUSAN R. JAMES resides in Marion County, Indiana; that said DERICK RUSH and SUSAN R. JAMES, are Authorized Officers of said The Bank of New York Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his or her name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his or her free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

signed his or her name thereto by like authority; and each of them acknowledged the execution of

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 12th day of June, 2007.

/s/ Lucas National Burgin

Lucas Nathaniel Burgin,

Notary Public

My Commission Expires:

June 23, 2011

My County of Residence is:

Hancock

My Commission Expires:

(NOTARIAL SEAL)

My County of Residence is:

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed: /s/ Steven W. Thornton

Steven W. Thornton

This instrument was prepared by

Steven W. Thornton, Barnes & Thornburg LLP,

11 South Meridian Street, Indianapolis, IN 46204

EXHIBIT A

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To: The Bank of New York Trust Company, N.A.

300 N. Meridian Street

Suite 910

Indianapolis, Indiana 46204

Attention: Corporate Trust Administration

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, Due 2037 (the "Bonds")

Issued under the Fifty-Fourth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

We are the beneficial owner of $_________ principal amount of Bonds issued under the Mortgage and represented by a Temporary Offshore Global Bond (as defined in the Mortgage).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

□ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

□ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended), that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

 the Bonds in a transaction that did not require registration under the Securities Act of 1933, as

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:

Name:

Title:

Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To: The Bank of New York Trust Company, N.A.

300 N. Meridian Street

Suite 910

Indianapolis, Indiana 46204

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, Due 2037 (the "Bonds")

Issued under the Fifty-Fourth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Bonds represented by a Temporary Offshore Global Bond issued under the above- referenced Mortgage, that as of the date hereof, $________ principal amount of Bonds represented by the Temporary Offshore Global Bond being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Bond excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Bond submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as

operator of the Euroclear System]

OR

[CLEARSTREAM BANKING SA]

By:

Name:

Title:

Address:

Date:

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE MORTGAGE.

EXHIBIT C

REGULATION S CERTIFICATE

______________, ____

EXHIBIT C

The Bank of New York Trust Company, N.A.

300 N. Meridian Street

Suite 910

Indianapolis, Indiana 46204

Attention: Corporate Trust Administration

The Bank of New York Trust Company, N.A.

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, Due 2037 (the "Bonds")

Issued under the Fifty-Fourth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Re: Indianapolis Power & Light Company

Dear Sirs:

Issued under the Fifty-Fourth Supplemental Indenture to the

Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□ A. This Certificate relates to our proposed transfer of $_____ principal amount of Bonds issued under the Mortgage. We hereby certify as follows:

□ A. This Certificate

1. The offer and sale of the Bonds was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds.

4. The proposed transfer of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds, and the proposed transfer takes place during the Restricted Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Mortgage), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

 Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial

□ B. This Certificate relates to our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us. We hereby certify as follows:

□ B. This Certificate relates

1. At the time the offer and sale of the Bonds was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3. The proposed exchange of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)

OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT D

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE), SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (V) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

EXHIBIT E

RULE 144A CERTIFICATE

______________, ____

The Bank of New York Trust Company, N.A.

300 N. Meridian Street

Suite 910

Indianapolis, Indiana 46204

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, Due 2037 (the "Bonds")

Issued under the Fifty-Fourth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□ A. Our proposed purchase of $________ principal amount of Bonds issued under the Mortgage.

□ B. Our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us.

 to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR

TRANSFERS) OR OWNER (FOR

EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT F

TEMPORARY OFFSHORE DTC LEGEND

THIS BOND IS A TEMPORARY GLOBAL BOND. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

INDS01 SWT 962851v1

ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

INDS01 SWT 962851v1

Exhibit 4.10

Indianapolis power & light company

to

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
                                                           Trustee

Fifty-Fifth Supplemental Indenture

Dated as of May 1, 2009

ESTABLISHING FIRST MORTAGE BONDS,

4.90% Series A, Due 2016

Table of Contents*

of

Fifty-Fifth Supplemental Indenture

of

Indianapolis Power & Light Company

Designation of Company or The Bank of New York Mellon Trust Company, N.A.
as paying agent
Purpose of bonds
Redemption of bonds
Exchange of bonds
Transfer of bonds
Series limited to $41,850,000

____________________
                      *Table of Contents is not part of the Fifty-Fifth Supplemental Indenture and should not be considered such.  It is included herein only for purposes of convenient reference.

             THIS FIFTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2009, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and THE BANK OF MELLON TRUST COMPANY , N.A., as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO , a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part;

             WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

             WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 1, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, and as of June 1, 2007; and

             WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

             WHEREAS, the Company has entered into a Loan Agreement, dated as of May l, 2009 (hereinafter called the “Loan Agreement”) with the Indiana Finance Authority (the “IFA”), in order to obtain funds for the refunding of the aggregate principal amount of Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) of the City of Petersburg, Indiana (the “City”) Pollution Control Refunding Revenue Bonds, Series 2005A (Indianapolis Power & Light Company Project) issued by the City pursuant to a related loan agreement to refund bonds previously issued to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities, and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Fifty-Fifth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

             WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its “First Mortgage Bonds, 4.90% Series A, Due 2016” (the bonds of said series being hereinafter sometimes referred to as the “2016A Bond”), limited to the aggregate principal amount of Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000); and

             WHEREAS, all things necessary to make the 2016A Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Fifth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

             WHEREAS, the execution and delivery by the Company of this Fifty-Fifth Supplemental Indenture, and the terms of the 2016A Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

             WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

             WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Fifth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

             NOW, THERFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2016A Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Fifth Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Fifth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

             SECTION 1.         The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Original Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.
ELECTRIC DISTRIBUTING SYSTEMS.

             All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.
[RESERVED].

PART III.
INDETERMINATE PERMITS AND FRANCHISES.

             All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.
OTHER PROPERTY.

             All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

             TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

             SECTION 2.         Capitalized terms not otherwise defined in this Fifty-Fifth Supplemental Indenture shall have the following meanings:

             “IFA 2009A Bonds” means the $41,850,000 Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds, Series 2009A (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture. “IFA Indenture” means the Indenture of Trust, dated as of May 1, 2009, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2009A Bonds and certain other bonds are issued and secured.

             “IFA Trustee” means the person, corporation or association acting as trustee at any time under the IFA Indenture.

             “Loan Agreement” means the Loan Agreement dated as of May 1, 2009 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

            “Petersburg Generating Station” means the Company’s electric generating plant located in the City of Petersburg, Pike County, Indiana.

            “Series 2009A Project” means certain pollution control facilities at Unit 3 of the Petersburg Generating Station comprising the Series 2009A Project as defined in the Loan Agreement.

            “Series 2009B Project” means certain pollution control facilities at Unit 4 of the Petersburg Generating Station comprising the Series 2009B Project as defined in the Loan Agreement.

            SECTION 3.         There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) to be issued under and secured by the Mortgage, to be designated “4.90% Series A, Due 2016”, each of which shall also bear the descriptive title “First Mortgage Bonds”; said bonds shall mature on January 1, 2016, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2016A Bond, through but excluding the date on which interest is paid, at the rate per annum designated in the title hereof; interest shall be payable in arrears semi-annually on January 1 and July 1 of each year commencing July 1, 2009, or if such date shall be a Saturday, Sunday or holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business; and the principal of and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at The Bank of New York Mellon Trust Company, N.A., which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2016A Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2016A Bond, or the registration, transfer or exchange thereof, being to The Bank of New York Mellon Trust Company, N.A. In event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

            The 2016A Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

            The 2016A Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2009A Bonds, authenticated and delivered under and pursuant to the IFA Indenture.  Pursuant to the Loan Agreement, the 2016A Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2009A Bonds will be used for the refunding of the aggregate principal amount of Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) of the City of Petersburg, Indiana Pollution Control Refunding Revenue Bonds, Series 2005A (Indianapolis Power & Light Company Project) issued by the City pursuant to applicable loan agreements.

            Upon the notice and in the manner and with the effect provided in this Section 3, the 2016A Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

           (a)                In whole, at the option of the Company, if the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station shall have been damaged or destroyed (i) to such extent that it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

           (b)                In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations at any of the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

           (c)                In whole, at the option of the Company, if, as a result of any changes in the constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the IFA or the Company, with respect to the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as, the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station.

           (d)                In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station shall have occurred or technological or other changes shall have occurred which render the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station uneconomic for use in the reasonable opinion of the Company.

           (e)                In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Series 2009A Project or the Series 2009B Project shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the IFA and the IFA Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Series 2009A Project or the Series 2009B Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Series 2009A Project or the Series 2009B Project, or (ii) that the Series 2009A Project or the Series 2009B Project has been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Series 2009A Project or the Series 2009B Project as Pollution Control Facilities (as defined in the Loan Agreement).

           (f)                [Reserved].

           (g)                In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2016A Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

           (h)                In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA 2009A Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice is mailed, the 2016A Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2016A Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016A Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2016A Bond.

           (i)                In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2009A Bonds held by persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2016A Bond then outstanding to be redeemed on an interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2016A Bond pursuant to this Section 3(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016A Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2009A Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2016A Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2016A Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2009A Bonds in part, which redemption would have the result that the interest payable on the IFA 2009A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2009A Bonds, and until the conclusion of any appellate review, if sought.

           In case of redemption of 2016A Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (e), (g), (h) or (i) above, the amounts payable upon redemption of 2016A Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of, and interest on the 2016A Bond then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the 2016A Bond.

           In case of redemption in part pursuant to (e) or (i) above, the amount payable by the Company under this Fifty-Fifth Supplemental Indenture, the Loan Agreement and the 2016A Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of and interest on the 2016A Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of and interest on the IFA 2009A Bonds and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial prepayment.

           The 2016A Bond and the IFA 2009A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

           To exercise any of the options granted to redeem the 2016A Bond in whole or in part or to comply with any obligations to redeem the 2016A Bond in whole or in part imposed in this Section 3, the Company shall give written notice of the date of redemption to the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2016A Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2016A Bond.

           At the option of the holder, the 2016A Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

           The 2016A Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016A Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Fifty-Fifth Supplemental Indenture.

           The Company shall not be required to transfer or exchange the 2016A Bond for a period of ten (10) days next preceding any interest payment date of said bond.

           Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2016A Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

           The 2016A Bond shall be limited to an aggregate principal amount of Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

           SECTION 4.         The 2016A Bond, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form Of Face Of 2016A Bond]

           This First Mortgage Bond, 4.90% Series A, Due 2016 (hereinafter called the “2016A Bond”) is not transferable except to a successor trustee under the Indenture of Trust dated as of May 1, 2009, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 4.90% Series A, Due 2016
Due January 1, 2016

No.                                                                                                                                                                                      $

           INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the “IFA Trustee”) under the Indenture of Trust between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of May 1, 2009 (the “IFA Indenture”) or registered assigns, on January 1, 2016, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount of Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) in lawful money of the United States of America, and interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from June 9, 2009, through but excluding the date on which interest is paid, at a rate of Four and Nine-Tenths percent (4.90%) per annum (determined on the basis of a 360-day year of twelve 30-day months) in like lawful money at said office or agency, on January 1 and July 1 of each year commencing on July 1, 2009, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will be paid to the registered owner of this 2016A Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

           REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2016A Bond SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

           No recourse shall be had for the payment of the principal of or interest on this 2016A Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

           This 2016A Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

           IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2016A Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT
COMPANY

Date:	By:

Attest:
By:_______________________

[Form Of Trustee’s Certificate On 2016A Bond]

Trustee’s Certificate

           This 2016A Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Fifth Supplemental Indenture thereto.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as successor
in interest to AMERICAN NATIONAL
BANK AND TRUST COMPANY OF
CHICAGO
Trustee

By:______________________________
Authorized Signature

[Form Of Reverse Side Of 2016A Bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 4.90% Series A, Due 2016
Due January 1, 2016

           This 2016A Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 4.90% Series A, Due 2016 (herein called the “2016A Bond”) limited in aggregate principal amount to Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) and established by a Fifty-Fifth Supplemental Indenture dated as of May 1, 2009, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the “Mortgage”), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

           This 2016A Bond evidences and secures a loan made by the Indiana Finance Authority (the “IFA”) to the Company, pursuant to a Loan Agreement, dated as of May 1, 2009, between the IFA and the Company (the “Loan Agreement”). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2016A Bond, will issue Forty-One Million Eight Hundred Fifty Thousand Dollars ($41,850,000) principal amount of its Environmental Facilities Refunding Revenue Bonds, Series 2009A (Indianapolis Power & Light Company Project) (the “IFA 2009A Bonds”) under and pursuant to the Indenture of Trust between the IFA and U.S. Bank National Association, as trustee (the “IFA Trustee”), dated as of May 1, 2009 (the “IFA Indenture”).  The IFA 2009A Bonds are payable from payments made by the Company of principal of and interest on this 2016A Bond and from moneys in the Bond Fund created under the IFA Indenture. The obligation of the Company to pay the principal of and interest on this 2016A Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the IFA 2009A Bonds and are directed by the Company to be applied thereto, all as provided in the Fifty-Fifth Supplemental Indenture.

           This 2016A Bond is not subject to redemption, except as provided in Section 3 of the Fifty-Fifth Supplemental Indenture, to which reference is made for full description of redemption provisions.

           With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2016A Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

           No reference herein to the Mortgage, and no provision of this 2016A Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Fifth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2016A Bond at the place, at the respective times and at the rate and the manner herein prescribed.

           This 2016A Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

           This 2016A Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016A Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Fifth Supplemental Indenture.

[End Of 2016A Bond Form]

           SECTION 5.         Until the 2016A Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2016A Bond in temporary form, as provided in Section 15 of the Original Mortgage.

           SECTION 6.         The Company covenants and agrees that it will duly and punctually pay to the holder of the 2016A Bond the principal thereof and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

           (a)                The obligation of the Company to pay the principal of and interest on the 2016A Bond shall be discharged to the extent that any moneys in the Series 2009A Bond Fund within the Bond Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of or interest on the IFA 2009A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of or interest on the 2016A Bond.

           (b)                Except as otherwise provided in this Section 6, the principal amount of any IFA Bond acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2016A Bond.

           As the principal of and interest on the 2016A Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2016A Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2016A Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2016A Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2016A Bond, any such certificate shall be controlling and conclusive.

           SECTION 7.         The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2016A Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2016A Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2016A Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

           SECTION 8.         The Company covenants that, so long as the 2016A Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

           SECTION 9.         The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

           The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Fifth Supplemental Indenture or of the 2016A Bond issued hereunder.

           SECTION 10.         Whenever in this Fifty-Fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Fifth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

           SECTION 11.         Nothing in this Fifty-Fifth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Fifth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

           SECTION 12.         The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2016A Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Fifth Supplemental Indenture.

           SECTION 13.         This Fifty-Fifth Supplemental Indenture is dated as of May 1, 2009, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT
COMPANY

By:
(SEAL)		KIRK B. MICHAEL
Senior Vice President and Chief Financial
Officer

Attest:

By:
CONNIE R. HORWITZ,
Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., AS SUCCESSOR
IN INTEREST TO AMERICAN NATIONAL
BANK AND
TRUST COMPANY OF CHICAGO

By________________________________
Derick Rush
Authorized Officer
Attest:
(SEAL)
By:
Tanya Smith,
Authorized Officer

STATE OF INDIANA            )
                                                   )  SS:
COUNTY OF MARION         )

           On this 3rd day of June, in the year 2009, before me, a Notary Public in and for the County and State aforesaid, personally came KIRK B. MICHAEL, Senior Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said KIRK B. MICHAEL and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said KIRK B. MICHAEL resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said KIRK B. MICHAEL is Senior Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of June, 2009.

Lissa J. Adkins,
Notary Public

My Commission Expires:
October 30, 2010

My County of Residence is:
Johnson
(NOTARIAL SEAL)

STATE OF INDIANA            )
                                                   )  SS:
COUNTY OF MARION         )

           On this 3rd day of June, in the year 2009, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and Tanya Smith, Authorized Officers of The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and Tanya Smith, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said Tanya Smith resides in Marion County, Indiana; that said Derick Rush and Tanya Smith, are Authorized Officers of said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of June, 2009.

Lucas Nathaniel Burgin,
Notary Public

My Commission Expires:
June 23, 2011

My County of Residence is:
Hancock

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed:
Steven W. Thornton

This instrument was prepared by
Steven W. Thornton, Barnes & Thornburg LLP,
11 South Meridian Street, Indianapolis, IN 46204

Exhibit 4.11

Indianapolis power & light company

to

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
                                                           Trustee

Fifty-Sixth Supplemental Indenture

Dated as of May 1, 2009

ESTABLISHING FIRST MORTAGE BONDS,

4.90% Series B, Due 2016

Table of Contents*

of

Fifty-SIXTH Supplemental Indenture

of

Indianapolis Power & Light Company

Designation of Company or The Bank of New York Mellon Trust Company, N.A.
as paying agent
Purpose of bonds
Redemption of bonds
Exchange of bonds
Transfer of bonds
Series limited to $30,000,000

____________________
                      *Table of Contents is not part of the Fifty-Sixth Supplemental Indenture and should not be considered such.  It is included herein only for purposes of convenient reference.

             THIS FIFTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2009, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and THE BANK OF MELLON TRUST COMPANY, N.A., as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part;

             WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

             WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 1, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of October 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, as of June 1, 2007 and May 1, 2009; and

             WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

             WHEREAS, the Company has entered into a Loan Agreement, dated as of May l, 2009 (hereinafter called the “Loan Agreement”) with the Indiana Finance Authority (the “IFA”), in order to obtain funds for the refunding of the aggregate principal amount of Thirty Million Dollars ($30,000,000) of the City of Petersburg, Indiana (the “City”) Pollution Control Refunding Revenue Bonds, Series 2005B (Indianapolis Power & Light Company Project) issued by the City pursuant to a related loan agreement to refund bonds previously issued to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities, and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Fifty-Sixth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

             WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its “First Mortgage Bonds, 4.90% Series B, Due 2016” (the bonds of said series being hereinafter sometimes referred to as the “2016B Bond”), limited to the aggregate principal amount of Thirty Million Dollars ($30,000,000); and

             WHEREAS, all things necessary to make the 2016B Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Sixth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

             WHEREAS, the execution and delivery by the Company of this Fifty-Sixth Supplemental Indenture, and the terms of the 2016B Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

             WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

             WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Sixth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

             NOW, THERFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2016B Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Sixth Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Sixth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

             SECTION 1.         The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Original Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.
ELECTRIC DISTRIBUTING SYSTEMS.

             All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.
[RESERVED].

PART III.
INDETERMINATE PERMITS AND FRANCHISES.

             All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.
OTHER PROPERTY.

             All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

             TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

             SECTION 2.         Capitalized terms not otherwise defined in this Fifty-Sixth Supplemental Indenture shall have the following meanings :

             “IFA 2009B Bonds” means the $30,000,000 Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds, Series 2009B (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture.

             “IFA Indenture” means the Indenture of Trust, dated as of May 1, 2009, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2009B Bonds and certain other bonds are issued and secured.

             “IFA Trustee” means the person, corporation or association acting as trustee at any time under the IFA Indenture.

             “Loan Agreement” means the Loan Agreement dated as of May 1, 2009 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

            “Petersburg Generating Station” means the Company’s electric generating plant located in the City of Petersburg, Pike County, Indiana.

            “Series 2009A Project” means certain pollution control facilities at Unit 3 of the Petersburg Generating Station comprising the Series 2009A Project as defined in the Loan Agreement.

            “Series 2009B Project” means certain pollution control facilities at Unit 4 of the Petersburg Generating Station comprising the Series 2009B Project as defined in the Loan Agreement.

            SECTION 3.         There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) to be issued under and secured by the Mortgage, to be designated “4.90% Series B, Due 2016”, each of which shall also bear the descriptive title “First Mortgage Bonds”; said bonds shall mature on January 1, 2016, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2016B Bond, through but excluding the date on which interest is paid, at the rate per annum designated in the title hereof; interest shall be payable in arrears semi-annually on January 1 and July 1 of each year commencing July 1, 2009, or if such date shall be a Saturday, Sunday or holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business; and the principal of and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at The Bank of New York Mellon Trust Company, N.A., which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2016B Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2016B Bond, or the registration, transfer or exchange thereof, being to The Bank of New York Mellon Trust Company, N.A. In event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

            The 2016B Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

            The 2016B Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2009B Bonds, authenticated and delivered under and pursuant to the IFA Indenture.  Pursuant to the Loan Agreement, the 2016B Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2009B Bonds will be used for the refunding of the aggregate principal amount of Thirty Million Dollars ($30,000,000) of the City of Petersburg, Indiana Pollution Control Refunding Revenue Bonds, Series 2005B (Indianapolis Power & Light Company Project) issued by the City pursuant to applicable loan agreements.

            Upon the notice and in the manner and with the effect provided in this Section 3, the 2016B Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

           (a)                In whole, at the option of the Company, if the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station shall have been damaged or destroyed (i) to such extent that it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

           (b)                In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations at any of the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

           (c)                In whole, at the option of the Company, if, as a result of any changes in the constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the IFA or the Company, with respect to the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as, the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station.

           (d)                In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station shall have occurred or technological or other changes shall have occurred which render the Series 2009A Project or the Series 2009B Project or Units 3 or 4 of the Petersburg Generating Station uneconomic for use in the reasonable opinion of the Company.

           (e)                In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Series 2009A Project or the Series 2009B Project shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the IFA and the IFA Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Series 2009A Project or the Series 2009B Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Series 2009A Project or the Series 2009B Project, or (ii) that the Series 2009A Project or the Series 2009B Project has been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Series 2009A Project or the Series 2009B Project as Pollution Control Facilities (as defined in the Loan Agreement).

           (f)                [Reserved].

           (g)                In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2016B Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

           (h)                In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA 2009B Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice is mailed, the 2016B Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2016B Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016B Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2016B Bond.

           (i)                In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2009B Bonds held by persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2016B Bond then outstanding to be redeemed on an interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2016B Bond pursuant to this Section 3(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016B Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2009B Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2016B Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2016B Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2009B Bonds in part, which redemption would have the result that the interest payable on the IFA 2009B Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2009 Series B Bond, and until the conclusion of any appellate review, if sought.

           In case of redemption of 2016B Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (e), (g), (h) or (i) above, the amounts payable upon redemption of 2016B Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of and interest on the 2016B Bond then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the 2016B Bond.

           In case of redemption in part pursuant to (e) or (i) above, the amount payable by the Company under this Fifty-Sixth Supplemental Indenture, the Loan Agreement and the 2016B Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of and interest on the 2016B Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of and interest on the IFA 2009B Bonds and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial prepayment.

           The 2016B Bond and the IFA 2009B Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

           To exercise any of the options granted to redeem the 2016B Bond in whole or in part or to comply with any obligations to redeem the 2016B Bond in whole or in part imposed in this Section 3, the Company shall give written notice of the date of redemption to the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2016B Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2016B Bond.

          At the option of the holder, the 2016B Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

           The 2016B Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016B Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Fifty-Sixth Supplemental Indenture.

           The Company shall not be required to transfer or exchange the 2016B Bond for a period of ten (10) days next preceding any interest payment date of said bond.

           Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2016B Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

           The 2016B Bond shall be limited to an aggregate principal amount of Thirty Million Dollars ($30,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

           SECTION 4.         The 2016B Bond, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form Of Face Of 2016B Bond]

           This First Mortgage Bond, 4.90% Series B, Due 2016 (hereinafter called the “2016B Bond”) is not transferable except to a successor trustee under the Indenture of Trust dated as of May 1, 2009, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 4.90% Series B, Due 2016
Due January 1, 2016

No.                                                                                                                                                                                      $

           INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the “IFA Trustee”) under the Indenture of Trust between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of May 1, 2009 (the “IFA Indenture”) or registered assigns, on January 1, 2016, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount of Thirty Million Dollars ($30,000,000) in lawful money of the United States of America, and interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from June 9, 2009, through but excluding the date on which interest is paid, at a rate of Four and Nine-Tenths percent (4.90%) per annum (determined on the basis of a 360-day year of twelve 30-day months) in like lawful money at said office or agency, on January 1 and July 1 of each year commencing on July 1, 2009, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will be paid to the registered owner of this 2016B Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

           REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2016B Bond SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

           No recourse shall be had for the payment of the principal of or interest on this 2016B Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

           This 2016B Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

           IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2016B Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT
COMPANY

Date:	By:

Attest:
By:_______________________

[Form Of Trustee’s Certificate On 2016B Bond]

Trustee’s Certificate

           This 2016B Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Sixth Supplemental Indenture thereto.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as successor
in interest to AMERICAN NATIONAL
BANK AND TRUST COMPANY OF
CHICAGO
Trustee

By:______________________________
Authorized Signature

[Form Of Reverse Side Of 2016B Bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 4.90% Series B, Due 2016
Due January 1, 2016

           This 2016B Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 4.90% Series B, Due 2016 (herein called the “2016B Bond”) limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) and established by a Fifty-Sixth Supplemental Indenture dated as of May 1, 2009, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the “Mortgage”), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

           This 2016B Bond evidences and secures a loan made by the Indiana Finance Authority (the “IFA”) to the Company, pursuant to a Loan Agreement, dated as of May 1, 2009, between the IFA and the Company (the “Loan Agreement”). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2016B Bond, will issue Thirty Million Dollars ($30,000,000) principal amount of its Environmental Facilities Refunding Revenue Bonds, Series 2009B (Indianapolis Power & Light Company Project) (the “IFA 2009B Bonds”) under and pursuant to the Indenture of Trust between the IFA and U.S. Bank National Association, as trustee (the “IFA Trustee”), dated as of May 1, 2009 (the “IFA Indenture”).  The IFA 2009B Bonds are payable from payments made by the Company of principal of and interest on this 2016B Bond and from moneys in the Bond Fund created under the IFA Indenture. The obligation of the Company to pay the principal of and interest on this 2016B Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the IFA 2009B Bonds and are directed by the Company to be applied thereto, all as provided in the Fifty-Sixth Supplemental Indenture.

          This 2016B Bond is not subject to redemption, except as provided in Section 3 of the Fifty-Sixth Supplemental Indenture, to which reference is made for full description of redemption provisions.

          With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2016B Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

          No reference herein to the Mortgage, and no provision of this 2016B Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Sixth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2016B Bond at the place, at the respective times and at the rate and the manner herein prescribed.

           This 2016B Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

           This 2016B Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016B Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Sixth Supplemental Indenture.

[End Of 2016B Bond Form]

           SECTION 5.         Until the 2016B Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2016B Bond in temporary form, as provided in Section 15 of the Original Mortgage.

           SECTION 6.         The Company covenants and agrees that it will duly and punctually pay to the holder of the 2016B Bond the principal thereof and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

           (a)                The obligation of the Company to pay the principal of and interest on the 2016B Bond shall be discharged to the extent that any moneys in the Series 2009B Bond Fund within the Bond Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of or interest on the IFA 2009B Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of or interest on the 2016B Bond.

           (b)                Except as otherwise provided in this Section 6, the principal amount of any IFA Bond acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2016B Bond.

           As the principal of and interest on the 2016B Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2016B Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2016B Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2016B Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2016B Bond, any such certificate shall be controlling and conclusive.

           SECTION 7.         The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2016B Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2016B Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2016B Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

           SECTION 8.         The Company Company covenants that, so long as the 2016B Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

           SECTION 9.         The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

           The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Sixth Supplemental Indenture or of the 2016B Bond issued hereunder.

           SECTION 10.         Whenever in this Fifty-Sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

           SECTION 11.         Nothing in this Fifty-Sixth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Sixth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

           SECTION 12.         The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2016B Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Sixth Supplemental Indenture.

           SECTION 13.         This Fifty-Sixth Supplemental Indenture is dated as of May 1, 2009, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT
COMPANY

By:
(SEAL)		KIRK B. MICHAEL
Senior Vice President and Chief Financial
Officer

Attest:

By:
CONNIE R. HORWITZ,
Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., AS SUCCESSOR
IN INTEREST TO AMERICAN NATIONAL
BANK AND
TRUST COMPANY OF CHICAGO

By________________________________
Derick Rush
Authorized Officer
Attest:
(SEAL)
By:
Tanya Smith,
Authorized Officer

STATE OF INDIANA            )
                                                   )  SS:
COUNTY OF MARION         )

           On this 3rd day of June, in the year 2009, before me, a Notary Public in and for the County and State aforesaid, personally came KIRK B. MICHAEL, Senior Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said KIRK B. MICHAEL and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said KIRK B. MICHAEL resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said KIRK B. MICHAEL is Senior Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of June, 2009.

Lissa J. Adkins,
Notary Public

My Commission Expires:
October 30, 2010

My County of Residence is:
Johnson
(NOTARIAL SEAL)

STATE OF INDIANA            )
                                                   )  SS:
COUNTY OF MARION         )

           On this 3rd day of June, in the year 2009, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and Tanya Smith, Authorized Officers of The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and Tanya Smith, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said Tanya Smith resides in Marion County, Indiana; that said Derick Rush and Tanya Smith, are Authorized Officers of said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of June, 2009.

Lucas Nathaniel Burgin,
Notary Public

My Commission Expires:
June 23, 2011

My County of Residence is:
Hancock

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed:
Steven W. Thornton

This instrument was prepared by
Steven W. Thornton, Barnes & Thornburg LLP,
11 South Meridian Street, Indianapolis, IN 46204

Exhibit 4.12

Indianapolis power & light company

to

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
                                                           Trustee

Fifty-Seventh Supplemental Indenture

Dated as of May 1, 2009

ESTABLISHING FIRST MORTAGE BONDS,

4.90% Series C, Due 2016

Table of Contents*

of

Fifty-SevenTH Supplemental Indenture

of

Indianapolis Power & Light Company

Designation of Company or The Bank of New York Mellon Trust Company, N.A.
as paying agent
Purpose of bonds
Redemption of bonds
Exchange of bonds
Transfer of bonds
Series limited to $60,000,000

____________________
                      *Table of Contents is not part of the Fifty-Seventh Supplemental Indenture and should not be considered such.  It is included herein only for purposes of convenient reference.

             THIS FIFTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2009, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part;

             WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

             WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 1, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, as of June 1, 2007 and May 1, 2009 (two); and

             WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

             WHEREAS, the Company has entered into a Loan Agreement, dated as of May 1, 2009 (hereinafter called the “Loan Agreement”) with the Indiana Finance Authority (the “IFA”), in order to obtain funds for the refunding of the aggregate principal amount of Sixty Million Dollars ($60,000,000) of the IFA’s Environmental Facilities Revenue Bonds, Series 2006A (Indianapolis Power & Light Company Project) issued by the IFA to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain environmental facilities, and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Fifty-Seventh Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

             WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its “First Mortgage Bonds, 4.90% Series C, Due 2016” (the bonds of said series being hereinafter sometimes referred to as the “2016C Bond”), limited to the aggregate principal amount of Sixty Million Dollars ($60,000,000); and

             WHEREAS, all things necessary to make the 2016C Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Seventh Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

             WHEREAS, the execution and delivery by the Company of this Fifty-Seventh Supplemental Indenture, and the terms of the 2016C Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

             WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

             WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Seventh Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

             NOW, THERFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2016C Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Seventh Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Seventh Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

             SECTION 1.         The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Original Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.
ELECTRIC DISTRIBUTING SYSTEMS.

             All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.
[RESERVED].

PART III.
INDETERMINATE PERMITS AND FRANCHISES.

             All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.
OTHER PROPERTY.

             All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

             TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

             SECTION 2.         Capitalized terms not otherwise defined in this Fifty-Seventh Supplemental Indenture shall have the following meanings:

             “Harding Street Station” means the Company’s electric generating facilities located on Harding Street in the City of Indianapolis, Marion County, Indiana.

             “IFA 2009C Bonds” means the $60,000,000 Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds, Series 2009C (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture.

             “IFA Indenture” means the Indenture of Trust, dated as of May 1, 2009, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2009C Bonds and certain other bonds are issued and secured.

             “IFA Trustee” means the person, corporation or association acting as trustee at any time under the IFA Indenture.

            “Loan Agreement” means the Loan Agreement dated as of May 1, 2009 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

            “Series 2009C Project” means certain pollution control facilities at Unit 7 of the Harding Street Station comprising the Series 2009C Project as defined in the Loan Agreement.

            SECTION 3.         There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Sixty Million Dollars ($60,000,000) to be issued under and secured by the Mortgage, to be designated “4.90% Series C, Due 2016”, each of which shall also bear the descriptive title “First Mortgage Bonds”; said bonds shall mature on January 1, 2016, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2016C Bond, through but excluding the date on which interest is paid, at the rate per annum designated in the title hereof; interest shall be payable in arrears semi-annually on January 1 and July 1 of each year commencing July 1, 2009, or if such date shall be a Saturday, Sunday or holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business; and the principal of and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at The Bank of New York Mellon Trust Company, N.A., which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2016C Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2016C Bond, or the registration, transfer or exchange thereof, being to The Bank of New York Mellon Trust Company, N.A. In event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

            The 2016C Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

            The 2016C Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2009C Bonds, authenticated and delivered under and pursuant to the IFA Indenture.  Pursuant to the Loan Agreement, the 2016C Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2009C Bonds will be used for the refunding of the aggregate principal amount of Sixty Million Dollars ($60,000,000) of the IFA’s Environmental Facilities Revenue Bonds, Series 2006A (Indianapolis Power & Light Company Project) issued by the IFA pursuant to applicable loan agreements.

           Upon the notice and in the manner and with the effect provided in this Section 3, the 2016C Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

           (a)                In whole, at the option of the Company, if the Series 2009C Project or Unit 7 of the Harding Street Station shall have been damaged or destroyed (i) to such extent that it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

           (b)                In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Series 2009C Project or Unit 7 of the Harding Street Station shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations at either of the Series 2009C Project or Unit 7 of the Harding Street Station for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

           (c)                In whole, at the option of the Company, if, as a result of any changes in the constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the IFA or the Company, with respect to the Series 2009C Project or Unit 7 of the Harding Street Station or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as, the Series 2009C Project or Unit 7 of the Harding Street Station.

           (d)                In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Series 2009C Project or Unit 7 of the Harding Street Station shall have occurred or technological or other changes shall have occurred which render the Series 2009C Project or Unit 7 of the Harding Street Station uneconomic for use in the reasonable opinion of the Company.

           (e)                In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Series 2009C Project shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the IFA and the IFA Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Series 2009C Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Series 2009C Project, or (ii) that the Series 2009C Project has been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Series 2009C Project as Pollution Control Facilities (as defined in the Loan Agreement).

           (f)                [Reserved].

           (g)                In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2016C Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

           (h)                In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA 2009C Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice is mailed, the 2016C Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2016C Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016C Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2016C Bond.

           (i)                In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2009C Bonds held by persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2016C Bond then outstanding to be redeemed on an interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2016C Bond pursuant to this Section 3(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016C Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2009C Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2016C Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2016C Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2009C Bonds in part, which redemption would have the result that the interest payable on the IFA 2009C Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2009C Bonds, and until the conclusion of any appellate review, if sought.

          In case of redemption of 2016C Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (e), (g), (h) or (i) above, the amounts payable upon redemption of 2016C Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of and interest on the 2016C Bond then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the 2016C Bond.

           In case of redemption in part pursuant to (e) or (i) above, the amount payable by the Company under this Fifty-Seventh Supplemental Indenture, the Loan Agreement and the 2016C Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of and interest on the 2016C Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of and interest on the IFA 2009C Bonds and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial prepayment.

           The 2016C Bond and the IFA 2009C Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

           To exercise any of the options granted to redeem the 2016C Bond in whole or in part or to comply with any obligations to redeem the 2016C Bond in whole or in part imposed in this Section 3, the Company shall give written notice of the date of redemption to the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2016C Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2016C Bond.

          At the option of the holder, the 2016C Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

           The 2016C Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016C Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Fifty-Seventh Supplemental Indenture.

           The Company shall not be required to transfer or exchange the 2016C Bond for a period of ten (10) days next preceding any interest payment date of said bond.

           Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2016C Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

           The 2016C Bond shall be limited to an aggregate principal amount of Sixty Million Dollars ($60,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

           SECTION 4.         The 2016C Bond, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form Of Face Of 2016C Bond]

           This First Mortgage Bond, 4.90% Series C, Due 2016 (hereinafter called the “2016C Bond”) is not transferable except to a successor trustee under the Indenture of Trust dated as of May 1, 2009, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 4.90% Series C, Due 2016
Due January 1, 2016

No.                                                                                                                                                                                      $

           INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the “IFA Trustee”) under the Indenture of Trust between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of May 1, 2009 (the “IFA Indenture”) or registered assigns, on January 1, 2016, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount of Sixty Million Dollars ($60,000,000) in lawful money of the United States of America, and interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from June 9, 2009, through but excluding the date on which interest is paid, at a rate of Four and Nine-Tenths percent (4.90%) per annum (determined on the basis of a 360-day year of twelve 30-day months) in like lawful money at said office or agency, on January 1 and July 1 of each year commencing on July 1, 2009, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will be paid to the registered owner of this 2016C Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

           REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2016C Bond SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

           No recourse shall be had for the payment of the principal of or interest on this 2016C Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

           This 2016C Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

           IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2016C Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT
COMPANY

Date:	By:

Attest:
By:_______________________

[Form Of Trustee’s Certificate On 2016C Bond]

Trustee’s Certificate

           This 2016C Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Seventh Supplemental Indenture thereto.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as successor
in interest to AMERICAN NATIONAL
BANK AND TRUST COMPANY OF
CHICAGO
Trustee

By:______________________________
Authorized Signature

[Form Of Reverse Side Of 2016C Bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 4.90% Series C, Due 2016
Due January 1, 2016

           This 2016C Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 4.90% Series C, Due 2016 (herein called the “2016C Bond”) limited in aggregate principal amount to Sixty Million Dollars ($60,000,000) and established by a Fifty-Seventh Supplemental Indenture dated as of May 1, 2009, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the “Mortgage”), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

           This 2016C Bond evidences and secures a loan made by the Indiana Finance Authority (the “IFA”) to the Company, pursuant to a Loan Agreement, dated as of May 1, 2009, between the IFA and the Company (the “Loan Agreement”). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2016C Bond, will issue Sixty Million Dollars ($60,000,000) principal amount of its Environmental Facilities Refunding Revenue Bonds, Series 2009C (Indianapolis Power & Light Company Project) (the “IFA 2009C Bonds”) under and pursuant to the Indenture of Trust between the IFA and U.S. Bank National Association, as trustee (the “IFA Trustee”), dated as of May 1, 2009 (the “IFA Indenture”).  The IFA 2009C Bonds are payable from payments made by the Company of principal of and interest on this 2016C Bond and from moneys in the Bond Fund created under the IFA Indenture. The obligation of the Company to pay the principal of and interest on this 2016C Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the IFA 2009C Bonds and are directed by the Company to be applied thereto, all as provided in the Fifty-Seventh Supplemental Indenture.

          This 2016C Bond is not subject to redemption, except as provided in Section 3 of the Fifty-Seventh Supplemental Indenture, to which reference is made for full description of redemption provisions.

          With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2016C Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

          No reference herein to the Mortgage, and no provision of this 2016C Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Seventh Supplemental Indenture, the principal of, and premium, if any, and interest on this 2016C Bond at the place, at the respective times and at the rate and the manner herein prescribed.

           This 2016C Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

           This 2016C Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016C Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Seventh Supplemental Indenture.

[End Of 2016C Bond Form]

           SECTION 5.         Until the 2016C Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2016C Bond in temporary form, as provided in Section 15 of the Original Mortgage.

           SECTION 6.         The Company covenants and agrees that it will duly and punctually pay to the holder of the 2016C Bond the principal thereof and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

           (a)                The obligation of the Company to pay the principal of and interest on the 2016C Bond shall be discharged to the extent that any moneys in the Series 2009C Bond Fund within the Bond Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of or interest on the IFA 2009C Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of or interest on the 2016C Bond.

           (b)                Except as otherwise provided in this Section 6, the principal amount of any IFA 2009C Bond acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2016C Bond.

           As the principal of and interest on the 2016C Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2016C Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2016C Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2016C Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2016C Bond, any such certificate shall be controlling and conclusive.

           SECTION 7.         The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2016C Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2016C Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2016C Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

           SECTION 8.         The Company covenants that, so long as the 2016C Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

           SECTION 9.         The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

           The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Seventh Supplemental Indenture or of the 2016C Bond issued hereunder.

           SECTION 10.         Whenever in this Fifty-Seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

           SECTION 11.         Nothing in this Fifty-Seventh Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Seventh Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

           SECTION 12.         The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2016C Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Seventh Supplemental Indenture.

           SECTION 13.         This Fifty-Seventh Supplemental Indenture is dated as of May 1, 2009, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT
COMPANY

By:
(SEAL)		KIRK B. MICHAEL
Senior Vice President and Chief Financial
Officer

Attest:

By:
CONNIE R. HORWITZ,
Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., AS SUCCESSOR
IN INTEREST TO AMERICAN NATIONAL
BANK AND
TRUST COMPANY OF CHICAGO

By________________________________
Derick Rush
Authorized Officer
Attest:
(SEAL)
By:
Tanya Smith,
Authorized Officer

STATE OF INDIANA            )
                                                   )  SS:
COUNTY OF MARION         )

           On this 3rd day of June, in the year 2009, before me, a Notary Public in and for the County and State aforesaid, personally came KIRK B. MICHAEL, Senior Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said KIRK B. MICHAEL and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said KIRK B. MICHAEL resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said KIRK B. MICHAEL is Senior Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of June, 2009.

Lissa J. Adkins,
Notary Public

My Commission Expires:
October 30, 2010

My County of Residence is:
Johnson
(NOTARIAL SEAL)

STATE OF INDIANA            )
                                                   )  SS:
COUNTY OF MARION         )

           On this 3rd day of June, in the year 2009, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and Tanya Smith, Authorized Officers of The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and Tanya Smith, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said Tanya Smith resides in Marion County, Indiana; that said Derick Rush and Tanya Smith, are Authorized Officers of said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of June, 2009.

Lucas Nathaniel Burgin,
Notary Public

My Commission Expires:
June 23, 2011

My County of Residence is:
Hancock

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed:
Steven W. Thornton

This instrument was prepared by
Steven W. Thornton, Barnes & Thornburg LLP,
11 South Meridian Street, Indianapolis, IN 46204

INDIANAPOLIS POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
Trustee

________________

Fifty-Eighth Supplemental Indenture
________________

Dated as of August 1, 2011

ESTABLISHING FIRST MORTAGE BONDS,

3.875% Series A, Due 2021

TABLE OF CONTENTS*

of

FIFTY-EIGHTH SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

*Table of Contents is not part of the Fifty-Eighth Supplemental Indenture and should not be considered such.  It is included herein only for purposes of convenient reference.

THIS FIFTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2011, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank And Trust Company Of Chicago, a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part;

Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 1, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, as of June 1, 2007 and as of May 1, 2009 (three); and

Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

Whereas, the Company has entered into a Loan Agreement, dated as of August 1, 2011 (hereinafter called the “Loan Agreement”) with the Indiana Finance Authority (the “IFA”), in order to obtain funds to pay a portion of the cost of certain pollution control facilities and industrial development projects, and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Fifty-Eighth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its “First Mortgage Bonds, 3.875% Series A, Due 2021” (the bonds of said series being hereinafter sometimes referred to as the “2021A Bond”), limited to the aggregate principal amount of Fifty-Five Million Dollars ($55,000,000); and

Whereas, all things necessary to make the 2021A Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Eighth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

Whereas, the execution and delivery by the Company of this Fifty-Eighth Supplemental Indenture, and the terms of the 2021A Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

2

Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Eighth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2021A Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Eighth Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Eighth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1.                      The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Original Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.
ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines,

3

machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.
[RESERVED].

PART III.
INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.
OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether

4

for water, steam heat and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2.                      Capitalized terms not otherwise defined in this Fifty-Eighth Supplemental Indenture shall have the following meanings:

“IFA 2011A Bonds” means the $55,000,000 Indiana Finance Authority Environmental Facilities Revenue Bonds, Series 2011A (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture.

“IFA Indenture” means the Indenture of Trust, dated as of August 1, 2011, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2011A Bonds and certain other bonds are issued and secured.

“IFA Trustee” means the person, corporation or association acting as trustee at any time under the IFA Indenture.

5

“Loan Agreement” means the Loan Agreement dated as of August 1, 2011 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

“Petersburg Generating Station” means the Company’s electric generating plant located in the City of Petersburg, Pike County, Indiana.

“Series 2011A Project” means the construction, installation and equipping of certain pollution control facilities and industrial development projects located at Unit 4 of the Petersburg Generating Station comprising the Series 2011A Project as defined in the Loan Agreement.

SECTION 3.                      There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Fifty-Five Million Dollars ($55,000,000) to be issued under and secured by the Mortgage, to be designated “3.875% Series A, Due 2021”, each of which shall also bear the descriptive title “First Mortgage Bonds”; said bonds shall mature on August 1, 2021, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2021A Bond, through but excluding the date on which interest is paid, at the rate per annum designated in the title hereof; interest shall be payable in arrears semi-annually on February 1 and August 1 of each year commencing February 1, 2012, or if such date shall be a Saturday, Sunday or holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business; and the principal of and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at The Bank of New York Mellon Trust Company, N.A., which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2021A Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2021A Bond, or the registration, transfer or exchange thereof, being to The Bank of New York Mellon Trust Company, N.A. In event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

6

The 2021A Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

The 2021A Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2011A Bonds, authenticated and delivered under and pursuant to the IFA Indenture.  Pursuant to the Loan Agreement, the 2021A Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2011A Bonds will be deposited with the IFA Trustee and will be used for the financing of a portion of the Series 2011A Project pursuant to the provisions of the IFA Indenture and the Loan Agreement.

Upon the notice and in the manner and with the effect provided in this Section 3, the 2021A Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a)           In whole, at the option of the Company, if the Series 2011A Project or Unit 4 of the Petersburg Generating Station shall have been damaged or destroyed (i) to such extent that it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations with respect thereto for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b)           In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Series 2011A Project or Unit 4 of the Petersburg Generating Station shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations at either of the Series 2011A Project or Unit 4 of the Petersburg Generating Station for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into

7

consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c)           In whole, at the option of the Company, if, as a result of any changes in the constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the IFA or the Company, with respect to the Series 2011A Project or Unit 4 of the Petersburg Generating Station or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as, the Series 2011A Project or Unit 4 of the Petersburg Generating Station.

(d)           In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Series 2011A Project or Unit 4 of the Petersburg Generating Station shall have occurred or technological or other changes shall have occurred which render the Series 2011A Project or Unit 4 of the Petersburg Generating Station uneconomic for use in the reasonable opinion of the Company.

(e)           In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Series 2011A Project shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the IFA and the IFA Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Series 2011A Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Series 2011A Project, or (ii) that the

8

Series 2011A Project has been restored to a condition substantially equivalent to its condition as Pollution Control Facilities (as defined in the Loan Agreement) or Industrial Development Facilities (as defined in the Loan Agreement) prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Series 2011A Project as Pollution Control Facilities (as defined in the Loan Agreement) or Industrial Development Facilities (as defined in the Loan Agreement), as applicable.

(f)           [Reserved].

(g)           In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2021A Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h)           In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA 2011A Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice is mailed, the 2021A Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived by the holder of the 2021A Bond, if prior to the date fixed for such redemption of the 2021A Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2021A Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(h), the

9

Company shall have the same obligation (subject to the same proviso) to redeem the 2021A Bond.

(i)           In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2011A Bonds held by persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2021A Bond then outstanding to be redeemed on any date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived by the holder of the 2021A Bond if, prior to the date fixed for redemption of the 2021A Bond pursuant to this Section 3(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2021A Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2011A Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2021A Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2021A Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2011A Bonds in part, which redemption would have the result that the interest payable on the IFA 2011A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service

10

will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2011A Bond, and until the conclusion of any appellate review, if sought.

In case of redemption of the 2021A Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (g), (h) or (i) above, the amounts payable upon redemption of the 2021A Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of, and interest on the 2021A Bond then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the 2021A Bond.

In case of redemption in part pursuant to (e) or (i) above, the amount payable by the Company under this Fifty-Eighth Supplemental Indenture, the Loan Agreement and the 2021A Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of and interest on the 2021A Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of and interest on the IFA 2011A Bonds and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial prepayment.

The 2021A Bond and the IFA 2011A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2021A Bond in whole or in part or to comply with any obligations to redeem the 2021A Bond in whole or in part imposed in this Section 3, the Company shall give written notice of the date of redemption to the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2021A Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2021A Bond.

At the option of the holder, the 2021A Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the

11

holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2021A Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2021A Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Fifty-Eighth Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2021A Bond for a period of ten (10) days next preceding any interest payment date of said bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2021A Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2021A Bond shall be limited to an aggregate principal amount of Fifty-Five Million Dollars ($55,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

SECTION 4.                      The 2021A Bond, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form Of Face Of 2021A Bond]

This First Mortgage Bond, 3.875% Series A, Due 2021 (hereinafter called the “2021A Bond”) is not transferable except to a successor trustee under the Indenture of Trust dated as of August 1, 2011, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

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INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 3.875% Series A, Due 2021
Due August 1, 2021

No.	$

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the “IFA Trustee”) under the Indenture of Trust between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of August 1, 2011 (the “IFA Indenture”) or registered assigns, on August 1, 2021, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount of Fifty-Five Million Dollars ($55,000,000) in lawful money of the United States of America, and interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from September 1, 2011, through but excluding the date on which interest is paid, at a rate of three and seven-eighths percent (3.875%) per annum (determined on the basis of a 360-day year of twelve 30-day months) in like lawful money at said office or agency, on February 1 and August 1 of each year commencing on February 1, 2012, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2021A Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2021A BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2021A Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all

13

such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2021A Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In Witness Whereof, Indianapolis Power & Light Company has caused this 2021A Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

Indianapolis Power & Light Company

Dated:		By:

Attest:

By:

[Form Of Trustee’s Certificate On 2021A Bond]

Trustee’s Certificate

This 2021A Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Eighth Supplemental Indenture thereto.

The Bank of New York Mellon Trust Company, N.A.
Trustee

By:
Authorized Signature

14

[Form Of Reverse Side Of 2021A Bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 3.875% Series A, Due 2021
Due August 1, 2021

This 2021A Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 3.875% Series A, Due 2021 (herein called the “2021A Bond”) limited in aggregate principal amount to Fifty-Five Million Dollars ($55,000,000) and established by a Fifty-Eighth Supplemental Indenture dated as of August 1, 2011, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the “Mortgage”), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

This 2021A Bond evidences and secures a loan made by the Indiana Finance Authority (the “IFA”) to the Company, pursuant to a Loan Agreement, dated as of August 1, 2011, between the IFA and the Company (the “Loan Agreement”). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2021A Bond, will issue Fifty-Five Million Dollars ($55,000,000) principal amount of its Environmental Facilities Revenue Bonds, Series 2011A (Indianapolis Power & Light Company Project) (the “IFA 2011A Bonds”) under and pursuant to the Indenture of Trust between the IFA and U.S. Bank National Association, as trustee (the “IFA Trustee”), dated as of August 1, 2011 (the “IFA Indenture”).  The IFA 2011A Bonds are payable from payments made by the Company of principal of and interest on this 2021A Bond and from moneys in the Bond Fund created under the IFA Indenture. The obligation of the Company to pay the principal of and interest on this 2021A Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the IFA 2011A Bonds and are directed by the Company to be applied thereto, all as provided in the Fifty-Eighth Supplemental Indenture.

15

This 2021A Bond is not subject to redemption, except as provided in Section 3 of the Fifty-Eighth Supplemental Indenture, to which reference is made for full description of redemption provisions.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2021A Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2021A Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Eighth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2021A Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2021A Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2021A Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2021A Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Eighth Supplemental Indenture.

16

[End Of 2021A Bond Form]

SECTION 5.                      Until the 2021A Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2021A Bond in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 6.                      The Company covenants and agrees that it will duly and punctually pay to the holder of the 2021A Bond the principal thereof and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

(a)           The obligation of the Company to pay the principal of and interest on the 2021A Bond shall be discharged to the extent that any moneys in the Series 2011A Bond Fund within the Bond Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of or interest on the IFA 2011A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of or interest on the 2021A Bond.

(b)           Except as otherwise provided in this Section 6, the principal amount of any IFA 2011A Bonds acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2021A Bond.

As the principal of and interest on the 2021A Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2021A Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2021A Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2021A Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2021A Bond, any such certificate shall be controlling and conclusive.

SECTION 7.                      The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section

17

41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2021A Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2021A Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2021A Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 8.                      The Company covenants that, so long as the 2021A Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 9.                      The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Eighth Supplemental Indenture or of the 2021A Bond issued hereunder.

The Trustee shall have no responsibility for the IFA 2011A Bonds, the IFA Indenture, the Loan Agreement, or any act or omission of the IFA Trustee. No provision of this Fifty-Eighth Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Fifty-Eighth Supplemental Indenture at the request or direction of the holder of the 2021A Bond pursuant to this Fifty-Eighth Supplemental Indenture unless and until such holder shall have offered to the Trustee security or indemnity satisfactory in form and substance to the Trustee against the costs, expenses or liabilities which might be incurred by the Trustee’s compliance with such request or direction. The Trustee may execute any of the trusts or powers hereof and perform any of its duties directly or by or through attorneys or agents and shall not be answerable for the misconduct or negligence of

18

any attorney or agent if appointed with due care. In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Delivery of reports, information and documents to the Trustee pursuant to Section 52 of the Original Mortgage is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates of officers of the Company).

The Trustee agrees to accept and act upon instructions or directions pursuant to this Fifty-Eighth Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons authorized to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.                                Whenever in this Fifty-Eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure

19

to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 11.                                Nothing in this Fifty-Eighth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Eighth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds outstanding under the Mortgage.

SECTION 12.                                The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2021A Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Eighth Supplemental Indenture.

SECTION 13.                                This Fifty-Eighth Supplemental Indenture is dated as of August 1, 2011, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

EACH OF THE COMPANY, THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, THE HOLDER OF THE 2021A BOND, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE MORTGAGE OR THE 2021A BOND.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

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INDIANAPOLIS POWER & LIGHT COMPANY

		By	/s/ Kelly M. Huntington
(SEAL)			KELLY M. HUNTINGTON, Senior Vice President and Chief Financial Officer

Attest:

By:	/s/ Connie R. Horwitz
CONNIE R. HORWITZ, Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

		By	/s/ Susan R. James
Susan R. James, Authorized Officer

Attest:
(SEAL)

By:	/s/ Lynda Hanna
Lynda Hanna, Authorized Officer

21

STATE OF INDIANA	)
	)	SS:
COUNTY OF MARION	)

On this 24th day of August, in the year 2011, before me, a Notary Public in and for the County and State aforesaid, personally came KELLY M. HUNTINGTON, Senior Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said KELLY M. HUNTINGTON and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said KELLY M. HUNTINGTON resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said KELLY M. HUNTINGTON is Senior Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 24th day of August, 2011.

/s/ Lissa J. Adkins
Lissa J. Adkins, Notary Public

My Commission Expires:
October 30, 2018

My County of Residence is:
Johnson

(NOTARIAL SEAL)

22

STATE OF INDIANA	)
	)	SS:
COUNTY OF MARION	)

On this 24th day of August, in the year 2011, before me, a Notary Public in and for the County and State aforesaid, personally came Susan R. James and Lynda Hanna, Authorized Officers of The Bank of New York Mellon Trust Company, N.A., one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Susan R. James and Lynda Hanna, being by me severally sworn did depose and say that the said Susan R. James resides in Marion County, Indiana, and that the said Lynda Hanna resides in Marion County, Indiana; that said Susan R. James and Lynda Hanna, are Authorized Officers of said The Bank of New York Mellon Trust Company, N.A.; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 24th day of August, 2011.

/s/ Lucas Nathaniel Burgin
Lucas Nathaniel Burgin, Notary Public

My Commission Expires:
June 23, 2019

My County of Residence is:
Hancock

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed:	/s/ Steven W. Thornton
Steven W. Thornton

This instrument was prepared by
Steven W. Thornton, Barnes & Thornburg LLP,
11 South Meridian Street, Indianapolis, IN 46204
INDS01 SWT 1298536v1

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INDIANAPOLIS POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
Trustee

________________

Fifty-Ninth Supplemental Indenture
________________

Dated as of August 1, 2011

ESTABLISHING FIRST MORTAGE BONDS,

3.875% Series B, Due 2021

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TABLE OF CONTENTS*

of

FIFTY-NINTH SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

*Table of Contents is not part of the Fifty-Ninth Supplemental Indenture and should not be considered such.  It is included herein only for purposes of convenient reference.

THIS FIFTY-NINTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2011, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank And Trust Company Of Chicago, a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part;

Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 1, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, as of June 1, 2007, as of May 1, 2009 (three) and August 1, 2011; and

Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

Whereas, the Company has entered into a Loan Agreement, dated as of August 1, 2011 (hereinafter called the “Loan Agreement”) with the Indiana Finance Authority (the “IFA”), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City of Petersburg, Indiana Pollution Control Refunding Revenue Bonds, Series 1991 (Indianapolis Power & Light Company Project), the proceeds of which were loaned by the City of Petersburg, Indiana to the Company pursuant to a related loan agreement to refund bonds previously issued to pay a portion of the cost of certain pollution control facilities and industrial development projects, and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Fifty-Ninth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its “First Mortgage Bonds, 3.875% Series B, Due 2021” (the bonds of said series being hereinafter sometimes referred to as the “2021B Bond”), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

Whereas, all things necessary to make the 2021B Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Fifty-Ninth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

Whereas, the execution and delivery by the Company of this Fifty-Ninth Supplemental Indenture, and the terms of the 2021B Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

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Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Fifty-Ninth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2021B Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fifty-Ninth Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Ninth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1.                      The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Original Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

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PART I.
ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.
[RESERVED].

PART III.
INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.
OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever

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situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2.                      Capitalized terms not otherwise defined in this Fifty-Ninth Supplemental Indenture shall have the following meanings:

“IFA 2011B Bonds” means the $40,000,000 Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds, Series 2011B (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture.

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“IFA Indenture” means the Indenture of Trust, dated as of August 1, 2011, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2011B Bonds and certain other bonds are issued and secured.

“IFA Trustee” means the person, corporation or association acting as trustee at any time under the IFA Indenture.

“Loan Agreement” means the Loan Agreement dated as of August 1, 2011 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

“Original Bonds” means the $40,000,000 City of Petersburg, Indiana Pollution Control Revenue Bonds 1981 Series (Indianapolis Power & Light Company Project).

“Petersburg Generating Station” means the Company’s electric generating plant located in the City of Petersburg, Pike County, Indiana.

“Prior Projects” means the facilities originally financed with the proceeds of the Original Bonds, including the cost of acquisition and construction of certain pollution control and sewage and solid waste disposal facilities located at Units 1, 2, 3 or 4 of the Petersburg Generating Station comprising the Prior Projects as defined in the Loan Agreement.

SECTION 3.                      There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated “3.875% Series B, Due 2021”, each of which shall also bear the descriptive title “First Mortgage Bonds”; said bonds shall mature on August 1, 2021, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall accrue interest from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the 2021B Bond, through but excluding the date on which interest is paid, at the rate per annum designated in the title hereof; interest shall be payable in arrears semi-annually on February 1 and August 1 of each year commencing February 1, 2012, or if such date shall be a Saturday, Sunday or holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business; and the principal of and interest on said bond shall be payable in lawful money of

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the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at The Bank of New York Mellon Trust Company, N.A., which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2021B Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of and interest on the 2021B Bond, or the registration, transfer or exchange thereof, being to The Bank of New York Mellon Trust Company, N.A. In event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2021B Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

The 2021B Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2011B Bonds, authenticated and delivered under and pursuant to the IFA Indenture.  Pursuant to the Loan Agreement, the 2021B Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2011B Bonds will be deposited with the IFA Trustee and will be used for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City of Petersburg, Indiana Pollution Control Refunding Revenue Bonds, Series 1991 (Indianapolis Power & Light Company Project), the proceeds of which were loaned by the City of Petersburg, Indiana to the Company pursuant to applicable loan agreements for the refunding of the Original Bonds.

Upon the notice and in the manner and with the effect provided in this Section 3, the 2021B Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a)           In whole, at the option of the Company, if the Prior Projects or Units 1, 2, 3 or 4 of the Petersburg Generating Station shall have been damaged or destroyed (i) to such extent that it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations with respect thereto for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into

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consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b)           In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Prior Projects or Units 1, 2, 3 or 4 of the Petersburg Generating Station shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations at any of the Prior Projects or Units 1, 2, 3 or 4 of the Petersburg Generating Station for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c)           In whole, at the option of the Company, if, as a result of any changes in the constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the IFA or the Company, with respect to the Prior Projects or Units 1, 2, 3 or 4 of the Petersburg Generating Station or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as, the Prior Projects or Units 1, 2, 3 or 4 of the Petersburg Generating Station.

(d)           In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Prior Projects or Units 1, 2, 3 or 4 of the

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Petersburg Generating Station shall have occurred or technological or other changes shall have occurred which render the Prior Projects or Units 1, 2, 3 or 4 of the Petersburg Generating Station uneconomic for use in the reasonable opinion of the Company.

(e)           In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Prior Projects shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the IFA and the IFA Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Prior Projects that was taken by such condemnation, taking or sale is not essential to the character or significance of the Prior Projects, or (ii) that the Prior Projects has been restored to a condition substantially equivalent to its condition as Pollution Control Facilities (as defined in the Loan Agreement) or Industrial Development Facilities (as defined in the Loan Agreement) prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Prior Projects as Pollution Control Facilities (as defined in the Loan Agreement) or Industrial Development Facilities (as defined in the Loan Agreement), as applicable.

(f)           [Reserved].

(g)           In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2021B Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h)           In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all

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the IFA 2011B Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall call for redemption, on a redemption date selected by it not later than forty-five (45) days following the date on which such notice is mailed, the 2021B Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived by the holder of the 2021B Bond, if prior to the date fixed for such redemption of the 2021B Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2021B Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2021B Bond.

(i)           In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2011B Bonds held by persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2021B Bond then outstanding to be redeemed on any date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived by the holder of the 2021B Bond if, prior to the date fixed for redemption of the 2021B Bond pursuant to this Section 3(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2021B Bond shall be entitled only to such rights as are available to the holders of bonds of any other series

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outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2011B Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2021B Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2021B Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2011B Bonds in part, which redemption would have the result that the interest payable on the IFA 2011B Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2011B Bond, and until the conclusion of any appellate review, if sought.

In case of redemption of the 2021B Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (g), (h) or (i) above, the amounts payable upon redemption of the 2021B Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of, and interest on the 2021B Bond then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the 2021B Bond.

In case of redemption in part pursuant to (e) or (i) above, the amount payable by the Company under this Fifty-Ninth Supplemental Indenture, the Loan Agreement and the 2021B Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of and interest on the 2021B Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of and interest on the IFA 2011B Bonds and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial prepayment.

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The 2021B Bond and the IFA 2011B Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2021B Bond in whole or in part or to comply with any obligations to redeem the 2021B Bond in whole or in part imposed in this Section 3, the Company shall give written notice of the date of redemption to the IFA Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2021B Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2021B Bond.

At the option of the holder, the 2021B Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2021B Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2021B Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Fifty-Ninth Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2021B Bond for a period of ten (10) days next preceding any interest payment date of said bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2021B Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

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The 2021B Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

SECTION 4.                      The 2021B Bond, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form Of Face Of 2021B Bond]

This First Mortgage Bond, 3.875% Series B, Due 2021 (hereinafter called the “2021B Bond”) is not transferable except to a successor trustee under the Indenture of Trust dated as of August 1, 2011, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 3.875% Series B, Due 2021
Due August 1, 2021

No.	$

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the “IFA Trustee”) under the Indenture of Trust between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of August 1, 2011 (the “IFA Indenture”) or registered assigns, on August 1, 2021, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount of Forty Million Dollars ($40,000,000) in lawful money of the United States of America, and interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from September 1, 2011, through but excluding the date on which interest is paid, at a rate of three and seven-eighths percent (3.875%) per annum (determined on the basis of a 360-day year of twelve 30-day months) in like lawful money at said office or agency, on February 1 and August 1 of each year commencing on February 1, 2012, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2021B Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which

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banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2021B BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2021B Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2021B Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In Witness Whereof, Indianapolis Power & Light Company has caused this 2021B Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

Indianapolis Power & Light Company

Dated:		By:

Attest:

By:

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[Form Of Trustee’s Certificate On 2021B Bond]

Trustee’s Certificate

This 2021B Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fifty-Ninth Supplemental Indenture thereto.

The Bank of New York Mellon Trust Company, N.A.
Trustee

By:
Authorized Signature

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[Form Of Reverse Side Of 2021B Bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 3.875% Series B, Due 2021
Due August 1, 2021

This 2021B Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 3.875% Series B, Due 2021 (herein called the “2021B Bond”) limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Fifty-Ninth Supplemental Indenture dated as of August 1, 2011, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the “Mortgage”), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

This 2021B Bond evidences and secures a loan made by the Indiana Finance Authority (the “IFA”) to the Company, pursuant to a Loan Agreement, dated as of August 1, 2011, between the IFA and the Company (the “Loan Agreement”). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2021B Bond, will issue Forty Million Dollars ($40,000,000) principal amount of its Environmental Facilities Refunding Revenue Bonds, Series 2011B (Indianapolis Power & Light Company Project) (the “IFA 2011B Bonds”) under and pursuant to the Indenture of Trust between the IFA and U.S. Bank National Association, as trustee (the “IFA Trustee”), dated as of August 1, 2011 (the “IFA Indenture”).  The IFA 2011B Bonds are payable from payments made by the Company of principal of and interest on this 2021B Bond and from moneys in the Bond Fund created under the IFA Indenture. The obligation of the Company to pay the principal of and interest on this 2021B Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the IFA 2011B Bonds and are directed by the Company to be applied thereto, all as provided in the Fifty-Ninth Supplemental Indenture.

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This 2021B Bond is not subject to redemption, except as provided in Section 3 of the Fifty-Ninth Supplemental Indenture, to which reference is made for full description of redemption provisions.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2021B Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2021B Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Fifty-Ninth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2021B Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2021B Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2021B Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2021B Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Fifty-Ninth Supplemental Indenture.

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[End Of 2021B Bond Form]

SECTION 5.                      Until the 2021B Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2021B Bond in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 6.                      The Company covenants and agrees that it will duly and punctually pay to the holder of the 2021B Bond the principal thereof and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

(a)           The obligation of the Company to pay the principal of and interest on the 2021B Bond shall be discharged to the extent that any moneys in the Series 2011B Bond Fund within the Bond Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of or interest on the IFA 2011B Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of or interest on the 2021B Bond.

(b)           Except as otherwise provided in this Section 6, the principal amount of any IFA 2011B Bonds acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2021B Bond.

As the principal of and interest on the 2021B Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2021B Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2021B Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2021B Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2021B Bond, any such certificate shall be controlling and conclusive.

SECTION 7.                      The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section

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41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2021B Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2021B Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2021B Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 8.                      The Company covenants that, so long as the 2021B Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 9.                      The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fifty-Ninth Supplemental Indenture or of the 2021B Bond issued hereunder.

The Trustee shall have no responsibility for the IFA 2011B Bonds, the IFA Indenture, the Loan Agreement, or any act or omission of the IFA Trustee. No provision of this Fifty-Ninth Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Fifty-Ninth Supplemental Indenture at the request or direction of the holder of the 2021B Bond pursuant to this Fifty-Ninth Supplemental Indenture unless and until such holder shall have offered to the Trustee security or indemnity satisfactory in form and substance to the Trustee against the costs, expenses or liabilities which might be incurred by the Trustee’s compliance with such request or direction. The Trustee may execute any of the trusts or powers hereof and perform any of its duties directly or by or through attorneys or agents and shall not be answerable for the misconduct or negligence of

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any attorney or agent if appointed with due care. In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Delivery of reports, information and documents to the Trustee pursuant to Section 52 of the Original Mortgage is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates of officers of the Company).

The Trustee agrees to accept and act upon instructions or directions pursuant to this Fifty-Ninth Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons authorized to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.                                Whenever in this Fifty-Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the

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benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 11.                                Nothing in this Fifty-Ninth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fifty-Ninth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds outstanding under the Mortgage.

SECTION 12.                                The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2021B Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Fifty-Ninth Supplemental Indenture.

SECTION 13.                                This Fifty-Ninth Supplemental Indenture is dated as of August 1, 2011, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

EACH OF THE COMPANY, THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, THE HOLDER OF THE 2021B BOND, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE MORTGAGE OR THE 2021B BOND.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

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INDIANAPOLIS POWER & LIGHT COMPANY

		By	/s/ Kelly M. Huntington
(SEAL)			KELLY M. HUNTINGTON, Senior Vice President and Chief Financial Officer

Attest:

By:	/s/ Connie R. Horwitz
CONNIE R. HORWITZ, Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

		By	/s/ Susan R. James
Susan R. James, Authorized Officer

Attest:
(SEAL)

By:	/s/ Lynda Hanna
Lynda Hanna, Authorized Officer

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STATE OF INDIANA	)
	)	SS:
COUNTY OF MARION	)

On this 24th day of August, in the year 2011, before me, a Notary Public in and for the County and State aforesaid, personally came KELLY M. HUNTINGTON, Senior Vice President and Chief Financial Officer and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President and Chief Financial Officer and Treasurer and Assistant Secretary, respectively. Said KELLY M. HUNTINGTON and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said KELLY M. HUNTINGTON resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said KELLY M. HUNTINGTON is Senior Vice President and Chief Financial Officer and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 24th day of August, 2011.

/s/ Lissa J. Adkins
Lissa J. Adkins, Notary Public

My Commission Expires:
October 30, 2018

My County of Residence is:
Johnson
(NOTARIAL SEAL)

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STATE OF INDIANA	)
	)	SS:
COUNTY OF MARION	)

On this 24th day of August, in the year 2011, before me, a Notary Public in and for the County and State aforesaid, personally came Susan R. James and Lynda Hanna, Authorized Officers of The Bank of New York Mellon Trust Company, N.A., one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Susan R. James and Lynda Hanna, being by me severally sworn did depose and say that the said Susan R. James resides in Marion County, Indiana, and that the said Lynda Hanna resides in Marion County, Indiana; that said Susan R. James and Lynda Hanna, are Authorized Officers of said The Bank of New York Mellon Trust Company, N.A.; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 24th day of August, 2011.

/s/ Lucas Nathaniel Burgin
Lucas Nathaniel Burgin, Notary Public

My Commission Expires:
June 23, 2019

My County of Residence is:
Hancock

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed:	/s/ Steven W. Thornton
Steven W. Thornton

This instrument was prepared by
Steven W. Thornton, Barnes & Thornburg LLP,
11 South Meridian Street, Indianapolis, IN 46204
INDS01 SWT 1298544v1

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